As filed with the Securities and Exchange Commission on February 14, 2025

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3842	01-0801232
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

969 Pruitt Place

Tyler TX 75703

(914) 233-3004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Murphy

Chief Executive Officer

NanoVibronix, Inc.

969 Pruitt Place

Tyler TX 75703

(914) 233-3004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq. Alla Digilova, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 (212) 659-7300	M. Ali Panjwani, Esq. David E. Fisher, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100	Ira Greenstein, Esq. Pierson Ferdinand, LLP 1270 Avenue of the Americas 7th Floor—1050 New York, NY 10020 (914) 292-4024

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 14, 2025

Preliminary Prospectus

NanoVibronix, Inc.

[●] Shares of Series G Convertible Preferred Stock

[●] Shares of Common Stock Underlying the Series G Convertible Preferred Stock

Warrants to Purchase [●] Shares of Common Stock

[●] Shares of Common Stock Underlying the Warrants

Placement Agent Warrants to Purchase [●] Shares of Common Stock

[●] Shares of Common Stock Underlying the Placement Agent Warrants

We are offering up to [●] shares of our Series G Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and warrants (the “Warrants”) to purchase up to [●] shares of our common stock, par value $0.001 per share. Each share of Preferred Stock we sell in this offering will be accompanied by one Warrant to purchase [●] shares of common stock. The shares of Preferred Stock and Warrants will be issued separately but can only be purchased together in this offering. The Preferred Stock and the Warrants will be convertible and exercisable, as the case may be, on or after the effective date of stockholder approval of the issuance of the shares of common stock upon the conversion and exercise of the Preferred Stock and the Warrants (the “Stockholder Approval Date” and such approval, the “Stockholder Approval”), and the Warrants will expire on the [●] anniversary of the Stockholder Approval Date. The Preferred Stock will be convertible at an initial conversion price of [●] per share and the Warrants will be exercisable at an initial exercise price of [●] per share. This offering also relates to the shares of common stock issuable from time to time upon the conversion of the Preferred Stock, payment of dividends accrued on the Preferred Stock in shares of common stock upon conversion of the Preferred Stock, and the shares of common stock issuable upon exercise of the Warrants.

This offering will terminate on [●], 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of Preferred Stock and Warrant will be fixed for the duration of this offering.

We have engaged Dawson James Securities, Inc. (the “placement agent” or “Dawson James”) to act as placement agent in connection with this offering and to use its “best efforts” to solicit offers to purchase the Preferred Stock and the Warrants. We have agreed to pay the placement agent a cash fee equal to 8.0% of the gross proceeds of the offering. There are no minimum offering requirements and we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. We may not sell the entire amount of the securities being offered pursuant to this prospectus. The placement agent is not purchasing or selling any securities pursuant to this offering, nor are we requiring any minimum purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth below. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page 146 of this prospectus for more information regarding these arrangements.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NAOV.” The closing price of our common stock on Nasdaq on February 13, 2025, was $0.466 per share.

All share and Warrant numbers are based on an assumed combined public offering price of $[●] per share of Preferred Stock and the accompanying Warrant. The actual combined public offering price per share of Preferred Stock and Warrant will be determined through negotiation among us, the placement agent and the investors in the offering based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market price per share of common stock used throughout this prospectus as an assumed combined public offering price may not be indicative of the final combined public offering price. There is no established trading market for the Preferred Stock or the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Preferred Stock or the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Preferred Stock and the Warrants will be limited.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant(1)	Total
Public offering price	$	$
Placement agent’s fees(2)	$	$
Proceeds to us, before expenses(3)	$	$

(1) The per share price represents the combined public offering price for one share of Preferred Stock and a Warrant to purchase [●] shares of common stock. The price of a share of Preferred Stock and accompanying Warrant in this prospectus assumes a combined public offering price of $[●] per share and accompanying Warrant (which is [●] times $[●], the last reported sales price of our common stock on [●], 2025).

(2) In addition, we have agreed to reimburse the placement agent for certain offering-related expenses, and to issue the placement agent or its designees warrants to purchase shares common stock up to 8.0% of the securities sold in this offering (the “Placement Agent Warrant”), which such shares issuable upon the exercise of the Placement Agent Warrants are also being offered pursuant to this prospectus. See “Plan of Distribution” for more information.

(3) Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

Delivery of the securities offered hereby is expected to be made on or about                , 2025, subject to satisfaction of customary closing conditions.

Dawson James Securities, Inc.

The date of this prospectus is               , 2025

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find Additional Information” before making your investment decision. You should rely only on the information provided in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

This prospectus includes important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus in making your investment decision. All of the summaries in this prospectus are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or contained in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 8 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the placement agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained in other parts of this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus in its entirety before investing in our securities, including the information discussed under “Risk Factors” and our financial statements and notes thereto that are included elsewhere in this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to NanoVibronix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We were organized as a Delaware corporation in October 2003. On February 14, 2025, we completed the Merger pursuant to the Merger Agreement, as further described below. Following the consummation of the Merger, NanoVibronix will conduct its operations through its two wholly-owned subsidiaries: (i) NanoVibronix Ltd., a private company incorporated under the laws of the State of Israel (“Nano OpCo”) and (ii) ENvue Medical Holdings LLC, a Delaware limited liability company (together with its respective subsidiaries, “ENvue”). Nano OpCo focuses on non-invasive biological response-activating devices that target biofilm prevention, pain therapy, and wound healing and can be administered at home, without the assistance of medical professionals. ENvue is a medical device company engaged in the research, development, production, marketing, and sale of medical devices in the field of enteral feeding and are in the initial stage of commercializing our products. The descriptions of the two business divisions, their corresponding products, and business models are detailed in this prospectus in the section entitled “Business.”

Recent Developments

Agreement and Plan of Merger

On February 14, 2025, pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 14, 2025, by and among us, NVEH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NVEH Merger Sub I, Inc. (“First Merger Sub”), NVEH Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Second Merger Sub”), and ENvue Medical Holdings, Corp. (“Predecessor ENvue”), the Company and Predecessor ENvue effected (i) a merger of First Merger Sub with and into Predecessor ENvue, with the First Merger Sub ceasing to exist and Predecessor ENvue becoming a wholly-owned subsidiary the Company and (ii) the merger of Predecessor ENvue with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the effective time of the Second Merger, the certificate of formation of the Surviving Entity was amended and restated to, among other things, to change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, we issued (i) 1,734,995 shares of common stock (the “Merger Shares”), which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”) in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue. Each share of Series X Preferred Stock will be convertible into 1,000 shares of our common stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of our common stock to the stockholders of Predecessor ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designation for the Series X Non-Voting Convertible Preferred Stock.

The Merger was consummated and completed on February 14, 2025.

After giving effect to the Merger, pursuant to the terms and conditions of the Merger Agreement: (i) the holders of the outstanding equity of Predecessor ENvue immediately prior to the effective time of the First Merger (“First Effective Time”) own 19.9% of the common stock of the Company and 85.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval will allow the Series X Preferred Stock to convert to common stock of the Company which may result in the holders of Predecessor ENvue to own 85% of the common stock of the Company, and (ii) the holders of our outstanding equity immediately prior to the First Effective Time own 80.1% of the common stock of the Company and 15.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval which will allow the Series X Preferred Stock to convert to common stock of the Company which may result in our holders owning 15% of common stock of the Company.

February 2025 Private Placement

On February 13, 2025, we entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with an institutional investor, pursuant to which we sold in a private placement senior convertible debenture (the “Debenture”) due the earlier of (i) the date that is the 30-day anniversary of the effective date of stockholder approval of the issuance of the shares of common stock upon the conversion of the debentures and (ii) November 13, 2025 (the date that is nine months following the date of issuance of the Debenture) (“Maturity Date”), having an aggregate principal amount of $500,000 (the “Debenture Transaction”). On the Maturity Date, we shall pay the holder in cash or, at the option of the holder, in the form of conversion shares, or a combination thereof, the entire outstanding principal amount of the Debenture, together with accrued and unpaid interest thereon, the applicable exit fee and any other amounts due thereunder. Following the receipt of stockholder approval, the Debenture is convertible, in whole or in part, into shares of our common stock, at the option of the holder, at the initial conversion price of $0.4446, which is subject to customary anti-dilution adjustments, and which such conversion price shall not be lower than the floor price of $0.08892. The Debenture bears interest at the rate of 8.0% per annum, payable on the Maturity Date. The closing of the Debenture Transaction occurred on February 14, 2025.

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The issuance of the Debenture was made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder for transactions not involving a public offering.

January 2025 3(a)(9) Exchange

On January 7, 2025, we entered into a securities exchange agreement (the “Exchange Agreement”) with a certain institutional investor pursuant to which we agreed to issue an aggregate of (i) 456,478 shares of common stock (the “3(a)(9) Shares”), (ii) a warrant to purchase up to 1,744,186 shares of common stock (the “January 2025 Warrant”), and (iii) a pre-funded warrant to purchase up to 1,959,447 shares of common stock (the “January 2025 Pre-Funded Warrant”), in exchange for the A-1 Warrant held by the Holder to purchase up to 2,906,977 shares of common stock at an exercise price of $1.47 per share (the “Exchange”). We cancelled the A-1 Warrant reacquired in the Exchange and the A-1 Warrant will not be reissued. The January 2025 Warrant has substantially the same terms as the A-1 Warrant, except that the shares of common stock issuable upon exercise of the January 2025 Warrant are subject to stockholder approval pursuant to the applicable rules and regulations of the Nasdaq, is exercisable for a term of five and one half years from the date such stockholder approval is received and deemed effective under Delaware law, and has an exercise price of $0.62088 per share.

Subsequent to the Exchange, the holder of the January 2025 Pre-Funded Warrant exercised the January 2025 Pre-Funded Warrant in full on a cashless basis in full for an aggregate of 2,511,889 shares of common stock.

The issuance in the Exchange of the 3(a)(9) Shares, the January 2025 Warrant, the January 2025 Pre-Funded Warrant and the shares of common stock issuable upon the exercise thereof pursuant to the Exchange Agreement was made in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act.

Apogepha LOI and Term Sheet

We and our UK distributor are in advanced discussions with NHS to expand coverage of UroShield. In December 2023, we announced we entered into a non-binding letter of intent (the “LOI”) with Apogepha Arzneimittel GmbH (“Apogepha”) in which both parties will analyze the potential for Apogepha to distribute our UroShield product in Germany and other European markets. Pursuant to the terms of the LOI, Apogepha will commence a comprehensive market research study on how UroShield can fit into the pathway of care for patients with long term catheters. The goal of the LOI, and subsequent findings, will be for both us and Apogepha to better understand the feasibility of a distribution deal between both companies.

On October 9, 2024, we announced that we and Apogepha had entered into a non-binding term sheet for the purpose of appointment of exclusive distributorship throughout Germany. Both parties intend to enter into a binding agreement early in 2025.

A definitive and binding partnership agreement is predicated upon successfully obtaining reimbursement through the GKV-SV German Health Reimbursement Authority. The application for reimbursement has been submitted on behalf of Apogepha late in 2024.

Standalone Services Agreement with Veranex, Inc.

In March 2024, we entered into a standalone services agreement (the “Veranex Agreement”) with Veranex, Inc. (“Veranex”), to provide certain research and development services to assist with the development of our next generation of UroShield and PainShield products. The Veranex Agreement has a term of approximately 50 weeks, subject to adjustments or earlier termination thereof in accordance with the terms of the Agreement, with estimated fees and expenses of up to approximately $1.1 million, subject to certain adjustments, including among other things, revising the agreement in the event of changing assumptions or facts, unforeseen development deviations, or changes in scope. We expect engineering of the new technology to eventually allow us to find a US manufacturing partner once the development process has been completed.

In December 2024, Veranex completed the first element of the “next-gen” product development process. Prototypes of both the device and transducer element were provided to our management team. It is anticipated that the completion of the process to be in the first half of 2025.

UroShield Entry Product and Market Evaluation

In the fourth quarter of 2024, we announced our entry product and market evaluation with two prominent distributors for UroShield. These distributors will cover Israel and South Africa.

UPPI Agreement

On December 11, 2024, we announced the renewal of our exclusive distribution agreement (the “UPPI Distribution Agreement”) with our largest distributor, Ultra Pain Products, Inc. (“UPPI). Pursuant to the terms of the UPPI Distribution Agreement, UPPI has exclusive distribution rights to the Durable Medical Equipment dealers throughout the United States. The UPPI Agreement calls for a private label product to be distributed by UPPI, but manufactured by us. The contractual minimum purchase requirement over the five year term is in excess of $12 million.

Nasdaq Minimum Stockholder’s Bid Price Requirement and Stockholder’s Equity Requirement

As previously disclosed, on April 10, 2024, we received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC indicating that, based upon the closing bid price of our Common Stock for the 30 consecutive business days between February 27, 2024 and April 9, 2024, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Letter also indicated that we were provided with a compliance period of 180 calendar days, or until October 7, 2024, in which to regain compliance with the Bid Price Rule pursuant to Nasdaq Listing Rule 5810(c)(3)(A). We did not regain compliance with the Bid Price Rule by October 7, 2024, and on October 8, 2024, Nasdaq notified us that our securities were subject to delisting from Nasdaq unless we timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). We subsequently timely requested a hearing before the Panel, which was held on December 5, 2024 (the “Hearing”).

On November 19, 2024, we received an additional deficiency notice from the Staff indicating that we no longer satisfied the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) for continued listing on Nasdaq. The Staff indicated that our non-compliance with the Equity Rule would be considered by the Panel at the Hearing and could serve as an additional basis for delisting of our securities from Nasdaq.

On December 26, 2024, we received a decision letter (the “Decision Letter”) from the Panel granting a limited extension of time for us to demonstrate compliance with the Bid Price Rule and the Equity Rule for continued listing on Nasdaq, subject to the following conditions: (i) on or before February 27, 2025, we will have obtained stockholder approval to effect a reverse stock split; (ii) on or before March 31, 2025, we shall have effected a reverse stock split and, thereafter, maintain a $1.00 closing bid price of our common stock for a minimum of ten consecutive trading days; (iii) on or before March 31, 2025, we are required to demonstrate compliance with the Equity Rule by filing public disclosure with the SEC and demonstrate long-term compliance with the Equity Rule; and (iv) on or before March 31, 2025, we are required to demonstrate compliance with all continued listing requirements for Nasdaq. There can be no guarantee that we will be able to maintain our Nasdaq listing.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our common stock and result in a loss of all or a portion of your investment.

● We have a history of losses, and we expect to continue to incur losses and may not achieve or maintain profitability.

● NanoVibronix’s financial statements have been prepared on a going concern basis, and do not include adjustments that might be necessary if NanoVibronix is unable to continue as a going concern. Management has substantial doubt about NanoVibronix’s ability to continue as a going concern.

● The financial statement footnotes of ENvue include disclosure regarding the substantial doubt about the ability of ENvue to continue as a going concern.

● If we fail to comply with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

● The price of our securities may be volatile, and the market price of our securities may drop below the price you pay.

● The intended benefits of the Merger may not be realized.

● NanoVibronix stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

● The market price of NanoVibronix’s common stock after the Merger may be subject to significant fluctuations and volatility, and the stockholders of the company may be unable to resell their shares at a profit and may incur losses.

● The concentration of the capital stock ownership with insiders of NanoVibronix after the Merger will likely limit the ability of the stockholders of NanoVibronix to influence corporate matters.

● The medical device and therapeutic product industries are highly competitive and subject to rapid technological change. If our competitors are able to develop and market products that are safer and more effective than any products we may develop, our commercial opportunities will be reduced or eliminated.

● Our product candidates may not be developed or commercialized successfully.

● We are subject to extensive governmental regulation, including the requirement of U.S. Food and Drug Administration approval or clearance before our product candidates may be marketed and after approval or clearance and during the marketing of our products.

● We have a significant number of warrants and options, and future sales of our common stock upon exercise of these options or warrants, or the perception that future sales may occur, may cause the market price of our common stock to decline, even if our business is doing well.

● We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to our filing status will make our common stock less attractive to investors.

● Anti-takeover provisions of our certificate of incorporation, our bylaws and Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove the current members of our board and management.

● If we are not successful in enhancing awareness of our ENvue System (as defined herein), driving adoption across our current target population and expanding the population of eligible patients, our sales, business, financial condition and results of operations will be negatively affected.

● Our commercial success and revenues will depend on the future adoption of the ENvue System into patient work streams in facilities and other healthcare settings. If we are unable to successfully drive interest in our ENvue System, our business, financial condition and results of operations would be harmed.

● The Certificate of Designations for the Series G Convertible Preferred Stock (the “Certificate of Designations”) and the terms of the Warrants contain anti-dilution provisions that may result in the reduction of the conversion price for the Preferred Stock and the exercise price of the Warrants, respectively, in the future. This feature may result in an indeterminate number of shares of common stock being issued upon conversion or exercise, as applicable.

● The Preferred Stock provides for the payment of dividends in cash or in shares of our common stock, and we may not be permitted to pay such dividends in cash, which will require us to have shares of common stock available to pay the dividends.

● Aspects of the tax treatment of the securities may be uncertain.

Corporate Information

We were organized in the State of Delaware on October 20, 2003. Our principal executive offices are located at 969 Pruitt Ave, Tyler, Texas 77569. Our telephone number is (914) 233-3004. Our website address is www.nanovibronix.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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THE OFFERING

Securities to be Offered by Us

Up to [●] shares of our Preferred Stock ([●] shares of common stock issuable upon conversion of the Preferred Stock and payment of all dividends accrued on the Preferred Stock in an aggregate of [●] shares of common stock upon conversion of the Preferred Stock at an assumed conversion price of $[●] and an assumed stated value per share of $[●]).

A Warrant to purchase [●] shares of common stock will be issued for every one share of Preferred Stock sold in this offering ([●] shares of our common stock issuable upon exercise of the Warrants).

Preferred Stock to be Offered by Us	Up to [●] shares of our Preferred Stock will be offered in this offering. This prospectus also relates to the offering of the shares of common stock issuable upon conversion of the Preferred Stock.
Conversion

Our Preferred Stock is convertible into shares of our common stock at a conversion price of $[●], subject to adjustment as provided in the Certificate of Designations, at any time on or after the Stockholder Approval Date, at the option of the holder prior to the [●] anniversary of the Stockholder Approval Date, at which time all shares of outstanding Preferred Stock shall automatically and without any further action by the holder be converted into shares of our common stock at the then effective conversion price, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

The Preferred Stock, to the extent that it has not been converted previously, is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than the conversion price then in effect, subject to adjustment as provided in the Certificate of Designations.

Voting Rights

The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or the Certificate of Designations that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

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Dividends

The holders of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of [●]% per annum of the stated value per share, until the [●] anniversary of the date of issuance of the Preferred Stock. The dividends become payable, at our option, in either cash, out of any funds legally available for such purpose, or in shares of common stock, (i) upon any conversion of the Preferred Stock, (ii) on each such other date as our board of directors may determine, subject to written consent of the holders of Preferred Stock holding a majority of the then issued and outstanding Preferred Stock, (iii) upon our liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our common stock by tender offer, exchange offer or reclassification; provided, however, that if Preferred Stock is converted into shares of common stock at any time prior to the [●] anniversary of the date of issuance of the Preferred Stock, the holder will receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Preferred Stock being converted for the period commencing on the conversion date and ending on the [●] anniversary of the date of issuance, less the amount of all prior dividends paid on such converted Preferred Stock before the date of conversion. Make-whole payments are payable at our option in either cash, out of funds legally available for such purpose, or in shares of common stock.

With respect to any dividend payments and make-whole payments paid in shares of common stock, the number of shares of common stock to be issued to a holder of Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect.

Warrants to be Offered

Warrants to purchase up to [●] shares of our common stock. Each Warrant will be exercisable on or after the Stockholder Approval Date, have an exercise price of $[●] per share of common stock and will expire [●] from the Stockholder Approval Date.

The Warrants, to the extent that it has not been exercised previously, are subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than the exercise price then in effect, subject to adjustment as provided in the Warrants.

See “Description of Securities We Are Offering” for more information. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

The shares of Preferred Stock and the accompanying Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

Common Stock Outstanding Immediately Before this Offering	[●] shares.

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Common Stock Outstanding After This Offering(1)	[●] shares (assuming sale of all shares covered by this prospectus, conversion of [●] shares of Preferred Stock into [●] shares of common stock and payment of all dividends accrued on the Preferred Stock in an aggregate of [●] shares of common stock upon conversion of the Preferred Stock at an assumed conversion price of $[●] and an assumed stated value per share of $[●], and no exercise of any of the Warrants offered hereby).

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $[●] million, after deducting the placement agent fees and estimated offering expenses payable by us (assuming the sale of all shares covered by this prospectus and no exercise of any of the Warrants offered hereby).

We currently intend to use the net proceeds from the offering for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, potential strategic acquisitions, general and administrative expenses and working capital. See “Use of Proceeds” beginning on page 53.

Risk Factors	See “Risk Factors” beginning on page 8 of this prospectus and other information included in this prospectus for a discussion of the risk factors you should consider carefully when making an investment decision.

Nasdaq Symbol	Our common stock is listed on Nasdaq under the symbol “NAOV.” There is no established trading market for the Preferred Stock or the Warrants, and we do not expect a trading market to develop. We do not intend to list the Preferred Stock or the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Preferred Stock and the Warrants will be extremely limited.

(1) The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 8,716,327 shares of common stock outstanding as of February 14, 2025, and, unless otherwise indicated, excludes, as of that date:

● 202,650 shares of common stock issuable upon the exercise of stock options issued under the 2014 Long-Term Incentive Plan (the “2014 Plan”), at a weighted-average exercise price of $1.23 per share;

● 293,000 shares of common stock issuable upon the exercise of stock options issued under the 2024 Long-Term Incentive Plan (the “2024 Plan”), at a weighted-average exercise price of $0.61 per share;

● 104,350 shares of common stock available for issuance under the 2024 Plan;

● 2,028,461 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $0.79 per share;

● [●] shares of common stock issuable upon the exercise of the Placement Agent Warrants to purchase common stock that we have agreed to issue to the placement agent or its designees in this offering, assuming the sale of all shares covered by this prospectus, at a price per share equal to [●]% of the combined public offering price in this offering; and

Except as otherwise indicated, the information in this prospectus assumes (i) no exercise of any Warrants issued in this offering, (i) no exercise of the Placement Agent Warrants to be issued to the placement agent or its designees as compensation in connection with this offering, and (iii) no exercise of the options or warrants described above.

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RISK FACTORS

An investment in our securities involves certain risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below, together with other information in this prospectus. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering and may experience additional dilution in the future.

The combined public offering price per share of Preferred Stock and related Warrant will be substantially higher than the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Assuming the sale of [●] shares of our Preferred Stock and accompanying Warrants to purchase up to [●] shares of common stock at an assumed combined public offering price of $[●] per share of Preferred Stock and accompanying Warrant, assuming no exercise of the Warrants being offered in this offering and after deducting the placement agent fees and commissions and estimated offering expenses payable by us, you will incur immediate dilution of approximately $[●] per share. As a result of the dilution in net tangible book value to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the effective public offering price of our Preferred Stock in this offering holders will incur further dilution.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for [●] from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for [●] days from closing; and (iv) indemnification for breach of contract.

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There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer shares of common stock or other securities convertible into or exchangeable for our common stock. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

There is no public market for the Preferred Stock or Warrants being offered by us in this offering.

There is no established public trading market for the Preferred Stock or the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Preferred Stock or the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Preferred Stock or the Warrants will be limited.

The Preferred Stock and the Warrants are speculative in nature.

The Preferred Stock and Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed conversion price or exercise price, respectively, subject to certain adjustments contained therein. Specifically, following the receipt of Stockholder Approval: (i) holders of the Preferred Stock may acquire the shares of common stock issuable upon conversion of such Preferred Stock at a conversion price of $[●] per share of common stock, which conversion price is subject to certain adjustments contained in the Certificate of Designations and (ii) holders of the Warrants may acquire the shares of common stock issuable upon exercise of such Warrants at an exercise price of $[●] per share of common stock, which exercise price is subject to certain adjustments contained in the Warrants. Moreover, following this offering, the market value of the Preferred Stock and the Warrants is uncertain and there can be no assurance that the market value of the Preferred Stock and the Warrants, if any, will equal or exceed their public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the conversion price of the Preferred Stock or the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of Preferred Stock to convert their shares of Preferred of Stock and/or exercise their Warrants.

Holders of the Preferred Stock and the Warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders convert or exercise their shares of Preferred Stock or Warrants and acquire our common stock, except as otherwise provided in the Preferred Stock and the Warrants.

Until holders of the Preferred Stock and the Warrants acquire shares of our common stock upon conversion or exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such Preferred Stock and Warrants. Upon conversion of the Preferred Stock and the exercise of the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the conversion date or the exercise date, as applicable.

This is a best efforts offering, with no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

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The Certificate of Designations for the Preferred Stock and the terms of the Warrants contain anti-dilution provisions that may result in the reduction of the conversion price for the Preferred Stock and the exercise price of the Warrants, respectively, in the future. This feature may result in an indeterminate number of shares of common stock being issued upon conversion or exercise, as applicable.

The Certificate of Designations for our Preferred Stock and the terms of the Warrant contain anti-dilution provisions, which provisions require the lowering of the conversion price and exercise price, respectively, to the purchase price of future offerings. If in the future we issue securities for less than the conversion price of our Preferred Stock or exercise price of the Warrants, we will be required to further reduce the relevant conversion price or the exercise price, respectively, which will result in a greater number of shares of common stock being issuable upon conversion or exercise, as applicable, which in turn will have a greater dilutive effect on our shareholders. As such, it is possible that we will not have sufficient available shares to satisfy the conversion of the Preferred Stock or the exercise of the Warrants if we enter into a future transaction that lowers the conversion price or the exercise price, as applicable. If we do not have sufficient available shares for any Preferred Stock conversions or the exercise of the Warrants, we will be required to increase our authorized shares, which may not be possible and will be time consuming and expensive. The potential for such issuances may depress the price of our common stock regardless of our business performance. We may find it more difficult to raise additional equity capital while the Preferred Stock and/or Warrants are outstanding.

The Preferred Stock provides for the payment of dividends in cash or in shares of our common stock, and we may not be permitted to pay such dividends in cash, which will require us to have shares of common stock available to pay the dividends.

Each share of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of [●]% per annum of the state value per share, until the [●] anniversary of the date of issuance of the Preferred Stock. The dividends are payable, at our discretion, in cash, out of any funds legally available for such purpose, or in pay-in-kind shares of common stock calculated based on the conversion price, subject to adjustment as provided in the Certificate of Designations. The conversion price is subject to reduction if in the future we issue securities for less than the conversion price of our Preferred Stock. As such, it is possible that we will not have sufficient available shares to pay the dividend in common stock, which would require the payment of the dividend in cash. We will not be permitted to pay the dividend in cash unless we are legally permitted to do so under Delaware law, which requires cash to be available from surplus or net profits neither of which we currently have available.

Aspects of the tax treatment of the securities may be uncertain.

The tax treatment of the Preferred Stock and the Warrants is uncertain and may vary depending upon whether you are an individual or a legal entity and whether or not you are domiciled in the United States. In the event you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the Preferred Stock and the Warrants.

Risks Related to NanoVibronix

Unless otherwise indicated, references in this section to the “Company,” “combined company,” “we,” “our,” or “us” generally refer to NanoVibronix, Inc. and its subsidiaries after giving effect to consummation of the Merger.

Risks Related to the Combined Company Following the Merger

The intended benefits of the Merger may not be realized.

The Merger poses risks for NanoVibronix’s ongoing operations, including, among others:

●	that senior management’s attention may be diverted from the management of NanoVibronix’s current operations and development of its products;

●	costs and expenses associated with any undisclosed or potential liabilities; and

●	unforeseen difficulties may arise in integrating ENvue’s business in the combined company.

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As a result of the foregoing, NanoVibronix may be unable to realize the full strategic and financial benefits currently anticipated from the Merger, and NanoVibronix cannot assure you that the Merger will be accretive to NanoVibronix in the near term or at all. Furthermore, if NanoVibronix fails to realize the intended benefits of the Merger, the market price of NanoVibronix’s common stock could decline to the extent that the market price reflects those benefits. NanoVibronix’s stockholders will have experienced substantial dilution of their ownership interests in NanoVibronix without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent NanoVibronix is able to realize only part of the strategic and financial benefits currently anticipated from the Merger.

NanoVibronix may become involved in securities litigation or stockholder derivative litigation in connection with the Merger, and this could divert the attention of NanoVibronix management and harm the combined company’s business, and insurance coverage may not be sufficient to cover all related costs and damages.

Securities litigation or stockholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of a business combination transaction. In the future, NanoVibronix may become involved in this type of litigation in connection with the Merger. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the business of NanoVibronix.

NanoVibronix stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If NanoVibronix is unable to realize the full strategic and financial benefits currently anticipated from the Merger, NanoVibronix stockholders will have experienced substantial dilution of their ownership interests in the company without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent NanoVibronix is able to realize only part of the strategic and financial benefits currently anticipated from the Merger. Furthermore, if we fail to realize the intended benefits of the Merger, the market price of NanoVibronix common stock could decline to the extent that the market price reflects those benefits.

If the Merger does not qualify as a “reorganization” under Section 368(a) of the Code, U.S. holders of ENvue may be required to pay additional U.S. federal income taxes.

For U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of ENvue common stock generally would recognize gain or loss for U.S. federal income tax purposes on each share of ENvue common stock surrendered in the Merger in an amount equal to the difference between the fair market value, at the time of the Merger, of the NanoVibronix common stock received in the Merger and such holder’s adjusted tax basis in the ENvue common stock surrendered in the Merger. Gain or loss must be calculated separately for each block of ENvue common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be capital gain or loss, and generally would be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of ENvue common stock is more than one year at the effective time of the Merger. Long-term capital gain of certain non-corporate taxpayers, including individuals, generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s tax basis in shares of NanoVibronix common stock received in the Merger would be equal to the fair market value thereof as of the effective time of the Merger, and such U.S. holder’s holding period in such shares would begin on the day following the closing of the Merger.

The market price of NanoVibronix’s common stock after the Merger may be subject to significant fluctuations and volatility, and the stockholders of the company may be unable to resell their shares at a profit and may incur losses.

The market price of NanoVibronix’s common stock could be subject to significant fluctuation following the Merger. The current business of NanoVibronix differs from that of ENvue in important respects and, accordingly, the results of operations of the combined company and the market price of our common stock following the Merger may be affected by factors different from those currently affecting the results of operations of NanoVibronix. Market prices for securities of life sciences and medical technology companies in particular have historically been particularly volatile and have shown extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of the combined company’s common stock, regardless of the actual operating performance of NanoVibronix. Some of the factors that may cause the market price of NanoVibronix’s common stock to fluctuate include:

●	investors reacting negatively to the effect on the combined company’s business and prospects from the Merger;

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●	the announcement of new products, new developments, services or technological innovations by the combined company or the combined company’s competitors;

●	actual or anticipated quarterly increases or decreases in revenue, gross margin or earnings, and changes in the combined company’s business, operations or prospects;

●	announcements relating to strategic relationships, mergers, acquisitions, partnerships, collaborations, joint ventures, capital commitments, or other events by the combined company or the combined company’s competitors;

●	conditions or trends in the life sciences and medical technology industries;

●	changes in the economic performance or market valuations of other life sciences and medical technology companies;

●	general market conditions or domestic or international macroeconomic and geopolitical factors unrelated to the combined company’s performance or financial condition;

●	sale of the combined company’s common stock by stockholders, including executives and directors;

●	volatility and limitations in trading volumes of the combined company’s common stock;

●	volatility in the market prices and trading volumes of the life sciences and medical technology stocks;

●	the combined company’s ability to finance its business;
●	ability to secure resources and the necessary personnel to pursue the plans of the combined company;
●	failure to meet external expectations or management guidance;
●	changes in the combined company’s capital structure or dividend policy, future issuances of securities, sales or distributions of large blocks of common stock by stockholders;

●	the combined company’s cash position;
●	announcements and events surrounding financing efforts, including debt and equity securities;
●	analyst research reports, recommendations and changes in recommendations, price targets, and withdrawals of coverage;
●	departures and additions of key personnel;
●	disputes and litigation related to intellectual properties, proprietary rights, and contractual obligations;
●	investigations by regulators into the operations of the combined company or those of the combined company’s competitors;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and
●	other events or factors, many of which may be out of the combined company’s control.

In the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigation has often been instituted against these companies. Litigation of this type, if instituted against the combined company, could result in substantial costs and a diversion of management’s attention and resources of the combined company. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that the combined company make significant payments.

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Changes in the business operations, strategies and focus of the combined company following the Merger may not result in an improvement in the value of NanoVibronix common stock.

It is currently anticipated that, following the Merger, NanoVibronix would focus some of its resources on executing ENvue’s current business plan. Consequently, an investment in NanoVibronix’s common stock partially represents an investment in the business operations, strategies and focus of ENvue. ENvue’s failure to successfully market the ENvue System, as well as its other products, will significantly diminish the anticipated benefits of the Merger and have a material adverse effect on the business of NanoVibronix. There is no assurance that NanoVibronix’s business operations, strategies or focus will be successful following the Merger, and the Merger could depress the value of the NanoVibronix’s common stock.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and future results of NanoVibronix following the completion of the Merger may differ materially from the unaudited pro forma financial statements presented in this prospectus.

The unaudited pro forma condensed combined financial statements contained in this prospectus are presented for illustrative purposes only and may not be an indication of NanoVibronix’s financial condition or results of operations following the completion of the Merger for several reasons. The unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of NanoVibronix and ENvue and adjustments and assumptions have been made regarding the combined company. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed combined financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Merger. As a result, the actual financial condition and results of operations of the combined company following the completion of the Merger may not be consistent with, or evident from, these unaudited pro forma condensed combined financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Merger. Any decline or potential decline in the combined company’s financial condition or results of operations may cause significant variations in the market price of NanoVibronix’s common stock.

The concentration of the capital stock ownership with insiders of NanoVibronix after the Merger will likely limit the ability of the stockholders of NanoVibronix to influence corporate matters.

Following the Merger, the executive officers, directors, five percent or greater stockholders, and the respective affiliated entities of NanoVibronix, in the aggregate, beneficially own approximately [●]% of NanoVibronix’s outstanding common stock. As a result, these stockholders, acting together, have control over matters that require approval by NanoVibronix’s stockholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other stockholders may view as beneficial.

NanoVibronix may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although NanoVibronix has conducted due diligence on ENvue, there can be no assurances that our diligence revealed all material issues that may be present in ENvue’s business, that all material issues through a customary amount of due diligence will be uncovered, or that factors outside of NanoVibronix’s control will not later arise. As a result, NanoVibronix may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if due diligence successfully identifies certain risks, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with NanoVibronix’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on liquidity, the fact that NanoVibronix reports charges of this nature could contribute to negative market perceptions about NanoVibronix or its securities. In addition, charges of this nature may make future financing difficult to obtain on favorable terms or at all.

Pursuant to the terms of the Merger Agreement, we are required to obtain stockholder approval for conversion of all outstanding shares of our Series X Preferred Stock into shares of our common stock. We cannot guarantee that our stockholders will approve this matter.

Under the terms of the Merger Agreement, we agreed to take all action necessary under applicable law to obtain the requisite approval for the conversion of all outstanding shares of Series X Preferred Stock issued in the Merger into shares of our common stock, as required by the Nasdaq Listing Rules, at a stockholders meeting to be held as soon as practicable following the execution of the Merger Agreement, which would be time consuming and costly. Additionally, if we breach any of our obligations and covenants set forth in the Series X Certificate of Designation, then we shall, at the request of the requisite Series X Preferred Stock holders (the “Settlement Request”), pay, out of funds legally available therefor, and prior to any payment in satisfaction of any redemption rights of any other class or series of capital stock, an amount in cash equal to the stated value of the shares of Series X Preferred Stock held by each holder, with such payment to be made within two (2) Business Days from the date of Settlement Request, and upon payment in full of the stated value for such shares of Series X Preferred Stock, such shares shall be redeemed, retired and no longer be outstanding. Such Settlement Request could therefore materially affect our results of operations.

Risks Related to NanoVibronix’s Business

We have a history of losses, and we expect to continue to incur losses and may not achieve or maintain profitability.

For the fiscal year ended December 31, 2023, and the nine months ended September 30, 2024, we had a net loss of approximately $3.7 million and $2.3 million, respectively, with revenues of approximately $2.3 million and $2.1 million, respectively. As of December 31, 2023, we had an accumulated deficit of approximately $66.1 million and as of September 30, 2024, we had an accumulated deficit of approximately $68.3 million. We expect to incur losses for at least the next year, as we continue to incur expenses related to seeking U.S. Food and Drug Administration (“FDA”) approval for UroShield, and market acceptance of PainShield, which will require costly additional clinical trials and research, further product development and professional fees associated with regulatory compliance. Even if we succeed in commercializing our new products, we may not be able to generate sufficient revenues to cover our expenses and achieve profitability or be able to maintain profitability.

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The Company’s financial statements have been prepared on a going concern basis, and do not include adjustments that might be necessary if the Company is unable to continue as a going concern. Management has substantial doubt about the Company’s ability to continue as a going concern.

The Company’s unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the three months ended September 30, 2024, the Company’s cash used in operations was $1,978,000 leaving a cash balance of $1,305,000 as of September 30, 2024. Because the Company does not have sufficient resources to fund our operations for the next twelve months from the date of this filing, management has substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company will need to raise additional capital to finance its losses and negative cash flows from operations and may continue to be dependent on additional capital raising as long as our products do not reach commercial profitability. There are no assurances that the Company would be able to raise additional capital on terms favorable to it. If the Company is unsuccessful in commercializing its products and raising capital, it will need to reduce activities, curtail, or cease operations.

Global economic and political instability and conflicts, such as the conflict between Russia and Ukraine, could adversely affect our business, financial condition or results of operations.

Our business could be adversely affected by unstable economic and political conditions within the United States and foreign jurisdictions and geopolitical conflicts, such as the conflict between Russia and Ukraine. While we do not have any customer or direct supplier relationships in either country at this time, the current military conflict, and related sanctions, as well as export controls or actions that may be initiated by nations including the United States, the European Union or Russia (e.g., potential cyberattacks, disruption of energy flows, etc.) and other potential uncertainties could adversely affect our business and/or our supply chain, business partners, employees or customers, and interrupt our ability to supply products, or otherwise adversely impact our business.

Increasing inflation could adversely affect our business, financial condition, results of operations or cash flows.

Inflation, as well as some of the measures taken by or that may be taken by the governments in countries where we operate in an attempt to curb inflation may have negative effects on the economies of those countries generally. If the United States or other countries where we operate experience substantial inflation in the future, our business may be adversely affected. This could have a material adverse effect on our business, financial condition, results of operations, or cash flows. Specifically, our existing distributor agreements limit the amount that we can increase the price that we sell our products to the distributors. Accordingly, an inflationary environment, including factors such as increasing freight and materials prices, could make it less profitable for us to do business.

If we are unable to raise additional capital, our clinical trials and product development will be limited and our long-term viability will be threatened; however, if we do raise additional capital, your percentage ownership as a stockholder could decrease and constraints could be placed on the operations of our business.

We have experienced negative operating cash flows since our inception and have funded our operations primarily from proceeds of the sale of our securities, with only limited revenue being generated from our product sales. In order to fully realize our business objectives, we may need to raise additional capital. We will seek to raise such additional funds through equity or debt financings, or strategic alliances with third parties, either alone or in combination with equity financings. These financings could result in substantial dilution to the holders of our common stock, or require contractual or other restrictions on our operations or on alternatives that may be available to us. If we raise additional funds by issuing debt securities, these debt securities could impose significant restrictions on our operations through the imposition of restrictive covenants and requiring us to pledge assets in order to secure repayment. In addition, if we raise funds through the sale of equity, we may issue equity securities with rights superior to our common stock, including voting rights, rights to proceeds upon our liquidation or sale, rights to dividends and rights to appoint board members. There can be no assurance that we will be able to complete a required financing on acceptable terms or at all. If such financing is not available on satisfactory terms, or is not available in sufficient amounts, we may be required to delay, limit or eliminate the development of business opportunities. The failure to procure such required financing could have a material adverse effect on our business, financial condition and results of operations, or threaten our ability to continue as a going concern.

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A variety of factors could impact the timing and amount of any required financings, including, without limitation:

●	unforeseen developments during our clinical trials;
●	delays in our receipt of required regulatory approvals;
●	delayed market acceptance of our products;
●	unanticipated expenditures in our acquisition and defense of intellectual property rights, and/or the loss of those rights;
●	the failure to develop strategic alliances for the marketing of some of our product candidates;
●	unforeseen changes in healthcare reimbursement for any of our approved products;
●	lack of financial resources to adequately support our operations;
●	difficulties in maintaining commercial scale manufacturing capacity and capability;
●	unanticipated difficulties in operating in international markets;
●	unanticipated financial resources needed to respond to technological changes and increased competition;
●	unforeseen problems in attracting and retaining qualified personnel;
●	enactment of new legislation or administrative regulations;
●	the application to our business of new regulatory interpretations;
●	claims that might be brought in excess of our insurance coverage;
●	the failure to comply with regulatory guidelines;
●	the uncertainty in industry demand; and
●	the delisting of our common stock from Nasdaq.

Any required financing efforts may divert our management from their day-to-day activities, which may adversely affect its ability to develop and commercialize our products. Moreover, if we complete additional financing by issuing equity securities, the percentage ownership of its existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution. Given our need for cash and that equity issuances are the most common type of fundraising for similarly situated companies, the risk of dilution is particularly significant for our stockholders.

In addition, although we have no present commitments or understandings to do so, we may seek to expand our operations and product lines through acquisitions or joint ventures. Any acquisition or joint venture would likely increase our capital requirements.

If we fail to obtain an adequate level of reimbursement for our approved products by third party payers, there may be no commercially viable markets for our approved products or the markets may be much smaller than expected.

The availability and levels of reimbursement by governmental and other third party payers affect the market for our commercial products. The efficacy, safety, performance and cost-effectiveness of our product and product candidates, and of any competing products, will determine the availability and level of reimbursement. Reimbursement and healthcare payment systems vary significantly by country, and include both government sponsored healthcare and private insurance. To obtain reimbursement or pricing approval in some countries, we may be required to produce clinical data, which may involve one or more clinical trials, that compares the cost-effectiveness of our approved products to other available therapies. We may not obtain reimbursement or pricing approvals in markets we seek to enter in a timely manner, if at all. Our failure to receive reimbursement or pricing approvals in target markets would negatively impact market acceptance of our products in these jurisdictions, placing us at a material cost disadvantage to our competitors.

Even if we obtain reimbursement approvals for our products, we believe that, in the future, reimbursement for any of our products or product candidates may be subject to increased restrictions both in the United States and in international markets. Future legislation, regulation or policies of third party payers that limit reimbursement may adversely affect the demand for our products currently under development and our ability to sell our products on a profitable basis. In addition, third party payers continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for healthcare products and services.

In the United States, specifically, health care providers, such as hospitals and clinics, and individual patients, generally rely on third-party payers. Third-party reimbursement is dependent upon decisions by the Centers for Medicare and Medicaid Services, contracted Medicare carriers or intermediaries, individual managed care organizations, private insurers, other governmental health programs and other payers of health care costs. Failure to receive or maintain favorable coding, coverage and reimbursement determinations for our products by these organizations could discourage medical practitioners from using or prescribing our products due to their costs. In addition, with recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform including the reform of the Medicare and Medicaid programs, and on the cost of medical products and services, which could limit reimbursement. Additionally, third-party payers are increasingly challenging the prices charged for medical products and services, and imposing conditions on payment. We may be unable to sell our products on a profitable basis if third-party payers deny coverage, provide low reimbursement rates or reduce their current levels of reimbursement.

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The medical device and therapeutic product industries are highly competitive and subject to rapid technological change. If our competitors are able to develop and market products that are safer and more effective than any products we may develop, our commercial opportunities will be reduced or eliminated.

Our success depends, in part, upon our ability to maintain a competitive position in the development of technologies and products. We face competition from established medical device companies, such as Neurometrix Inc., Zetrox, (a subsidiary of the 3M Company) and Smith & Nephew plc, manufacturers of certain portable ultrasound devices capable of self-administered use, as well as from academic institutions, government agencies, and private and public research institutions in the United States and abroad. Most, if not all, of our principal competitors have significantly greater financial resources and expertise than we do in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals, marketing approved products, protecting and defending their intellectual property rights and designing around the intellectual property rights of others. Other small or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements, or Mergers with, or acquisitions by, large and established companies, or through the development of novel products and technologies.

The industry in which we operate has undergone, and we expect it to continue to undergo, rapid and significant technological change, and we expect competition to intensify as technological advances are made. Our competitors may be able to respond to changes in technology or the marketplace faster than us. Our competitors may develop and commercialize medical devices that are safer or more effective or are less expensive than any products that we may develop. We also compete with our competitors in recruiting and retaining qualified scientific and management personnel, in establishing clinical trial sites and patient registration for clinical trials, and in acquiring technologies complementary to our programs or advantageous to our business. Given our small size and lack of resources, we are often at a disadvantage with our competitors in all of these areas, which could limit or eliminate our commercial opportunities.

We face the risk of product liability claims and may not be able to obtain insurance.

Our business exposes us to the risk of product liability claims that are inherent in the development of medical devices and products. If the use of one or more of our products harms people, we may be subject to costly and damaging product liability claims brought against us by clinical trial participants, consumers, health care providers, pharmaceutical companies or others selling our products. We currently carry clinical trial and product liability insurance for the products we sell. However, we cannot predict all of the possible harms or side effects that may result and, therefore, the amount of insurance coverage we hold may not be adequate to cover all liabilities we might incur. We intend to expand our insurance coverage to include the sale of additional commercial products as we obtain marketing approval for our product candidates in development and as our sales expand, but we may be unable to obtain commercially reasonable product liability insurance for such products. If we are unable to obtain insurance at an acceptable cost or otherwise protect against potential product liability claims and we continue to make sales, or if our coverages turns out to be insufficient, we may be exposed to significant liabilities, which may materially and adversely affect our business and financial position. If we are sued for any injury allegedly caused by our products and do not have sufficient insurance coverage, our liability could exceed our total assets and our ability to pay the liability. A product liability claim or series of claims brought against us would decrease our cash and could reduce our value or marketability.

Our product candidates may not be developed or commercialized successfully.

Our product candidates are based on a technology that has not been used previously in the manner we propose and must compete with more established treatments currently accepted as the standards of care. Market acceptance of our products will largely depend on our ability to demonstrate their relative safety, efficacy, cost-effectiveness and ease of use.

We are subject to the risks that:

●	the FDA or a foreign regulatory authority finds our product candidates ineffective or unsafe;
●	we do not receive necessary regulatory approvals;
●	the regulatory review and approval process may take much longer than anticipated, requiring additional time, effort and expense to respond to regulatory comments and/or directives;
●	we are unable to get our product candidates in commercial quantities at reasonable costs; and
●	the patient and physician community does not accept our product candidates.

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In addition, our product development program may be curtailed, redirected, eliminated or delayed at any time for many reasons, including:

●	adverse or ambiguous results;
●	undesirable side effects that delay or extend the trials;
●	the inability to locate, recruit, qualify and retain a sufficient number of clinical investigators or patients for our trials; and
●	regulatory delays or other regulatory actions.

Additionally, we currently have limited experience in marketing or selling our products, and we have a limited marketing and sales staff and distribution capabilities. Developing a marketing and sales force is time-consuming and will involve the investment of significant amounts of financial and management resources, and could delay the launch of new products or expansion of existing product sales. In addition, we compete with many companies that currently have extensive and well-funded marketing and sales operations. If we fail to establish successful marketing and sales capabilities or fail to enter into successful marketing arrangements with third parties, our ability to generate revenues will suffer.

Furthermore, even if we enter into marketing and distributing arrangements with third parties, we may have limited or no control over the sales, marketing and distribution activities of these third parties, and these third parties may not be successful or effective in selling and marketing our products. If we fail to create successful and effective marketing and distribution channels, our ability to generate revenue and achieve our anticipated growth could be adversely affected. If these distributors experience financial or other difficulties, sales of our products could be reduced, and our business, financial condition and results of operations could be harmed.

We cannot predict whether we will successfully develop and commercialize our product candidates. If we fail to do so, we will not be able to generate substantial revenues, if any.

If we fail to retain our key management, or to attract and keep additional key personnel, we may be unable to successfully execute our business plan.

Our success depends on our ability to attract, retain and motivate highly qualified management and personnel. As a small company with ten full-time employees and six part-time employees, our success depends on the continuing contributions of our management team and qualified personnel and on our ability to attract and retain highly qualified personnel. We face intense competition in our hiring efforts from other medical device companies, as well as from universities and nonprofit research organizations, and we may have to pay higher salaries to attract and retain qualified personnel. We are also at a disadvantage in recruiting and retaining key personnel as our small size and limited resources may be viewed as providing a less stable environment, with fewer opportunities than would be the case at one of our larger competitors. The loss of one or more of these individuals, or our inability to attract additional qualified personnel, could substantially impair our ability to implement our business plan. In addition, the replacement of key personnel likely would involve significant time and costs, and may significantly delay or prevent the achievement of our business objectives.

Our need to increase the size of our organization in order to successfully manage our growth.

We are a clinical-stage company with a small number of planned employees, and our management systems currently in place are not likely to be adequate to support our future growth plans. Our ability to grow and to manage our growth effectively will require us to hire, train, retain, manage and motivate additional employees and to implement and improve its operational, financial and management systems. These demands also may require the hiring of additional senior management personnel or the development of additional expertise by our senior management personnel. Hiring a significant number of additional employees, particularly those at the management level, would increase our expenses significantly. Moreover, if we fail to expand and enhance its operational, financial and management systems in conjunction with its potential future growth, such failure could have a material adverse effect on our business, financial condition and results of operations.

Our failure to protect our intellectual property rights could diminish the value of our solutions, weaken our competitive position and reduce our revenue.

We regard the protection of our intellectual property, which includes patents and patent applications, trade secrets, trademarks and domain names, as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees, consultants and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

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We have patents, as well as pending patent applications, in both the United States and relevant foreign jurisdictions. There can be no assurance that our patent applications will be approved, that any patents issued will adequately protect our intellectual property, or that these patents will not be challenged by third parties or found to be invalid or unenforceable or that our patents would prevent a competitor from designing around our claims in our patents. We have also obtained trademark registration in the United States and in foreign jurisdictions. Effective trade secret, trademark and patent protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. We may be required to protect our intellectual property in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location. We may, over time, increase our investment in protecting our intellectual property through additional patent filings that could be expensive and time-consuming.

We have granted US issued patents, as well as issued patents in Europe and China and a number of corresponding foreign patents in other relevant jurisdictions, covering UROSHIELD devices and have expiration dates ranging from May of 2023 to July of 2030. We also have pending patent applications related to UROSHIELD devices, which would have expected expiration dates, if granted, ranging from December of 2041 to March of 2044.

Granted patents related to PAINSHIELD, PAINSHIELD PLUS, WOUNDSHIELD have expiration dates of August of 2033 in the United States, and February of 2027 in Europe, China and Israel. We also have pending patent applications related to PAINSHIELD, PAINSHIELD PLUS, WOUNDSHIELD devices, which would have expected expiration dates, if granted, ranging from September of 2040 to December of 2041.

Monitoring unauthorized use of our intellectual property is difficult and costly. Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property. We may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Further, our competitors may independently develop technologies that are similar to ours but which avoid the scope of our intellectual property rights. Further, the laws in the United States and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property. Our failure to meaningfully protect our intellectual property could result in competitors offering solutions that incorporate our most technologically advanced features, which could seriously reduce demand for our products. In addition, we may in the future need to initiate infringement claims or litigation. Litigation, whether as a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not the litigation results in a determination that is unfavorable to us. In addition, litigation is inherently uncertain, and thus we may not be able to stop our competitors from infringing our intellectual property rights.

We could incur substantial costs and disruption to our business as a result of any dispute related to, or claim of infringement of another party’s intellectual property rights, which could harm our business and operating results.

In recent years, there has been significant litigation in the United States over patents and other intellectual property rights. From time to time, we may face allegations that we or customers who use our products have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including allegations made by our competitors or by non-practicing entities, or that we or our customers have misappropriated the intellectual property rights of such third parties. We cannot predict whether assertions of third party intellectual property rights or claims arising from these assertions will substantially harm our business and operating results. If we are forced to defend any infringement or misappropriation claims or attacks on the validity of our intellectual property rights, whether they are with or without merit or are ultimately determined in our favor, we may face costly litigation and diversion of technical and management personnel. Most of our competitors have substantially greater resources than we do and are able to sustain the cost of complex intellectual property litigation to a greater extent and for longer periods of time than we could. Furthermore, an adverse outcome of a dispute may require us, among other things: to pay damages, potentially including treble damages and attorneys’ fees, if we are found to have willfully infringed a party’s patent or other intellectual property rights; to cease making, licensing or using products that are alleged to incorporate or make use of the intellectual property of others; to expend additional development resources to redesign our products; and to enter into potentially unfavorable royalty or license agreements in order to obtain the rights to use necessary technologies. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. In any event, we may need to license intellectual property which would require us to pay royalties or make one-time payments. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, the time and resources necessary to resolve them could harm our business, operating results, financial condition and reputation.

We face risks associated with litigation and claims.

We may, in the future, be involved in one or more lawsuits, claims or other proceedings. These suits could concern issues including contract disputes, employment actions, employee benefits, taxes, environmental, health and safety, fraud and abuse, personal injury and product liability matters.

On February 26, 2021, Protrade Systems, Inc. (“Protrade”) filed a Request for Arbitration (the “Request”) with the International Court of Arbitration (the “ICA”) of the International Chamber of Commerce alleging the Company is in breach of an Exclusive Distribution Agreement dated March 7, 2019 (the “Agreement”) between Protrade and the Company. Protrade alleges, in part, that the Company has breached the Agreement by discontinuing the manufacture of the DV0057 Painshield MD device in favor of an updated 10-100-001 Painshield MD device. Protrade claims damages estimated at $3 million. The Company vigorously defended the claims asserted by Protrade.

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On March 15, 2022, the arbitrator issued a final award, which, determined that (i) the Company had the right to terminate the Exclusive Distribution Agreement; (ii) the Company did not breach the duty of good faith and fair dealing with regard to the Exclusive Distribution Agreement; and (iii) the Company did not breach any confidentiality obligations to Protrade. Nevertheless, the arbitrator determined that the Company did not comply with the obligation to supply Protrade with a year’s supply of patches, and awarded Protrade $1,500,250, which consists of $1,432,000 for “lost profits” and $68,250 as reimbursement of arbitration costs, on the grounds that the Company allegedly failed to supply Protrade with certain patches utilized by users of DV0057 Painshield MD device. The arbitrator based the decision on the testimony of Protrade’s president who asserted that a user would use in excess of 33 patches per each device. The Company believes that the number of patches per device alleged by Protrade is grossly inflated, and that these claims were not properly raised before the arbitrator. Accordingly, on April 13, 2022, the Company submitted an application for the correction of the award which the arbitrator denied on June 22, 2022.

On April 5, 2022, Protrade filed a Petition with the Supreme Court of New York Nassau County seeking to confirm the Award. On April 13, 2022, the Company submitted an application to the ICA seeking to correct an error in the award based on the evidence that the Company only sold 2-3 reusable patches per device contrary to the 33 reusable patches claimed by Protrade. The same arbitrator who issued the award, denied the application.

On July 22, 2022, the Company filed a cross-motion seeking to vacate arbitration award on the grounds that the arbitrator exceeded her authority, that the award was procured by fraud, and that the arbitrator failed to follow procedures established by New York law. In particular, the Company averred in its motion that Protrade’s witness made false statements in arbitration, and that the arbitrator resolved a claim that was never raised by Protrade and that has no factual basis.

On October 3, 2022, the court issued a decision granting Protrade its petition to confirm the award and denying the cross-motion.

On November 9, 2022, the Company filed a motion to re-argue and renew its cross-motion to vacate the arbitration decision based on newer information that was not available during the initial hearing. On the same day, the Company also filed a notice of appeal with the Appellate Division, Second Department. On March 21, 2023, the court denied the motion to re-argue and renew.

On July 10, 2023, the Company filed its appeal with the Appellate Division, Second Department. That appeal is now fully briefed and is awaiting the scheduling of oral argument.

As of September 30, 2024, and December 31, 2023, the Company accrued the amount of the arbitration award to Protrade of approximately $2 million for both periods including interest which is classified in “Other accounts payable and accrued expenses” in our Quarterly Report on Form 10-Q for the period ended September 30, 2024.

Our business and operations would suffer in the event of computer system failures, cyber-attacks or deficiencies in our cyber-security.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, research data, our proprietary business information and that of our suppliers, technical information about our products, clinical trial plans and employee records. Similarly, our third-party providers possess certain of our sensitive data and confidential information. The secure maintenance of this information is critical to our operations and business strategy. Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely, are vulnerable to damage from computer viruses, malware, ransomware, cyber fraud, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, encrypted, lost or stolen. Any such access, inappropriate disclosure of confidential or proprietary information or other loss of information, including our data being breached at third-party providers, could result in legal claims or proceedings, liability or financial loss under laws that protect the privacy of personal information, disruption of our operations or our product development programs and damage to our reputation, which could adversely affect our business.

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We may acquire businesses or products, or form strategic alliances, in the future, and may not realize the benefits of such acquisitions.

NanoVibronix may acquire additional businesses or products, form strategic alliances, or create joint ventures with third parties that the Company believes will complement or augment its existing business. If NanoVibronix acquires businesses with promising markets or technologies, it may not be able to realize the benefit of acquiring such businesses if it is unable to successfully integrate them with its existing operations and company culture. NanoVibronix may encounter numerous difficulties in developing, manufacturing, and marketing any new products resulting from a strategic alliance or acquisition that delay or prevent it from realizing their expected benefits or enhancing its business. There is no assurance that, following any such acquisition, the combined company will achieve the synergies expected to justify the transaction, which could result in a material adverse effect on the combined company’s business and prospects.

Certain stockholders could attempt to influence changes within NanoVibronix, which could adversely affect NanoVibronix’s operations, financial condition and the value of NanoVibronix’s common stock.

NanoVibronix’s stockholders may from time to time seek to acquire a controlling stake in NanoVibronix, engage in proxy solicitations, advance stockholder proposals or otherwise attempt to effect changes. Campaigns by stockholders to effect changes at publicly traded companies are sometimes led by investors seeking to increase short-term stockholder value through actions such as financial restructuring, increased debt, special dividends, stock repurchases or sales of assets or the entire company. Responding to proxy contests and other actions by activist stockholders can be costly and time-consuming. These actions could adversely affect the combined company’s operations, financial condition, and the value of NanoVibronix’s common stock.

Risks Related to NanoVibronix’s Regulatory and Compliance Matters

We are subject to extensive governmental regulation, including the requirement of U.S. Food and Drug Administration approval or clearance before our product candidates may be marketed and after approval or clearance and during the marketing of our products.

The process of obtaining FDA approval is lengthy, expensive and uncertain, and we cannot be sure that our additional product candidates will be approved in a timely fashion, or at all. If the FDA does not approve or clear our product candidates in a timely fashion, or at all, our business and financial condition would likely be adversely affected.

Both before and after approval or clearance of our product candidates, we, our product candidates, our suppliers and our contract manufacturers are subject to extensive regulation by governmental authorities in the United States and other countries. Failure to comply with applicable requirements could result in, among other things, any of the following actions:

●	FDA issuance of Form 483 or Warning Letters, which may be made public and may lead to further regulatory or enforcement actions, or similar letters by other regulatory authorities;
●	fines and other monetary penalties;
●	unanticipated expenditures;
●	delays in FDA approval and clearance, or FDA refusal to approve or clear a product candidate;
●	product recall or seizure;
●	interruption of manufacturing or clinical trials;
●	operating restrictions;
●	injunction or other restrictions imposed on our operations, including closing our facilities or our contract manufacturers’ facilities; or
●	criminal prosecutions.

In addition to the approval and clearance requirements, numerous other regulatory requirements apply, both before and after approval or clearance, to us, our products and product candidates, and our suppliers and contract manufacturers. These include requirements related to the following:

●	testing and quality control;

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●	manufacturing;
●	quality assurance;
●	labelling;
●	advertising;
●	promotion (including the prohibition on promoting devices for “off-label” uses);
●	distribution;
●	export;
●	reporting to the FDA certain adverse experiences associated with the use of the products, as well as our discovery of defects or a product’s failure to comply with design specifications or applicable law; and
●	obtaining additional approvals or clearances for certain modifications to the products or their labelling or claims.

We are also subject to inspection by the FDA to determine our compliance with regulatory requirements, as are our suppliers and contract manufacturers, and we cannot be sure that the FDA will not identify compliance issues that may disrupt production or distribution, or require substantial resources to correct. We also cannot be sure that the FDA will agree with our analysis of, conclusions regarding, or handling of various situations that arise with our products. If it is determined that we failed to comply with any of our regulatory obligations, we could be subject to a wide range of enforcement actions that could limit our ability to continue to successfully commercialize impacted products or otherwise adversely impact us.

The FDA’s requirements may change and additional government regulations may be promulgated that could affect us, our product candidates, and our suppliers and contract manufacturers. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action. There can be no assurance that we will not be required to incur significant costs to comply with such laws and regulations in the future, or that such laws or regulations will not have a material adverse effect upon our business.

UroShield has not been cleared or approved by the FDA, nor has it undergone the same type of review as an FDA-approved or cleared device.

In September 2020, the FDA exercised its Enforcement Discretion to allow distribution of our UroShield device in the United States. According to the FDA, “UroShield device could use Intended Use Code (IUC) 081.006: Enforcement discretion per final guidance, and FDA product code QMK (extracorporeal acoustic wave generating accessory to urological indwelling catheter for use during the COVID-19 pandemic)” Accordingly, the FDA’s Enforcement Discretion temporarily cleared the way for import of UroShield to the U.S. during the COVID-19 pandemic, immensely expanding the company’s addressable market for the device during this time period. As of the date of this report, we have not been notified of any change in our Enforcement Discretion status and we will continue to operate under Enforcement Discretion guidelines, or until we are notified of a change in status by a qualified regulatory body. The device is designed to aid in the prevention of CAUTI incidence in patients requiring long-term indwelling catheterization, defined as 14 days or greater.

This temporary authorization is limited to use as an extracorporeal acoustic wave generating accessory to urological indwelling catheter for use during the COVID-19 pandemic. The U.S. government has since-terminated the public health emergency, and FDA recently confirmed via guidance that the applicable policy of Enforcement Discretion under which UroShield was marketed during the pandemic will expire in November 2023. Accordingly, if we do not obtain FDA approval or clearance by the expiration of the applicable Enforcement Discretion policy in November 2023, we will have to discontinue distribution of UroShield in the U.S. until FDA grants the requisite premarket authorization, which may not occur in a timely manner, if at all. There is no guarantee that our collaborators or customers will purchase or use the UroShield, that any sales of UroShield by us will generate any revenue or profits, or that we will ever be successful in obtaining FDA clearance or approval for the UroShield.

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing our products abroad.

International sales of our products and any of our product candidates that we commercialize are subject to the regulatory requirements of each country in which the products are sold. Accordingly, the introduction of our product candidates in markets outside the United States where we do not already possess regulatory approval will be subject to regulatory approvals in those jurisdictions. The regulatory review process varies from country to country. Many countries impose product standards, packaging and labelling requirements, and import restrictions on medical devices. In addition, each country has its own tariff regulations, duties and tax requirements, as well as reimbursement and healthcare payment systems. The approval by foreign government authorities is unpredictable and uncertain, and can be expensive. We may be required to perform additional pre-clinical, clinical or post-approval studies even if FDA approval has been obtained. Our ability to market our approved products could be substantially limited due to delays in receipt of, or failure to receive, the necessary approvals or clearances.

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We are uncertain regarding the success of our clinical trials for our products in development.

We believe that all of our novel lines of product candidates in development, which currently consists of only RenooSkin, will require clinical trials to determine their safety and efficacy by regulatory bodies in their target markets, including the FDA and various foreign regulators. There can be no assurance that we will be able to successfully complete the U.S. and foreign regulatory approval processes for products in development. In addition, there can be no assurance that we will not encounter additional problems that will cause us to delay, suspend or terminate our clinical trials. In addition, we cannot make any assurance that clinical trials will be deemed sufficient in size and scope to satisfy regulatory approval requirements, or, if completed, will ultimately demonstrate our products to be safe and efficacious.

Healthcare reform measures could adversely affect our business and financial results.

In the United States, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system in ways that may adversely affect our business and financial results. Federal and state lawmakers regularly propose and, at times, enact legislation that could result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. Current and future legislative proposals to further reform healthcare or reduce healthcare costs may limit coverage of or lower reimbursement for our products. The cost containment measures that payers and providers are instituting and the effect of any healthcare reform initiative implemented in the future could impact our revenue from the sale of our products. For example, the Patient Protection and Affordable Act of 2010, commonly referred to as the Affordable Care Act, contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs and will result in the development of new programs.

There have been executive, judicial and Congressional challenges to certain aspects of the Affordable Care Act for over a decade. However, as of the Supreme Court’s ruling ordering the dismissal of, arguably, the most promising case challenging the Affordable Care Act to-date in June 2021, it appears that the Affordable Care Act will remain in-effect in its current form for the foreseeable future. We cannot predict what additional challenges to the Affordable Care Act may arise in the future, the outcome thereof, or the impact any such actions may have on our business. Additionally, the Biden administration has introduced various measures in recent years, focusing on healthcare and medical-product pricing, in particular. It remains to be seen how these measures will affect our business and there is uncertainty as to what other healthcare programs and regulations may be implemented or changed at the federal and/or state level in the U.S., but it is possible that such initiatives could have an adverse effect on our ability to obtain FDA approval or clearance and/or successfully commercialize products in the U.S. in the future. For example, any changes that reduce, or impede the ability of healthcare providers to obtain reimbursement for medical procedures in which the products we currently, or intend to, commercialize are used, or that reduce medical procedure volumes, could adversely affect our operations and/or future business plans. The financial impact of U.S. healthcare reform legislation over the next few years will depend on a number of factors, including the policies reflected in implementing regulations and guidance and changes in sales volumes for medical devices affected by the legislation. From time to time, legislation is drafted, introduced, and passed that could significantly change the statutory provisions governing coverage, reimbursement, pricing, and marketing of medical device products. In addition, third-party payor coverage and reimbursement policies are often revised or interpreted in ways that may significantly affect our business and our products.

If we fail to comply with the U.S. federal and state fraud and abuse and other health care laws and regulations, we could be subject to criminal and civil penalties and exclusion from the Medicare and Medicaid programs, which would have a material adverse effect on our business and results of operations.

All of our financial relationships with health care providers and others who provide products or services to federal health care program beneficiaries are potentially governed by the federal and state fraud and abuse laws, and other health care laws and regulations may be or become applicable to our business and operations and expose us to risk. For example:

●	The federal Anti-Kickback Statute, which prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable by Medicare, Medicaid or any other federal health care program.

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●	Federal false claims laws and civil monetary penalty laws, including the False Claims Act, that prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other government health care programs that are false or fraudulent, or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government.

●	The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which prohibits knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any health care benefit program, and for knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statements in connection with the delivery of or payment for health care benefits, items or services.

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and its implementing regulations, which also impose obligations and requirements on health care providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform certain services for them that involve the use or disclosure of individually identifiable health information, with respect to safeguarding the privacy and security of certain individually identifiable health information.

●	The federal transparency requirements under the Affordable Care Act, including the provision commonly referred to as the Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid or Children’s Health Insurance Program to report annually to Centers for Medicare and Medicaid Services, or CMS, information related to payments and other transfers of value to physicians and teaching hospitals, and ownership and investment interests held by physicians and their immediate family members.

●	Analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, which may be broader in scope and apply to referrals and items or services reimbursed by both governmental and non-governmental third-party payers, including private insurers, many of which differ from each other in significant ways and often are not pre-empted by federal law, thus complicating compliance efforts.

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Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. Efforts to ensure that our business arrangements with third parties and our operations are compliant with applicable health care laws and regulations will involve the expenditure of appropriate, and possibly significant, resources. If we are found to be in violation of any current or future statutes or regulations involving applicable fraud and abuse or other health care laws and regulations, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from government funded health care programs, such as Medicare and Medicaid, contractual damages, reputational harm, diminished profits and future earnings, which could have a material adverse effect on our business, results of operations and financial condition. If any physicians or other health care providers or entities with whom we expect to do business are found to not be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded health care programs, which could adversely affect our ability to operate our business and our results of operations.

Risks Related to NanoVibronix’s Operations in Israel

We conduct our operations in Israel. Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip, and the region, and Israel’s war against them, may affect our operations.

Because we are incorporated under the laws of the state of Israel and our operations are conducted in Israel, our business and operations are directly affected by economic, political, geopolitical, and military conditions in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations, and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against the terrorist organization commenced in parallel to their continued rocket and terror attacks.

Following the attack by Hamas on Israel’s southern border, Hezbollah in Lebanon has also launched missiles, rockets, and shooting attacks against Israeli military sites, troops, and Israeli towns in northern Israel. In response to these attacks, the Israeli army has carried out a number of targeted strikes on sites belonging to Hezbollah in southern Lebanon and begun conducting a limited ground operation in southern Lebanon, which has the potential to escalate into a wider regional conflict.

In addition, Iran recently launched direct attacks on Israel. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq. The Houthis, a military organization based in Yemen, have launched a series of attacks on global shipping routes in the Red Sea, as well as direct attacks on various parts of Israel.

Such incidents contribute to regional instability and could potentially escalate into broader conflicts with Iran and its proxies in the middle east, affecting Israel’s political and trade relations, especially with neighboring countries and global allies. The situation remains fluid, and the potential for further escalation exists.

Any hostilities involving Israel, or the interruption or curtailment of trade within Israel or between Israel and its trading partners, or the ability to ship our products overseas, could adversely affect our operations and results of operations and could make it more difficult for us to raise capital. Parties with whom we may do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary. The conflict situation in Israel could cause situations where medical product certifying or auditing bodies could not be able to visit manufacturing facilities of our subcontractors in Israel in order to review our certifications or clearances, thus possibly leading to temporary suspensions or even cancellations of our product clearances or certifications. The conflict situation in Israel could also result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

There have been travel advisories issued related to travel to Israel, restriction on travel, and delays and disruptions as related to imports and exports may be imposed in the future. An inability to receive supplies and materials, shortages of materials or difficulties in procuring our materials, among others, or conversely, our ability to ship products to our US facilities or overseas customers, may adversely impact our ability to commercialize and manufacture our product candidates and products in a timely manner. This could cause a number of delays and/or issues for our operations, including delay of the review of our product candidates by regulatory agencies, which in turn would have a material adverse impact on our ability to commercialize our product candidates.

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Additionally, members of our management and employees are located and reside in Israel. Shelter-in-place and work-from-home measures, government-imposed restrictions on movement and travel, and other precautions taken to address the ongoing conflict may temporarily disrupt our management and employees’ ability to effectively perform their daily tasks.

The IDF, the national military of Israel, is a conscripted military service, subject to certain exceptions. None of our employees are subject to military service in the IDF and have been called to serve, but many do serve on guard duty in their local communities from time to time. It is possible that there will be further military reserve duty call-ups in the future, which may affect our business due to a shortage of skilled labor and loss of institutional knowledge, and necessary mitigation measures we may take to respond to a decrease in labor availability, such as overtime and third-party outsourcing, for example, which may have unintended negative effects and adversely impact our results of operations, liquidity, or cash flows.

It is currently not possible to predict the duration or severity of the ongoing conflict or its effects on our business, operations, and financial conditions. The ongoing conflict is rapidly evolving and developing, and could disrupt our business and operations, interrupt our sources and availability of supply, and hamper our ability to raise additional funds or sell our securities, among others.

Because a certain portion of our expenses is incurred in currencies other than the U.S. dollar, our results of operations may be harmed by currency fluctuations and inflation.

We expect our revenues from future licensing agreements to be denominated mainly in U.S. dollars or in Euros. We pay a substantial portion of our expenses in U.S. dollars; however, a portion of our expenses, related to salaries of the employees in Israel and payment to part of the service providers in Israel and other territories, are paid in New Israeli Shekels, or NIS, and in other currencies. In addition, a portion of our financial assets is held in NIS and in other currencies. As a result, we are exposed to the currency fluctuation risks, and we do not attempt to hedge against such risks. For example, if the NIS strengthens against the U.S. dollar, our reported expenses in U.S. dollars may be higher than anticipated. In addition, if the NIS weakens against the U.S. dollar, the U.S. dollar value of our financial assets held in NIS will decline.

It may be difficult for investors in the United States to enforce any judgments obtained against us or any of our directors or officers.

Almost all of our assets are located outside the United States, although we do maintain a permanent place of business within the United States. In addition, some of our officers and directors are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our non-U.S. directors or officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Israeli courts may refuse to hear a U.S. securities law claim because Israeli courts may not be the most appropriate forums in which to bring such a claim. Even if an Israeli court agrees to hear a claim, it may determine that the Israeli law, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, certain content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the Israeli law. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal and state securities laws against us or any of our non-U.S. directors or officers.

Risks Related to NanoVibronix’s Organization and Securities

The price of our securities may be volatile, and the market price of our securities may drop below the price you pay.

We expect that the price of our securities will fluctuate significantly. Market prices for securities of early-stage medical device companies have historically been particularly volatile. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this report, these factors include:

●	progress, or lack of progress, in developing and commercializing our products;

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●	favorable or unfavorable decisions about our products or intellectual property from government regulators, insurance companies or other third-party payers;
●	our ability to recruit and retain qualified regulatory and research and development personnel;
●	changes in investors’ and securities analysts’ perception of the business risks and conditions of our business;
●	changes in our relationship with key collaborators;
●	changes in the market valuation or earnings of our competitors or companies viewed as similar to us;
●	changes in key personnel;
●	depth of the trading market in our common stock;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the granting or exercise of employee stock options or other equity awards;
●	realization of any of the risks described under this section entitled “Risk Factors”; and
●	general market and economic conditions.

In recent years, the stock markets, in general, have experienced extreme price and volume fluctuations especially in the biotechnology sector. Broad market and industry factors may materially harm the market price of shares of our common stock. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted. In the recent past, the U.S. and global markets have been experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine, and Israel and certain hostile entities. A continuation or worsening of the levels of market disruption and volatility could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

We have a significant number of warrants and options, and future sales of our common stock upon exercise of these options or warrants, or the perception that future sales may occur, may cause the market price of our common stock to decline, even if our business is doing well.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock and make it more difficult for us to raise funds through future offerings of common stock. Our stockholders and the holders of our outstanding warrants and options, upon exercise of these options or warrants, may sell substantial amounts of our common stock in the public market. The availability of these shares of our common stock for resale in the public market has the potential to cause the supply of our common stock to exceed investor demand, thereby decreasing the price of our common stock.

In addition, the fact that our stockholders and holders of our warrants and options can sell substantial amounts of our common stock in the public market, whether or not sales have occurred or are occurring, could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Although our shares of common stock are listed on Nasdaq, we currently have a limited trading volume, which results in higher price volatility for, and reduced liquidity of, our common stock.

Although our shares of common stock are listed on Nasdaq under the symbol “NAOV,” trading volume in our common stock has been limited and an active trading market for our shares of common stock may never develop or be maintained. The absence of an active trading market increases price volatility and reduces the liquidity of our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.

If we fail to comply with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum closing bid price of $1.00 per share or risk delisting, which would have a material adverse effect on our business. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

On April 10, 2024, we received the Letter from the Staff of The Nasdaq Stock Market LLC indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days between February 27, 2024 and April 9, 2024, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to the Bid Price Rule. The Letter also indicated that we were provided with a compliance period of 180 calendar days, or until October 7, 2024, in which to regain compliance with the Bid Price Rule pursuant to Nasdaq Listing Rule 5810(c)(3)(A). We did not regain compliance with the Bid Price Rule by October 7, 2024, and on October 8, 2024, Nasdaq notified us that our securities were subject to delisting from Nasdaq unless we timely requested a hearing before the Panel. We subsequently timely requested a hearing before the Panel, which was held on December 5, 2024.

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On November 19, 2024, we received an additional deficiency notice from the Staff indicating that we no longer satisfied the $2.5 million stockholders’ equity requirement set forth in the Equity Rule for continued listing on Nasdaq. The Staff indicated that our non-compliance with the Equity Rule would be considered by the Panel at the Hearing and could serve as an additional basis for delisting of our securities from Nasdaq.

On December 26, 2024, we received the Decision Letter from the Panel granting a limited extension of time for us to demonstrate compliance with the Bid Price Rule and the Equity Rule for continued listing on Nasdaq, subject to the following conditions: (i) on or before February 27, 2025, we will have obtained stockholder approval to effect a reverse stock split of our common stock; (ii) on or before March 31, 2025, we shall have effected a reverse stock split and, thereafter, maintain a $1.00 closing bid price of our common stock for a minimum of ten consecutive trading days; (iii) on or before March 31, 2025, we are required to demonstrate compliance with the Equity Rule by filing public disclosure with the SEC and demonstrate long-term compliance with the Equity Rule; and (iv) on or before March 31, 2025, we are required to demonstrate compliance with all continued listing requirements for Nasdaq.

There can be no assurance that we will receive the required support for the proposal to effect a reverse stock split, that we will effect the reverse stock split pursuant to the terms of the Decision Letter, or that we will ultimately regain compliance with all applicable requirements for continued listing on Nasdaq.

Additionally, there is no assurance that we will maintain compliance with such minimum listing requirements if we regain compliance with all applicable requirements for continued listing on Nasdaq. If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to our filing status will make our common stock less attractive to investors.

We are a “smaller reporting company” and, thus, have certain decreased disclosure obligations in our SEC filings, including, among other things, simplified executive compensation disclosures and only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects and may make our common stock a less attractive investment. If some investors find our common stock less attractive, there may be a less active trading market for our common stock and our stock price may be more volatile.

Anti-takeover provisions of our certificate of incorporation, our bylaws and Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove the current members of our board and management.

Certain provisions of our amended and restated certificate of incorporation and bylaws could discourage, delay or prevent a Merger, acquisition or other change of control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove members of our Board of Directors (the “Board”). These provisions also could limit the price that investors might be willing to pay in the future for our securities, thereby depressing the market price of our securities. Stockholders who wish to participate in these transactions may not have the opportunity to do so. These provisions, among other things:

●	allow the authorized number of directors to be changed only by resolution of our Board;

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●	authorize our Board to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the Board and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our Board does not approve;
●	establish advance notice requirements for stockholder nominations to our Board or for stockholder proposals that can be acted on at stockholder meetings; and
●	limit who may call a stockholder meeting.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law that may, unless certain criteria are met, prohibit large stockholders, in particular those owning 15% or more of the voting rights on our common stock, from merging or combining with us for a prescribed period of time.

If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price of our securities and their trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. Currently there is only one research coverage by a securities and industry analyst. If one or more of the analysts who covers us downgrades our securities, the price of our securities would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our securities and their trading volume to decline.

We may be subject to ongoing restrictions related to grants from the Israeli Office of the Chief Scientist.

Through our Israeli subsidiary, as of December 31, 2017, we received grants of $437,000 from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor, or the Office of the Chief Scientist, for research and development programs related to products that we are not currently commercializing or marketing. Because we are no longer developing the product to which the grants relate, we do not believe that we are subject to any material conditions with respect to the grants, except for the restrictions on our ability to make certain transfers of the technology or intellectual property related to these grants described below. We could in the future determine to apply for further grants. If we receive any such grants, we would have to comply with specified conditions, including paying royalties with respect to grants received. If we fail to comply with these conditions in the future, sanctions might be imposed on us, such as grants could be cancelled and we could be required to refund any payments previously received under these programs.

Pursuant to the Israeli Encouragement of Industrial Research and Development Law, any products developed with grants from the Office of the Chief Scientist are required to be manufactured in Israel and certain payments may be required in connection with the change of control of the grant recipient and the financing, mortgaging, production, exportation, licensing and transfer or sale of its technology and intellectual property to third parties, which will require the Office of the Chief Scientist’s prior consent and, in case such a third party is outside of Israel, extended royalties and/or other fees. This could have a material adverse effect on and significant cash flow consequences to us if, and when, any technologies, intellectual property or manufacturing rights are exported, transferred or licensed to third parties outside Israel. If the Office of the Chief Scientist does not wish to give its consent in any required situation or transaction, we would need to negotiate a resolution with the Office of the Chief Scientist. In any event, such a transaction, assuming it was approved by the Office of the Chief Scientist, would involve monetary payments, such as royalties or fees, of not less than the applicable funding received from the Office of the Chief Scientist plus interest, not to exceed, in aggregate, six times the applicable funding received from the Office of the Chief Scientist.

Because we do not expect to pay cash dividends for the foreseeable future, you must rely on appreciation of our common stock price for any return on your investment. Even if we change that policy, we may be restricted from paying dividends on our common stock.

We do not intend to pay cash dividends on shares of our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board and will depend upon results of operations, financial performance, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Our ability to use our net operating loss carry forwards and certain other tax attributes may be limited.

Our ability to utilize our federal net operating loss, carry forwards and federal tax credit may be limited under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended. The limitations apply if an “ownership change,” as defined by Section 382, occurs. Generally, an ownership change occurs if the percentage of the value of the stock that is owned by one or more direct or indirect “five percent shareholders” increases by more than 50% over their lowest ownership percentage at any time during the applicable testing period (typically three years). If we have experienced an “ownership change” at any time since our formation, we may already be subject to limitations on our ability to utilize our existing net operating losses and other tax attributes to offset taxable income. In addition, future changes in our stock ownership, which may be outside of our control, may trigger an “ownership change” and, consequently, Section 382 and 383 limitations. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry forwards and other tax attributes to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.

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If we fail to maintain effective internal control over financial reporting, our business, financial condition or results of operations may be adversely affected.

As a public reporting company, we are required to establish and maintain effective internal control over financial reporting. Failure to establish such internal control, or any failure of such internal control once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of our internal control over financial reporting could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds.

Rules adopted by the Securities and Exchange Commission pursuant to Section 404 of Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting (including those weaknesses identified in our periodic reports), or disclosure of management’s assessment of our internal control over financial reporting may have an adverse impact on the price of our securities.

As disclosed in Part II, Item 9A, “Controls and Procedures,” in our Annual Report on Form 10-K for the year ended December 31, 2023, we have identified material weaknesses in our internal control over financial reporting due to lack of adequate controls over management’s review procedures for processing, recording and reviewing transactions related to certain contracts, accounting memos and certain monthly closing procedures. Therefore, we concluded that our internal control over financial reporting and related disclosure controls and procedures were not effective as of December 31, 2023.

Risks Related to ENvue

References in this section to the “Company,” “we,” “our,” or “us” generally refer to ENvue Medical Holdings, Corp. and its subsidiaries.

Risks Related to ENvue’s Financial Condition, Business and Operations

The financial statement footnotes of the Company include disclosure regarding the substantial doubt about the ability of the Company to continue as a going concern.

Our financial statement footnotes include disclosure regarding the substantial doubt about our ability to continue as a going concern. As of each of September 30, 2024, and December 31, 2023, we had stockholder’s deficits of $560,000 and of $3,918,000, respectively. In addition, we had negative cash flows from operating activities for the nine months-ended September 30, 2024, of $1,162,000 and negative cash flows from operating activities for the nine months-ended September 30, 2023, of $3,276,000. Further, the footnotes to our financial statements indicated that, as of September 30, 2024, we had recurring losses with minimal revenue from operations.

To strengthen our liquidity in the foreseeable future, we have taken the following measures: (i) negotiating with existing and new investors to raise additional capital; and (ii) taking various cost control measures to reduce the operational cash burn. While our management believes that we can continue raising additional equity capital to continue in operational existence for the foreseeable future, if we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity. No assurances can be provided that new financing will be available to us on commercially acceptable terms, if at all.

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We are subject to operating risks, including excess or constrained capacity and operational inefficiencies, which could adversely affect our results of operations.

We are subject to operating risks, including excess or constrained capacity and pressure on our internal systems and personnel. In order to manage current and anticipated future operations effectively, we must continually implement and improve our operational, financial and management information systems, hire, train, motivate, manage and retain employees. We may be unable to balance near-term efforts to meet existing demand with future customer demand, including adding personnel, creating scalable, secure and robust systems and operations, and automating processes needed for long term efficiencies. Any such failure could have a material impact on our business, operations and prospects.

Our products and information technology systems are critical to our business. Issues with product development or enhancements, IT system integration, implementation, updates and upgrades could disrupt our operations and have a material impact on our business and operating results.

We rely on the efficient, uninterrupted and secure operation of our IT systems and are dependent on key third-party software embedded in our products and IT systems as well as third-party hosted IT systems to support our operations. All software and IT systems are vulnerable to damage, cyber attacks or interruption from a variety of sources. To effectively manage and improve our operations, our IT systems and applications require an ongoing commitment of significant expenditures and resources to maintain, protect, upgrade, enhance and restore existing systems and develop new systems to keep pace with continuing changes in information processing technology, evolving industry and regulatory standards, increasingly sophisticated cyber threats, and changing consumer preferences. Failure to adequately protect and maintain the integrity of our products and IT systems may result in a material effect on our financial position, results of operations and cash flows.

We plan to continuously upgrade and issue new releases of our products and customer-facing software applications, upon which our operations depend. Software applications and products containing software frequently contain errors or defects, especially when first introduced or when new versions are released. Additionally, the third-party software integrated into or interoperable with our products and services will routinely reach end of life, and as a consequence, may be exposed to additional vulnerabilities, including increased security risks, errors and malfunctions that may be irreparable or difficult to repair. The discovery of a defect, error or security vulnerability in our products, software applications or IT systems, incompatibility with future customers’ computer operating systems and hardware configurations with a new release or upgraded version or the failure of our products or primary IT systems may cause adverse consequences, including: delay or loss of revenues, significant remediation costs, delay in market acceptance, loss of data, disclosure of financial, health or other personal information of any customers or patients, product recalls, damage to our reputation, or increased service costs, any of which could have a material effect on our business, financial condition or results of our operations and the operations of our potential customers or our business partners.

Our operations and financial performance depend on global and regional economic conditions. Inflation, fluctuations in currency exchange rates, changes in consumer confidence and demand, and weakness in general economic conditions and threats, or actual recessions, could materially affect our business, results of operations, and financial condition.

Macroeconomic conditions impact consumer confidence and discretionary spending, which could adversely affect demand for any products we bring to market. Consumer spending habits are affected by, among other things, inflation, fluctuations in currency exchange rates, weakness in general economic conditions, threats or actual recessions, pandemics, wars and military actions, levels of employment, wages, debt obligations, discretionary income, interest rates, volatility in capital, and consumer confidence and perceptions of current and future economic conditions. Changes and uncertainty can, among other things, drive GPOs, hospitals, nursing homes and other customers towards other options in the marketplace that may cost less than our products. The recent declines in, or uncertain economic outlooks for, the U.S., European and certain other international economies has and may continue to adversely affect consumer and healthcare practice spending. The increase in the cost of fuel and energy, food and other essential items along with elevated interest rates could reduce consumers’ disposable income, resulting in less discretionary spending for products like ours. Decreases in disposable income and discretionary spending or change in consumer confidence and spending habits may adversely affect our revenues and operating results.

While we have not taken on financial obligations from banking institutions and the impact of rising interest rates (in Israel and globally) on our financing expenses and income has not been significant, inflation continues to adversely impact spending and trade activities worldwide and we are unable to predict the impacts of higher inflation on global and regional economies. Higher inflation has also increased domestic and international shipping costs, raw material prices, and labor rates, which could adversely impact the costs of producing, procuring and shipping any products we bring to market. If similar trends continue our ability to recover these cost increases through price increases may have limited effectiveness, resulting in downward pressure on our operating results. Attempts to offset cost increases with price increases could reduce sales, increase customer dissatisfaction or otherwise harm our reputation. Further, we are unable to predict the impact of efforts by central banks and federal, state and local governments to combat elevated levels of inflation. If their efforts to reduce inflation are too aggressive, they may lead to a recession. Alternatively, if they are insufficient or are not sustained long enough to lower inflation to more acceptable levels, consumer spending may be adversely impacted for a prolonged period of time. Any of these events could materially affect our business and operating results.

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Our business could be impacted by political events, trade and other international disputes, war, and terrorism, including the military conflict between Russia and Ukraine.

Political events, trade and other international disputes, war, and terrorism could harm or disrupt international commerce and the global economy and could have a material effect on our business as well as our potential customers, suppliers, contract manufacturers, distributors, and other business partners.

Political events, trade and other international disputes, wars, and terrorism can lead to unexpected tariffs or trade restrictions, which could adversely impact our business. These increased costs could adversely impact our gross margin and make our products less competitive or reduce demand. Countries could also adopt other measures, such as controls on imports or exports of goods, technology or data, that could adversely impact our operations and supply chain and limit our ability to offer products and services. These measures could require us to take various actions, including changing suppliers or restructuring business relationships. Complying with new or changed trade restrictions is expensive, time-consuming and disruptive to our operations. Such restrictions can be announced with little or no advance notice and we may be unable to effectively mitigate the adverse impacts of such measures. If disputes and conflicts escalate in the future, actions by governments in response could be significantly more severe and restrictive and could materially affect our business.

Political unrest, threats, tensions, actions and responses to any social, economic, business, geopolitical, military, terrorism, or acts of war involving key commercial, development or manufacturing markets such as China, Mexico, Israel, Europe, or other countries or regions could materially impact any international operations we undertake. For example, our employees in Israel could be obligated to perform annual reserve duty in the Israeli military and be called for additional active duty under emergency circumstances. If any of these events or conditions occur, the impact on us, our employees and potential customers is uncertain, particularly if emergency circumstances, armed conflicts or an escalation in political instability or violence disrupts our product development, data or information exchange, payroll or banking operations, product or materials shipping by us or our suppliers and other unanticipated business disruptions, interruptions and limitations in telecommunication services or critical systems or applications reliant on a stable and uninterrupted communications infrastructure.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. In response to the military conflict, the United States and other North Atlantic Treaty Organization member states, as well as non-member states, announced targeted economic sanctions on Russia, including certain Russian citizens and enterprises, and the continuation of the conflict may trigger additional economic and other sanctions. The potential impacts of the conflict and related sanctions could include supply chain and logistics disruptions, macro financial impacts resulting from the exclusion of Russian financial institutions from the global banking system, volatility in foreign exchange rates and interest rates, inflationary pressures on raw materials and energy and heightened cybersecurity threats. We have no way to predict the progress or outcome of the conflict in Ukraine or the reactions by governments, businesses or consumers. A prolonged conflict, intensified military activities or more extensive sanctions impacting the region and the resulting economic impact could have a material effect on our business, results of operations, financial condition, liquidity, growth prospects and business outlook.

We conduct certain of our operations in Israel. Conditions in Israel, including the October 2023 attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may affect our operations.

We currently have 4 full-time employees, including 4 employees who are members of senior management, as well as engagements with 5 contractors, who are located in and/or reside in Israel. As a result, our business and operations are directly affected by economic, political, geopolitical and military conditions in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. Moreover, the clash between Israel and Hezbollah in Lebanon, may escalate in the future into a greater regional conflict.

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Any hostilities involving Israel could adversely affect our operations and results of operations. Shelter-in-place and work-from-home measures, government-imposed restrictions on movement and travel and other precautions taken to address the ongoing conflict may temporarily disrupt our employees’ ability to effectively perform their daily tasks. To date, we have been affected by the war’s consequences, mainly regarding our ability to raise funds for our ongoing operations until we entered insolvency proceedings at the beginning of 2024.

The Israel Defense Force (the “IDF”), the national military of Israel, is a conscripted military service, subject to certain exceptions. Several of our employees are subject to military service in the IDF and have been and may be called to serve. It is possible that there will be further or longer military reserve duty call-ups in the future, which may affect our business due to a shortage of skilled labor and loss of institutional knowledge, and necessary mitigation measures we may take to respond to a decrease in labor availability, such as overtime and third-party outsourcing, for example, which may have unintended negative effects and adversely impact our results of operations, liquidity or cash flows.

It is currently not possible to predict the duration or severity of the ongoing conflict or its effects on our business, operations and financial conditions. The ongoing conflict is rapidly evolving and developing, and could disrupt our business and operations.

The impact of planned changes in the Israeli Judicial System on capital raising in the high-tech sector is difficult to predict.

In January and February 2023, the Israeli government began promoting a plan to implement changes in the judicial system in Israel, as well as additional legislative changes. According to various assessments and publications, the proposed changes (some of which have already passed the first, second, and even third readings in the Knesset) are causing significant controversy and, therefore, may also impact the performance and resilience of the Israeli economy. According to some forecasts, this plan may lead, among other things, to a downgrade in Israel’s credit rating, damage to the local currency, increased inflation, a reduction in investments in the Israeli economy, capital outflow from Israel, an increase in the cost of capital raising in the Israeli economy, and harm to the activity of the economic sector in general and the high-tech sector in particular. The forecast from the Bank of Israel’s research unit in July 2023 provided evidence of a decline in the volume of fundraising for investments in start-up companies in Israel.

Since October 2023, following the start of Israel-Hamas war, public and media focus on legislative changes has diminished. It is currently not possible to predict whether the legislative efforts will be renewed and or their effects on our business, operations and financial conditions.

Our “Israeli identity” may have negative impact on our sales.

Part of our management, and the majority of development, are based in Israel, while all our product sales including operations are made outside of Israel. Accordingly, the political status of the State of Israel may impact our activity. The Israeli identity sometimes serves as a sales promoter (due to the recognition of Israel’s technological advantages), while in other cases, it may be a disadvantage and could even lead to the cancellation of deals (such as within the framework of coordinated efforts to boycott Israeli products and/or divest from Israel). Additionally, some countries worldwide have imposed or may impose restrictions on doing business in or with Israeli companies from time to time.

Our operations may be impacted by natural disasters, which may become more frequent or severe as a result of climate change and may adversely impact our business and operating results as well as those of our potential customers and suppliers.

Natural disasters can impact us and our potential customers, as well as suppliers critical to our operations. Natural disasters include earthquakes, tsunamis, floods, droughts, hurricanes, wildfires, and other extreme weather conditions that can cause deaths, injuries, and critical health crises, power outages, restrictions and shortages of food, water, shelter, and medical supplies, telecommunications failures, materials scarcity, price volatility and other ramifications. Climate change is likely to increase both the frequency and severity of natural disasters and, consequently, risks to our business and operations.

The effects of climate change on regional and global economies could change the supply, demand or availability of sources of energy or other resources material to our products and operations and affect the availability or cost of natural resources and goods and services on which we and our suppliers rely.

Risks Related to the ENvue System

If we are not successful in enhancing awareness of our ENvue System, driving adoption across our current target population and expanding the population of eligible patients, our sales, business, financial condition and results of operations will be negatively affected.

Our business currently depends primarily on our ability to successfully market our ENvue System, which involves successfully engaging with group purchasing organizations or GPOs (i.e. entities that assist healthcare providers, such as hospitals, nursing homes, and home health agencies, to achieve savings and efficiency by using aggregate purchasing volume to negotiate discounts with manufacturers, distributors, and other suppliers) to increase adoption of and utilization our ENvue System.

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The medical community’s awareness of performing the feeding tube insertion procedure using our product and the medical community’s adoption of the solution offered by us, instead of existing methods and products in the market for performing the procedure, is significant and crucial for our success. We are aiming to increase awareness about our ENvue System, work with medical professionals in the United States to raise awareness among the medical community and grow the number of facilities that utilize our ENvue System, but there can be no assurance that we will succeed.

The commercial success of our ENvue System will continue to depend on a number of factors, including the following:

●	the actual and perceived effectiveness and clinical benefit, of our ENvue System;

●	the prevalence and severity of any adverse patient events involving our ENvue System;

●	our ability to provide earlier awareness of and education about our ENvue System to GPOs;

●	the degree to which medical professionals and GPOs adopt our ENvue System;

●	the availability, relative cost and perceived advantages and disadvantages of alternative technologies or treatment methods for cognitive disorders;

●	the results of future clinical and other studies relating to the health, economic or other benefits of our ENvue System;

●	whether key thought leaders in the medical community accept that our future clinical utility is sufficiently meaningful to influence their decision to adopt our ENvue System;

●	the extent to which we are successful in educating medical professionals, GPOs and patients about the benefits of our ENvue System;

●	our reputation among GPOs and medical professionals;

●	our ability to predict product performance;

●	the strength of our marketing and distribution infrastructure, including our ability to drive adoption and utilization of our ENvue System;

●	our ability to obtain, maintain, protect, enforce and defend our intellectual property rights, including those covering our ENvue System;

●	our ability to maintain compliance with all legal and regulatory requirements, including FDA medical device postmarket surveillance regulations applicable to our ENvue System; and

●	our ability to continue to attract and retain key talent.

If we fail to market and sell our ENvue System cost-effectively, our sales, business, financial condition and results of operations will be negatively affected.

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Our commercial success and revenues will depend on the future adoption of the ENvue System into patient work streams in facilities and other healthcare settings. If we are unable to successfully drive interest in our ENvue System, our business, financial condition and results of operations would be harmed.

Our commercial success and revenues will depend in large part on the future adoption of the ENvue System into patient work streams in facilities and other healthcare settings. Our revenues are based and are expected to be based on the sale of the ENvue System and the sale of the dedicated feeding tubes (which are consumable products) to hospitals. Hospital procurement budgets, including capital equipment budgets, are sometimes shared by the entire institution or several departments within it. As such, expenses related to the purchase of other equipment by certain departments of a medical institution may reduce the budgets available for the purchase of our products by other departments interested in purchasing them.

If we are unable to successfully scale our marketing, training and quality control systems our business, financial condition and results of operations would be harmed.

We began our marketing and sales activities in the beginning of 2020, and as of the date of this filing, we have not yet begun large-scale production and marketing. Accordingly, the use of the ENvue System has not yet been tested and proven on a large commercial scale. We are a continuous process of receiving feedback from product users, developing, and improving products, distributing the improved products, and continuously reviewing our training procedures and quality control. We estimate that we will need to develop our marketing, training, and quality control systems to a scale not currently available to us (or alternatively, enter into an agreement with a strategic distributor or marketer who has such capabilities). There is no assurance that we will be able to do so in a way that allows us to achieve our objectives. If we are unable to successfully implement such marketing, training and quality control systems our business, financial condition and results of operations would be harmed.

We may be unable to compete successfully with competitive technologies, which could harm our sales, business, financial condition and results of operations.

Our industry is competitive and has been evolving rapidly. As of February 13, 2019, the ENvue System and ENvue Feeding Tube has received FDA clearance for marketing in the U.S. under the 510(k) procedure for use in adults (age 22 and older). As we continue to engage with target GPOs to increase adoption of and utilization our ENvue System, we expect to face competition in the market from competing technologies, as well as competition from new companies that may enter the market or introduce new technologies in the future. Third-party payors may encourage the use of competitors’ products due to lower costs of competing products or alternatives. Additionally, treating physicians may promote the use of other competitors’ products or alternative therapies.

Our current and future competitors may include large, well-capitalized companies with significant market share and resources. They may have more established sales and marketing programs than we do and have greater name recognition. In addition to competing for market share, competitors may develop or acquire patents or other rights that may limit our ability to compete.

We believe that the competitive advantages of our ENvue System will be important factors in our future success. Our continued success depends on, among other things, our ability to:

●	successfully engage with GPOs to increase adoption of and utilization our ENvue System;

●	attract and retain skilled research, development, sales, marketing and clinical personnel;

●	continue to innovate in order to improve our ENvue System and enhance the patient and provider experience;

●	adequately predict and respond to product performance and safety;

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●	obtain and maintain regulatory clearances, including for expanded indications;

●	cost-effectively market and sell our ENvue System;

●

obtain, maintain, protect, enforce and defend our intellectual property rights and operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others; and

●	acquire products or technologies complementary to or necessary for our business.

The medical device industry is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. There can be no assurance that other companies or institutions will not succeed in developing or marketing devices and products that are more effective than our ENvue System or that would render our ENvue System obsolete or noncompetitive.

Use of our ENvue System requires appropriate training and inadequate training may lead to negative clinician experiences, which could harm our business, financial condition, and results of operations.

The successful use of our ENvue System depends in part on the training and skill of the clinician. According to the regulatory clearance of the ENvue System by the FDA, users of the system are required to undergo training provided by us, according to a unique and easy-to-implement training model developed by us for system users. The training is usually provided in a concentrated manner to system users on behalf of the hospital, lasts approximately five days, and includes both theoretical and practical components regarding the system and its use. Providers could experience difficulty using our ENvue System. Moreover, medical providers rely on their previous medical training and experience when recommending or utilizing our ENvue System, and we cannot guarantee that all clinicians will have the necessary skills to properly utilize the ENvue System. We cannot be certain that clinicians that will use our ENvue System will have received sufficient training, and clinicians who have not received adequate training may nonetheless attempt to use our ENvue System with their patients. If medical providers utilize our ENvue System incorrectly, or without adhering to or completing all relevant training, their patient outcomes may not be consistent with the outcomes achieved in our research studies and any future clinical studies. Adverse safety outcomes that arise from improper or incorrect use of our ENvue System may negatively impact the perception of patient benefit and the safety of our ENvue System, notwithstanding results from our research studies and any future clinical studies. These results could limit adoption of our ENvue System, which would harm our sales, business, financial condition, and results of operations.

We are highly dependent on our senior management team and key personnel, and our business could be harmed if we are unable to attract and retain personnel necessary for our success.

We are highly dependent on our senior management and key personnel. Our success will depend on our ability to retain senior management and to attract and retain qualified personnel in the future, including sales and marketing professionals, engineers, scientists, data science specialists and other highly skilled personnel and to integrate current and additional personnel in all departments.

Competition for skilled personnel in our market is intense and may limit our ability to hire and retain highly qualified personnel on acceptable terms, or at all. To induce valuable employees to remain at our company, in addition to salary and cash incentives, we have issued stock options that vest over time, restricted share units subject to vesting conditions, and certain performance warrants. The value to employees of stock options that vest over time may be significantly affected by fluctuations in our stock price that are beyond our control, and may at any time be insufficient to counteract more lucrative offers from other companies. Despite our efforts to retain valuable employees, members of our management and other key personnel may terminate their employment with us on short notice. Our employment arrangements with our employees provide for at-will employment, which means that any of our employees could leave our employment at any time, with or without notice. We also do not maintain “key man” insurance policies on the lives of these individuals or the lives of any of our other employees.

As we engage with GPOs and target medical providers to increase adoption of and utilization our ENvue System, expand our product offerings in the future and increase our future marketing efforts, we will need to build and expand the reach of our marketing and sales networks. Our future success will depend largely on our ability to continue to hire, train, retain and motivate skilled employees with significant technical knowledge in various areas. An inability to attract, hire, train and retain employees will harm our sales, business, financial condition, and results of operations.

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We expect to increase the size of our organization in the future, and we may experience difficulties in managing the operational elements or timing of this growth. If we are unable to manage or appropriately time the anticipated growth of our business, our future revenue and operating results may be harmed.

As of February 9, 2025, we have 16 employees and consultants, of whom ten employees and consultants operate in the United States as part of the Company’s subsidiary. As our sales and marketing strategies evolve and as we continue commercialization of our ENvue System, we may need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

●	identifying, recruiting, integrating, maintaining and motivating additional employees;

●	managing our internal development efforts effectively, while complying with our contractual obligations to contractors and other third parties; and

●	improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to successfully market and sell our ENvue System will depend, in part, on our ability to effectively manage or time any future growth, and our management may also have to divert a disproportionate amount of attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

As demand for our ENvue System increases in the future, we will need to expand customer service, billing and systems processes and enhance our internal quality assurance program. We cannot be certain that any increases in scale, related improvements and quality assurance will be successfully implemented or that appropriate personnel will be available to facilitate the growth of our business. If we encounter difficulty meeting market demand, quality standards or clinician expectations, our reputation will be harmed and our business will suffer. Additionally, additional growth may result in higher fixed costs and may slow our ability to reduce costs in the face of a sudden decline in demand for our products.

We may not be able to achieve or maintain satisfactory pricing and margins for our ENvue System, which could harm our business and results of operations.

The medical device industry has a history of price competition, and we can give no assurance that we will be able to maintain satisfactory prices for our ENvue System or any future products at competitive levels. The pricing of our products could be impacted by several factors, including change of supplies, price changes of components, and shipping costs. If we are forced to lower or are unable to increase the price we charge for our ENvue System, our gross margins will decrease, which will harm our ability to invest in and grow our business. If we are unable to maintain our prices, or if our costs increase and we are unable to offset such increase with an increase in our prices, our margins could erode, which could harm our business and results of operations.

Future sales of our ENvue System may depend on providers’ and patients’ ability to obtain reimbursement from third-party payors, such as insurance carriers.

Future sales of our ENvue System may depend on our provider customers’ and patients’ ability to obtain reimbursement from third-party payors, such as insurance carriers. Our customers typically rely significantly on insurance or third-party reimbursement for the treatment and care they provide to patients. Any reduction in insurance or other third-party payor reimbursement for such patient care may cause negative price pressure that affects their ability to purchase our ENvue System, which would reduce our revenues. Without a corresponding reduction in the cost to produce such products, the result would be a reduction in our overall gross profit. Similarly, any increase in the cost of such products would likely reduce our overall gross profit unless there was a corresponding increase in third-party payor reimbursement. Failure by our provider customers or their patients to obtain or maintain coverage or to secure adequate reimbursement for treatment by third-party payors could have an adverse effect on our business, results of operations, and financial condition.

Our results of operations may be harmed if we are unable to accurately forecast clinician demand for our ENvue System or any future products.

Our ability to accurately forecast demand for our ENvue System or our future our products could be negatively affected by many factors, including our failure to accurately manage our expansion strategy, product introductions by competitors, our inability to forecast the lifecycle of our products, an increase or decrease in customer demand for our products or for competitor products, our failure to accurately forecast customer adoption of new products, unanticipated changes in general market conditions or regulatory matters and weakening of economic conditions or consumer confidence in future economic conditions. For us to succeed, it is essential to introduce and integrate the ENvue System into our target market, including through the creation of strategic partnerships and the establishment of effective marketing and distribution networks, as well as the successful execution of commercial validation of the ENvue System. Inventory levels in excess of customer demand may result in inventory write-downs or write-offs, which would cause our gross margin to be adversely affected and could impair the strength of our brand, which may negatively affect our business, financial condition, and results of operations.

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Adoption of our ENvue System depends on positive clinical data as well as medical providers’ acceptance of the data and our products, and negative clinical data, publicly reported adverse events, or perceptions among these medical providers would harm our sales, business, financial condition, and results of operations.

The rate of adoption and sales of our products is heavily influenced by clinical data. There can be no assurance that future clinical studies, including those to demonstrate the efficacy of our ENvue System or future products in current target patient populations and those to support label retention and expansion for our products, will demonstrate clinical utility and effectiveness. Unfavorable or inconsistent clinical data from future clinical studies conducted by us, our competitors, or third parties, adverse events publicly reported by us, patients, or healthcare providers, or the negative interpretation of our clinical data internally and externally, including by customers, competitors, patients, and regulators could harm our business, financial condition, and results of operations.

The rate of adoption and sales of our products are also influenced by clinician perceptions. Negative perceptions of our products by medical providers, including due to negative clinical data or adverse events, could result in decreased adoption or use of our products, which would harm our business, financial condition, and results of operations. Further, if we are not able to attain strong working relationships with medical providers and receive their advice and input, the marketing of our products could suffer, which could harm our business, financial condition and results of operations.

Our future success also depends upon patients having an experience with our products that meets their expectations in order to increase clinician demand for our products as a result of positive feedback and word-of-mouth. Patients may experience negative clinical outcomes if the performing medical providers are not adequately trained on use of our ENvue System. If the results of our products do not meet the expectations of the patients or their providers it could discourage continuing use of our device or referring our products to others. Dissatisfied providers or patients may express negative opinions through social media, advocacy, or other publicity. Any failure to meet provider or patient expectations and any resulting negative publicity could harm our reputation and future sales.

Risks Related to ENvue Legal, Regulatory and Compliance Matters

Complying with regulations enforced by FDA and other regulatory authorities is expensive and time consuming, and failure to comply could result in substantial penalties.

Our product, the ENvue System (for which we have obtained FDA 510(k) clearance), and our future products are considered medical devices and, accordingly, are subject to rigorous regulation by government agencies in the U.S. and other countries in which we intend to sell our products. Compliance with these rigorous regulations will affect capital expenditures, earnings and the competitive position of the Company. These regulations vary from country to country but cover, among other things, the following activities with respect to medical devices:

●	design, development and manufacturing;

●	testing, labeling, content and language of instructions for use and storage;

●	product storage and safety;

●	marketing, sales and distribution;

●	pre-market clearance or approval;

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●	record keeping procedures;

●	advertising and promotion;

●	recalls and field safety corrective actions;

●	post-market surveillance;

●	post-market approval studies; and

●	product import and export.

The regulations to which we are subject are complex. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs, or lower than anticipated sales. Our failure to comply with applicable regulatory requirements could result in enforcement action by FDA or state agencies, which may include any of the following sanctions:

●	warning letters, fines, injunctions, consent decrees, and civil penalties;

●	repair, replacement, refunds, recall, or seizure of our products;

●	operating restrictions or partial suspension or total shutdown of production;

●	refusing our requests for 510(k) clearance or pre-market approval of new products, new intended uses, or modifications to existing products;

●	withdrawing clearance or pre-market approvals that have already been granted; and

●	criminal prosecution.

If any of these events were to occur, they could harm our business.

We may not receive the necessary authorizations to market future versions, if any, of our ENvue System or any future new product candidates, and any failure to timely do so may adversely affect our ability to grow our business.

Before we can sell a new medical device in the U.S., or market a new use of, new claim for, or significant modification to a legally marketed device, we must first obtain either FDA 510(k) clearance or pre-market approval, unless an exemption applies. In the 510(k) clearance process, before a device may be marketed, the applicant must submit a premarket notification to FDA under Section 510(k) of the FD&C Act, and FDA must determine that a proposed device is “substantially equivalent” to a legally-marketed “predicate” device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics, not raise different questions of safety or effectiveness than the predicate device, and be as safe and as effective as the predicate device. The 510(k) clearance process can be expensive and uncertain and typically takes from three to 12 months, but may last significantly longer. Clinical data may be required in connection with an application for 510(k) clearance. Furthermore, even if we are granted regulatory clearances, they may include limitations on the indications for use or intended uses of the device, which may limit the market for the device.

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Our ENvue System is a Class II medical device and received FDA clearance under the 510(k) pathway for marketing to adults (ages 22 and above) only.

FDA can delay, limit, or deny 510(k) clearance, or approval or reclassification, of a device for many reasons, including:

●

we may be unable to demonstrate to FDA’s satisfaction that the product candidate or modifications are substantially equivalent to a proposed predicate device or safe and effective for their intended uses;

●	we may be unable to demonstrate that the clinical and other benefits of the device outweigh the risks; and

●	the applicable regulatory authority may identify deficiencies in our submissions or in the facilities or processes of our third party contract manufacturers.

Any delay or failure to obtain necessary regulatory clearances or approvals could harm our business. For example, if we decide to market the ENvue System for a broader or additional indication(s) for use and/or make any material modifications to any element of the device and/or the manufacturing or distribution thereof in the future, an additional 510(k) submission, and FDA clearance thereof, will be required prior to making any promotional communications expressly or impliedly claiming that the device may be used for such indication(s) and/or prior to making such modification, respectively.

In addition, FDA may change its policies, adopt additional regulations, revise existing regulations, or take other actions, or Congress may enact different or additional statutory requirements, which may prevent or delay clearance of our future products under development or impact our ability to modify our currently marketed products on a timely basis. Such policy, statutory, or regulatory changes could impose additional requirements upon us that could delay our ability to obtain new 510(k) clearances, increase the costs of compliance, or restrict our ability to maintain our current marketing authorizations.

We received our European CE mark, indicating that we affirm our product’s conformity with European health, safety and environmental protection standards, in 2021. We will also need to obtain regulatory approval in other foreign jurisdictions in which we plan to market and sell our products. The time required to obtain registrations or approvals, if required by other countries, may be longer than that required for FDA clearance, and requirements for such registrations, clearances, or approvals may significantly differ from FDA requirements. If we modify our products, we may need to apply for additional regulatory approvals before we are permitted to sell the modified product. In addition, we may not continue to meet the quality and safety standards required to maintain the authorizations that we have received. If we are unable to maintain our authorizations in a particular country, we will no longer be able to sell the applicable product in that country.

Failure to comply with these rules, regulations, self-regulatory codes, circulars, and orders could result in significant civil and criminal penalties and costs and could have a material adverse impact on our business. Also, these regulations may be interpreted or applied by a prosecutorial, regulatory, or judicial authority in a manner that could require us to make changes in our operations or incur substantial defense and settlement expenses. Even unsuccessful challenges by regulatory authorities or private relators could result in reputational harm and the incurring of substantial costs. In addition, many of these laws are vague or indefinite and have not been interpreted by the courts and have been subject to frequent modification and varied interpretation by prosecutorial and regulatory authorities, increasing compliance risks.

Certain modifications to our products may require new 510(k) clearance or other marketing authorizations.

Once a medical device is permitted to be legally marketed in the U.S. pursuant to a 510(k) clearance, a medical device developer may be required to notify FDA of certain modifications to the device. Medical device developers determine in the first instance whether a change to a product requires a new premarket submission, but FDA may review any such decision.

While our ENvue System received 510(k) clearance in February 2019, we may in the future apply for 510(k) clearance for updated components of our ENvue System, which must, then, be found by the FDA to be substantially equivalent to the cleared ENvue System and, thus, may not be lawfully marketed in the U.S. until FDA make a substantial equivalence determination and issues the requisite 510(k) clearance for the updated ENvue System. Although the development of our ENvue System has been carefully monitored and documented by professionals who are experienced in the FDA clearance process, there is no assurance that the FDA will agree that an updated component of our ENvue System is substantially equivalent to the cleared ENvue System and allow the updated ENvue System to be marketed in the United States. The FDA may determine that the device is not substantially equivalent and require a premarket approval (“PMA”) or, more likely, a de novo reclassification, and/or require further information, such as additional test data, including data from additional clinical studies, before it is able to make a determination regarding substantial equivalence or PMA. By requesting additional information, the FDA can delay market introduction of an updated ENvue System and increase the resources needed to gain clearance or PMA. Delays in receipt of or failure to receive any necessary 510(k) clearance, de novo classification, or PMA, or the imposition of stringent restrictions for our ENvue System, could have a material adverse effect on our business, results of operations and financial condition.

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In the future, we may make other modifications to our products, including our ENvue System, and determine, based on our review of the applicable FDA regulations and guidance, that in certain instances new 510(k) clearances or other premarket submissions are not required. If FDA disagrees with our determinations, we may be subject to a wide range of enforcement actions, including, for example, a warning letter, among other consequences, after which we will likely have to cease marketing the applicable modified product and/or to recall distributed units of such modified product until we obtain the requisite clearance or approval.

Ongoing changes in healthcare regulation could negatively affect our revenues, business and financial condition.

The United States healthcare system has been continually evolving at the federal and state level due to comprehensive reforms relating to the payment for, the availability of and reimbursement for healthcare services. Key reforms have ranged from fundamentally changing federal and state healthcare reimbursement programs, including providing comprehensive healthcare coverage to the public under government-funded programs, to minor modifications to existing programs, and many have been challenged (with some being overturned or modified) along the way. One example, among countless others, is the Patient Protection and Affordable Care Act (the “Affordable Care Act”), which was the most significant federal healthcare reform law enacted in the U.S. in recent history. The Affordable Care Act has undergone substantial challenges and changes since its enactment in 2010, and numerous other federal healthcare reform legislation, executive orders, and judicial rulings have been implemented in the years since, most of which have been or are aimed at lowering healthcare costs in the U.S. To the extent any such reform measures or any future initiatives reduce reimbursement or coverage eligibility or amount(s) for treatment involving our ENvue System and/or any future products we may market in the U.S. (if any), our business may be adversely affected.

Healthcare reform initiatives will continue to be proposed and may reduce healthcare related funding. It is impossible to predict the ultimate content and timing of any healthcare reform legislation and its resulting impact on us. If significant reforms are made to the healthcare system in the United States, or in other jurisdictions, those reforms may increase our costs or otherwise negatively effect on our business, results of operations, and financial condition.

On April 5, 2017, the European Parliament passed the Medical Devices Regulation (Regulation 2017/745), which repeals and replaces the EU Medical Device Directive and became effective on May 26, 2021. The Medical Devices Regulation, among other things, is intended to establish a uniform, transparent, predictable, and sustainable regulatory framework across the EEA for medical devices and ensure a high level of safety and health while supporting innovation. The new regulations, among other things:

●	strengthen the rules on placing devices on the market and reinforce surveillance once they are available;

●	establish explicit provisions on manufacturers’ responsibilities for the follow-up of the quality, performance and safety of devices placed on the market;

●	improve the traceability of medical devices throughout the supply chain to the end-user or patient through a unique identification number;

●	set up a central database to provide patients, healthcare professionals and the public with comprehensive information on products available in the European Union; and

●	strengthen rules for the assessment of certain high-risk devices, such as implants, which may have to undergo an additional check by experts before they are placed on the market.

These modifications may have an effect on the way we conduct our business in the EEA.

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Any change in the laws or regulations that govern the clearance and approval processes relating to our current, planned and future products could make it more difficult and costly to obtain clearance or approval for new products or to produce, market and distribute existing products. Significant delays in receiving clearance or approval or the failure to receive clearance or approval for our new products would have an adverse effect on our ability to expand our business.

Our products may cause or contribute to adverse medical events that we are required to report to FDA and other governmental authorities, and if we fail to do so, we would be subject to sanctions that could harm our reputation, business, results of operations, and financial condition. The discovery of serious safety issues with our products, or a recall of our products either voluntarily or at the direction of FDA or another governmental authority, could have a negative impact on us.

We are required to timely file various reports with FDA, including reports required by the medical device reporting regulations which require us to report to FDA when we receive or become aware of information that reasonably suggests that one of our products may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur in the device or a similar device that we market, could cause or contribute to a death or serious injury. If we fail to comply with our reporting obligations, FDA or other governmental authorities could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of our device clearance, seizure of our products, or delay in clearance of future products. FDA and certain foreign regulatory bodies have the authority to require the recall of commercialized products under certain circumstances.

A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, labeling or design deficiencies, packaging defects, or other deficiencies, or failures to comply with applicable regulations. If we do not adequately address problems associated with our devices, we may face additional regulatory requirements or enforcement action, including required new marketing authorizations, FDA warning letters, product seizure, injunctions, administrative penalties, or civil or criminal proceedings.

We may initiate voluntary withdrawals, removals, or corrections for our products in the future that we determine do not require notification of FDA because no material compliance issue or safety risk is involved. If FDA disagrees with our determinations, it could require us to report those actions and we may be subject to enforcement action. A future recall announcement or other corrective action could harm our financial results and reputation, potentially lead to product liability claims against us, require the dedication of our time and capital, and negatively affect our sales.

In addition, FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit, or delay regulatory clearance or approval of our future products. For example, in November 2018, FDA announced that it plans to develop proposals to drive manufacturers utilizing the 510(k) pathway toward the use of newer predicates. It is unclear the extent to which any proposals, if adopted, could impose additional regulatory requirements on us that could delay our ability to obtain new 510(k) clearances, increase the costs of compliance, or restrict our ability to maintain our current clearances.

We also cannot predict the likelihood, nature, or extent of government regulation that may arise from future legislation or administrative or executive action, either in the U.S. or abroad. For example, the Trump Administration previously enacted several executive actions that could impose significant burdens on, or otherwise materially delay, FDA’s ability to engage in routine regulatory and oversight activities. It is difficult to predict how these executive actions and executive actions that may be taken under the Biden Administration or future administrations may affect FDA’s ability to exercise its regulatory authority. If these executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted.

Changes in internet regulations could adversely affect our business.

Laws, rules, and regulations governing internet communications, advertising, and e-commerce are dynamic, and the extent of future government regulation is uncertain. Federal and state regulations govern various aspects of our online business, including intellectual property ownership and infringement, trade secrets, the distribution of electronic communications, marketing and advertising, user privacy and data security, search engines, and internet tracking technologies. Future taxation on the use of the internet or e-commerce transactions could also be imposed. Existing or future regulation or taxation could increase our operating expenses and expose us to significant liabilities.

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Disruptions at the FDA, other agencies or notified bodies caused by funding shortages or global health concerns could hinder their ability to hire, retain, or deploy key leadership and other personnel, or otherwise prevent new or modified products from being developed, cleared or approved, or commercialized in a timely manner, or at all, which could negatively impact our business.

The ability of the FDA, other agencies and notified bodies to review and authorize or certify for marketing new products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory and policy changes, agency’s or notified body’s ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the agency’s or notified body’s ability to perform routine functions. Average review times at the FDA and other agencies and notified bodies have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the FDA, other agencies and notified bodies may also slow the time necessary for new medical devices or modifications to be reviewed and/or cleared, approved or certified by necessary agencies or notified bodies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities. If a prolonged government shutdown occurs, or if global health concerns, including pandemics, were to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.

In the EU, notified bodies must be officially designated to certify products and services in accordance with the MDR, which regulates the development and sale of medical devices in Europe. While several notified bodies have been designated, the COVID-19 pandemic significantly slowed down their designation process and the current designated notified bodies are facing a large amount of requests with the new regulation, as a consequence of which review times have lengthened although a regulation amending the EU MDR was adopted in March 2023, extending existing transitional provisions to December 31, 2028. This situation could significantly impact the ability of notified bodies to timely review and process our regulatory submissions, which could have a material adverse effect on our business in the EU and EEA (which consists of the 27 EU member states plus Norway, Liechtenstein and Iceland).

The misuse or off-label use of our ENvue System may harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies, particularly if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

Our ENvue System is a Class II medical device cleared by FDA for commercialization in the U.S. to aid qualified operators in the placement of ENvue Medical Enteral Feeding Tube into the stomach or small intestine pursuant to the 510(k) notification process in February 2019 for use in adults (aged 22 and over). We, thus, are not currently able to promote the ENvue System for any other indications for use or make any promotional claims that are inconsistent with, or outside the scope of, such FDA clearance (often referred to as “off-label” claims). However, the assessment of whether a given claim is or is not consistent with a given FDA clearance or approval can often be subjective, and we cannot guarantee that FDA will always agree with our position regarding a particular claim or that all of our employees, representatives, and agents will abide by our marketing policies. If FDA determines that we have promoted any product without the requisite clearance or approval and/or for an off-label or unapproved use, it could take any number of enforcement actions against us, including (among others), issuing untitled or warning letters and/or pursuing an injunction, seizure, civil fine and/or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action under other regulatory authority, such as laws prohibiting false claims for reimbursement, any of which would have a material adverse effect on our financial condition and/or business as a whole.

Additionally, we must have competent and reliable scientific evidence or, where applicable, other adequate substantiation for each reasonable interpretation of every promotional claim we make. In particular, comparative or superiority claims generally require adequate, well controlled, head-to-head clinical studies, comparing the product to the applicable competing products. To the extent we make any claims, or are otherwise held responsible for third-party claims about any product we may market in the United States, without the requisite clinical substantiation, we could be subject to enforcement action by FDA and/or the Federal Trade Commission (FTC), as well as a competitor challenge via the National Advertising Division (NAD) of the Better Business Bureau. Our plans to utilize social media as a primary promotional tool for our device(s) increases the applicable enforcement risk, as it makes it easier for our employees, affiliates, and any third parties with which we may have a relationship and/or arrangement under which we are deemed responsible for such party’s claims about our product(s) to disseminate promotional claims about our product(s) that may be inconsistent with applicable regulations governing device promotions. Further, consumers can bring private false-advertising lawsuits, including class actions, against us for any material misrepresentations and/or deceptive or unsubstantiated claims (among other similar causes of action) in our promotional materials or other advertising. Any of the foregoing could have a material adverse effect on our business.

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We may be subject to certain federal, state, and foreign fraud and abuse laws, health information privacy and security laws, and transparency laws, which, if violated, could subject us to substantial penalties. Additionally, any challenge to or investigation into our practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm our business.

There are numerous U.S. federal and state, as well as foreign, laws pertaining to healthcare fraud and abuse, including anti-kickback, false claims, and physician transparency laws. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations may involve substantial costs. Our business practices and relationships with providers and patients are subject to scrutiny under these laws. We may also be subject to patient information privacy and security regulation by both the federal government and the states and foreign jurisdictions in which we conduct our business. The healthcare laws and regulations that may affect our ability to operate include:

●

the federal healthcare Medicare and Medicaid Patient Protection Act of 1987 (the “Anti-Kickback Statute”), which prohibits, among other things, persons, and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, lease, order, or arrange for or recommend a good or service, for which payment may be made, in whole or in part, under federal healthcare programs, such as Medicare and Medicaid. The term “remuneration” has been broadly interpreted to include anything of value. The government can establish a violation of the Anti-Kickback Statute without proving that a person or entity had actual knowledge of the law or a specific intent to violate. Moreover, the government may assert that a claim including items or services resulting from a violation of the federal healthcare Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. Although there are a number of statutory exceptions and regulatory safe harbors to the federal healthcare Anti-Kickback Statute protecting certain common business arrangements and activities from prosecution or regulatory sanctions, the exceptions and safe harbors are drawn narrowly. Practices that involve remuneration to those who prescribe, purchase, or recommend medical device products, including discounts, or engaging individuals as speakers, consultants, or advisors, may be subject to scrutiny if they do not fit squarely within an exception or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from anti- kickback liability. Moreover, there are no safe harbors for many common practices, such as reimbursement support programs, educational or research grants, or charitable donations;

●

the federal civil False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false or fraudulent claims for payment of federal government funds, and knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government. Private individuals, commonly known as “whistleblowers,” can bring civil False Claims Act qui tam actions, on behalf of the government and such individuals and may share in amounts paid by the entity to the government in recovery or settlement. False Claims Act liability is potentially significant in the healthcare industry because the statute provides for treble damages and serious mandatory penalties for each false or fraudulent claim or statement. The government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim under the federal civil False Claims Act. Many pharmaceutical and medical device manufacturers have been investigated and have reached substantial settlements under the federal civil False Claims Act in connection with alleged off-label promotion of their products and allegedly providing free products to customers with the expectation that the customers would bill federal health care programs for the product. In addition, manufacturers can be held liable under the federal civil False Claims Act even when they do not submit claims directly to government payers if they are deemed to “cause” the submission of false or fraudulent claims. There are also criminal penalties, including imprisonment and criminal fines, for making or presenting false, fictitious or fraudulent claims to the federal government;

●

Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created additional federal criminal statutes that prohibit, among other things, knowingly and willfully executing or attempting to execute a scheme to defraud any healthcare benefit program, including private third-party payers, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statements or representations, or making or using any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry in connection with the delivery of, or payment for, healthcare benefits, items or services. Similar to the federal healthcare Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

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●

the federal Physician Payments Sunshine Act under the Affordable Care Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the United States Department of Health and Human Services, Centers for Medicare and Medicaid Services, information related to payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and applicable manufacturers and group purchasing organizations, as well as ownership and investment interests held by physicians and their immediate family members. Since January 2022, applicable manufacturers are also required to report information regarding payments and transfers of value provided to physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse-midwives;

●

HIPAA, as amended by Health Information Technology for Economic and Clinical Health Act (“HITECH”), and their respective implementing regulations, which imposes privacy, security, and breach reporting obligations with respect to Protected Health Information (“PHI”), upon entities subject to the law, such as health plans, healthcare clearinghouses and certain healthcare providers, and their respective business associates that perform services on their behalf that involve PHI. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make HIPAA compliance as well as civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions; and

●	analogous state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers or patients; state laws that require device companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state and local laws that require the licensure of sales representatives; state laws that require device manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and pricing information; data privacy and security laws and regulations in foreign jurisdictions that may be more stringent than those in the United States (such as the EU, which adopted the General Data Protection Regulation, which became effective in May 2018); state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts; and state laws related to insurance fraud in the case of claims involving private insurers.

These laws and regulations, among other things, constrain our business, marketing, and other promotional activities by limiting the kinds of financial arrangements, including sales programs, we may have with physicians or other potential purchasers of our products. We have also entered into consulting agreements with physicians, which are subject to these laws. Further, while we do not submit claims and our future customers will make the ultimate decision on how to submit claims, we may provide reimbursement guidance and support regarding our products. Due to the breadth of these laws, the narrowness of statutory exceptions and regulatory safe harbors available, and the range of interpretations to which they are subject, it is possible that some of our current or future practices might be challenged under one or more of these laws.

Certain enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. For example, U.S. federal and state regulatory and enforcement agencies continue to actively investigate violations of healthcare laws and regulations, including pursuing novel theories of liability under these laws. These government agencies recently have increased regulatory scrutiny and enforcement activity with respect to manufacturer reimbursement support activities and patient support programs, including bringing criminal charges or civil enforcement actions under the federal healthcare Anti-Kickback statute, federal civil False Claims Act, the health care fraud statute, and HIPAA privacy provisions. Responding to investigations can be time and resource consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. Even an unsuccessful challenge or investigation into our practices could cause adverse publicity, and be costly to respond to.

If our operations are found to be in violation of any of the healthcare laws or regulations described above or any other healthcare regulations that apply to us, we may be subject to administrative, civil and criminal penalties, damages, fines, disgorgement, substantial monetary penalties, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, imprisonment, additional reporting obligations, and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, reputational harm, and the curtailment or restructuring of our operations.

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Our business could be adversely affected by professional and legal challenges to our business model or by new state actions restricting our ability to provide our products and services in certain states.

Since the success of our business will be dependent on the widespread adaptation of our ENvue System as an efficient and safer solution for feeding tube insertion compared to the alternative methods currently available on the market, clinicians and medical professionals across multiple geographies will be needed to use our ENvue System and provide positive feedback and results. This will expose the Company to legal risk of patients or medical providers who may have a negative experience with our ENvue System filing lawsuits claiming damages or other claims. Although the Company will seek insurance coverage for such legal actions, there is no assurance that the amount of coverage will be sufficient to cover these claims. In addition, such legal actions from consumers and medical providers may result in material and adverse effects on our ability to continue to conduct business due to negative press.

Security breaches, data breaches, cyber attacks, other cybersecurity incidents or the failure to comply with privacy, security and data protection laws could materially impact our operations, patient care could suffer, we could be liable for damages, and our business, operations and reputation could be harmed.

We expect to retain confidential customer personal and financial, patient health information and our own proprietary information and data essential to our business operations. We will rely upon the effective operation of our IT systems, and those of our service providers, vendors, and other third parties to safeguard the information and data. Additionally, our success may be dependent on the success of healthcare providers, many of whom are comprised of individual or small operations with limited IT experience and inadequate or untested security protocols, in managing data privacy and data security requirements. It is critical that the facilities, infrastructure and IT systems on which we depend to run our business and the products we develop remain secure and be perceived by the marketplace and our potential customers to be secure. Despite the implementation of security features in our products and security measures in our IT systems, we and our service providers, vendors, and other third parties may become subject to physical break-ins, computer viruses or other malicious code, unauthorized or fraudulent access, programming errors or other technical malfunctions, hacking or phishing attacks, malware, ransomware, employee error or malfeasance, cyber attacks, and other breaches of IT systems or similar disruptive actions, including by organized groups and nation-state actors. For example, we may experience cybersecurity incidents and unauthorized internal employee exfiltration of company information.

Further, the frequency of third-party cyber-attacks has increased over the last several years. The military conflict in Ukraine may cause nation-state actors or hackers sympathetic to either side of the conflict to carry out cyber-attacks to achieve their goals, which may include espionage, information gathering operations, monetary gain, ransomware, disruption, and destruction. Significant service disruptions, breaches in our infrastructure and IT systems or other cybersecurity incidents could expose us to litigation or regulatory investigations, impair our reputation and competitive position, be distracting to our management, and require significant time and resources to address. Affected parties or regulatory agencies could initiate legal or regulatory action against us, which could prevent us from resolving the issues quickly or force us to resolve them in unanticipated ways, cause us to incur significant expense and liability, or result in judicial or governmental orders forcing us to cease operations or modify our business practices in ways that could materially limit or restrict the products and services we provide. Concerns over our privacy practices could adversely affect others’ perception of us and deter potential customers, patients and partners from using our products. In addition, patient care could suffer, and we could be liable if our products or IT systems fail to deliver accurate and complete information in a timely manner. We have internal monitoring and detection systems as well as cybersecurity and other forms of insurance coverage related to a breach event covering expenses for notification, credit monitoring, investigation, crisis management, public relations and legal advice. However, damages and claims arising from such incidents may not be covered or may exceed the amount of any coverage and do not cover the time and effort we may incur investigating and responding to any incidents, which may be material. The costs to eliminate, mitigate or recover from security problems and cyber attacks and incidents could be material and depending on the nature and extent of the problem and the networks or products impacted, may result in network or systems interruptions, decreased product sales, or data loss that may have a material impact on our operations, net revenues and operating results.

Our business will expose us to potential liability for the quality and safety of our products and services, how we advertise and market those products and services and how and to whom we sell them, and we may incur substantial expenses or be found liable for substantial damages or penalties if we are subject to claims or litigation.

Our products and services involve an inherent risk of claims concerning their design, manufacture, safety and performance, how they are marketed and advertised in a complex framework of highly regulated domestic and international laws and regulations, how we package, bundle or sell them to potential customers, who may be private individuals or companies or public entities such as hospitals and clinics, and how we train and support doctors, their staffs and patients who administer or use our products. Moreover, consumer products and services are routinely subject to claims of false, deceptive or misleading advertising, consumer fraud and unfair business practices. Additionally, we may be held liable if any product we develop or manufacture or services we offer or perform causes injury or is otherwise found unhealthy. If our products are safe but they are promoted for off-label usage, we may be investigated, fined or have our products or services enjoined or clearances rescinded or we may be required to defend ourselves in litigation. Although we maintain insurance for product liability, business practices and other types of activities we make or offer, coverage may not be available on acceptable terms, if at all, and may be insufficient for actual liabilities. Any claim for product liability, sales, advertising and business practices, regardless of its merit or eventual outcome, could result in material legal defense costs and damage our reputation, increase our expenses and divert management’s attention.

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Increased focus on current and anticipated environmental, social and governance (“ESG”) laws and increased scrutiny of our ESG policies and practices may materially increase our costs, expose us to potential liability, adversely impact our reputation, employee retention, willingness of potential customers and suppliers to do business with us and willingness of investors to invest in us.

Our operations are subject to a variety of existing local, regional and global ESG laws and regulations, and we will likely be required to comply with new, broader, more complex and more costly laws and regulations that focus on ESG matters. Our compliance obligations will likely span all aspects of our business and operations, including product design and development, materials sourcing and other procurement activities, product packaging, product safety, energy and natural resources usage, facilities design and utilization, recycling and collection, transportation, disposal activities and workers’ rights.

Environmental regulations related to greenhouse gases are expected to have an increasingly larger impact on our or our suppliers’ energy sources. Many U.S. and foreign regulators have enacted or are considering enacting new or additional disclosure requirements or limits on the emissions of greenhouse gases, including, but not limited to, carbon dioxide and methane, from power generation units using fossil fuels. The effects of greenhouse gas emission limits on power generation are subject to significant uncertainties, including the timing of any new requirements, levels of emissions reductions and the scope and types of emissions regulated. These limits may have the effect of increasing our costs and those of our suppliers and could result in manufacturing, transportation and supply chain disruptions and delays if clean energy alternatives are not readily available in adequate amounts when required. Moreover, alternative energy sources, coupled with reduced investments in traditional energy sources and infrastructure, may fail to provide the predictable, reliable, and consistent energy that we, our suppliers and other businesses need for operations.

Meeting our obligations under existing ESG laws, rules, or regulations is already costly to us and our suppliers, and we expect those costs to increase as new laws are enacted, possibly materially. Additionally, we expect regulators to perform investigations, inspections and periodically audit our compliance with these laws and regulations, and we cannot provide assurance that our efforts or operations will be compliant. If we fail to comply with any requirements, we could be subject to significant penalties or liabilities and we may be required to implement new and materially more costly processes and procedures to come into compliance. Further, these laws are subject to unpredictable changes. Even if we successfully comply with these laws and regulations, our suppliers may fail to comply. We may also suffer financial and reputational harm if future customers require, and we are unable to deliver, certification that our products are conflict free. In all of these situations, our future customers may stop purchasing products from us, and may take legal action against us, which could harm our reputation, revenues and results of operations.

Investor advocacy groups, institutional investors, investment funds, proxy advisory services, stockholders, and consumers are also increasingly focused on corporate ESG practices. Additionally, public interest and legislative pressure related to public companies’ ESG practices continues to grow. If our ESG practices fail to meet investors’ or other industry stakeholders’ evolving expectations and standards, including environmental stewardship, support for local communities, board of director and employee diversity, human capital management, employee health and safety practices, product quality, supply chain management, corporate governance and transparency and employing ESG strategies in our operations, our brand, reputation and employee retention may be negatively impacted, potential customers and suppliers may be unwilling to do business with us and investors may be unwilling to invest in us. In addition, as we work to align our ESG practices with industry standards, we have expanded and will likely continue to expand our disclosures in these areas. We also expect to incur additional costs and require additional resources to monitor, report, and comply with our various ESG practices. If we fail to adopt ESG standards or practices as quickly as stakeholders desire, report on our ESG efforts or practices accurately, or satisfy the disclosure and other expectations of stakeholders, our reputation, business, financial performance, growth, and stock price may be adversely impacted.

We are subject to consumer protection laws that regulate our marketing practices and prohibit unfair or deceptive acts or practices. Our actual or perceived failure to comply with such obligations could harm our business, and changes in such regulations or laws could require us to modify our products, marketing or advertising efforts.

In connection with the marketing or advertisement of our products and services, we could be the target of claims relating to false, misleading, deceptive, or otherwise noncompliant advertising or marketing practices, including under the auspices of the FTC and state consumer protection statutes. If we rely on third parties to provide any marketing and advertising of our products and services, we could be liable for, or face reputational harm as a result of, their marketing practices if, for example, they fail to comply with applicable statutory and regulatory requirements.

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If we are found to have breached any consumer protection, advertising, unfair competition, or other laws or regulations, we may be subject to enforcement actions that require us to change our marketing and business practices in a manner which may negatively impact us. This could also result in litigation, fines, penalties, and adverse publicity that could cause reputational harm and loss of patient trust, which could have an adverse effect on our business.

Risks Related to ENvue’s Intellectual Property

References in this section to the “Company,” “we,” “our,” or “us” generally refer to ENvue Medical Holdings, Corp.

Our success depends in part on our proprietary technology, and if we are unable to successfully enforce our intellectual property rights, our competitive position may be harmed.

Our success will depend in part on our ability to maintain existing intellectual property and to obtain and maintain further intellectual property protection for our products and services, both in the U.S. and in other countries. We intend to protect our intellectual property rights, including our AI technology and related algorithms, through a combination of patent, trademark, copyright, and trade secret laws, as well as third-party confidentiality and assignment agreements. Our inability to do so could harm our competitive position.

We rely on our portfolio of issued and pending patent applications in the U.S. and other countries to protect a large part of our intellectual property and our competitive position; however, our currently pending or future patent filings may not result in the issuance of patents. While we generally apply for patents in those countries where we intend to make, have made, use, or sell patented products, we may not accurately predict all of the countries where patent protection will ultimately be desirable. If we fail to timely file for a patent, we may be precluded from doing so at a later date.

Patent rights are territorial, and patent protection extends only to those countries where we have issued patents. Filing, prosecuting and defending patents on our products and our future products in all countries and jurisdictions throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States could be less extensive than those in the United States. Many countries do not protect intellectual property to the same extent as the U.S. or Europe, and their litigation processes differ. Competitors may successfully challenge or avoid our patents, or manufacture products in countries where we have not applied for patent protection. Changes in the patent laws in the U.S. or other countries may diminish the value of our patent rights. As a result of these and other factors, the scope, validity, enforceability, and commercial value of our patent rights are uncertain and unpredictable.

Furthermore, the patent positions of medical device companies involve complex legal and factual questions, and, therefore, the issuance, scope, validity and enforceability of any patent claims that we may obtain cannot be predicted with certainty. The issuance of a patent, while presumed valid and enforceable, is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Any patents issued to us may be challenged, invalidated, held unenforceable, circumvented, or may not be sufficiently broad to prevent third parties from producing competing products similar in design to our products. In addition, any protection afforded by foreign patents may be more limited than that provided under U.S. patent and intellectual property laws. There can be no assurance that any of our patents, any patents licensed to us, or any patents which we may be issued in the future, will provide us with a competitive advantage or afford us protection against infringement by others, or that the patents will not be successfully challenged or circumvented by third parties, including our competitors. Further, there can be no assurance that we will have adequate resources to enforce our patents. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods.

Our ability to enforce our patent rights depends on our ability to detect infringement. It is difficult to detect infringers who do not advertise the components that are used in their products. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s or potential competitor’s product, particularly in litigation in countries other than the U.S. that do not provide an extensive discovery procedure. Any litigation to enforce or defend our patent rights, if any, even if we were to prevail, could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded if we were to prevail may not be commercially meaningful.

Moreover, advances in AI technology may generate developments that existing IP laws do not adequately protect. The legislative and regulatory environment is out of our control, may change rapidly and unpredictably, and may negatively influence our revenue, costs, earnings, and growth. Some rules and regulations may be subject to litigation or other challenges that delay or modify their implementation and impact on us.

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We also may seek to rely on protection of copyright, trade secrets, know how, and confidential and proprietary information. We generally enter into confidentiality and non-compete agreements with our employees, consultants, and collaborative partners upon their commencement of a relationship with us. However, these agreements may not provide meaningful protection against the unauthorized use or disclosure of our trade secrets or other confidential information, and adequate remedies may not exist if unauthorized use or disclosure were to occur. The exposure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our operating results, financial condition, and future growth prospects. In particular, a failure to protect our proprietary rights might allow competitors to copy our technology, which could adversely affect our pricing and market share. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, vendors, former employees and current employees. Further, other parties may independently develop substantially equivalent know-how and technology.

We currently own registered trademarks for our ENvue System, and we intend to rely on both registered and common law rights for our trademarks in the future. There can be no assurance that our future trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products and services, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands. Further, there can be no assurance that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

Litigation, interferences, oppositions, re-exams, inter partes reviews, post grant reviews, or other proceedings are, have been, and may in the future be necessary in some instances to determine the validity and scope of certain of our proprietary rights, and in other instances to determine the validity, scope, or non-infringement of certain proprietary rights claimed by third parties to be pertinent to the manufacture, use, or sale of our products or provision of our services. These types of proceedings are unpredictable and may be protracted, expensive, and distracting to management. The outcome of such proceedings could adversely affect the validity and scope of our patent or other proprietary rights, hinder our ability to manufacture and market our products and provide our services, require us to seek a license for the infringed product or technology, or result in the assessment of significant monetary damages. An unfavorable ruling could include monetary damages or, in cases where injunctive relief is sought, an injunction prohibiting us from selling our products or providing our services. Any of these results from litigation could adversely affect our business, financial condition, and results of operations.

Successful cybersecurity attacks, data breaches, unapproved use of machine learning or AI tools, or other security incidents could result in the loss of IP and key technological advantages. Security incidents could result in, for example, unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, patient, or other third party data; theft or import of sensitive, regulated, or confidential data including personal information and IP, such as key innovations in AI; the loss of access to critical data or systems through ransomware; and business delays.

If we infringe or violate the patents or proprietary rights of other parties or are subject to an intellectual property infringement or misappropriation claim, our ability to grow our business may be severely limited.

Our commercial success also depends upon our ability, and the ability of any third party with which we may partner, to develop, manufacture, market and sell our products, if approved, and use our patent-protected technologies without infringing the patents of third parties. Extensive litigation over patents and other intellectual property rights is common in the medical device industry.

We may not have identified all patents, published applications or published literature that affect our business either by blocking our ability to commercialize our products, by preventing the patentability of one or more aspects of our products, or by covering the same or similar technologies that may affect our ability to market our products. For example, we may not have conducted a patent clearance search sufficient to identify potentially obstructing third party patent rights. Moreover, patent applications in the United States are maintained in confidence for up to 18 months after their filing. In some cases, however, patent applications remain confidential in the U.S. Patent and Trademark Office, or the USPTO, for the entire time prior to issuance as a U.S. patent. Patent applications filed in countries outside of the United States are not typically published until at least 18 months from their first filing date. Similarly, publication of discoveries in the scientific or patent literature often lags behind actual discoveries. We cannot be certain that we were the first to invent, or the first to file, patent applications covering our products. We also may not know if our competitors filed patent applications for technology covered by our pending applications or if we were the first to invent the technology that is the subject of our patent applications. Competitors may have filed patent applications or received patents and may obtain additional patents and proprietary rights that block or compete with our patents.

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We may therefore in the future be the subject of patent or other litigation. From time to time, we may in the future receive letters from third parties drawing our attention to their patent rights. While we do not believe that we infringe upon any valid and enforceable rights that have been brought to our attention, and we take necessary steps to ensure that we do not infringe on the rights of others, there may be other more pertinent rights of which we are presently unaware. The defense and prosecution of intellectual property suits, interference proceedings, and related legal and administrative proceedings could result in substantial expense to us and significant diversion of effort by our technical and management personnel. An adverse determination of any litigation or interference proceeding to which we may become a party could subject us to significant liabilities. An adverse determination of this nature could also put our patents at risk of being invalidated or interpreted narrowly or require us to seek licenses from third parties. Licenses may not be available on commercially reasonable terms or at all, in which event, our business would be materially adversely affected. Intellectual property litigation or claims could force us to cease developing, selling or otherwise commercializing one or more of our products; to pay substantial damages for past use of the asserted intellectual property; and redesign, or rename in the case of trademark claims, our product(s) to avoid such third party rights, which may not be possible or which could be costly and time-consuming. Any of these risks coming to fruition could have a material adverse effect on our business, results of operations, financial condition and prospects.

Our failure to secure trademark registrations could adversely affect our ability to market our products and operate our business.

Any future trademark applications in the United States and any other jurisdictions where we may file may not be allowed registration, and we may not be able to maintain or enforce our registered trademarks. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in corresponding foreign agencies, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our applications and/or registrations, and our applications and/or registrations may not survive such proceedings. Failure to secure such trademark registrations in the United States and in foreign jurisdictions could adversely affect our ability to market our products and our business.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the medical device industry, we may employ individuals who were previously employed at other companies similar to ours, including our competitors or potential competitors. We may become subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Obtaining and maintaining patent protection depends on compliance with various procedures and other requirements, and our patent protection could be reduced or eliminated in case of non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the relevant patent agencies in several stages over the lifetime of the patents and /or applications. The relevant patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent application process. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which the failure to comply with the relevant requirements can result in the abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to use our technologies and know-how which could have a material adverse effect on our business, prospects, financial condition and results of operation.

Patent terms may be inadequate to protect our competitive position on our products for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our products are obtained, once the patent life has expired for a product, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new products, patents protecting such products might expire before or shortly after such products are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor or an author. For example, we may have inventorship or ownership disputes arise from conflicting obligations of consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship or our ownership of our patents or other intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

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We use AI in our business, and challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability, and adversely affect our results of operations.

We incorporate AI solutions into our ENvue System, services, and features, and these applications are important in our operations. Our competitors or other third parties may incorporate AI into their products more quickly or more successfully than us, which could impair our ability to compete effectively and adversely affect our results of operations.

Additionally, if the content, analyses, or recommendations that AI applications assist in producing are or are alleged to be deficient, inaccurate, or biased, our business, financial condition, and results of operations may be adversely affected. Our use of AI and machine learning is subject to risks related to flaws in our algorithms and datasets that may be insufficient or contain biased information. The development of AI technologies is complex, and there are several challenges associated with achieving the desired level of accuracy, efficiency, and reliability. The algorithms and models used in our AI systems may have limitations, including biases, errors, or inability to handle certain data types or scenarios. There is a risk of system failures, disruptions, or vulnerabilities that could compromise the integrity, security, or privacy of our platform. These failures could result in reputational damage, legal liabilities, or loss of user confidence, which could materially affect our business.

The use of AI applications has resulted in, and may in the future result in, cybersecurity incidents that implicate the personal data of patients and users of such applications. Any such cybersecurity incidents related to our use of AI applications could adversely affect our reputation and results of operations. AI also presents emerging ethical issues, and if our use of AI becomes controversial, we may experience brand or reputational harm, competitive harm, or legal liability. The rapid evolution of AI, including potential government regulation of AI, will require significant resources to develop, test and maintain our platform, services, and features to help us implement AI ethically in order to minimize unintended, harmful impact.

Legislative and governmental activity in the privacy area may result in new laws or regulations that are applicable to us and that may hinder our business, for example, by restricting use or sharing of patient data, limiting our ability to provide certain data to our customers, limiting our ability to develop or modify our AI systems, or otherwise regulating AI and machine learning, including the use of algorithms and automated processing in ways that could materially affect our business, or which may lead to significant increases in the cost of compliance.

Risks Related to a Reverse Stock Split

A reverse stock split may not increase the price of our common stock over the long-term and our common stock may be delisted.

The principal purpose of a reverse stock split is to increase the trading price of our common stock to meet the minimum stock price standards of Nasdaq. However, the effect of a reverse stock split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that a reverse stock split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that a reverse stock split will increase the market price of our common stock by a multiple of any reverse stock split ratio, or result in any permanent or sustained increase in the market price of our common stock sufficient to regain compliance with the conditions required by the Panel. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.

There can be no assurance that we will satisfy the conditions required by the Panel regarding the market price or ultimately regain compliance with all applicable requirements for continued listing on Nasdaq and maintain listing of our common stock.

If we are delisted from Nasdaq, among other things, it will increase the difficulty in our ability to raise money through the sale of our securities. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

A reverse stock split may decrease the liquidity of our common stock.

A reverse stock split will reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of a reverse stock split.

A reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If a reverse stock split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following a reverse stock split may be required to pay higher transaction costs if they sell their common stock.

A reverse stock split may lead to a decrease in our overall market capitalization.

A reverse stock split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the reverse stock split ratio, or following such increase does not maintain or exceed such price, then our value, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following a reverse stock split.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.”

●	The Certificate of Designations and the terms of the Warrants contain anti-dilution provisions that may result in the reduction of the conversion price for the Preferred Stock and the exercise price of the Warrants, respectively, in the future. This feature may result in an indeterminate number of shares of common stock being issued upon conversion or exercise, as applicable.

●	The intended benefits of the Merger may not be realized.

●	The market price of NanoVibronix’s common stock after the Merger may be subject to significant fluctuations and volatility, and the stockholders of the company may be unable to resell their shares at a profit and may incur losses.

●	Changes in the business operations, strategies and focus of the combined company following the Merger may not result in an improvement in the value of NanoVibronix’s common stock.

●	Risks related to ENvue’s financial condition, business and operations, as well as legal, regulatory and compliance matters.

●	Risks related to the ENvue System, including marketing, future adoption of and successful commercialization of the ENvue System.

●	Our history of losses and expectation of continued losses.

●	Global economic and political instability and conflicts, such as the conflict between Russia and Ukraine, could adversely affect our business, financial condition or results of operations.

●	Increasing inflation could adversely affect our business, financial condition, results of operations or cash flows.

●	The geographic, social and economic impact of COVID-19 on the Company’s business operations.

●	Our ability to raise funding for, and the timing of, clinical studies and eventual U.S. Food and Drug Administration (“FDA”) approval of our product candidates.

●	Regulatory actions that could adversely affect the price of or demand for our approved products.

●	Market acceptance of existing and new products.

●	Favorable or unfavorable decisions about our products from government regulators, insurance companies or other third-party payers (including CMS).

●	Risks of product liability acclaims and the availability of insurance.

●	Our ability to generate internal growth.

●	Risks related to computer system failures and cyber-attacks.

●	Our ability to obtain regulatory approval in foreign jurisdictions.

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●	Uncertainty regarding the success of our clinical trials for our products in development.

●	Risks related to our operations in Israel, including political, economic and military instability.

●	The price of our securities is volatile with limited trading volume.

●	Our ability to regain and maintain compliance with the continued listing requirements of Nasdaq and the risk that our common stock will be delisted if we cannot do so.

●	Our ability to maintain effective internal control over financial reporting and to remedy identified material weaknesses.

●	We are a “smaller reporting company” and have reduced disclosure obligations that may make our stock less attractive to investors.

●	Our intellectual property portfolio and our ability to protect our intellectual property rights.

●	Our ability to recruit and retain qualified regulatory and research and development personnel.

●	Unforeseen changes in healthcare reimbursement for any of our approved products.

●	The adoption of health policy changes and health care reform.

●	Lack of financial resources to adequately support our operations.

●	Difficulties in maintaining commercial scale manufacturing capacity and capability.

●	Changes in our relationship with key collaborators.

●	Changes in the market valuation or earnings of our competitors or companies viewed as similar to us.

●	Our failure to comply with regulatory guidelines.

●	Uncertainty in industry demand and patient wellness behavior.

●	General economic conditions and market conditions in the medical device industry.

●	Future sales of large blocks of our common stock, which may adversely impact our stock price.

●	Depth of the trading market in our common stock.

You should read this prospectus and any related free-writing prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $[●] million from the sale of the securities offered by us in this offering, after deducting the placement agent fees and estimated offering expenses payable by us, assuming we sell the maximum amount of Preferred Stock and accompanying Warrants offered hereby. However, because this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds.

We intend to use the net proceeds from this offering for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, potential strategic acquisitions, general and administrative expenses and working capital. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus that we expect to use the net proceeds from this offering, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

A $1.00 increase or decrease in the assumed combined public offering price of $[●] per share and accompanying Warrant would increase or decrease the net proceeds from this offering by approximately $[●] million, assuming that the number of shares of Preferred Stock and Warrants offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent fees and estimated offering expenses payable by us. An increase or decrease of 1.0 million shares of Preferred Stock and Warrants offered by us would increase or decrease our proceeds by approximately $[●] million, assuming the assumed combined public offering price of $[●] per share and accompanying Warrant remains the same, and after deducting placement agent fees and estimated offering expenses payable by us.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

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DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the effective public offering price paid by the purchasers in this offering and the pro forma as adjusted net tangible book value per share of common stock after this offering.

Our net tangible book value of our common stock as of September 30, 2024, was approximately $1.9 million or approximately $0.62 per share of our common stock, based upon 3,041,354 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2024. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to (i) the Exchange and issuance by us of the 3(a)(9) Shares, the January 2025 Warrant, and the January 2025 Pre-Funded Warrant, (ii) the cashless exercise of the January 2025 Pre-Funded Warrant in full for an aggregate of 2,511,889 shares of common stock subsequent to the Exchange, (iii) the issuance of the Debenture in the Debenture Transaction and (iv) the issuance of 1,734,995 Merger Shares and 57,720 shares of Series X Preferred Stock in connection with the Merger, in each case subsequent to September 30, 2024 (collectively, the “Pro Forma Adjustments”), our pro forma net tangible book value as of September 30, 2024, was approximately $[●] million, or approximately $[●] per share.

After giving further effect to the sale by us in this offering of shares of our Preferred Stock and accompanying Warrants in this offering at an assumed combined public offering price of $[●] per share and Warrant, assuming no exercise of any of the Warrants being offered in this offering, including the warrants issued to the placement agent or its designees, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been approximately $[●] million, or approximately $[●] per share (assuming conversion of [●] shares of Preferred Stock into [●] shares of common stock, payment of all dividends accrued on the Preferred Stock in an aggregate of [●] shares of common stock upon conversion of the Preferred Stock at an assumed conversion price of $[●] and an assumed stated value per share of $[●] and no exercise of any of the Warrants offered hereby). This represents an immediate increase in net tangible book value of approximately $[●] per share of common stock to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $[●] per share to purchasers of our securities in this offering, as illustrated by the following table:

Assumed combined public offering price per share of Preferred Stock and accompanying Warrant			$	[●]
Historical net tangible book value per share as of September 30, 2024	$	[●]
Increase in net tangible book value per share attributable to the Pro Forma Adjustments	$	[●]
Pro forma net tangible book value per share after giving effect to the Pro Forma Adjustments	$	[●]
Increase in pro forma as adjusted net tangible book value attributable to new investors	$	[●]
Pro forma as adjusted net tangible book value per share after giving effect to this offering as of September 30, 2024			$	[●]
Dilution per share to investors participating in this offering			$	[●]

A $0.10 increase in the assumed combined public offering price of $[●] per share and Warrant would increase our pro forma as adjusted net tangible book value after this offering by $[●] million, or $[●] per share, and the dilution per share to investors purchasing securities in this offering would be approximately $ per share, assuming that the maximum number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a $0.10 decrease in the assumed combined public offering price of $[●] per share and Warrant would decrease our pro forma as adjusted net tangible book value after this offering by $[●] million, or $ [●] per share, and the dilution per share to investors purchasing securities in this offering would be $[●] per share, assuming that the maximum number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of securities we are offering from the assumed maximum number of securities set forth above. An increase of 100,000 shares from the assumed maximum number of shares set forth on the cover page of this prospectus would increase our pro forma as adjusted net tangible book value after this offering by $[●] million, or $[●] per share, and the dilution per share to investors purchasing securities in this offering would be approximately $[●] per share, assuming that the assumed combined public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of 100,000 shares from the assumed maximum number of shares set forth on the cover page of this prospectus would decrease our pro forma pro forma as adjusted net tangible book value after this offering by $[●] million, or $[●] per share, and the dilution per share to investors purchasing securities in this offering would be approximately $[●] per share, assuming that the assumed combined public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual combined public offering price, the actual number of securities that we offer in this offering, and other terms of this offering determined at pricing. The foregoing discussion does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the combined public offering price per share and Warrant in this offering.

The discussion and table above are based on 6,981,332 shares of common stock outstanding as of September 30, 2024, which excludes, unless otherwise indicated, as of that date:

●	202,650 shares of common stock issuable upon the exercise of stock options issued under the 2014 Plan, at a weighted-average exercise price of $1.23 per share;
●	293,000 shares of common stock issuable upon the exercise of stock options issued under the 2024 Plan, at a weighted-average exercise price of $0.61 per share;
●	104,350 shares of common stock available for issuance under the 2024 Plan;
●	2,028,461 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $[●] per share; and
●	up to [●] shares of issuable upon the exercise of the Placement Agent Warrants at an exercise price of $[●] per share to be issued to the placement agent or its designees as compensation in connection with this offering.

To the extent that options or warrants outstanding as of September 30, 2024, have been or may be exercised or we issue other shares, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

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Market Price of our Common Stock and Related Stockholder Matters

Market Information

Our common stock is listed on Nasdaq under the symbol “NAOV.” A description of the common stock that we are issuing in this offering is set forth under the heading “Description of Capital Stock” beginning on page 138 of this prospectus. We do not intend to apply for the listing of the Preferred Stock or the Warrants that are part of this offering on any national securities exchange.

The last reported sale price for our common stock on February 12, 2025, was $0.47 per share.

Holders

As of February 14, 2025, we had 97 record holders of our common stock, and 1 record holder of our preferred stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and for general corporate purposes, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

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Management’s Discussion And Analysis Of Financial Condition And Results Of Operation

You should read the following discussion and analysis of our financial condition and operating results together with NanoVibronix’s financial statements and related notes thereto included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. See the section of this document titled “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus.

In this section, reference to “NanoVibronix,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to NanoVibronix, Inc., a Delaware corporation, and its wholly owned subsidiaries.

Overview

We were organized as a Delaware corporation in October 2003. On February 14, 2025, we completed the Merger pursuant to the Merger Agreement, as further described below. Following the consummation of the Merger, NanoVibronix will conduct its operations through its two wholly-owned subsidiaries: (i) NanoVibronix Ltd., a private company incorporated under the laws of the State of Israel (“Nano OpCo”) and (ii) ENvue Medical Holdings LLC, a Delaware limited liability company (together with its respective subsidiaries, “ENvue”). Nano OpCo focuses on non-invasive biological response-activating devices that target biofilm prevention, pain therapy, and wound healing and can be administered at home, without the assistance of medical professionals. ENvue is a medical device company engaged in the research, development, production, marketing, and sale of medical devices in the field of enteral feeding and are in the initial stage of commercializing our products. The descriptions of the two business divisions, their corresponding products, and business models are detailed in this prospectus in the section entitled “Business.”

Compliance with Nasdaq Continued Listing Rules

On April 10, 2024, we received the Letter from the Staff of Nasdaq indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days between February 27, 2024 and April 9, 2024, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to the Bid Price Rule. The Letter also indicated that we were provided with a compliance period of 180 calendar days, or until October 7, 2024, in which to regain compliance with the Bid Price Rule pursuant to Nasdaq Listing Rule 5810(c)(3)(A). We did not regain compliance with the Bid Price Rule by October 7, 2024, and on October 8, 2024, Nasdaq notified us that our securities were subject to delisting from Nasdaq unless we timely requested a hearing before the Panel. We subsequently timely requested the Hearing before the Panel, which was held on December 5, 2024.

On November 19, 2024, we received an additional deficiency notice from the Staff indicating that we no longer satisfied the $2.5 million stockholders’ equity requirement set forth in the Equity Rule for continued listing on Nasdaq. The Staff indicated that our non-compliance with the Equity Rule would be considered by the Panel at the Hearing and could serve as an additional basis for delisting of our securities from Nasdaq.

On December 26, 2024, we received the Decision from the Panel granting a limited extension of time for us to demonstrate compliance with the Bid Price Rule and the Equity Rule for continued listing on Nasdaq, subject to the following conditions: (i) on or before February 27, 2025, we will have obtained stockholder approval to effect a reverse stock split; (ii) on or before March 31, 2025, we shall have effected a reverse stock split and, thereafter, maintain a $1.00 closing bid price of our common stock for a minimum of ten consecutive trading days; (iii) on or before March 31, 2025, we are required to demonstrate compliance with the Equity Rule by filing public disclosure with the SEC and demonstrate long-term compliance with the Equity Rule; and (iv) on or before March 31, 2025, we are required to demonstrate compliance with all continued listing requirements for Nasdaq.

Going Concern

The Company’s unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the nine months ended September 30, 2024, the Company’s cash used in operations was $1,968,000 leaving a cash balance of $1,305,000 as of September 30, 2024. Because the Company does not have sufficient resources to fund its operations for the next twelve months from the date of this filing, management has substantial doubt about the Company’s ability to continue as a going concern.

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Protrade Proceeding

On February 26, 2021, Protrade Systems, Inc. (“Protrade”) filed a Request for Arbitration (the “Request”) with the International Court of Arbitration (the “ICA”) of the International Chamber of Commerce alleging that we were in breach of the Exclusive Distribution Agreement. Protrade alleges, in part, that we breached the Exclusive Distribution Agreement by discontinuing the manufacture of the DV0057 Painshield MD device in favor of an updated 10-100-001 Painshield MD device. Protrade claims damages estimated at $3 million.

On March 15, 2022, the arbitrator issued a final award, which, determined that (i) we had the right to terminate the Exclusive Distribution Agreement; (ii) we did not breach the duty of good faith and fair dealing with regard to the Exclusive Distribution Agreement; and (iii) we did not breach any confidentiality obligations to Protrade. Nevertheless, the arbitrator determined that we did not comply with the obligation to supply Protrade with a year’s supply of patches and awarded Protrade $1,500,250, which consists of $1,432,000 for “lost profits” and $68,250 as reimbursement of arbitration costs, on the grounds that we allegedly failed to supply Protrade with certain patches utilized by users of DV0057 Painshield MD device. The arbitrator based the decision on the testimony of Protrade’s president who asserted that a user would use in excess of 33 patches per each device. We believe that the number of patches per device alleged by Protrade is grossly inflated and that these claims were not properly raised before the arbitrator. Accordingly, on April 13, 2022, we submitted an application for the correction of the award which the arbitrator denied on June 22, 2022.

On April 5, 2022, Protrade filed a Petition with the Supreme Court of New York, Nassau County seeking to confirm the award. On April 13, 2022, we submitted an application to the ICA seeking to correct an error in the award based on the evidence that we only sold 2-3 reusable patches per device contrary to the 33 reusable patches claimed by Protrade. The same arbitrator who issued the award denied the application.

On July 22, 2022, we filed a cross-motion seeking to vacate arbitration award on the grounds that the arbitrator exceeded her authority, that the award was procured by fraud, and that the arbitrator failed to follow procedures established by New York law. In particular, we averred in our motion that Protrade’s witness made false statements in arbitration and that the arbitrator resolved a claim that was never raised by Protrade and that has no factual basis.

On October 3, 2022, the court issued a decision granting Protrade its petition to confirm the award and denying the cross-motion.

On November 9, 2022, we filed a motion to re-argue and renew its cross-motion to vacate the arbitration decision based on newer information that was not available during the initial hearing. On the same day, we also filed a notice of appeal with the Appellate Division, Second Department. On March 21, 2023, the court denied the motion to re-argue and renew.

On July 10, 2023, we filed an appeal with the Appellate Division, Second Department. We intend to continue to vigorously pursue our opposition to the award in all appropriate fora.

As of September 30, 2024 and December 31, 2023, the Company accrued the amount of the arbitration award to Protrade of approximately $2.1 million for both periods including interest which is classified in “Other accounts payable and accrued expenses” in the condensed consolidated balance sheets as of September 30, 2024, included herewith.

Critical Accounting Policies and Significant Estimates

This management’s discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with U.S. GAAP, we base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Actual results may differ from these estimates if conditions differ from our assumptions. While our significant accounting policies are more fully described in Note 3 in the “Notes to Financial Statements”, we believe the following accounting policies are critical to the process of making significant estimates in preparation of our financial statements.

Inventory

Inventories are stated at the lower of cost or net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Cost is determined using the “first-in, first-out” method.

Inventory write-offs are provided to cover risks arising from slow-moving items or technological obsolescence. The Company periodically evaluates the quantities on hand relative to current and historical selling prices and historical and projected sales volume. Based on this evaluation, provisions are made when required to write-down inventory to its net market value. As of December 31, 2023 and 2022, there was no allowance on inventory.

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Impairment of Long-Lived Assets

Management reviews for impairment whenever events or changes in circumstances indicate that the carrying amount of property and equipment may not be recoverable under the provisions of accounting for the impairment of long-lived assets. If it is determined that an impairment loss has occurred based upon expected future cash flows, the loss is recognized in the Consolidated Statements of Operations.

Sequencing

The Company adopted a sequencing policy under ASC 815-40-35 whereby if reclassification of contracts from equity to liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares. This was due to the Company committing more shares than authorized. While temporary suspensions are in place to keep the potential exercises beneath the number authorized, certain instruments are classified as liabilities, after allocating available authorized shares on the basis of the most recent grant date of potentially dilutive instruments. Pursuant to ASC 815, issuances of securities granted as compensation in a share-based payment arrangement are not subject to the sequencing policy.

Revenue recognition

It is the Company’s policy that revenues from product sales is recognized in accordance with ASC 606 “Revenue Recognition.” Five basic steps must be followed before revenue can be recognized; (1) identifying the contract(s) with a customer that create(s) enforceable rights and obligations; (2) identifying the performance obligations in the contract, such as promising to transfer goods or services to a customer; (3) determining the transaction price, meaning the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer; (4) allocating the transaction price to the performance obligations in the contract, which requires the company to allocate the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or services promised in the contract; and (5) recognizing revenue when (or as) the entity satisfies a performance obligation by transferring a promised good or service to a customer. The amount of revenue recognized is the amount allocated to the satisfied performance obligation. Adoption of ASC 606 has not changed the timing and nature of the Company’s revenue recognition and there has been no material effect on the Company’s financial statements.

Revenue from product sales is recorded at the net sales price, or “transaction price,” which includes estimates of variable consideration that result from coupons, discounts, chargebacks and distributor fees, processing fees, as well as allowances for returns and government rebates. The Company constrains revenue by giving consideration to factors that could otherwise lead to a probable reversal of revenue. Collectability of revenue is reasonably assured based on historical evidence of collectability between the Company and its customers.

Revenues from sales to distributors are recognized at the time the products are delivered to the distributors (“sell-in”). The Company does not grant rights of return, credits, rebates, price protection, or other privileges on its products to distributors.

Stock-based compensation

We rely on the Black-Scholes option pricing model for estimating the fair value of stock-based awards granted, and expected volatility is based on the historical volatilities of peer company’s common stock. Stock options generally vest over one or two years from the grant date and generally have ten-year contractual terms. Information about the assumptions used in the calculation of stock-based compensation expense is set forth in Notes 3 and 6 in the “Notes to Financial Statements”.

Income taxes

We account for income taxes in accordance with ASC 740, “Income Taxes”. This topic prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. We provide full valuation allowance, to reduce deferred tax assets to the amount that is more likely than not to be realized.

We implemented a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% (cumulative basis) likely to be realized upon ultimate settlement.

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We recognize interest and penalties related to uncertain tax positions on the income tax expense line in the accompanying consolidated statement of operations. Accrued interest and penalties are included on the related tax liability line in the consolidated balance sheet.

Recently issued accounting standards

For a summary of recent accounting pronouncements applicable to our consolidated financial statements see Note 3, “Summary of Significant Accounting Policies” to the Consolidated Financial Statements included in as part of this joint proxy statement/prospectus.

Results of Operations

Three Months Ended September 30, 2024, Compared to the Three Months Ended September 30, 2023

Revenues. For the three months ended September 30, 2024 and 2023, our revenues were approximately $376,000 and $458,000, respectively, a decrease of approximately 18%, or $82,000, between the periods. The decrease was mainly attributable to decrease of revenues received from customers from Veteran Administration facilities or through workman’s compensation programs, referred to us from three sales representatives to whom we sold our products directly due to our lowering of certain wholesale prices to these representatives during the three months ended September 30, 2024, as compared to the three months ended September 30, 2023. Our revenues may fluctuate as we add new customers or when existing distributors make large purchases of our products during one period and no purchases during another period. Our revenues by quarter may not be linear or consistent. We do not anticipate that our revenues will be impacted by inflation or changing prices in the foreseeable future.

For the three months ended September 30, 2024, the percentage of revenues attributable to our products was: PainShield Plus - 35%, PainShield MD - 17%, Euroshield clips - 2%, Painshield Plus Monthly Kits - 26% and Painshield MD Monthly Kits - 20%. For the three months ended September 30, 2023, the percentage of revenues attributable to our products was: PainShield Plus - 53%, PainShield MD - 44% and UroShield - 3% .

Gross Profit. For the three months ended September 30, 2024 and 2023, gross profit was approximately $133,000 and $349,000, respectively, a decrease of approximately 62%, or $216,000, between the periods. The decrease in gross profit was mainly due to decrease in the sales of devices which have higher gross margins, and to a lesser extent the write-off of obsolete inventory.

Gross profit as a percentage of revenues was approximately 35% and 76% for the three months ended September 30, 2024 and 2023, respectively. The decrease in gross profit as a percentage of revenues is mainly due to the reasons described above.

Research and Development Expenses. For the three months ended September 30, 2024 and 2023, research and development expenses were approximately $249,000 and $33,000, respectively, an increase of approximately 655%, or $216,000, between the periods. The increase was mainly due to product redevelopment costs that began during 2024.

Research and development expenses as a percentage of total revenues were approximately 66% and 7% for the three months ended September 30, 2024 and 2023, respectively. This increase was due to higher expenses incurred in 2024 compared to revenue.

Our research and development expenses consist mainly of payroll expenses to employees involved in research and development activities, stock-based compensation expenses, expenses related to subcontracting, patents application and registration, and clinical trial and facilities expenses associated with and allocated to research and development activities.

Selling and Marketing Expenses. For the three months ended September 30, 2024, and 2023, selling and marketing expenses were approximately $181,000 and $190,000, respectively, a decrease of approximately 5%, or $9,000, between the periods. The decrease was mainly due to reduced fees related to the completed web development project in 2023.

Selling and marketing expenses as a percentage of total revenues were approximately 48% and 41% for the three months ended September 30, 2024 and 2023, respectively.

Selling and marketing expenses consist mainly of payroll expenses to direct sales and marketing employees, stock-based compensation expenses, travel expenses, conventions, advertising and marketing expenses, rent, and facilities expenses associated with and allocated to selling and marketing activities.

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General and Administrative Expenses. For the three months ended September 30, 2024 and 2023, general and administrative expenses were approximately $673,000 and $796,000, respectively, a decrease of approximately 15%, or $123,000, between the periods. The decrease was primarily due to a decrease in legal fees related to securities and litigation matters, as well as accounting fees incurred in 2024, as compared to 2023.

General and administrative expenses as a percentage of total revenues were approximately 179% and 174% for the three months ended September 30, 2024 and 2023, respectively.

Our general and administrative expenses consist mainly of payroll expenses for management and administrative employees, stock-based compensation expenses, accounting, legal, and facilities expenses associated with general and administrative activities and costs associated with being a publicly traded company.

Interest expense. For the three months ended September 30, 2024, and 2023, interest expense was $33,000 and $35,000, respectively. This pertains to the interest on the Company’s judgment liability for both years.

Income tax expense. For the three months ended September 30, 2024 and 2023, tax expenses were $3,000 and $3,000, respectively. The tax expense is computed by multiplying income before taxes at our Israeli subsidiary by the appropriate tax rate.

Financial expense, net. For the three months ended September 30, 2024 and 2023, financial expenses, net was approximately $9,000 and $(19,000), respectively, an increase of approximately $28,000 between the periods mainly due to the gain/loss related to the termination of the investment in Sanuwave and interest payments received.

Net loss. Our net loss increased by approximately 37%, or $270,000, to approximately $997,000 for the three months ended September 30, 2024 from approximately $724,000 in the same period of 2023. The decrease in net loss resulted primarily from the factors described above.

Nine Months Ended September 30, 2024, Compared to the Nine Months Ended September 30, 2023

Revenues. For the nine months ended September 30, 2024 and 2023, our revenues were approximately $2,114,000 and $1,106,000 respectively, an increase of approximately 91%, or $1,008,000 between the periods. The increase was due to increased revenues from customers from Veteran Administration facilities and through workman’s compensation programs who are referred to us from certain sales representatives, and UPPI in 2024. Our revenues may fluctuate as we add new consumers or when existing distributors or consumers make large purchases of our products during one period and no purchases during another period. Therefore, any growth or decrease in revenues by quarter may not be linear or consistent.

For the nine months ended September 30, 2024, the percentage of revenues attributable to our products was: PainShield MD- 46%, PainShield Plus - 25%, Euroshield clips - 1%, Painshield MD Monthly Kits - 21% and Painshield Plus Monthly Kits - 7% and UroShield - 0%. For the nine months ended September 30, 2023, the percentage of revenues attributable to our products was: PainShield Plus - 39%, PainShield MD - 55% and UroShield - 6%. For the nine months ended September 30, 2024 and 2023, the portion of our revenues that were derived from distributors was 38% and 94%, respectively.

Gross Profit. For the nine months ended September 30, 2024 and 2023, gross profit was approximately $1,225,000 and $800,000, respectively, an increase of approximately 53% or $425,000. The increase was mainly due to the increase in revenues in 2024. The decrease in the gross margin percentage for the nine months ended September 30, 2024 was due to lowering our wholesale sales price awarded to customers from Veteran Administration facilities or through workman’s compensation programs who are referred to us from certain sales representatives, which took place in the second quarter of 2024.

Gross profit as a percentage of revenues was approximately 58% and 72% for the nine months ended September 30, 2024 and 2023, respectively. The decrease in gross profit as a percentage resulted primarily from the reasons described above.

Research and Development Expenses. For the nine months ended September 30, 2024 and 2023, research and development expenses were approximately $557,000 and $123,000, respectively, an increase of approximately 353%, or $434,000, between the periods. The increase was due to the costs of our product development project which we started in 2024 as well as the cost of our clinical trial test program with the University of Michigan which took place in 2024.

Our research and development expenses consist mainly of payroll expenses to employees involved in research and development activities, stock-based compensation expenses, expenses related to subcontracting, patents application and registration, clinical trial and facilities expenses associated with and allocated to research and development activities.

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Research and development expenses as a percentage of total revenues were relatively steady totaling approximately 26% and 11% for the nine months ended September 30, 2024 and 2023, respectively.

Selling and Marketing Expenses. For the nine months ended September 30, 2024 and 2023, selling and marketing expenses were approximately $545,000 and $631,000, respectively, a decrease of approximately 14%, or $86,000, between the periods. The decrease was due to consulting fees and costs incurred during the nine months ended September 30, 2023, related to the website development project which was completed in 2023.

Selling and marketing expenses consist mainly of payroll expenses to direct sales and marketing employees, stock-based compensation expenses, travel expenses, conventions, advertising and marketing expenses, rent and facilities expenses associated with and allocated to selling and marketing activities.

Selling and marketing expenses as a percentage of total revenues were relatively steady totaling approximately 26% and 57% for the nine months ended September 30, 2024 and 2023, respectively.

General and Administrative Expenses. For the nine months ended September 30, 2024 and 2023, general and administrative expenses were approximately $2,335,000 and $2,780,000, respectively, a decrease of approximately 16%, or $445,000, between the periods. The decrease was mainly due to a decrease of legal fees related to securities and litigation matters, as well as accounting fees incurred during the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023.

Our general and administrative expenses consist mainly of payroll expenses for management and administrative employees, stock-based compensation expenses, accounting, legal and facilities expenses associated with general and administrative activities and costs associated with being a publicly traded company.

General and administrative expenses as a percentage of total revenues were approximately 110% and 251% for the nine months ended September 30, 2024 and 2023, respectively.

Financial expense, net. For the nine months ended September 30, 2024 and 2023, financial expenses, net was approximately $54,000 compared to $(44,000), respectively, an increase of approximately $90,000 between the periods mainly due to the termination of the investment in Sanuwave and interest payments received.

Interest expense. For the nine months ended September 30, 2024 and 2023, interest expense was $101,000 and $102,000, respectively. This pertains to the interest on the Company’s judgment liability for the first nine months of 2024.

Income tax expenses. For the nine months ended September 30, 2024 and 2023, tax expenses were $14,000 and $18,000, respectively. The tax expense is computed by multiplying income before taxes at our Israeli subsidiary by the appropriate tax rate.

Net loss. Our net loss decreased by approximately $625,000, or 22%, to approximately $2,273,000 for the nine months ended September 30, 2024 from approximately $2,898,000 in the same period of 2023. The decrease in net loss resulted primarily from the factors described above.

Year Ended December 31, 2023, Compared to the Year Ended December 31, 2022

Revenues. For the years ended December 31, 2023 and 2022, our revenues were approximately $2,283,000 and $752,000, respectively, an increase of approximately 204%, or $1,531,000, between the periods. The increase was mainly attributable to increased sales from our Ultra Pain Products Inc. (“UPPI”) distributor as well as new sales representatives enrolled by the Company who provide customers from Veteran Administration facilities, or through workman’s compensation programs, to whom we sell our products directly. Our revenues may fluctuate as we add new customers or when existing distributors make large purchases of our products during one period and no purchases during another period. Our revenues by quarter may not be linear or consistent. We do not anticipate that our revenues will be impacted by inflation or changing prices in the foreseeable future.

For the year ended December 31, 2023, the percentage of revenues attributable to our products was: PainShield - 93% and UroShield - 7%. For the year ended December 31, 2022, the percentage of revenues attributable to our products was: PainShield - 96% and UroShield - 4%. For the years ended December 31, 2023 and 2022, the portion of our revenues that was derived from our largest direct medical equipment distributor, UPPI, were 38% and 40%, respectively, and customers introduced by our sales representatives were 41% and 49%, respectively.

Gross Profit. For the years ended December 31, 2023 and 2022, gross profit was approximately $1,537,000 and $167,000, respectively. The increase was mainly due to a larger percentage of higher gross margin from direct sales to customers from Veteran Health Care network facilities and workers’ compensation plans, as well as increased sales from our direct medical equipment distributor in the United States, UPPI. Also, costs of revenues in 2022 included several non-recurring costs that were incurred to obtain marketing clearance from the FDA related to the sale of our PainShield Plus product.

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Gross profit as a percentage of revenues were approximately 67% and 22% for the years ended December 31, 2023 and 2022, respectively. The increase in gross profit as a percentage of revenues is mainly due to the reasons described above.

Research and Development Expenses. For the years ended December 31, 2023 and 2022, research and development expenses were approximately $185,000 and $283,000, respectively, a decrease of approximately 35%, or $98,000 between the periods. This decrease was mainly due to clinical trials performed in the prior year that did not occur in 2023. Also, we incurred product re-development costs in 2022 to alleviate the FDA’s holdback on marketing the PainShield Plus.

Research and development expenses as a percentage of total revenues were approximately 8% and 38% for the years ended December 31, 2023 and 2022, respectively.

Our research and development expenses consist mainly of payroll expenses to employees involved in research and development activities, expenses related to subcontracting, patents, clinical trial and facilities expenses associated with and allocated to research and development activities.

Selling and Marketing Expenses. For the years ended December 31, 2023 and 2022, selling and marketing expenses were approximately $867,000 and $965,000, respectively, a decrease of approximately 10%, or $98,000 between the periods. The decrease in selling and marketing expenses was mainly due to the decrease in the number and costs of sales and marketing personnel during the year.

Selling and marketing expenses as a percentage of total revenues were approximately 38% and 128% for the years ended December 31, 2023 and 2022, respectively.

Selling and marketing expenses consist mainly of payroll expenses to direct sales and marketing employees, stock-based compensation expenses, travel expenses, conventions, advertising and marketing expenses, rent and facilities expenses associated with and allocated to selling and marketing activities.

General and Administrative Expenses. For the years ended December 31, 2023 and 2022, general and administrative expenses remained relatively the same and were approximately $3,924,000 and $3,931,000, respectively, an small decrease of $7,000 between the periods.

Interest expense. For the years ended December 31, 2023 and 2022, our interest expenses were $135,000 and $347,000, respectively. This pertains to the interest on the Company’s judgment liability in the current and prior years.

Income tax expense. For the years ended December 31, 2023 and 2022, our income tax expense was approximately $29,000 and $35,000, respectively. The low tax expense for 2023 was a result of favorable adjustments due to lapses of statutes of limitations on its Israel tax positions. In 2022, there was no such adjustment.

Net Loss. Our net loss decreased by approximately $1,737,000 or 30%, to approximately $3,711,000 for the year ended December 31, 2023 from approximately $5,448,000 during the same period in 2022. The decrease in net loss resulted primarily from the factors described above.

Liquidity and Capital Resources

General

We incurred net losses of approximately $3,711,000 during the year ended December 31, 2023, which primarily consisted of increased revenues and increased gross margins offset by our operating expenses. We also had negative cash flow from operating activities of $3,602,000 for the year ended December 31, 2023. Although we received proceeds from sale of common stock amounting to $4,215,000 and had a cash balance of just over $3,283,000 as of December 31, 2023. We incurred losses in the amount of approximately $2,274,000 during the nine months ended September 30, 2024, as we continue to maintain significant net operating losses from operations. We also had negative cash flow from operating activities of $1,968,000 for the nine months ended September 30, 2024. We had a cash balance of just over $1,305,000 as of September 30, 2024, and we expect to continue to incur losses and negative cash flows from operating activities. Due to the continued expected negative cash flow from operations and the potential arbitration payment, if we are unsuccessful in our appeals, the Company does not have sufficient resources to fund operations for at least the next twelve months from September 30, 2024. As such, there is substantial doubt of our ability to continue as a going concern.

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We will need to continue to raise additional capital to finance our losses and negative cash flows from operations and may continue to be dependent on additional capital raising as long as our products do not reach commercial profitability. If we are unable to raise additional capital, we will need to adjust our business plan and reduce workforce, which could have a material adverse effect on the Company and its financial position.

During the nine-month period ended September 30, 2024, we met our short-term liquidity requirements from our existing cash reserves and from the sale of our securities. Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully commercialize our products, our development of future products, competing technological, and market developments. We expect to continue to incur losses and negative flows from operations. We intend to use the proceeds generated from equity financings, or strategic alliances with third parties, either alone or in combination with equity financing to meet our short-term liquidity requirements as well as to advance our long-term plans. There are no assurances that we will be able to raise additional capital, as required, on terms favorable to us.

As of September 30, 2024, we do not have a commitment to fund our product redevelopment project for approximately another $1.2 million over the next four quarters as well as the $2 million owed to Protrade as of September 30, 2024, under the court decision, which we continue to appeal.

Off-Balance Sheet Commitments and Arrangements

As of September 30, 2024, we have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources.

Cash Flows for the Nine Months Ended September 30, 2024, and September 30, 2023

As of September 30, 2024, we had cash of approximately $1,305,000, compared to approximately $3,283,000 as of December 31, 2023. The decrease in cash was primarily due to our net loss of $2,274,000 which primarily consisted of increased revenues and increased gross margins offset by our operating expenses. We have historically met our cash needs through a combination of issuance of equity, borrowing activities and sales. Our cash requirements are generally for product development, research, and development cost, marketing and sales activities, finance and administrative cost, capital expenditures, and general working capital.

Cash used in our operating activities was approximately $1,968,000 for the nine months ended September 30, 2024, compared to $3,111,000 for the nine months ended September 30, 2023.

Cash used in our investing activities was approximately $3,000 for the nine months ended September 30, 2024, compared to $1,000 for the nine months ended September 30, 2023.

Cash provided by financing activities was approximately $1,000 for the nine months ended September 30, 2024, compared to $4,222,000 for the nine months ended September 30, 2023.

Cash Flows for the Years Ended December 31, 2023, and December 31, 2022

General. As of December 31, 2023, we had cash of approximately $3,283,000, compared to approximately $2,713,000 as of December 31, 2022. We have historically met our cash needs through a combination of issuance of equity, borrowing activities and sales. Our cash requirements are generally for product development, research and development costs, marketing and sales activities, general and administrative costs, capital expenditures and general working capital.

Cash used in our operating activities was approximately $3,602,000 for the years ended December 31, 2023 and approximately $7,035,000 for the same period in 2022. The decrease in our net cash used in operating activities in the amount of $3,433,000 is mainly attributable to the increase in revenues, the sale of inventory that was prepaid in 2022 and changes in working capital accounts, partially offset by decrease in noncash expenses of interest expense and stock compensation expense.

Cash used in our investing activities was approximately $1,000 and $3,000 for the years ended December 31, 2023 and 2022, respectively, from purchases of fixed assets.

Cash provided by financing activities during the year ended December 31, 2023 was approximately $4,222,000, which was primarily composed of the net proceeds received from the sale of common stock and, to a lesser extent, the exercise of employee stock options in 2023 compared to $2,092,000 in 2022, which was the net proceeds received from the sale of common stock, and to a lesser extent, the exercise of employee stock options in 2022. Our future capital requirements and the adequacy of available funds will depend on many factors, including our ability to successfully commercialize our products, our development of future products and competing technological and market developments.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors, including the ordering patterns of our distributors, timing of regulatory approvals, the implementation of various phases of our clinical trials and manufacturing efficiencies due to the learning curve of utilizing new materials and equipment as well issues that may continue to occur due to the development of the coronavirus outbreak. During the past year, there were no significant delays in the production of goods due to COVID-19 issues. That said, there are no assurances that if another wave of the pandemic occurs that we will not experience significant delays in the future. Our operating results could also be impacted by the hostilities in Israel, and the Middle East, including the interruption or curtailment of trade within Israel or between Israel and its trading partners, or the ability to ship our products overseas or a weakening of the Euro and strengthening of the New Israeli Shekel, or NIS, both against the U.S. dollar. Lastly, other economic conditions we cannot foresee may affect customer demand, such as individual country reimbursement policies pertaining to our products.

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BUSINESS

Unless the context otherwise indicates or requires, the terms “we,” “our,” “us,” “NanoVibronix,” and the “Company,” as used in this prospectus, refer to NanoVibronix, Inc. and its subsidiaries as a combined entity, except where otherwise stated or where it is clear that the terms mean only NanoVibronix, Inc. exclusive of its subsidiaries.

Overview

We were organized as a Delaware corporation in October 2003. On February 14, 2025, we consummated and completed the Merger pursuant to the Merger Agreement, as further described below. Following the consummation of the Merger, NanoVibronix will conduct its operations through its two wholly-owned subsidiaries: (i) NanoVibronix Ltd., a private company incorporated under the laws of the State of Israel (“Nano OpCo”) and (ii) ENvue Medical Holdings LLC, a Delaware limited liability company (together with its respective subsidiaries, “ENvue”). Nano OpCo focuses on non-invasive biological response-activating devices that target biofilm prevention, pain therapy, and wound healing and can be administered at home, without the assistance of medical professionals. ENvue is a medical device company engaged in the research, development, production, marketing, and sale of medical devices in the field of enteral feeding and are in the initial stage of commercializing our products. The descriptions of the two business divisions, their corresponding products, and business models are detailed below.

The Merger Agreement

On February 14, 2025, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 14, 2025 (the “Merger Agreement”), by and among the Company, NVEH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NVEH Merger Sub I, Inc. (“First Merger Sub”), NVEH Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Second Merger Sub”), and ENvue Medical Holdings, Corp. (“Predecessor ENvue”), the Company and Predecessor ENvue effected (i) a merger of First Merger Sub with and into Predecessor ENvue, with the First Merger Sub ceasing to exist and Predecessor ENvue becoming a wholly-owned subsidiary the Company and (ii) the merger of Predecessor ENvue with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the effective time of the Second Merger, the certificate of formation of the Surviving Entity was amended and restated to, among other things, to change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, we issued (i) 1,734,995 shares of common stock (the “Merger Shares”), which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) 57,720 shares of Series X Preferred Stock in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue. Each share of Series X Preferred Stock will be convertible into 1,000 shares of our common stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of our common stock to the stockholders of Predecessor ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designation for the Series X Preferred Stock.

The Merger was consummated and completed on February 14, 2025.

After giving effect to the Merger, pursuant to the terms and conditions of the Merger Agreement: (i) the holders of the outstanding equity of Predecessor ENvue immediately prior to the effective time of the First Merger (“First Effective Time”) own 19.9% of the common stock of the Company and 85.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval will allow the Series X Preferred Stock to convert to common stock of the Company which may result in the holders of Predecessor ENvue to own 85% of the common stock of the Company, and (ii) the holders of our outstanding equity immediately prior to the First Effective Time own 80.1% of the common stock of the Company and 15.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval which will allow the Series X Preferred Stock to convert to common stock of the Company which may result in our holders owning 15% of common stock of the Company.

Nano OpCo’s Business

Nano OpCo’s primary products, which are in various stages of clinical and market development, currently consist of:

●	UroShield, an ultrasound-based product that is designed to prevent bacterial colonization and biofilm in urinary catheters, increase antibiotic efficacy and decrease pain and discomfort associated with urinary catheter use, which has been, and is being marketed in the U.S. under FDA’s policy of enforcement discretion which was effectuated during the COVID-19 pandemic and is currently undergoing clinical testing that will, hopefully, support 510(k) clearance;

●	UroShield Ultra, is similar to UroShield, but is designed to prevent bacterial colonization and biofilm formation in urinary catheters to increase antibiotic efficacy and decrease pain and discomfort associated with urinary catheter use, utilizing two separate transducers which provide ultrasound energy to both sides of an indwelling catheter.

●	PainShield, a patch-based therapeutic ultrasound technology to treat pain, muscle spasm and joint contractures by delivering a localized ultrasound effect to treat pain and induce soft tissue healing in a targeted area. Our PainShield family of products include:

○	PainShield MD, a single patch-based therapeutic ultrasound technology to treat pain, muscle spasm and joint contractures by delivering a localized ultrasound effect to treat pain and induce soft tissue healing in a targeted area.

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○	PainShield Plus, a dual patch-based therapeutic ultrasound technology to treat pain, muscle spasm and joint contractures by delivering a localized ultrasound effect to treat pain and induce soft tissue healing in a targeted area. Similar to PainShield MD, it has a dual ultrasound delivery; and,

○	WoundShield, a patch-based therapeutic ultrasound device intended to facilitate tissue regeneration and wound healing by using ultrasound to increase local capillary perfusion and tissue oxygenation.

Each of UroShield, PainShield, and WoundShield employs a small, disposable transducer that transmits low frequency, low intensity ultrasound acoustic waves that seek to repair and regenerate tissue, musculoskeletal and vascular structures, and decrease biofilm formation, reduce blockage, and reduce pain related to urinary catheters as well as reducing incidence of associated urinary tract infections. Through their size, effectiveness and ease of use, these products are intended to eliminate the need for technicians and medical personnel to manually administer ultrasound treatment through large transducers, thereby promoting patient independence and enabling more cost-effective home-based care.

PainShield MD is currently cleared for marketing in the United States by the FDA. In September 2020, the FDA exercised its policy of enforcement discretion (“Enforcement Discretion”) to allow distribution of the UroShield device in the U.S. during the COVID-19 pandemic. While the U.S. government has declared an end to the public health emergency and had terminated Enforcement Discretion use for many medical devices, as of the date of this filing, we have not been notified of any change in the regulatory status for the use of our UroShield device. However, we have removed the product from the US market and have ceased all sales activities Both PainShield and UroShield have CE Mark approval in the European Union, which also permits sales in India and Ecuador, and a certificate allowing us to sell PainShield and UroShield in Israel. We have consummated sales of PainShield and UroShield in the relevant markets, and we saw sales increase in 2021 but decline slightly in 2022, and significantly increase in 2023. WoundShield has not generated significant revenue to date. Outside of the United States, we generally apply, through our distributor, for approval in a particular country for a particular product only when we have a distributor in place with respect to such product.

In the United States, PainShield and UroShield require a prescription from a licensed healthcare practitioner. If FDA clearance is obtained, we anticipate that WoundShield will require a prescription from a licensed healthcare practitioner in the United States. As stated previously, UroShield was approved through the FDA under Enforcement Discretion initially, for the duration of the COVID-19 pandemic and was intended to be sold directly to health care facilities and individuals. Individuals would have required a prescription, but healthcare facilities would have deployed the use of Uroshield based upon clinical need. However, in other countries in which we sell PainShield, UroShield, and WoundShield, such products are eligible for sale without a prescription.

Insurance Coverage and Reimbursement

In addition to the need to obtain regulatory approvals, we anticipate that sales volumes and prices of NanoVibronix’s UroShield and PainShield, products will depend in large part on the availability of insurance coverage and reimbursement from third party payers. Third party payers include governmental programs such as Medicare and Medicaid and the Veterans Health Care network of facilities in the United States, private insurance plans and workers’ compensation plans. We do not currently have reimbursement codes for use of WoundShield in any of the markets in which we have regulatory authority to sell WoundShield. Of the markets in which we have regulatory authority to sell PainShield, prior to January 2020, we only had reimbursement codes in the United States (i.e., CPT codes) for clinical use only. Effective as of January 2020, the U.S. Centers for Medicare and Medicaid Services (“CMS”) approved our PainShield for reimbursement for Medicare beneficiaries on a national basis. However, PainShield was not assigned a reimbursement value from CMS. The Company was denied reimbursement in September 2022 due to a lack of “life-cycle” testing. The Company had engaged Carmel Labs in Israel to conduct this testing and submitted the results to CMS with our 2023 application on January 3, 2023. On August 21, 2023, CMS, denied reimbursement with respect to PainShield due to their request for additional longevity testing. We are currently evaluating whether to resubmit another application to CMS.

With respect to UroShield, which may be used in a clinical and home setting, we currently have reimbursement in the United Kingdom (for supplies only), and throughout the VA system. We are seeking reimbursement codes for use of our products in the markets in which we have regulatory authority, including the United States, to sell such products. Our current ongoing research and planned research may facilitate our ability to obtain reimbursement codes, but there is no guarantee that we will be successful in obtaining such codes quickly, or at all. We engaged Idonea Solutions, Inc., an FDA consultant, to assist in our efforts to obtain clearance under the FDA’s policy of Enforcement Discretion, and obtain 510(k) clearance which is still ongoing. During the past few of years the Company has entered into distribution partnerships for UroShield in the U.K., Australia, New Zealand, and Malta.

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Nano OpCo’s Business Model

All of Nano OpCo’s products consist of a reusable controller device and a disposable component, which includes a transducer, and in the case of PainShield, a 30-day supply of adhering patches. The controllers have a life expectancy of three years, while the UroShield disposable transducer has a life expectancy of up to a month and must be replaced to provide the intended therapy. The components are purchased by either the distributor or end user for use in any of the intended applications. Once the controller is purchased by the end user, recurring revenue will be realized by purchases of replacement disposables to the extent that the end user continues treatment with our product.

Nano OpCo’s products are intended to be distributed directly by the us, independent distributors, and potential licensees. Distributor cost is discounted to account for their intended margins, based upon purchase volumes and/or periodic purchase commitments, with the disposable transducer sold and distributed in the same fashion. We currently have an established distributor network and are implementing certain criteria within such network to ensure the appropriate assignment of a distributor or licensee. We are in the process of adding additional distributors to our network, and continue our efforts to identify market leaders in various segments to private label both PainShield and UroShield.

We also have a direct sales component, where we sell directly to consumers, in order to satisfy customer demand generated through on-line advertising and social media. We have seen an increase in demand as a direct result of an expanded social media and on-line advertising presence.

Nano OpCo’s business plan continues to focus on these types of transactions/agreements. We continue to focus on the foundational aspects of each respective product, including the design and performance of each, the reimbursement, regulatory status, and quality control, in order to strengthen our position with prospective partners.

Ultrasound Technology and Nano OpCo’s Products

As noted above, Nano OpCo’s primary products are based on the use of low frequency ultrasound, which delivers energy through mechanical vibrations in the form of sound waves. Ultrasound has long been used in physical therapy, physical medicine, rehabilitation and sports medicine.

Our proprietary PainShield technology consists of a small, thin (1 millimeter) transducer that is capable of transmitting ultrasonic acoustic waves onto treatment surfaces with a radius of up to 10 centimeters beyond the transducer. This technology allows us to treat pain by securing our transducers to the skin with a separate adhesive patch, and portable self-adhering acoustic patch, thereby eliminating the need for technicians and medical personnel to manually administer ultrasound therapy, which should reduce the cost of therapy. Moreover, we believe that, based upon the body of evidence, the delivery of ultrasound through our portable devices may provide a competitive advantage over other existing therapies marketed for similar intended use(s) (e.g., to treat pain associated with muscle, tendon, and contractures), as our technology is positioned to directly target the affected areas of the body within the scope of the applicable FDA clearance.

While there are currently a number of products on the market that treat pain through ultrasound therapy, we believe that our products may be preferable in certain instances because they are portable, without the requirement to be plugged into an outlet and they have a frequency of 100kHz (in contrast to other devices, which have a frequency of closer to 1MHz and above), which means our products, when functioning as intended and in accordance with applicable design specifications, should not produce excessive heat that can damage tissue. Therefore, our products (i) can be self-administered by the patient without the need to be moved about the treated area by the patient or a clinician, (ii) can be applied for a significantly longer period without the risk of tissue damage and (iii) do not require the use of gel. We are also aware of one product, the SAM® Sport family of products, which received FDA approval after PainShield and has CE Mark approval, marketed by ZetrOZ, Inc., that we understand may eliminate certain of these requirements and limitations, namely the requirement to be plugged in, the need for movement around the treated area and the relatively short safe treatment period. However, we understand that this product does not generate surface acoustic waves as our products do, which means that the treatment area is generally limited to that under the transducer, that the use of transmission gel is still required, and that the transducer thickness is significantly greater than ours (approximately 1.5 cm). It is also our understanding that the FDA has issued multiple contraindications for SAM® Sport, which do not apply to the PainShield product.

There has been an article published in 2019 on SAM® Sport4 regarding clinical evidence demonstrating that ultrasound dose timing (i.e. daily treatment) and duration significantly impact benefits and treatment results. We are aware of a prospective randomized, double-blinded, placebo-controlled study on the effects of the long-duration low-intensity ultrasound treatment using SAM® Sport4 suggesting that ultrasound may be used as a conservative non-pharmaceutical and non-invasive treatment option for patients with knee osteoarthritis.

In general, ultrasound offers the benefits by increasing local blood circulation, increasing vascular wall permeability, promoting protein secretion, promoting enzymatic reactions, accelerating nitric oxide production, promoting angiogenesis (the formation of new blood vessels from pre-existing vessels) and promoting fibroblast proliferation (fibroblasts are a type of cell that play a critical role in soft tissue healing). We believe that the body of evidence, and the positive therapeutic effect that ultrasound has for various indications, potentially provides for future product development opportunities for us.

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Conventional Ultrasound	PainShield Ultrasound

Traditional ultrasound device and our portable ultrasound patch-based device and a comparison of their energy distribution, where the X-axis represents treatment surface, and the Y-axis represents ultrasound energy penetration depth within tissue.

The PainShield Plus was introduced in March 2022. The new product design provides the same therapy as PainShield MD, but through two transducers which alternate in its duty cycle. This dual transducer design provides for a broader treatment with three hours of therapy.

In a comparison of a traditional ultrasound device and our portable ultrasound patch-based device, the bulk wave conventional ultrasound machines with handheld transducers distribute the energy deeply into the body, as shown above in diagram (A) on the left. In comparison, our device distributes the energy on the surface, as shown in diagram (B), thereby meaningfully increasing the treatment area. Our transducers may also be incorporated into treatment patches, including patches that are designed to deliver medicine and other compounds through the skin. The generation and delivery of low frequency ultrasound over a period of time to a specific area has been termed “targeted slow-release ultrasound”. We believe that this delivery method of ultrasound may be comparable to that of slow-release medication in the pharmaceutical industry. This “targeted slow-release” capability is intended to allow for more frequent targeting of the intended treatment area and thus may result in a more effective therapeutic response.

Micro Vibrations Technology and Nano OpCo’s Products

In a 2007 study, increase in mean blood flow to the calf was higher in the vibration group than the placebo group. Improvements in local blood flow may be beneficial in the therapeutic alleviation of pain or other symptoms resulting from acute or chronic injuries (C. Button et al., “The effect of multidirectional mechanical vibration on peripheral circulation of humans”, University of Otago New Zealand, Clinical Physiology and functional Imaging, 2007 27, p211-216). A study on the effect of whole body vibration on lower extremity skin blood flow suggests, that short duration vibration alone significantly increases lower extremity skin blood flow, doubling skin blood flow for a minimum of 10 minutes following treatment (Lohman et al., “The effect of whole body vibration on lower extremity skin blood flow in normal subjects”, Department of Physical Therapy, Loma Linda university, USA, Med Sci Monit, 2007; 13(2) 71-76). Vibration has also been shown to stimulate angiogenesis and growth factors such as vascular endothelial growth factor (Suhr F et al., “Effects of short-term vibration and hypoxia during high intensity cycling exercise on circulating level of angiogenic regulators in humans”, J Appl Physiol, 2007, 103:474-483, Yue Z. et al., “On the cardiovascular effects of whole-body vibration I. Longitudinal effects: hydrodynamic analysis”, Studies Appl Math, 2007, 119:95-109).

Relative to soft tissue repair, it is well established that increasing blood flow to the wound and peri-wound area helps accelerate the healing of ischemic wounds. Micro-vibrations applied on the skin tissue increase local blood flow and oxygen delivery to the wound area and stimulate angiogenesis and growth factors that are helpful for the wound healing process. Vibration therapy has been found to stimulate blood flow due to mechanical stresses of endothelial cells resulting in increased production of nitric oxide and vasodilation, as well as increase soft tissue and skin circulation. (Maloney-Hinds et al., “The Role of Nitric Oxide in Skin Blood Flow Increases due to vibration in healthy adults and adults with type 2 diabetes,” School of Medicine, Loma Linda University. Ca. Diabetes Technology & Therapeutics, 2009 p. 39-43). In addition, micro vibrations induce skin surface nerve axon reflex and type IIa muscle fibers contraction rates, resulting in vasodilation (Nakagami et al., “Effect of vibration on skin blood flow in an in vivo microcirculatory model”, The University of Tokyo, Bio-Science Trends 2007; 1 (3): 161-166). Ten minutes of vibration therapy with laser doppler revealed a consistent increase in water content of the upper dermis (TJ Ryan et al., “The effect of mechanical forces (vibration or external compression) on the dermal water content of the upper dermis and epidermis, assessed by high frequency ultrasound”, Oxford Wound Healing Institute, Journal of Tissue Viability, 2001. Of import with respect to diabetic wounds, in which a prolonged inflammatory phase occurs, vibration vasodilation has generated an indirect anti-inflammatory action, mainly by suppression of nuclear factor-kβ, the key gene for inflammatory mediators (Sackner, M.A., “Nitric Oxide is released into circulation with whole-body, periodic acceleration”, Chest 2005;127;30-39).

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Urinary catheter usage is associated with pain and discomfort caused by the friction between the catheter surface and the urethral tissue. Generally, this friction is treated by applying lubricating gels and low friction catheter coatings. These methods are effective for a short term during the catheter insertion as the lubricating gel is quickly absorbed into the surrounding tissue and loses its effect and the catheter coatings lose their lubricity within a few days, as the coating is covered by a thin film of mucous.

Our UroShield product provides vibrations along the surface of the urinary catheter that is in contact with urethral tissue. We believe that these vibrations create a continuous acoustic lubrication effect along the surface of the indwelling catheter that is in contact with the surrounding tissue, thus reducing catheter-tissue contact time, which may lessen trauma from urethra abrasion and adhesion. We have also shown in animals and in humans that the micro-vibration technology can reduce the level of biofilm formation on urinary catheters.

Nano OpCo’s Products

Product Design, Packaging, Identity

All of our products were redesigned in the fourth quarter of 2019, with an updated look and improved performance. These new designs were coupled with new branding, packaging, instructional manuals, and marketing materials. Beginning in the fourth quarter of 2019, our manufacturing in China, Singapore, and Israel commenced producing the redesigned products for distribution and delivered their first completed units in April 2020. We currently complete assembly in our facilities in Israel. Even though our ability to assemble our products has not been affected by the current political environment, we cannot predict if future events may cause delays. Our 2023 production run established an ample supply of devices and monthly disposable kits. The completed products can be used as a platform for either PainShield or UroShield. We do not anticipate a need to manufacture additional devices through 2024. However, due to an increased demand of disposable monthly kits, we continue to produce at a high rate to meet demand.

UroShield

UroShield is intended to prevent bacterial colonization and biofilm formation, increase antibiotic efficacy in the catheter lumen and decrease pain and discomfort associated with urinary catheter use. It is designed to be used with any type of indwelling urinary catheter regardless of the material or coating. Use of the device is contraindicated for use while there is an active UTI. We believe that UroShield may be the first medical device on the market that attempts to simultaneously address all of the aforementioned catheter-related issues. UroShield is similar in design to PainShield, in that it uses a driver unit that produces low frequency, low intensity ultrasound. The driver unit connects to a disposable transducer that is clipped onto the external portion of the catheter to deliver ultrasound therapy to all catheter surfaces as well as the tissue surrounding the catheter.

Picture of UroShield with actuator

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Clinical studies of the UroShield system have supported the following advantageous effects:

●	Prevention or Reduction of Biofilm. The low frequency ultrasound generated by UroShield has been shown to decrease adherence of bacteria to catheter surfaces, thereby reducing biofilm. Biofilm is the complex matrix required for bacteria to grow and cause infection. See the discussion of our Heidelberg 1 trial below.

●	Decreased Catheter Associated Pain and Discomfort. We believe that UroShield creates an acoustic envelope on the surfaces of the catheter, which decreases friction and tissue trauma, pain and discomfort caused by the catheter. In addition, in vivo (rabbit) studies have shown the tissue in contact with the catheter remains healthier and less traumatized as a result of the application of low frequency and low intensity ultrasound (Applebaum I, et.al., “The Effect of Acoustic Energy Induced By UroShield on Foley Catheter Related Trauma and Inflammation in a Rabbit Model” Department of Urology, Shaarey Zedek Medical Center and the Hadassah Hebrew University Medical School).

●	Acoustically Augmented Antibiotic Therapy. Antibiotic resistance in biofilm bacteria is a well-known phenomenon. Although it has been known that ultrasound can increase antibiotic efficacy in in-vitro models, we do not believe that there has been a practical ultrasound-based medical device that was able to augment antibiotic efficacy in the clinical setting. In a clinical study, UroShield technology has been shown to eradicate biofilm-residing bacteria by greater than 85% when applied simultaneously with an antibiotic in three clinically relevant species, escherichia coli, staphylococcus epidermidis and pseudomonas aeruginosa (Banin E, et al., “Surface acoustic waves increase the susceptibility of Pseudomonas aeruginosa biofilms to antibiotic treatment,” Biofouling, August 2011; we supplied devices for this study, but had no further involvement with it).

●	Preservation of the Patency of Catheters. We believe that low frequency ultrasound applied to catheters will add an anti-clogging effect and will preserve patency of catheters. This effect is achieved by ultrasound waves creating an acoustic layer on the inner lumen of the urinary catheter, thereby preventing adherence of biological material and biofilm formation. We believe that this anti-clogging benefit will help prevent local infection and sepsis secondary to catheter obstruction.

UroShield has undergone a number of clinical trials. The Heidelberg 1 trial, conducted in 2005-2006, which we sponsored, was a 22 patient randomized, double blind, sham-controlled, independent trial that tested UroShield’s safety and ability to prevent biofilm in patients with an indwelling Foley catheter. The trial demonstrated that UroShield prevented biofilm in all patients with the active device as compared to biofilm being found in seven of eleven of the control patients. In addition, there was a marked decrease in pain, discomfort and spasm in the active UroShield patients, as evidenced by a statistically significant decrease in the requirement for the medications required to treat urinary catheter associated pain and discomfort (Ikinger U, “Biofilm Prevention by Surface Acoustic Nanowaves: A New Approach to Urinary Tract Infections?,” 25th World Congress of Endourology and SWL, Cancun, Mexico, October 2007).

In a subsequent physician-sponsored trial, known as Heidelberg 2, conducted in 2007, 40 patients who underwent radical prostatectomies were divided into two groups, with the active group receiving one intra-operative dose of antibiotics and UroShield and the control group receiving one intra-operative dose of antibiotics and then five subsequent doses over three days. At the end of the trial, the control group had four cases of bacteriuria, as compared to one in the active group. In a third trial, a physician-sponsored open label trial, 10 patients who received emergency placement of a urinary catheter due to acute obstruction were given a UroShield device and followed with regard to their pain, discomfort, spasm and overall well-being. Within 24 hours, all patients showed improvement and increased toleration of the catheter (Zillich S., Ikinger U, “Biofilmprävention durch akustische Nanowellen: Ein neuer Aspekt bei katheterassoziierten Harnwegsinfektionen?,” Gesellschaft für Urologie, Heilbronn, Germany, May 2008). We supplied devices for this trial, but had no further involvement with it.

In 2022, the Company submitted to The National Institute for Health and Care Excellence, for review, the findings from an independent evaluation of its UroShield device on patients who had used the device for up to two years. Clinical data from the study conducted during 2020 by Coventry University’s Assistant Professor, Ksenija Maravic da Silva, reported statistically significant outcomes for the device including a reduced number of UTIs, reduced instances of prescribed antibiotics, reduced catheter blockages, reduced need for unplanned catheter changes and reduced pain reported as a result of catheter associated complications. The study also provided important insights into the lives of those using the device, including improvement of overall well-being, relating specifically to decreased levels of worry and increased ability to socialize. In addition, patient feedback on product improvements was addressed and has been incorporated in the present commercially available device.

In September 2022, UroShield was approved for sale by the NHS internal supply organization, NHS Supply Chain.

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This contract with NHS Supply Chain provides dedicated end-to-end supply chain service of our UroShield for every NHS healthcare organization. UroShield will be available to all patients who need the device with full clinical support, through the NHS supply chain. It represents a significant opportunity for us to expand distribution of UroShield as it will now be made available to all clinicians and their patients through the NHS organization’s own supply channel. NHS Supply Chain manages the sourcing, delivery and supply of healthcare products and services for NHS trusts and healthcare organizations across England and Wales. The organization processes more than eight million orders per year across 94,000 order points and 17,465 locations serving as an integral part of the national healthcare system in the U.K. We are ramping up production to meet increase in demand that we anticipate as a result of this exciting development.

The original contract, which is designed to provide new innovative products for healthcare providers, began in October 2022, and the recent extension signed in the fall of 2023, will merge with the existing Urology and Stoma framework contract in February 2024 with optional extension periods.

Under the contract, NHS Supply Chain describes UroShield as a disposable ultrasound device designed to reduce the risk of CAUTI by reducing bacterial colonization and biofilm formation on indwelling urinary catheters. This ultimately translates into improved outcomes for patients and care provides, reduces the need for antibiotics, catheter changes and washouts and incidence of hospital visits, thereby reducing nursing time, bed days and ambulance transfers.

In the fourth quarter of 2024, we announced our entry a product and market evaluation with two prominent distributors for UroShield. These distributors will cover Israel and South Africa.

Apogepha LOI and Term Sheet

We and our UK distributor are in advanced discussions with NHS to expand coverage of UroShield. In December 2023, we announced we entered into a non-binding letter of intent (the “LOI”) with Apogepha Arzneimittel GmbH (“Apogepha”) in which both parties will analyze the potential for Apogepha to distribute our UroShield product in Germany and other European markets. Pursuant to the terms of the LOI, Apogepha will commence a comprehensive market research study on how UroShield can fit into the pathway of care for patients with long term catheters. The goal of the LOI, and subsequent findings, will be for both us and Apogepha to better understand the feasibility of a distribution deal between both companies.

On October 9, 2024, we announced that we and Apogepha had entered into a non-binding term sheet for the purpose of appointment of exclusive distributorship throughout Germany. Both parties intend to enter into a biding agreement early in 2025.

A definitive and binding partnership agreement is predicated upon successfully obtaining reimbursement through the GKV-SV German Health Reimbursement Authority. The application for reimbursement has been submitted on behalf of Apogepha late in 2024.

Standalone Services Agreement with Veranex, Inc.

In March 2024, we entered into a standalone services agreement (the “Veranex Agreement”) with Veranex, Inc. (“Veranex”), to provide certain research and development services to assist with the development of our next generation of UroShield and PainShield products. The Veranex Agreement has a term of approximately 50 weeks, subject to adjustments or earlier termination thereof in accordance with the terms of the Agreement, with estimated fees and expenses of up to approximately $1.1 million subject to certain adjustments, including among other things, revising the agreement in the event of changing assumptions or facts, unforeseen development deviations, or changes in scope. We expect engineering of the new technology to eventually allow us to find a US manufacturing partner once the development process has been completed.

In December 2024, Veranex completed the first element of the “next-gen” product development process. Prototypes of both the device and transducer element were provided to our management team. It is anticipated that the completion of the process to be in the first half of 2025.

Market for UroShield

According to the Centers for Disease Control and Prevention, UTI is an infection involving any part of the urinary system, including urethra, bladder, ureters, and kidney. UTIs are the most common type of healthcare-associated infection reported to the National Healthcare Safety Network (NHSN). Among UTIs acquired in the hospital, approximately 75% are associated with a urinary catheter, which is a tube inserted into the bladder through the urethra to drain urine. Approximately 15-25% of patients who are admitted to a hospital will have an indwelling catheter at some point during their stay and 7% of nursing home residents are managed by long term catheterization. The most important risk factor for developing a catheter-acquired urinary tract infection (CAUTI) is prolonged use of the urinary catheter.

CAUTI is the most common nosocomial infection in hospitals and nursing homes, representing over 40% of all hospital-acquired infections (HAIs) and 20% of intensive care unit HAIs (Maki, P and Tambyah, D. Engineering Out the Risk for Infection with Urinary Catheters., Emerging Infectious Diseases., Vol. 7, No. 2, March-April 2001). In addition, CAUTIs are the source for approximately 20% of healthcare acquired bacteremia in acute care and 50% in long-term care facilities (Nicolle, Lindsay E. “Catheter Associated Urinary Tract Infections.” Antimicrobial Resistance and Infection Control 3 (2014)). The risk of acquiring CAUTI depends on the method and duration of catheterization and patient susceptibility. Patients requiring a urinary catheter have a daily risk of approximately five percent of developing bacteriuria and approximately 25% of patients develop nosocomial bacteriuria or candiduria over one week (Maki, P and Tambyah, D. Engineering Out the Risk for Infection with Urinary Catheters., Emerging Infectious Diseases., Vol. 7, No. 2, March-April 2001). Virtually all patients requiring indwelling urinary catheters for longer than a month become bacteriuric.

CAUTI occurs because urethral catheters inoculate organisms into the bladder and promote colonization by providing a surface for bacterial adhesion and causing mucosal irritation. The presence of a urinary catheter is the most important risk factor for bacteriuria. Once a catheter is placed, the daily incidence of bacteriuria is 3-10%. Between 10% and 30% of patients who undergo short-term catheterization (i.e., 2-4 days) develop bacteriuria and are asymptomatic. Between 90% and 100% of patients who undergo long-term catheterization develop bacteriuria. About 80% of nosocomial UTIs are related to urethral catheterization; only 5-10% are related to genitourinary manipulation. (John L. Brusch, “Catheter-Related Urinary Tract Infection”, Medscape, August 18, 2015).

The global catheter market size was valued at USD 37.3 billion in 2018 and is expected to witness a CAGR of 9.7% through 2026. Rising prevalence of chronic disorders leading to hospitalization has fueled the growth of this market. The presence of multi-national manufacturers, improving medical facilities, supportive insurance policies are also some of the key factors propelling the market growth. North America is the largest regional market due to the presence of multi-national manufacturers and sophisticated healthcare infrastructure along with high product awareness levels. Asia Pacific is projected to expand at the maximum CAGR of 10.4%, over the study period. According to a Grandview research report published 2018, there are 25 million Foley catheters sold annually in the United States and 75 million catheters sold elsewhere yielding a total global Foley catheter market of 100 million units worldwide. The cost to treat a simple CAUTI has been estimated at $13,793 per case (AHRQ), and the cost of treating bacteremia has been estimated at $8,355 (NIH) per case, yielding a total healthcare burden of $830 million per year. While there are currently both antibiotic and silver coated catheters in the market, they often sell for approximately $10 above the non-antimicrobial equivalent.

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In addition, as of October 1, 2008, Medicare stopped authorizing its payment to hospitals in which patients have developed a catheter-associated urinary tract infection that was not present on admission. This provides hospitals in the United States with a substantial financial incentive to reduce the occurrence of such infections through the use of products such as UroShield, which help prevent infections hospitals would otherwise have to treat without reimbursement. In addition, it has been noted that the Centers for Medicare & Medicaid Services may fine hospitals in the future when their patients develop CAUTI, which will likely increase the incentive of hospitals to invest in technologies that may prevent this complication (Brown J, et al. “Never Events: Not Every Hospital-Acquired Infection Is Preventable, Clinical Infectious Diseases, 2009, 49 (5)).

Competition for UroShield

Several types of products have been introduced to address the growing problem of catheter-acquired infection and biofilm formation on catheter surfaces. Manufacturers offer antibiotic-coated and antiseptic-impregnated catheters. In addition, manufacturers have produced silver-coated catheters, which have been shown in small studies to delay bacteriuria for about two to four days. However, larger studies did not corroborate this result; on the contrary, silver hydrogel was associated with overgrowth of gram positive bacteria in the urine (Riley DK, Classen DC, “A large randomized clinical trial of a silver-impregnated urinary catheter: lack of efficacy and staphylococcal superinfection,” Am. J. Med. 1995 April; 98(4):349-56).

UroShield has been designed to be added to any type of catheter, including Foley catheters and silver-coated catheters, to improve a catheter’s infection prevention performance. However, in the United States, we do not have the requisite regulatory authorization to market UroShield for such use, as we have not yet obtained FDA clearance or approval for UroShield, and the FDA’s temporary, COVID-19 related policy of Enforcement Discretion under which we had been marketing UroShield since September 2020 expressly excludes use with a coated catheter. UroShield is not intended to replace any existing products or technologies, but instead is intended to assist these existing products or technologies in preventing catheter-acquired urinary injury and catheter associated complications.

Regulatory Strategy

UroShield received CE Mark approval in September 2007 and was also approved for sale by the Israeli Ministry of Health in 2008. We have maintained our CE mark approval until now and expect that to continue going forward. We are able to sell UroShield in India and Ecuador based on our CE Mark. UroShield was granted a Canadian medical device license in September 2016, although, due to a modification of regulatory standards in Canada, we have lost our Canadian license. We are working toward reinstatement of our Canadian license. To that extent, we passed an audit in or around October 2022.

In the European Union, UroShield has been marketed for the prevention of CAUTI and biofilm formation, decreased pain and discomfort associated with urinary catheters and increased antibiotic efficacy.

In September 2020, the FDA exercised its Enforcement Discretion to allow distribution of the UroShield device in the United States. According to the FDA, “UroShield® device could use Intended Use Code (IUC) 081.006: Enforcement discretion per final guidance, and FDA product code QMK (extracorporeal acoustic wave generating accessory to urological indwelling catheter for use during the COVID-19 pandemic)”.

Accordingly, the FDA’s Enforcement Discretion temporarily cleared the way for import of UroShield to the U.S. during the COVID-19 pandemic, immensely expanding the company’s addressable market for the device during this time period. As of the date of this report, we have not been notified of any change in our Enforcement Discretion status, however, the we have removed the product from the US market and have ceased all sales activities. The device is designed to aid in the prevention of CAUTI incidence in patients requiring long-term indwelling catheterization, defined as 14 days or greater.

We believe the evidence presented to the FDA on UroShield demonstrated decreases in the risk of catheter-associated urinary tract infections and related complications in patients using UroShield who required long-term indwelling catheterization. We intend to seek long-term marketing authorization from the FDA through the De Novo classification process for UroShield, which is a premarket pathway intended for devices that cannot pursue 510(k) clearance because there is no substantially equivalent predicate device but which the applicant believes are sufficiently low-risk that they need not undergo the rigorous premarket approval pathway to be deemed safe and effective for the applicable indications for use. We are currently seeking advice from the FDA prior to submission. We also intend to seek advice and validation of supporting studies we intend to undertake in advance of a De Novo application.

The FDA has made it clear that we will need to generate more clinical study data in order to achieve) De Novo reclassification. Our intent is to conduct a community based PRO study (Patient Reported Outcomes) measuring the impact UroShield will have on prevention of CAUTI, prevention of blockage, and prevention of pain. We currently are in the early stages of putting together a team and plan to start this process.

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Studies completed to assess the safety of UroShield for human use:

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A large animal model (female sheep) study has been conducted to establish local tissue response from a urinary catheter with UroShield attached as compared to a control group of animals with a urinary catheter with no UroShield attached.

The pre-clinical animal study was intended to demonstrate safety of UroShield device when used for 30-days with a urinary catheter. The study compared local tissue and organ response in two groups of 4 (female) sheep where one group was catheterized (urethral) using an uncoated silicone Foley catheter (only) and the other group was catheterized using an uncoated silicone Foley catheter with UroShield device attached to it. All catheters were identical in their size, material composition and manufacturer.

After 30 days the animals were euthanized and local tissue and organs were examined. The results showed the group with UroShield device had fewer observations of swelling, redness or discharge at the vulva as compared to the group without UroShield. The animals did not exhibit signs of discomfort or pain during study period (of 30 days). The gross and histopathology findings were also very similar between the two groups.

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A comparative study of leachables from a urinary catheter with and without UroShield attached has been performed to demonstrate that the leachables with UroShield attached do not exceed toxicological safe limits allowed for a medical device.

The chemical characterization of leachables was intended to demonstrate safety for UroShield device for 30-day use with a urinary catheter. The study compared leachables from a group consisting of 3 uncoated silicone catheters with leachables from a group consisting of 3 uncoated silicone catheters with UroShield attached to it. All catheters were identical in their size, material composition and manufacturer.

The exhaustive extractions were performed with non-polar, polar and aqueous solvents. An additional simulated use extraction using Saline and Ethanol was performed. Overall, the extractables from both groups were comparable and toxicological evaluation showed that all compounds from extraction with UroShield were below the tolerable exposure limits. Most of the compounds had a margin of safety greater than 10 and 4 compounds had margin of safety between 1.5 and 10. Overall, the toxicological risk for using UroShield with a urinary catheter is similar or at even lower levels as compared to a catheter without UroShield attached.

UroShield Sales and Marketing

Since the FDA exercised its Enforcement Discretion to allow the distribution of the UroShield device in the United States, we have been actively seeking partnerships for marketing our product in the United States. We believe the business opportunity for UroShield is in the hundreds of millions in U.S. dollars to the extent that UroShield obtains permanent marketing authorization from the FDA, is recognized as effective and becomes widely adopted for use on catheters, none of which can be guaranteed. To that end, we are seeking a strategic partnership with various companies which have an existing “footprint” in the urology market. Those discussions and negotiations are ongoing at this time.

We have appointed distributors for UroShield in the United Kingdom, Malta, Australia and New Zealand.

From time to time, we have had interest from strategic companies in the catheter market to partner, license or acquire the UroShield technology. These strategic partners are active in the urology market and may be interested in integrating UroShield as an accessory, into their respective range of products. Discussions with these partners are ongoing. There has also been interest from other companies with various invasive line applications.

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Clinical Trials

To date, we have conducted the clinical trials set forth below:

Purpose	Doctor/Location	Time, subjects	Objectives	Results
To assess the safety of the UroShield Double Blind, Comparative, Randomized Study for the Safety Evaluation of the UroShield System (HD1)	Dr. U. Ikinger, Salem Academic Hospital, University of Heidelberg, Germany	2005-2006 22 patients

To demonstrate that the use of the UroShield is safe and that the device is well tolerated by the patients and user friendly to the medical staff.

Efficacy objectives were to demonstrate that the UroShield helps in prevention of biofilm formation in comparison with the urinary catheter alone, as well as bacteriuria.

UroShield was both safe and well tolerated.

UroShield proved efficacious in prevention of biofilm. Subjects required significantly less medications than the control group for catheter related pain and discomfort.

Double Blind, Comparative, Randomized Study for the Safety Evaluation of the UroShield System (HD2 ) Physician initiated	Dr. U. Ikinger, Salem Academic Hospital, University of Heidelberg, Germany	2007 40 patients	To demonstrate that the use of the UroShield is safe and helps in prevention of biofilm formation and UTI in comparison with the urinary catheter alone, as well as decrease antibiotic use.	In this trial, only 1/20 patients in UroShield device (no antibiotics) group developed urinary tract infection compared to 4/20 patients within control group treated with the antibiotic prophylaxis alone.

The Effect of UroShield on Pain and Discomfort in Patients Released from the Emergency Room with Urinary Catheter Due to Urine Incontinence Physician initiated	Shaare Zedek Medical Center Jerusalem, Israel.	2007 10 patients	The study aimed to assess the effectiveness of the UroShield in reducing pain and discomfort levels and improve the well-being of the subjects. Efficacy objectives included reduction of pain, spasm, burning and itching sensation levels of the subjects.	The results demonstrated a reduction in pain, itching, burning and spasm levels. Additionally, the well-being of the subjects showed a significant increase.

The Use of the UroShield Device in Patients with Indwelling Urinary Catheters Open labeled, comparative, randomized study	Dr. Shenfeld Shaare Zedek Medical Center Jerusalem, Israel.	2007-2009 40 patients

Patient complaints related to catheter regarding pain according to VAS scale and discomfort according to 0-10 scale

Presence of Clinically Significant UTI

Presence of Bacteriuria

Presence of Biofilm

Use of medication

UroShield device was effective in reducing postoperative catheter related pain discomfort and bladder spasms. There was also a notable trend towards reduction of bacteriuria.

Purpose	Doctor/Location	Time, subjects	Objectives	Results
Evaluation of the UroShield in urinary and nephrostomies to reduce bacteriuria Physician initiated	Prof. P.Tenke, Hungary	2010-2011 27 patients	● Pain, disability and QOL ● Catheter patency ● Bacteriuria / UTI ● Hospitalization period ● Analgesics and Antibiotics intake	Showed reduction in pain and significant decrease in bacteriuria rate.

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Double Blind, Randomized Control Study for Prevention of Bacterial Colonization and UTI associated with Indwelling Urinary Catheters	Dr. Shira Markowitz Buffalo, NY	2017 55 patients	To demonstrate the use of the UroShield reduces bacterial colonization on the urinary catheter	Final results entitled “The Effect of Surface Acoustic Waves on Bacterial Load and Preventing Catheter-Associated Urinary Tract Infections (CAUTI) in Long Term Indwelling Catheters,” which was published in the December 2018 issue of Medical & Surgical Urology, a leading peer-reviewed journal in the field of urology.
Mean improvement advantage in treatment vs control was 87.2K CFU, (t (53) 18.1, p<0.001) at thirty days. At 60 days the mean improvement advantage in treatment vs control was 87.5K CFU, (t (53) 18.1, p<0.001). At 90 days the mean improvement advantage in treatment vs control was 79.3K CFU, (t (53) 12.4, p<0.001).

Purpose	Doctor/Location	Time, subjects	Objectives	Results

After cessation of treatment in the active group at 30 days, there was a minimal increase in CFU count at both 60 and 90 days. In the same group, there was no statistical difference in the decrease of CFU count from 30 to 60 days after treatment, t (28)=1. p= .326, however there was a marginally significant increase in CFU from 60 to 90 days for the active group (28)=1.7 p= 0.09.

At baseline, every enrolled patient had been treated for infection during the 90 days prior to enrollment. Compared to baseline, the treatment group showed significant statistical and clinical improvement (100%) at 30 days relative to the sham control (73%). There were no reported infections in the Treatment Group while in the control group there were seven reported infections.

At 90 days after treatment, the treatment group showed a significantly stronger improvement (89.7%) compared to the sham control (46.2%). There were three reported infection in the Treatment group, while in the control group there were fourteen reported infections requiring antimicrobial therapy. (logistic regression B=2.3, Wald Chi-Square (df=1) =10.1, p=0.001.)

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Purpose	Doctor/Location	Time, subjects	Objectives	Results
UroShield Randomized Control trial	5 different nursing facilities	2017 - 2018 51 subjects	51 subjects were evaluated with 26 in the active/treatment group and 25 in the control group. All patients had been treated for at least one incident of a catheter-acquired urinary tract infection (CAUTI) requiring antibiotics in the preceding 6 months prior to trial initiation.	At the 90-day evaluation, 13 of 25 subjects (52%) in the control group developed a CAUTI requiring systemic antibiotics while only 1 of 26 patients (4%) in the UroShield™ group required antibiotic. All study subjects had an initial colony count of greater than 100,000 CFU cultured from their urinary tract. At thirty days, all subjects within the control group showed no change in the number of their bacteria count which was greater than 100,000 CFU, while those in the treatment group showed a reduction to 10,000 CFU in 15 of 26 subjects and only 1,000 CFU in 10 of 26 subjects, proving a decrease in both bacterial colonization and the incidence of Urinary Tract Infection.

Recently Completed, Current, Ongoing and Planned Clinical Trial

If we are able to locate a strategic partner or otherwise obtain sufficient funding, we anticipate conducting the following clinical trial:

Trial	Place	Start Date/Timing	Objectives
UroShield FDA Administration trial 306 patient trial	University of Michigan	April 2024

Safety and efficacy of UroShield in urinary catheter related pain and infection and biofilm formation.

The results of previous clinical trials may not be predictive of future results, and the results of our planned clinical trial, if we are able to locate a strategic partner or otherwise obtain sufficient funding, may not satisfy the requirements of the FDA.

The initial part of the study is a pilot phase in order to verify clinical, logistical, and oversight of a potential broad study. The pilot phase was completed in the 4th quarter of 2024. The results satisfied the University of Michigan clinical team and subsequently recommended that we move to the broader study

PainShield

PainShield is an ultrasound device, consisting of a reusable driver unit and a disposable patch, which contains our proprietary therapeutic transducer. It delivers a localized ultrasound effect to treat pain and induce soft tissue healing in a targeted area, while keeping the level of ultrasound energy at a safe and consistent level of 0.4 watts. We believe that PainShield is the smallest and most portable therapeutic ultrasound device on the market and the only product in which the ultrasound transducer is integrated in a therapeutic disposable application patch.

We believe the existing ultrasound therapy devices being used for pain reduction are primarily large devices used exclusively by clinicians in medical settings. PainShield is able to deliver ultrasound therapy without being located in a health care facility or clinic because it is portable, due to it being lightweight and battery operated. Because it is patch based and easy to apply, PainShield does not require medical personnel to apply ultrasound therapy to the patient. Some patient benefits reported in prior studies included ease of application and use, relatively quick recovery time, high patient compliance, and potentially increased safety and efficacy over certain other devices that rely on higher-frequency ultrasound (Adahan M, et al, “A Sound Solution to Tendonitis: Healing Tendon Tears With a Novel Low-Intensity, Low-Frequency Surface Acoustic Ultrasound Patch,” American Academy of Physical Medicine and Rehabilitation Vol. 2, 685-687, July 2010). PainShield can be used by patients at home or work or in a clinical setting and can be used even while the patient is sleeping. Its range of applications includes acute and chronic pain reduction and anti-inflammatory treatment.

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Picture of PainShield with Patch

In other countries outside the United States where the product is approved for such use, PainShield is used to treat tendon disease and trigeminal neuralgia (a chronic pain condition that affects the trigeminal or 5th cranial nerve, one of the most widely distributed nerves in the head); previously, the therapeutic options for these disorders have been very limited. In the United States, PainShield is only cleared to treat pain, muscle spasms, and joint contractures associated with or caused by various conditions or diseases. It has also been used to treat pelvic and abdominal pain. To date, to the best of our knowledge, the primary treatment options for several of these conditions are pain medication and surgery. Several additional causes of pain, and the treatment of that pain with the PainShield product, can be explored through clinical trials.

On March 1, 2023, the Company launched its month-to-month rental program for Painshield.

In March 2024, we the Veranex Agreement with Veranex to provide certain research and development services to assist with the development of our next generation of UroShield and PainShield products. See “Nano OpCo’s Products – UroShield,” above.

Market for PainShield

Pain-related complaints are one of the most common reasons patients seek treatment from physicians (Prince V, “Pain Management in Patients with Substance-Use Disorders,” Pain Management, PSAP-VII, Chronic Illnesses). According to Landro L, “New Ways to Treat Pain: Tricking the Brain, Blocking the Nerves in Patients When all Else Has Failed,” Wall Street Journal, May 11, 2010, approximately 26% of adult Americans, or approximately 76.5 million people, suffer from chronic pain. The National Center for Health Statistics has estimated that approximately 54% of the adult population experiences musculoskeletal pain. Studies have shown that low-frequency ultrasound treatment has yielded positive results for a variety of indications, including tendon injuries and short-term pain relief (Warden SJ, “A new direction for ultrasound therapy in sports medicine,” Sports Med. 2003; 33 (2):95-107), chronic low back pain (Ansari NN, Ebadi S, Talebian S, Naghdi S, Mazaheri H, Olyaei G, Jalaie SA, “Randomized, Single Blind Placebo Controlled Clinical Trial on the Effect of Continuous Ultrasound on Low Back Pain,” Electromyogr Clin Neurophysiol. 2006 Nov; 46(6):329-36) and sinusitis (Ansari NN, Naghdi S, Farhadi M, Jalaie S, “A Preliminary Study Into the Effect of Low-Intensity Pulsed Ultrasound on Chronic Maxillary and Frontal Sinusitis,” Physiother Theory Pract. 2007 Jul-Aug; 23(4):211-8). We believe that PainShield’s technology, portability and ease of use may result in it becoming an attractive product in the pain management and therapy field.

Competition for PainShield

There are numerous products and approaches currently utilized to treat chronic pain. The pharmacological approach, which may be the most common, focuses on drug-related treatments with the over-the-counter internal analgesic market estimated at $19 billion in 2019. Alternatively, there are a large number of non-pharmacological pain treatment options available, such as ultrasound, transcutaneous electrical nerve stimulation, or TENS, laser therapy and pulsed electromagnetic treatment. In addition, there are some technologies and devices in the market that utilize low frequency ultrasound or patch technology. Many patients are initially prescribed anti-pain medication; however, ongoing use of drugs may cause substantial side effects and lead to addiction. Therefore, patients and clinicians have shown increased interest in alternative pain therapy using medical devices that do not carry these side effects.

The currently available ultrasound treatments for chronic pain have generally been accepted by the medical community as standard treatment for pain management. However, the traditional ultrasound treatments, such as those manufactured or distributed by Mettler Electronics Corp, Metron USA and Zimmer MedizinSysteme, are stationary devices found only in clinics and other health care facilities that need to be administered to patients by health care professionals. We are aware of three companies that market smaller ultrasound devices capable of certain self-administered use for the treatment of pain: Koalaty Products, Inc., Sun-Rain System Corp. and PhysioTEC. These devices generally function in the same manner, at the same frequency and with the same administration and safety requirements and limitations as traditional, larger ultrasound devices. We are also aware of one product, the SAM® Sport4, which has recently received FDA approval and also has CE Mark approval, marketed by ZetrOZ, Inc., that we understand may eliminate certain of these requirements and limitations, namely the requirement to be plugged in, the need for movement around the treated area and the relatively short safe treatment period. However, we understand that this product does not generate surface acoustic waves as our products do, which means that the treatment area is generally limited to that under the transducer, that the use of transmission gel is still required, and that the transducer thickness is significantly greater than ours (approximately 1.5cm). It is also our understanding that the FDA has issued contraindications which do not apply to the PainShield product. In addition, there are other patch-based methods of pain treatment, such as TENS therapy. TENS therapy may be painful and irritating for the patient due to the muscle contractions resulting from the electrical pulses.

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PainShield combines the efficacy of ultrasound treatment for pain with the ease of use and portability of a patch-based system. PainShield also may be self-administered by the patient, including while the patient is sleeping. However, if we are unable to obtain widespread insurance coverage and reimbursement for PainShield, its acceptance as a pain management treatment would likely be hindered, as patients may be reluctant to pay for the product out-of-pocket.

CMS approved PainShield for reimbursement for Medicare beneficiaries on a national basis in January 2020 although we have never received a reimbursement value. We are evaluating our options on how to receive this reimbursement value.

Our marketing efforts continue to expand in the direct to consumer, Veterans Health Care network, and workers’ compensation market. Relative to the VA market, we are currently represented by Applied Medical and Delta Medical. Delta Medical is a Service Disabled Veteran Organization Small Business (SDVOSB). PainShield is approaching the workers’ compensation market through various sales agents and on a direct basis. Additionally, on March 1st, 2023, we established a rental program for direct to consumer marketing for patients without health insurance coverage.

Regulatory Strategy

PainShield received 510(k) clearance from the FDA in August 2008 as an ultrasonic diathermy device intended to apply ultrasonic energy to generate deep heat within body tissues for the treatment of selected medical conditions, such as relief of pain, muscle spasms, and joint contractures. PainShield received CE Mark approval in July 2008 and was also approved for sale by the Israeli Ministry of Health in 2010. We are able to sell PainShield in India and Ecuador based on our CE Mark.

In the United States, a prescription from a licensed healthcare practitioner is required for the use of PainShield.

Recently, we announced our intention to pursue marketing authorization for a non-prescription version of PainShield MD, which we refer to as PainShield Relief. The PainShield Relief is intended to be an Over-The Counter (OTC) product, not requiring a prescription from a medical professional. We believe that such reclassification, if approved by the FDA, will open up mass market opportunities which are currently not available to us due to the prescription requirement. However, there is no assurance that we will be able to remove the prescription requirement for the use of PainShield Relief or that, even if we accomplish such reclassification and the use of PainShield Relief no longer requires a prescription, PainShield Relief will be successful commercially in the mass market or we will be able to generate significant revenues from the mass market opportunities, if any.

In order to prove to the FDA that the requirement for a physician prescription is not necessary to ensure safe and effective use of the product, proof of safety and consumer “usability” needs to be established. We engaged User-View, Inc to facilitate our Usability study and received the favorable results we expected. The product packaging and all instruction documents have been modified in an effort to meet OTC standards. We also engaged an outside laboratory to perform acoustic testing on all PainShield products. We previously anticipated submission of a 510(k) for PainShield Relief to the FDA, for OTC use as a class 1 device, in early April 2022, but do not expect such submission to take place until 2025 as we are evaluating whether any additional data or action steps are needed including potentially redesigning the product in appearance and functionality.

The PainShield Plus, is a dual applicator device, which will also be submitted for specific clearance from the FDA. Submission for PainShield Plus was made in late February 2022. We received FDA clearance in November 2023.

In the United States, PainShield falls under the diathermy classification for the treatment of pain for initial reimbursement purposes. The permitted reimbursement codes can be used in the outpatient supervised medical setting. We continue to work with the Centers for Medicare and Medicaid Services and private insurers so that reimbursement can be extended to cover the administration of PainShield outside of health care facilities and clinics. We have engaged outside legal counsel to assist with all aspects of reimbursement and FDA regulatory actions. In addition, we intend to conduct clinical trials in order to pursue FDA authorization to market PainShield for a larger range of indications. The targeted reimbursement would be based upon specific indications, where study data serves as justification for payment.

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PainShield Sales and Marketing

PainShield was introduced in 2009 as a treatment for pain, such as tendonitis, sports injuries, pelvic pain, and neurologic pain, depending on the scope of the approval or clearance from each applicable jurisdiction, and we have sold over 8,000 units since its introduction. We have entered into distribution agreements in United States, Europe, Australia, and India for the distribution of PainShield. We intend to seek additional distribution opportunities in Europe, East Asia and Ecuador. In addition, we sell PainShield directly to patients through our website in jurisdictions where direct-to-consumer sale is permitted. We are continuously improving our marketing efforts in the U.S. market and throughout the world to establish licensing and private label partnerships as well.

We have identified a unique application for PainShield in applicable foreign jurisdictions where such application is authorized, which is the treatment of a severe facial nerve pain called Trigeminal Neuralgia, otherwise known as tic douloureux. The FDA lists facial application as a contraindication and has not cleared or approved PainShield for such use in the United States. We are considering pursuing FDA approval of the PainShield for Trigeminal Neuralgia, which will likely require additional data and clinical investigation to support an application for premarket approval (“PMA”) for this indication, if such PMA is required by FDA. Two studies were performed in Israel, “A Randomized Control Trial Examining the Efficacy of Low Intensity Low Frequency Surface Acoustic Wave Ultrasound in Trigeminal Neuralgia Pain”, and “A Sound Solution for Trigeminal Neuralgia”. Two trials which enrolled a total of 16 and 15 patients respectively, both conducted at the Sheba Medical Center in Israel, concluded that these studies support the hypothesis that the application of Low Intensity Low Frequency Surface Acoustic Wave Ultrasound (LILF/SAW) may be associated with a clinically significant reduction of pain severity among patients suffering from trigeminal neuralgia disease. One of the studies showed a reduction in pain among 73% of the participants. We believe this to be an ideal market to address with the PainShield. With few existing treatment alternatives, we believe the PainShield could prove to be a practical and safe alternative. A broader RCT, targeting 60 patients suffering from unilateral trigeminal neuralgia, was also completed. The article was published on January 22, 2019, in the Journal of Anesthesiology and Pain Research, under the title “The Effect of a Surface Acoustic Wave (SAW) Device on the Symptomatology of Trigeminal Neuralgia”. We cannot predict the success of any future trials, nor can we guarantee that FDA will grant approval for such use.

GlobalData’s epidemiological analysis forecasts that the total prevalent cases of trigeminal neuralgia in the seven major markets (United States, France, Germany, Italy, Spain, U.K and Japan) will grow at 15% between 2012 and 2022. According to an estimate by Ronald Brisman, M.D., in 2013 the prevalence of trigeminal neuralgia in the U.S. may have been as high as approximately 280,000 patients. With the favorable results from our current, ongoing study (explained in detail below), we continue to plan to aggressively pursue this market in the foreign jurisdictions where PainShield has been approved through direct marketing efforts and distributor relationships.

We have also identified a market for PainShield in the professional sports industry, where in some cases, reimbursement may be available from sports alumni organizations or, more likely, self-pay. In order to pursue this market, we are exhibiting at sports trainer’s meetings, pursuing alumni associations, advertising in their media, and have recently engaged a national distributor in the United States. Discussions and ongoing negotiations continue with other appropriate distributors in these various market segments.

Clinical Trials

To date, we have conducted or are in the process of conducting the clinical trials set forth below:

Purpose	Doctor/Location	Time, subjects	Objectives	Results
A sound solution for Trigeminal Neuralgia Physician initiated	Dr. Ch. Adahan Sheba Medical Center	2009 15 patients	●Reduction in pain ●Reduction in disability ●Improvement of function and quality of life ●Accelerating of healing	73% of the subjects experienced complete or near complete relief.

Randomized control trial examining the efficacy of low intensity low frequency Surface Acoustic wave ultrasound in trigeminal neuralgia pain For Ph.D., Funded by Israeli Ministry of Health	Dr. M. Zwecker Chaim Sheba Medical Center, Tel Hashomer, Israel	2012-2012 16 patients	●Reduction in pain ●Reduction in disability ●Improvement of function and quality of life ●Accelerating of healing	In conclusion this study supports the hypothesis that the application of Low Intensity Low Frequency Surface Acoustic Wave Ultrasound (LILF/SAW) may be associated with a clinically significant reduction of pain severity among patients suffering from trigeminal neuralgia disease.

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Purpose	Doctor/Location	Time, subjects	Objectives	Results
Treating Rutgers university athletic injuries with band aid sized ultrasound unit PainShield	R. Monaco, G. Sherman, Rutgers University Athletic, Rutgers, New Jersey	2011 35 patients

●To assess the pain, functional capacity and discomfort of the subject

●To assess the subject’s quality of life

●To assess the injury status

●To assess the efficacy of the treatment

●To assess compliance factors

Active group:

74% had improvement, 26% no change

Sham group:

56% no change, 44% had improvement

This is an indication of the effectiveness of the device.

Lack of funding for statistical analysis has stopped this trial prior to fulfilment.

Reduction of chronic abdominal and pelvic pain, urological and GI symptoms using wearable device delivering low frequency ultrasound	D. Wiseman, Synechion Institute for Pelvic Pain	2011 19 patients	●To assess the efficacy of PainShield for pelvic and related pain	Improvement in pain related symptoms noted for all symptoms.

The Effects of the NanoVibronix’s PainShield Surface Acoustic Waves on the Symptoms of Lateral Epicondylitis	Dr. David Lemak, a leading orthopedic surgeon with Birmingham Orthopedic and Sports Specialists.	2019, 24 patients	A randomized, double blinded study for 30 days that evaluated the effectiveness and safety of PainShield Surface Acoustic Wave (SAW) technology on patients suffering from pain and discomfort, as well as limited mobility caused by the effects of chronic or acute lateral epicondylitis (LE) (“tennis elbow”).

All patients in the study had symptoms of pain and point tenderness at the beginning of the study. Conversely, at the conclusion of the study, 91% of the patients in the PainShield control group had complete or partial resolution of symptoms. Patients used PainShield in conjunction with over-the-counter medication, as needed, but without the benefit of opioid-based prescription medication. The study concluded that the PainShield device is safe and effective in the treatment of tennis elbow.

The Effect of a Surface Acoustic Wave (SAW) Device on the Symptomatology of Trigeminal Neuralgia	Shira Markowitz, MD, New York, NY	Early 2018 59 patients	To measure pain scores, quality of life, and breakthrough drug use of 59 patients with a diagnosis of unilateral trigeminal neuralgia.	There was a significant difference in the outcomes of the two groups relative to pain, quality of life, and breakthrough medications taken, which was directly correlated to pain experienced during treatment. Specifically, the treatment group experienced a 55.2% improvement in baseline pain scores versus 2.3% for the control group. The treatment group experienced a 46.4% reduction in breakthrough pain medication versus 1.5% for the control group.

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If we are able to obtain sufficient funding, we anticipate conducting the following clinical trials:

Trial	Place	Start Date/Timing	Objectives
Surface Acoustic Wave (PainShield) and its effectiveness on bone growth stimulation	To be determined	To be determined	Test the effect of Surface Acoustic Wave (SAW)/PainShield for bone growth stimulation

WoundShield

Our WoundShield product was granted the European Wound Closure Customer Value Leadership Award, Ultrasound Therapy - Wound Closure in 2014. WoundShield is intended to treat acute and chronic wounds with a disposable treatment patch that delivers localized therapeutic low frequency ultrasound. The WoundShield patch has two configurations: one that is placed adjacent to the wound and another, called the instillation patch, that is placed on the wound to enable instillation through sonophoresis, a process that increases the absorption of semisolid topical compounds, including medications, into the skin. Based on studies conducted by BIO-EC Microbiology Laboratory and Rosenblum, we believe that our WoundShield product possesses significant potential for the treatment of, among other things, diabetic foot ulcers and burns (Gasser P, Study Report delivered by BIO-EC Microbiology Laboratory, Dec 2007, which we ordered, paid for, and provided devices for; Rosenblum J, “Surface Acoustic Wave Patch Diathermy Generates Healing In Hard To Heal Wounds,” European Wound Management Association 2011, for which we supplied devices but had no further involvement).

In March 2020, we signed a license agreement with Sanuwave Health, Inc. (“Sanuwave”) for the manufacture and delivery of our WoundShield technology. Under the terms of the agreement, NanoVibronix received warrants to purchase up to 127,000 of Sanuwave stock upon signing and, will receive a $250,000 milestone payment based on FDA approval, and 10% royalty on Sanuwave’s gross revenues from sales or rentals of WoundShield. In return, Sanuwave has received the worldwide, exclusive rights to the Company’s WoundShield product and technology. We are currently in late stage discussions with Sanuwave to terminate this agreement in exchange for forfeiting our Sanuwave warrants and expect this termination be finalized in the second quarter of 2024.

On September 12, 2024, the agreement with SanuWave was terminated, and our Sanuwave warrants were cancelled.

Picture of WoundShield Driver and Instillation Patch

WoundShield delivers surface acoustic waves to the location of the wound. Surface acoustic waves move laterally across the surface of the wound, which enables the transfer of the acoustic energy of the waves along the entire wound surface in a continuous and consistent mode, providing access to the waves’ benefits for a longer treatment period than conventional ultrasound without the need for supervision or a treatment session by a clinician.

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The technology has been found to have a positive effect on the epithelialization (healing by the growth of epithelial cells) of diabetic wounds, as well as on the stimulation of the precursors of dermal and epidermal (skin) growth. As such, it is a useful adjunct to wound care by increasing dermal and epidermal growth, including glycosaminoglycans, or GAGs (which bind to extracellular proteins like collagen, fibronectin, laminin, etc. and retain considerable amounts of water, thus preserving the skin structure) as well as the amount of collagen (a protein that helps skin heal) and decreasing the number of cells in mitosis (a type of cell division) (Rosenblum J, “Surface Acoustic Wave Patch Diathermy Generates Healing In Hard To Heal Wounds,” European Wound Management Association 2011, for which we supplied devices which were precursors to WoundShield, but had no further involvement). In addition, the WoundShield instillation patch allows for administration of therapeutic agents into the wound area through a sonophoresis effect.

Many key processes in wound healing are dependent upon an adequate supply of oxygen. Diabetic foot ulcers are particularly in need of an adequate oxygen supply because the disease often results from poor perfusion (blood flow) and decreased oxygen tension. Oxygen is also important for the immune system to combat bacteria, synthesize collagen, help with fibroblast proliferation (fibroblasts are a type of cell that play a critical role in wound healing), form oxidative (taking place in the presence of oxygen) pathways for adenosine triphosphate, or ATP, formation (ATP transports chemical energy within cells for metabolism), and the nitric oxide dependent signaling pathways. It is generally believed that a lack of available oxygen is a basic contributing factor in the perpetuation of these wounds. Wound healing experts have developed a technique of perfusing ischemic wounds (which occur when blood flow is blocked) with hyper-oxygenated saline, while the wound is being treated with ultrasound, also known as sonication. This localized oxygenation therapy has many advantages over the use of hyperbaric chambers (large chambers in which the oxygen pressure is above normal), a common method for delivering oxygen to wounds, as it is more cost-effective, can be done at the patient’s bedside and can be administered more frequently. The WoundShield instillation patch was tested as a potential ultrasound technology for this localized oxygen therapy. In one study (Morykwas M, “Oxygen Therapy with Surface Acoustic Waveform Sonication,” European Wound Management Association 2011; we supplied devices for this study, but had no further involvement with it), oxygen sensors were placed in the wound bed to directly measure partial pressure of oxygen in an ischemic wound bed on a pig. The wound was perfused with hyperbaric oxygen and sonicated using the WoundShield instillation patch. With surface acoustic wave ultrasound technology, tissue oxygen levels (partial pressure of oxygen in the blood, or PaO2) were raised from a range of 20 mmHg (millimeters of mercury) to 60 mmHg in peripheral (periwound) areas, a 3 centimeter distance away from the transducer, and from 40 mmHg to greater than 100 mmHg in the central wound bed lying below the WoundShield instillation patch (see table below). The results of this study illustrated that the WoundShield instillation patch allowed oxygen to directly enter into the wound. The direct entry of the oxygen increased the amount of oxygen reaching the wound, which has been shown to advance the healing process. In addition, we believe that WoundShield’s small size, lower cost and ease of use makes localized oxygen treatment commercially viable.

In 2012, results were published of a human feasibility trial for the WoundShield instillation patch that was performed at Duke University in North Carolina. Seven patients were treated with the WoundShield instillation patch for their wounds and average tissue oxygen levels (PaO2) increased by an average of 58% over baseline (Covington S, “Ultrasound-Mediated Oxygen Delivery to Lower Extremity Wounds,” Wounds 2012; 24(8)). We supplied devices for this trial, but had no further involvement with it.

Market for Wound-Healing Devices

The global wound care device market totaled approximately $20.8 billion in 2022 and it is expected to grow to $27.2 billion by 2027 at a CAGR of 65.4% during 2022-2027 (as reported by Markets and Markets in June 2022). According to the Global Report on Diabetes produced by the World Health Organization (“WHO”) in 2016, globally, an estimated 422 million adults were living with diabetes in 2014, compared to 108 million in 1980. According to a report entitled “Advances in Wound Closure Technology” by Frost and Sullivan (2005), foot complexities are the most frequent causes for patients with diabetes to get hospitalized, with complications usually starting with the formation of skin ulcers. In addition, according to the American Burn Association, approximately 486,000 patients received medical treatment annually for burn injuries in 2016 in the United States. There are also policy-based factors that may increase the size of the wound care market. We anticipate that reimbursement decisions with respect to hospital acquired wounds may create a large market opportunity for wound care products, including WoundShield. Furthermore, in 2009, the Centers for Medicare and Medicaid Services announced that they would stop reimbursements for treatment of certain complications that they believed were preventable with proper care. One such complication was surgical site infections after certain elective procedures, including some orthopedic surgeries and bariatric surgery. We believe that such developments incentivize medical care providers to invest in reducing the risk of infection through the use of wound care products, including WoundShield.

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Competition for WoundShield

The market for advanced wound care includes a number of competitors, such as the 3M Company, Smith and Nephew plc and Convatec Inc., all of whom market wound-healing medical devices. Due to their size, in general these companies may have significant advantages over us. These competitors have their own distribution networks for their products, which gives them an advantage over us in reaching potential customers. In addition, they are vertically-integrated, which may allow them to maximize efficiencies that we cannot achieve with our third-party suppliers and distributors. Finally, because of their significantly greater resources, they could potentially choose to focus on research and development of technology similar to ours, more than we are able to. In general, we believe that these competitors have, and will continue to have, substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do. However, we believe that our products differentiate us from these competitors, and we will be competitive on the basis of our technology. We believe that the strength of these competitors may create an opportunity through strategic partnerships.

At present, ultrasound treatment for wounds is limited only to wound debridement (removal of damaged tissue or foreign objects from a wound) and such products are marketed by Arobella Medical, LLC, which produces the Qoustic Wound Therapy System, Misonix Inc., which produces SonicOne products, and Alliqua Biomedical, Inc., which produces the MIST Therapy System. Due to their size, in general these companies may have the same advantages over us as discussed with respect to our competitors in the paragraph above. However, these ultrasound devices are indicated for use only in medical clinics and require an operator to deliver their treatment, thus limiting their use and application. The MIST Therapy System and Quostic Therapy System are non-contact ultrasound device that delivers ultrasound through a mist that is applied directly on the wound.

We believe that these therapies are less advantageous than WoundShield because they require an operator to deliver the treatment and the removal of bandages to target the wound bed. In contrast, the WoundShield patch sits on normal skin bordering the open wound and no manipulation of the wound bandage is required. Moreover, WoundShield can be self-administered, without an operator, in both clinics and home settings. We also believe that WoundShield will prove to be an effective alternative to treating chronic wounds at a lower price than the existing products being used by medical practitioners. As such, we believe that facilities that are reimbursed based upon diagnosis-related groups will be more inclined to adopt WoundShield because it will provide the same therapeutic results at a significantly lower cost than traditional ultrasound therapies.

We are also aware of a small clinical study, for which results were reported in August 2013, in which a small ultrasound device showed positive results in the treatment of venous ulcers, a type of chronic wound. We understand that this product does not generate surface acoustic waves as our products do, which means that the treatment area is generally limited to that of the transducer’s diameter. We believe our products would have certain other advantages over this potential device, if developed, including that our products weigh less and are thinner. However, given the early stage of development of this potential device, we cannot say with certainty how our products would compare.

The most common method of oxygen administration for wound healing is hyperbaric oxygen therapy, especially to treat specific ulcerations in diabetic patients. Hyperbaric oxygen therapy has been shown to increase vascular endothelial growth factor expression, which measures the creation of new blood vessels (Fok TC, at el, “Hyperbaric oxygen results in increased vascular endothelial growth factor (VEGF) protein expression in rabbit calvarial critical-sized defects”, Schulich School of Medicine and Dentistry, University of Western Ontario, Canada). The activation of endothelial cells by VEGF sets in motion a series of steps toward the creation of new blood vessels (J Lewis et al., National Cancer Institute, Understanding Cancer and Related Topics, Understanding Angiogenesis). We believe that the WoundShield instillation patch, which can be used as an oxygen instillation system, will be complementary to, or in some cases an alternative to, the use of hyperbaric chamber therapy. This complementary treatment option will allow the treating physician greater therapeutic versatility in treating wounds. For a certain populace of patients, we believe that the WoundShield instillation patch could provide physicians with an alternative to hyperbaric oxygen therapy because it provides the same benefits as hyperbaric oxygen therapy at a lower cost to the patient. There are a number of competitors in the hyperbaric chamber therapy market, including approximately eight companies in the United States. Due to their size, in general these companies may have the same advantages over us discussed with respect to our competitors in the first paragraph of this section. However, we believe that the WoundShield instillation patch possesses certain advantages over the existing hyperbaric chamber therapy, including lower cost and greater ease of use. In addition, we believe that the WoundShield instillation patch will not necessarily compete with hyperbaric chamber therapy, but rather will often complement such therapy.

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While we believe that WoundShield is well positioned to capture a share of the wound care market, WoundShield may be unable to achieve its anticipated place in the wound care market due to a number of factors, including, but not limited to, an inability to obtain the approval of the FDA , for which it is indicated and its failure to be adopted by health care practitioners and facilities or patients because of its status as a new product in a market that relies on patient-focused initiative to treat wounds.

Regulatory Strategy

For a general discussion of the FDA approval process with respect to our products, and regulation of our products in general, see “- Government Regulation” below.

We do not intend to seek FDA clearance in the short term.

WoundShield Sales and Marketing

WoundShield has generated minimal revenues to date. In March 2020, we signed a license agreement with Sanuwave Health, Inc. for the manufacture and delivery of our WoundShield technology. We are currently in late stage discussions with Sanuwave to terminate this agreement in exchange for forfeiting our Sanuwave warrants and expect this termination be finalized in the second quarter of 2024.

Clinical Trials

With respect to WoundShield, to date, we have conducted the following evaluation studies:

Purpose	Doctor/Location	Time, subjects	Objectives	Results
Clinical evaluation Physician initiated	Dr. J. Rosenblum, Shaare Zedek Medical Center	2008 8 patients	To evaluate novel technology on wound healing in diabetic foot ulcers.	Therapy showed significant changes in wound, wound size was reduced, patients felt less pain, necrotic tissue was less adhesive, necrotic tissue decreased in size. The duration of the trial was one week.

Clinical evaluation Physician initiated	Dr. J. Rosenblum, Shaare Zedek Medical Center	2010 8 patients	To evaluate novel technology on wound healing in diabetic foot ulcers.	The device, a precursor device to WoundShield using the same technology as WoundShield, had a positive effect on both epithelization of diabetic wounds and stimulating the precursors of dermal and epidermal growth. The duration of the trial was one week.

Clinical evaluation Physician initiated	Dr. S. Covington	2010 7 patients	The study aimed to determine if hyper oxygenated saline delivered by surface acoustic waves improves tissue oxygenation in lower extremity wounds.	Surface acoustic wave technology in conjunction with oxygenated saline can increase interstitial oxygen in wound bed. This trial to validate proof of concept was put on hold due to financial constraints. The duration of the trial was two weeks.

Third Party Reimbursement

We anticipate that sales volumes and prices of the products we commercialize will depend in large part on the availability of coverage and reimbursement from third party payers. Third party payers include governmental programs such as Medicare and Medicaid, private insurance plans and workers’ compensation plans, Veterans Health Care network, among others. These third party payers may deny coverage and reimbursement for a product or therapy, in whole or in part, if they determine that the product or therapy was not medically appropriate or necessary. The third-party payers also may place limitations on the types of physicians or clinicians that can perform specific types of procedures. In addition, third party payers are increasingly challenging the prices charged for medical products and services. Some third -party payers must also pre-approve coverage for new or innovative devices or therapies before they will reimburse health care providers who use the products or therapies. Even though a new product may have been approved or cleared by the FDA for commercial distribution, we may find limited demand for the device until adequate reimbursement has been obtained from governmental and private third -party payers.

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Over-the-counter products, such as the proposed PainShield Relief product that we are developing, if ultimately cleared for marketing by the FDA, are generally not reimbursed by any third-party payers.

In international markets, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific product lines and procedures. There can be no assurance that procedures using our products will be considered medically reasonable and necessary for a specific indication, that our products will be considered cost-effective by third party payers, that an adequate level of reimbursement will be available or that the third -party payers’ reimbursement policies will not adversely affect our ability to sell our products profitably.

In the United States, some insured individuals are receiving their medical care through managed care programs, which monitor and often require pre-approval of the services that a member will receive. Some managed care programs are paying their providers on a per capita basis, which puts the providers at financial risk for the services provided to their patients by paying these providers a predetermined payment per member per month, and consequently, may limit the willingness of these providers to use certain products, including ours.

One of the components in the reimbursement decision by most private insurers and governmental payers, including the Centers for Medicare and Medicaid Services, which administers Medicare, is the assignment of a billing code. Billing codes are used to identify the procedures performed when providers submit claims to third party payers for reimbursement for medical services. They also generally form the basis for payment amounts.

Obtaining reimbursement approval for a product from any government or other third -party payer is a time-consuming and costly process that could require us or our distributors to provide supporting scientific, clinical and cost-effectiveness data for the use of our product to each payer. Even if a code is obtained for a product, a third -party payer must still make coverage and payment determinations. When a payer determines that a product is eligible for reimbursement, the payer may impose coverage limitations that preclude payment for some uses that are approved by the FDA or other foreign regulatory authorities. We believe that the overall escalating costs of medical products and services has led to, and will continue to lead to, increased pressures on the health care industry to reduce the costs of products and services. In addition, health care reform measures, as well as legislative and regulatory initiatives at the federal and state levels, create significant additional uncertainties. There can be no assurance that third party coverage and reimbursement will be available or adequate, or that future legislation, regulation, or reimbursement policies of third -party payers will not adversely affect the demand for our products or our ability to sell these products on a profitable basis. The unavailability or inadequacy of third -party payer coverage or reimbursement would have a material adverse effect on our business, operating results and financial condition.

UroShield. If cleared or approved by the FDA for the U.S. market, we expect these products to be used in inpatient settings and therefore reimbursed under the Diagnosis Related Group (DRG) or per diem reimbursement system. In addition, in an outpatient or home setting, we anticipate that these products will initially be purchased privately until a reimbursement code is obtained. However, we believe that if we can empirically demonstrate UroShield’s efficacy in preventing recurrent hospitals admission in chronic Foley catheter patients and reducing overall per-patient cost, third party payers may accelerate the reimbursement approval process since the device could reduce their overall per-patient cost. We believe the natural progression of the adoption of this technology will allow for use in the home setting. We intend to pursue reimbursement in the Medicare Part B code to support the use for long term catheter use and infection prevention in the home.

PainShield. Effective as of January 2020, CMS approval for Medicare reimbursement was added through code K1004. The value of the reimbursement has not yet been confirmed. We continue to work toward a favorable reimbursement with outside legal counsel and reimbursement consultants. The most recent application for reimbursement from CMS/Medicare was submitted on January 3, 2023 in which CMS denied reimbursement due to their request for additional longevity testing. We are currently evaluating whether to resubmit another application to CMS.

WoundShield. We believe that the initial usage of these products, if approved or cleared by the FDA, will be in the hospital setting. Reimbursement in the hospital setting is typically governed by the DRG system, which is a prospective payment methodology that assigns a predetermined, fixed amount based on the patient’s diagnoses. Sanuwave Health Inc., as the licensee of this technology, is responsible to apply for such reimbursement, but has not yet done so.

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New Product Under Development

In 2016, we started developing a device candidate for the facial rejuvenation market called Renooskin. Previous in vitro studies on human skin were done showing that the SAW technology provided skin rejuvenation comparable to Retinol A which is a well-accepted anti-aging cream. We have developed a head band like applicator for the PainShield SAW treatment and are in the process of arranging for a pilot trial with a cosmetic dermatologist and/or plastic surgeon. We believe that, subject to proof of efficacy of the Renooskin and receiving regulatory approval, neither of which are guaranteed, the device candidate could potentially be sold in a non-reimbursement market since cosmetic devices are private pay. We are still considering several paths towards commercialization but such actions are limited due to the lack of financial resources available to effectively market the technology.

ENvue’s Business

ENvue is a medical device company engaged in the research, development, production, marketing, and sale of medical devices in the field of enteral feeding and is in the initial stage of commercializing its products. Guided by its mission to be an innovation leader in the field of enteral feeding, ENvue is focused on improving patient outcomes across the continuum of care, encompassing the development of advanced, personalized navigation solutions, responding to the challenges of the everchanging healthcare environment, while continuously focusing on the customer. The medical device marketed and sold by ENvue is the FDA 510(k)-cleared ENvue System, which assists in the insertion of a feeding tube into the digestive system of patients requiring nutrition during hospitalization through in-body navigation (the “ENvue System”).

The most common way to provide nutrition to patients during hospitalization is through a feeding tube inserted through the nose or mouth into the stomach or small intestine (known as “enteral nutrition”). Around 43 million feeding tubes are inserted annually worldwide (Enteral feeding devices, Global forecast to 2025; Market & Markets (“Markets & Markets”)). Between 2-5% of these tubes are placed in the lungs leading to a 30% chance of a collapsed lung or possible fatality (Aguilar-Nascimento, Kudsk, JPEN J Parenter Enteral Nutr 2007; Bourgault, Margo Halm Am J Crit Care. 2009). Furthermore, between 20-50% of hospital patients (Bellanti, Francesco, et al. “Malnutrition in hospitalized old patients: screening and diagnosis, clinical outcomes, and management.” Nutrients 14.4 (2022): 910.), including those in the intensive care unit (“ICU”), are malnourished, with malnutrition having a significant impact on both clinical outcomes and healthcare systems.

Recognizing the critical need for early feeding in small bowel and lower the risk of tube misplacement, ENvue applied its expertise in electromagnetic navigation and enteral feeding to develop the ENvue System. The ENvue System, together with a dedicated feeding tube for the system, positioning sensors, and other components developed by ENvue, is designed to efficiently and safely insert the feeding tube into the patient’s digestive system for the purpose of providing nutrition. Furthermore, ENvue’s solution aims to provide faster nutrition delivery to the patient, potentially improving their condition, and facilitating the insertion of the feeding tube into the small intestine, which we believe has advantages over insertion into the stomach. ENvue believes that the ENvue System offers an efficient solution for feeding tube insertion and has the ability to transform enteral feeding tube insertion.

In February 2019, ENvue received 510(k) market clearance from U.S. Food and Drug Administration for the commercial marketing and sale of the ENvue System in the United States for use in adults (aged 22 and over)2. During the first quarter of 2020, ENvue began marketing and selling the ENvue System and its dedicated feeding tubes, and it is currently in the initial commercialization phase of these products in the U.S.

ENvue Strategy

ENVue’s mission is to be an innovation leader in the field of enteral feeding, focusing on improving patient outcomes across the continuum of care, encompassing the development of advanced, personalized navigation solutions, responding to the challenges of the everchanging healthcare environment, while continuously focusing on the customer.

ENvue’s immediate target market for the ENvue System includes hospitals in the United States, and ENvue is in the early stages of commercializing the system in this market. As of the date of this filing, ENvue has engagements with hospitals in the United States for the implementation of ENvue Systems and the supply of disposable enteral feeding tubes. As part of ENvue’s strategy to introduce and implement the ENvue System in the target market, until the decision to implement efficiency measures and later to enter insolvency proceedings in early 2024, ENvue sought to expand its activities in the U.S. market and focus its marketing efforts on this market, and in the future, to consider entering additional markets, subject to obtaining the necessary approvals.

In November 2021, ENvue decided to work towards expanding the use of its ENvue System for procedures involving the insertion of a Peripherally Inserted Central Catheter (PICC) into central blood vessels to verify the catheter’s correct placement in the patient’s blood vessels, instead of inserting it into the patient “blindly” and performing an X-ray to confirm the correct placement of the catheter in the blood vessels. This development was halted as part of ENvue’s efficiency and reduction measures when it was in the early stages of building a prototype. Development has been reinitiated after the purchase by Envizion Holdings Corp.

2 According to FDA guidelines, an adult is defined as a person who is 22 years of age or older.

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ENvue has another separate development in the field of enteral nutrition, which is a feeding tube (called NGAT) that simultaneously seals the esophagus and prevents fluid passage into the respiratory tract, designed to prevent the occurrence of gastric reflux into the esophagus (called reflux) and aspiration into the lungs. As of the date of this filing, ENvue has registered intellectual property rights concerning this product and has obtained 510(k) clearance for marketing the product in the United States. The NGAT received a CE mark for marketing the product in European Union countries, but such CE mark is no longer valid, as of February 25, 2019. ENvue is currently not marketing the product, as part of its intention to focus its marketing efforts at this stage on the ENvue System only and its implementation in the relevant target market. Therefore, at this time, there is no certainty regarding when ENvue will begin marketing the NGAT, should it choose to do so.

ENvue Products

I.	Enteral Feeding - General Background

Enteral feeding is the most common method of providing liquid nutrition and certain types of medications to critically ill patients who are hospitalized and require nutritional support, such as those on ventilators, post-surgery patients, patients with disabilities or conditions that prevent them from eating fully or partially, and premature infants (Welch, Teresa D. “Nutrition options in critical care unit patients.” Critical Care Nursing Clinics 30.1 (2018): 13-27 (“Welch 2018”); Milsom, S. A., et al. “Naso-enteric tube placement: a review of methods to confirm tip location, global applicability and requirements.” World journal of surgery 39 (2015): 2243-2252 (“Milsom 2015”); de Aguilar-Nascimento, José Eduardo, and Kenneth A. Kudsk. “Use of small-bore feeding tubes: successes and failures.” Current Opinion in Clinical Nutrition & Metabolic Care 10.3 (2007): 291-296 (“de Aguilar-Nascimento and Kudsk 2007”); Koyfman, Leonid, et al. “The Placement of Post-pyloric Feeding Tubes Using DRX-Revolution Mobile X-Ray System in an ICU. A Case Series.” The Journal of Critical Care Medicine 2.3 (2016): 131-134). The prevalence of malnutrition among critically ill patients ranges from 30% to 50%, with some patients arriving at the hospital already malnourished and others potentially developing malnutrition during hospitalization (Market & Markets; Barker, Lisa A., Belinda S. Gout, and Timothy C. Crowe. “Hospital malnutrition: prevalence, identification and impact on patients and the healthcare system.” International journal of environmental research and public health 8.2 (2011): 514-527; Wischmeyer, Paul E. “Malnutrition in the acutely ill patient: is it more than just protein and energy?” South African Journal of Clinical Nutrition 24.3 (2011): S1-S7). It should be noted that there are critically ill patients who, due to their medical condition, are unable to receive regular nutrition for many days.

Delays in providing nutrition to patients can lead to a deterioration in their condition, as early insertion of the feeding tube and timely provision of nutrition can, in most cases, reduce the severity of the illness, help preserve the integrity of the intestinal lining, reduce infections and complications, improve gastrointestinal motility, and enhance immune response (Wang, Honggang, et al. “Early enteral nutrition reduced postoperative ileus and improved the outcomes in patients with emergency intestinal surgery: results from a propensity score analysis.” Int J Clin Exp Med 10.4 (2017): 7040-7048). Moreover, early provision of nutrition may improve the patient’s condition and recovery rate, reduce possible complications, shorten the stay in intensive care, and even lower mortality rates (Welch 2018). Consequently, early provision of nutrition may also result in significant cost savings for the hospital. Therefore, in cases where regular nutrition cannot be provided to the patient and enteral feeding is required, it should be provided as soon as possible (within 24-48 hours).

Enteral nutrition is administered, among other methods, by inserting a feeding tube through the patient’s nose or mouth into the stomach or small intestine (Tatsumi, Hiroomi. “Enteral tolerance in critically ill patients.” Journal of intensive care 7.1 (2019): 30 (“Tatsumi 2019”)). Each year, approximately 43 million nasogastric feeding tubes are inserted worldwide (about 14 million of them in the United States) (Market & Markets). In general, according to FDA guidelines, a feeding tube inserted into a patient should not remain in place for more than 30 days. However, hospitals tend to remove/replace the tube more frequently (for example, in cases of tube blockage due to improperly dissolved medications or accidental disconnection of the tube by the patient).

Feeding through a tube inserted through the patient’s nose or mouth directly into the patient’s small intestine (Post-Pyloric Feeding), where nutrients are absorbed, requires more precise insertion of the tube, and offers several advantages over gastric feeding. Feeding directly into the small intestine may reduce the risk of medical complications, involve a lower risk of gastric reflux and respiratory infections and complications, provide higher caloric intake for the patient, and require a shorter stay in the intensive care unit (Welch 2018; Sajid, M. S., et al. “An integrated systematic review and meta-analysis of published randomized controlled trials evaluating nasogastric against postpyloris (nasoduodenal and nasojejunal) feeding in critically ill patients admitted in intensive care unit.” European journal of clinical nutrition 68.4 (2014): 424-432; Jiyong, Jing, et al. “Effect of gastric versus post-pyloric feeding on the incidence of pneumonia in critically ill patients: observations from traditional and Bayesian random-effects meta-analysis.” Clinical Nutrition 32.1 (2013): 8-15; Tatsumi 2019. As detailed below, the ENvue System is designed to facilitate the insertion of the feeding tube through the patient’s nasal or oral route into the stomach or directly into the small intestine with accuracy and efficiency.

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Limitations of Existing Alternative Enteral Feeding Methods

To the best of ENvue’s knowledge, the most common method currently used for inserting feeding tubes through the nose or mouth is the “blind” method, i.e., without visibility inside the patient’s body to facilitate accurate navigation and placement. While for many years the “blind” insertion method was considered harmless, it has been found that this method can cause serious and even fatal complications in patients (Market & Markets). Common complications among patients with feeding tubes inserted via the “blind” method include incorrect insertion of the tube into the respiratory tract instead of the esophagus, aspiration (entry of food, saliva, or stomach acids into the respiratory tract), lung collapse, sinus injuries, nosebleeds, and more (Rassias, Athos J., Perry A. Ball, and Howard L. Corwin. “A prospective study of tracheopulmonary complications associated with the placement of narrow-bore enteral feeding tubes.” Critical Care 2 (1998): 1-4; Prabhakaran, S., et al. “Nasoenteric tube complications.” Scandinavian Journal of Surgery 101.3 (2012): 147-155 (“Prabhakaran 2012”)). According to studies, of the approximately 43 million feeding tubes inserted worldwide each year, about 1.72 million tubes are mistakenly inserted into patients’ lungs, and of these, about 40% of patients suffered from pneumothorax (air accumulation in the chest cavity, impairing the breathing process) (de Aguilar-Nascimento, Jose Eduardo, and Kenneth A. Kudsk. “Clinical costs of feeding tube placement.” Journal of Parenteral and Enteral Nutrition 31.4 (2007): 269-273 (“de Aguilar-Nascimento 2007”); Burns, Suzanne M., et al. “Detection of inadvertent airway intubation during gastric tube insertion: capnography versus a colorimetric carbon dioxide detector.” American Journal of Critical Care 15.2 (2006): 188-195). Due to the high frequency of feeding tube use, experts believe that even a relatively small percentage of cases where the feeding tube is incorrectly inserted could impact a very large number of people (Prabhakaran 2012).

Incorrect insertion of the feeding tube into the lungs can have further serious consequences for the patient, including worsening of their medical condition, which could lead to medical harm and even death, extended hospitalization, significant costs for the hospital, and legal claims (de Aguilar-Nascimento 2007; Sparks, Dorothy A., et al. “Pulmonary complications of 9931 narrow-bore nasoenteric tubes during blind placement: a critical review.” Journal of Parenteral and Enteral Nutrition 35.5 (2011): 625-629).

It should be noted that due to technical failures and the prolonged time required for blind insertion of the feeding tube, attempts to insert feeding tubes directly into the small intestine can result in delays in providing the necessary nutrition to the patient (as mentioned above, providing early nutrition to the patient may improve their condition and prevent medical complications).

Given the difficulties, risks, and possible complications associated with the blind insertion method of feeding tubes, as detailed above, the duration of insertion, and the challenge of inserting it into the small intestine using this method, there is a noticeable trend towards using alternative methods for inserting feeding tubes using technological or other means (Koopmann, Matthew C., et al. “A team-based protocol and electromagnetic technology eliminate feeding tube placement complications.” Annals of surgery 253.2 (2011): 297-302 (“Koopman 2011”)), instead of relying on the blind insertion method, as detailed below.

There are significant limitations in the existing alternative methods for inserting feeding tubes into patients and the various methods used to verify that the blindly inserted feeding tube is located in the patient’s digestive system and not in the respiratory tract, the main ones of which are detailed below.

Methods for Verifying the Placement of a Blindly Inserted Feeding Tube

Among the primary methods are measuring the distance of the tube from the insertion site, measuring the volume of aspirate, measuring the pH level of the liquid aspirated from the tube (to check acidity levels to ensure it is gastric juices), checking the carbon dioxide level of the air aspirated from the tube (to ensure the tube is not located in the lungs), and using an X-ray (fluoroscopy), with the latter generally considered more accurate than the others (de Aguilar-Nascimento and Kudsk 2007; Milsom 2015). However, these methods may not always identify errors accurately and in a timely manner, and they allow correction of incorrect insertion and placement of the tube in the digestive system only after it has already been inserted into the lung, which may have caused pneumothorax or lung perforation due to the insertion of the tube into the respiratory tract (Powers, Jan, et al. “Elimination of radiographic confirmation for small-bowel feeding tubes in critical care.” American Journal of Critical Care 22.6 (2013): 521-527.). Furthermore, the X-ray method has additional drawbacks, such as additional technical costs, prolonged time consumption, delayed patient nutrition, and radiation exposure. Additionally, the pH measurement method has various limitations, such as respiratory burden and, primarily, inaccuracies due to medication or other chemical treatment that affects the acidity level in the patient’s digestive system (Bourgault, Annette M., and Margo A. Halm. “Feeding tube placement in adults: safe verification method for blindly inserted tubes.” American Journal of Critical Care 18.1 (2009): 73-76).

II.	The ENvue System

The core application of ENvue’s operations is the ENvue System, which is a system for monitoring and correctly positioning feeding tubes in patients who require nutritional support during hospitalization. The system includes the main unit (the system body), disposable (consumable) ENvue Feeding Tubes designed exclusively for use with the system, sensors, and additional components developed by ENvue. These components, when used together, are intended to facilitate more efficient, faster, and safer insertion of the feeding tube into the patient’s digestive system. The system uses electromagnetic waves transmitted to the upper torso of the patient, utilizing sensors embedded in the dedicated feeding tube and sensors attached to the patient’s body during the procedure, enabling monitoring and control of the feeding tube’s insertion path in an effort to facilitate proper placement into the GI tract bypassing the airways. It should be noted that using the ENvue System will not guarantee the absence of medical errors or adverse events in connection with a feeding tube placement. For example, five serious adverse events have been reported in connection with tubes inserted in patients’ lungs or pulmonary airway using the ENvue System. After investigation and review of placement files, ENvue believes the reported serious adverse events were caused by user error.

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Product Components and Features

The system components are described in greater detail below:

System Body

The system body includes several components, including a screen displaying the feeding tube’s position and an electromagnetic field generator mounted on an adjustable arm. Before inserting the feeding tube and until the procedure is complete, the generator is positioned towards the patient’s chest and upper abdomen, emitting low-frequency electromagnetic waves throughout the procedure (see the illustration below).

Once the feeding tube is inserted, the passive electromagnetic sensor inside the tube enters the generator’s transmission area, which detects the sensor’s movement and displays it graphically on the screen.

Reference Sensor

An external, reusable sensor connected to the system and attached to the patient’s body in the armpit area is used to reference the feeding tube’s position within the patient’s body at any given moment. The reference sensor allows the system to remain accurate even if the patient moves during the procedure (due to coughing, etc.).

Feeding Tube (Disposable Component)

The dedicated feeding tube developed by ENvue is designed specifically for use with the ENvue System and is intended for placement in the stomach or small intestine. The feeding tube is single-use and features a dual connection: one for the nutrition source and another for the ENvue System.

During the procedure, the other end of the tube is inserted through the nose into the patient’s body. A passive electromagnetic sensor embedded in the tube allows the tube’s path within the patient’s body to be tracked on the system’s screen.

As of now, ENvue’s feeding tube has been cleared in three different diameters: 8 Fr., 10 Fr., and 12 Fr.3

3 Fr. 1 = 0.3 mm.

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ENvue System Usage

The ENvue System is used as follows: Throughout the feeding tube insertion procedure, the ENvue System emits electromagnetic waves toward the patient’s upper body. Using the reference sensor connected to the system, the operator marks several anatomical points on the patient’s upper body and attaches an additional location sensor to the side of the patient’s chest, allowing the system to remain accurate even when the patient moves or coughs during the procedure. The operator then inserts the dedicated feeding tube for the system through the patient’s nose or mouth into the esophagus and further into the digestive system (small intestine or stomach) while viewing the tube’s path on the system’s screen from several angles and receiving real-time alerts if the system detects the tube entering the patient’s airways, which is intended to enable the operator to immediately correct the tube’s insertion path.

To the best of ENvue’s knowledge, using the ENvue System allows the feeding tube insertion procedure to be completed within approximately 5-30 minutes on average, depending on the patient’s condition, the operator’s technical ability, and other factors. In comparison, the time required for blind insertion of a feeding tube through the nose or mouth, based on ENvue’s estimate and medical research, may take about 11-60 minutes (approximately 42 minutes on average) (Smithard, David, et al. “Electromagnetic sensor-guided enteral access systems: a literature review.” Dysphagia 30 (2015): 275-285). Additionally, research shows that the time from blind insertion of a feeding tube to the start of feeding the patient may take several hours, partly due to the need to verify the tube’s correct placement in the digestive system using X-rays (Gray, Rebecca, et al. “Bedside electromagnetic-guided feeding tube placement: an improvement over traditional placement technique?” Nutrition in Clinical Practice 22.4 (2007): 436-444).

Using alternative methods as mentioned during the use of the ENvue System is not required by the FDA and is subject to the specific hospital’s policy.

For illustration purposes, below are diagrams demonstrating the use of the ENvue System:

Transmission of electromagnetic waves by the system to the patient’s upper body throughout the procedure

Real-time visualization of the feeding tube’s insertion path within the patient’s body from multiple angles

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Receiving an alert for the detection of improper insertion of the feeding tube

Marketing Strategy

The system, including the dedicated feeding tubes, is marketed to hospitals, and was designed and developed after ENvue received feedback from healthcare professionals in the United States regarding their needs, which helped tailor the system to the market.

Using the technology on which the system is based, it monitors the precise location of the feeding tube within the patient’s body, from the moment it is inserted through the patient’s nose or mouth until it reaches the stomach or small intestine, and displays its location in real-time through an imaging display of the patient’s body from several different angles on a screen. The display of the patient’s body on the screen is made possible by using a reference sensor and marking anatomical landmarks on the patient’s body at the beginning of the procedure. Additionally, ENvue was developing a feature designed to allow the ENvue System to overlay the real-time insertion of the feeding tube on an X-ray image of the patient’s body. ENvue began a clinical trial for this feature, which was voluntarily suspended in December 2022 due to lack of financing.

In cases where the system detects a deviation in the tube’s path towards the patient’s trachea, an immediate alert appears on the screen. This allows the operator to correct the feeding tube’s insertion path immediately.

As part of its operations (up until the initiation of insolvency proceedings), ENvue has marketed the ENvue System to its customers and continuously supplied them with consumable feeding tubes, which are designed for use exclusively with the system. At the beginning of 2020, ENvue began marketing the system and feeding tubes to hospitals in the United States, following the FDA clearance received in February 2019 for marketing the product in this territory for adults (aged 22 and older) only.

As part of the FDA clearance process for the system under the 510(k) pathway, ENvue was required to conduct a clinical trial in connection with the safety alert issued by the FDA regarding the use of the Cortrak*2 Enteral Access System, which is another device that, like the ENvue System, is intended to facilitate enteral feeding tube placement, but was recalled in April 2022 due to serious adverse events resulting from misplaced tubes in connection with the use of the system. During the multi-center clinical trial conducted by ENvue4, 58 feeding tube insertions were performed on 57 patients using the system, during which no feeding tubes were ultimately placed into the patients’ lungs, and no harm was caused to the patients’ lungs during the procedures. In two cases, immediate correction of the tube insertion was performed following the system’s alert of entry into the lung. Additionally, ENvue believes the trial results indicated ease of use of the system and quick learning of how to operate it.

The unique solution developed by ENvue as part of the ENvue System is intended to address, among other things, the risks and costs associated with existing methods for inserting the feeding tube into the patient and the time required until the start of feeding due to delays caused by the need to verify the tube’s placement in the patient, as described above. Using the ENvue System, including the dedicated feeding tube developed by ENvue, it is possible to monitor the feeding tube insertion path into the patient and receive a real-time alert if the tube is inserted into the patient’s respiratory tract. ENvue believes the system design may allow for accurate, reliable, and efficient tube insertion for the patient and ease of use for the operator, which could potentially reduce the time required to insert the feeding tube and thereby reducing the time until nutrition is provided to the patient.

4 The clinical trial lasted about a year, during which ENvue was required to obtain the consent of the patients or their family members (depending on the patient’s medical condition) for participation in the trial.

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Additionally, ENvue believes using the system may minimize the risk of complications resulting from improper tube insertion and the associated costs for the hospital, as well as shorten the patient’s hospitalization duration and prevent exposure to radiation from performing multiple X-ray examinations to verify the tube’s placement. Furthermore, using the system screen that displays the patient’s body dimensions, ENvue believes it is easier to properly insert the feeding tube into the patient’s small intestine on the first attempt, which, as mentioned, is preferable to gastric tube insertion.

III.	Nutriseal Nasogastric Aspiration Tube

ENvue also has another product in the field, a tube designed for enteral nutrition called the Nutriseal Nasogastric Aspiration Tube (NGAT). This tube employs a sealing technique to prevent stomach acid from refluxing into the esophagus and to prevent aspiration of stomach contents into the respiratory tract. NGAT has been cleared for marketing in the U.S. and was approved in the European Union; however, as of now, ENvue is not manufacturing or marketing it, and the EU approval is currently not valid.

NGAT is a feeding tube developed by Nutriseal Limited Partnership (the rights to which were transferred to ENvue shortly after its establishment in 2017. NGAT is intended to serve as an enteral feeding tube for patients needing nutritional support and for other uses in hospitalized patients. NGAT’s uniqueness compared to other feeding tubes lies in its sealing technique around the patient’s esophagus, which can significantly reduce the risks associated with nasoenteral feeding (feeding through a tube inserted through the nose into the stomach or small intestine), including esophageal reflux (the backflow of stomach acid up the esophagus) and aspiration (inhalation) of stomach contents and food particles that may enter the lungs and cause severe health complications, including pneumonia.

NGAT was developed and designed for use in various medical procedures, such as enteral feeding, gastric lavage, and gastric decompression, while reducing the risk of esophageal reflux or aspiration. It should be noted that NGAT, in its current version, is intended for insertion without a navigation system, but future iterations, if any, may be able to be used as a feeding tube connected to the ENvue System for navigation during the tube insertion process, subject to applicable FDA clearance(s). Additionally, ENvue has developed other NGAT-b components, for which, as of now, ENvue has not submitted applications for regulatory approval.

Product Components and Features

NGAT includes a feeding tube composed of a single central internal tube for delivering nutrients into the stomach and six internal suction tubes surrounding the central internal tube (the “internal suction tubes”). NGAT contains small openings along its length, which, after the tube is inserted into the patient’s body, are positioned along the esophagus and release low negative air pressure, creating a suction action that causes the esophageal walls to contract inward, forming a seal around the tube that prevents stomach fluids from refluxing into the esophagus and aspirating refluxed stomach fluids (the “aspiration mechanism”).

NGAT is designed with two sealed suction areas located at the end of the tube inserted into the patient’s body, where stomach fluids accumulate. The internal suction tubes are divided into two sets of three suction tubes each, with each set connected to a different suction area. The operator can regulate the suction between the two sealed suction areas using a branched valve located at the end of the tube that remains outside the patient’s body, allowing suction to be applied to one sealed suction area at a time.

NGAT can be connected to standard hospital suction equipment, and its use does not require special equipment. This connection enables the operation of the aspiration mechanism as well as performing gastric lavage procedures.

Marketing Strategy

ENvue may market NGAT in the U.S. for adult treatment only (aged 22 and above) (FDA clearance in the 510(k) pathway). NGAT also received the European Union CE Mark for marketing in EU countries, which is not valid as of February 25, 2019, and several patents related to this product have been registered.

ENvue is not manufacturing or marketing NGAT as part of its business strategy to focus its operations and marketing efforts in the coming years on the introduction and integration of the ENvue System into relevant markets. ENvue’s decision regarding the commercialization of NGAT will be reviewed regularly by management and will be determined, among other factors, by the financial resources available to ENvue, the pace of ENvue System adoption in the market, and the potential impact of various factors on ENvue’s operations (including the risk factors to which ENvue is exposed). Therefore, there is currently no certainty regarding the timing of NGAT’s commercialization by ENvue. It should be noted that NGAT can potentially be used with the ENvue System, subject to the necessary FDA clearance(s), and ENvue may consider integrating NGAT within the ENvue System’s use and submitting an updated 510(k) notification to FDA if it decides to commercially manufacture and market NGAT in the future.

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IV.	New Products

ENvue Feeding Tube and System for Use in Children and Preterm Infants

This is a navigation system with dedicated feeding tubes of smaller diameters, designed for use in children and preterm infants. ENvue has completed the initial product development process and will begin preparations for conducting a clinical trial as part of the FDA approval process.

Imaging Navigation (ENvue Plus)

This development allows the integration of medical imaging (fluoroscopy, MRI, CT) into the ENvue System, enabling real-time navigation of the feeding tube based on the patient’s anatomical information. In January 2022, ENvue completed the product development process, and is planning to initiate a clinical trial to assess the ENvue System’s capability to perform internal tube navigation based on a chest X-ray image.

Peripherally Inserted Central Catheter (PICC)

This is a procedure for inserting a catheter into central blood vessels to ensure the catheter’s proper placement in the patient’s blood vessels using the electromagnetic navigation technology of the ENvue System. This development is expected to allow ENvue System users to perform PICC insertion with electromagnetic navigation on X-ray images, with real-time alerts from the ENvue System about incorrect catheter placement in the patient’s body. Inserting a catheter into central blood vessels is essential for administering medications, fluids, and nutrition and for taking continuous blood samples from hospitalized patients.

Research and Development

From its founding, ENvue has engaged in the research and development of the ENvue System it developed—a system based on electromagnetic navigation technology for inserting a feeding tube. In February 2019, ENvue received FDA clearance for the commercial marketing of the product in the U.S. for adults (aged 22 and above) only.

ENvue’s research and development activities have been focused mainly on product development and improvements and upgrades to various components that make up the ENvue System to develop and improve performance.

I.	Research and Development Investments

Below are details regarding ENvue’s products in various stages of research and development:

Product/ Development Name	Product Purpose	Latest Development Stage	Expected Milestones in the Next 24 Months	Upcoming Milestone	ENvue’s Estimate on Product Marketing Start Date
ENvue Feeding Tube and System (1)	Feeding tube for use in children and preemies	Advanced prototype	Final product before submission	Continued product improvement and development of a .6 Fr diameter tube	N/A
ENvue Plus (2) True Body Navigation	Adults - Navigation on imaging modalities	Advanced prototype	Final product before submission	FDA clearance (510(k))	N/A
Peripherally Inserted Central Catheter (3)	Central venous catheter insertion	Prototype	Advanced prototype		N/A

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(1)	ENvue Feeding Tube and System - In October 2021, ENvue announced the completion of the pre-clinical development process for the system and feeding tube designed for use in children and preemies (in this section: the “Product Candidate”). Upon completing the Product Candidate’s preclinical development, ENvue began preparations to conduct a clinical trial as part of the process to obtain FDA approval or clearance. However, in July 2023, ENvue halted its preparations for the trial and paused development of the Product Candidate indefinitely. As of the date hereof, activities have not yet resumed.

(2)	ENvue Plus - On January 19, 2022, ENvue announced the completion of the preclinical development of a product candidate that is designed to enable real-time navigation of the feeding tube insertion process on the patient’s X-ray (in this section: the “Development”). The Development includes, among other things, software and unique algorithms designed to allow performing the navigation procedure of feeding tubes in patients using the ENvue System, based on an X-ray (chest X-ray) taken of the patient before the procedure. Subject to a number of contingencies, such as, for example, successful completion of one or more clinical studies and FDA clearance for the Development, ENvue planned to sell the dedicated technology underlying the Development to its existing and future customers as an additional product intended for use alongside the ENvue System. In December 2022, ENvue began making arrangements to sponsor a clinical trial to test the ability of the ENvue System to perform navigation of a feeding tube on a chest X-ray image overlaid on the ENvue screen, which were halted due to ENvue’s financial situation. ENvue intends to reinitiate these activities in 2025.

(3)	Peripherally Inserted Central Catheter (PICC) - In November 2021, ENvue announced the goal of expanding the cleared uses of the ENvue System to also include procedures for inserting a catheter into central blood vessels (PICC) to verify the correct positioning of the catheter in the patient’s blood vessels using the electromagnetic navigation technology on which the ENvue System is based. Additionally, the technology underlying ENvue’s ENvue System, which ENvue believes may also be suitable for the procedure of inserting feeding tubes into preemies and infants (as detailed above), may allow ENvue to develop and use components in very small sizes (Fr 4-6) for performing PICC procedures using the ENvue System. ENvue’s ultimate objective for this development was to enable ENvue System users to perform PICC insertion using electromagnetic navigation on an X-ray, while receiving real-time alerts from the ENvue System on incorrect catheter placement in the patient’s body, which would effectively allow hospitals using the ENvue System to perform two procedures with the system - feeding tube insertion and PICC insertion in patients. As mentioned above, ENvue’s research and development activities on this development have been halted in connection with the insolvency proceedings.

II.	Clinical Trials

As part of the FDA clearance process for the system under the 510(k) pathway, ENvue was required to conduct a clinical trial following the safety alert issued by the FDA regarding the use of the Cortrak*2 Enteral Access System, which is another device that, like the ENvue System, is intended to facilitate enteral feeding tube placement, but was recalled due to serious adverse events resulting from misplaced tubes in connection with the use of the system. During the clinical trial conducted by ENvue5, 58 feeding tube insertions were performed on 57 subjects using the system, during which no feeding tubes were ultimately placed into the patient’s lung, and no harm was caused to the patient’s lung during the procedure. In two cases, immediate correction of the tube insertion was performed following the system’s alert of entry into the airways. Additionally, ENvue believes the trial results indicated ease of use of the system and quick learning of how to operate it.

ENvue Customers

ENvue’s current and potential customers are hospitals in the U.S. As of 2023, there are approximately 5,222 hospitals in the U.S. that operate intensive care units, which constitute the majority of ENvue’s potential customers (Fast Facts on U.S. Hospitals, 2024. American Hospital Association. https://www.aha.org/statistics/fast-facts-us-hospitals). The primary users of ENvue’s products in these locations are medical staff, usually nurses and clinical dietitians. As of the date hereof, ENvue’s customers include both hospitals in the U.S. with which ENvue has signed direct sales agreements and hospitals within the hospital network with which ENvue has contracted under the agreement detailed below.

ENvue is in the stage of commercializing its products, and its sales activities in the U.S. were conducted directly with end customers. As part of ENvue’s strategy to introduce the ENvue System into the U.S. market and expand its marketing efforts, ENvue may, in the future, consider partnering with a distributor or strategic marketer, in addition to direct sales to customers in the U.S.

In March 2022, ENvue entered into an exclusive distribution agreement with an Israeli distribution company for the marketing and sale of its products to end customers in Israel. Due to the insolvency proceedings, ENvue is reevaluating the commencement of the execution of this agreement.

The use of the ENvue System requires training. According to the regulatory clearance granted to the ENvue System by the FDA, users of the system are required to undergo training provided by ENvue using a training model developed by ENvue for system users. The training is usually provided in a concentrated manner to system users on behalf of the hospital, lasts approximately 5 days, and includes both theoretical and practical components regarding the system and its use.

[5]	The clinical trial lasted about a year, during which the Company was required to obtain the consent of the patients or their family members (depending on the patient’s medical condition) for participation in the trial.

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In general, at large hospitals in the U.S., centralized procurement departments are responsible for the proposal submission process, contracting, and negotiations for the purchase of all capital equipment. These departments emphasize economical and efficient operations. Typically, a hospital procurement department consists of a procurement manager overseeing a team of senior and junior buyers. The process of purchasing medical systems usually begins with the establishment of a Value Analysis Committee in the hospital, typically composed of physicians, nurses, procurement agents, professional liability experts, supply chain management, and administrators. The committee coordinates discussions with suppliers, visits sites where the systems are operated, and consults with colleagues from other hospitals. The main factors considered by the procurement committee include (a) the hospital’s requirements based on a five-year forecast of patient needs (investment horizon may vary between hospitals); (b) life cycle cost – total ownership cost; (c) economic considerations of cost recovery (cost versus revenue); (d) performance, technical specifications, and physical data of the system; (e) workflow – capabilities, staff, and output; (f) service, spare parts, and maintenance; (g) medical staff recommendations (quality of care).

ENvue is not dependent on a single customer. The 4 customers comprise 18.6% of ENvue’s revenue.

Description of Key Terms of Engagement with End Customers

ENvue’s agreements with its customers for the supply of the single-use-only ENvizion Medical Enteral Feeding Tubes (EFTs) based on purchase orders placed by the customer according to their needs, under terms outlined below. It should be noted that ENvue’s EFT is specifically designed for use with the ENvue System. Per the FDA clearance for the ENvue System, which includes ENvue’s EFT, the system cannot be used without this tube.

Negotiations with ENvue’s customers are usually conducted by ENvue’s sales agents, following meetings with hospital procurement officials and a demonstration (Demo) of the system, as well as evaluation by the medical staff through a few procedures of feeding tube insertion in patients. Based on ENvue’s experience so far, the time from the demo to the receipt of a purchase order (PO) can take up to 6 months.

Under ENvue’s agreements with customers for the purchase of the ENvue System, ENvue commits to manufacture, assemble, and supply the system components to the customer according to schedules agreed upon by both parties for each engagement. Generally, the system is delivered to the customer within a few weeks, and the feeding tubes are supplied within approximately one week from the customer’s purchase order.

In general, the consideration paid by the customer for the purchase of the system and feeding tubes is determined through negotiation between the parties and according to ENvue’s discretion. Payment for the supply of the system and feeding tubes is typically made within 30 days of delivery, according to the specific engagement terms. It should be noted that in some cases, ENvue may provide the system to the customer in exchange for replacing a competitor’s product owned by the customer, without any financial consideration (except for the payment the customer will be required to make for the purchase of feeding tubes specifically for the system). The replaced competitor’s product is used by ENvue, among other things, for training sessions it conducts for its customers on using the ENvue System instead of the competitor’s product, as well as for ENvue’s research and development purposes.

As part of the agreement with the customer for the system supply, ENvue commits to provide the hospital staff with initial training on the system and its operation, as well as additional training on updates and developments in the product, if any, and commits to provide maintenance services for the system if necessary.

The agreement typically includes warranty periods for the system and the consumable feeding tubes, for periods defined in the agreement (generally two years for the system and 30 days for the feeding tubes), during which ENvue commits to provide repair or replacement services for defective components (defects) related to components manufactured by ENvue, within a timeframe agreed upon by the parties and according to other terms set forth in the agreement. During the warranty period, ENvue may provide the customer with any necessary software and/or hardware updates for the system, if any is needed for use of the system. In general, ENvue does not have a refund policy for its products in most agreements.

Under the agreement with the customer, it is generally agreed that under certain conditions, ENvue will be liable for damages caused to the customer due to the use of the system (whether during the warranty period or outside it), up to the amount paid by the customer for the products purchased from ENvue.

Additionally, the terms of engagement with the customer include standard cancellation clauses in appropriate circumstances (such as a material breach of the agreement, company insolvency, etc.).

As mentioned, customers who have purchased the ENvue System place ad-hoc orders with ENvue for the purchase of consumable feeding tubes, according to the engagement terms outlined above. Customers issue a purchase order to ENvue, and in response, ENvue ships the products, typically within a week. These orders are made according to the customer’s needs and generally on a monthly basis, with the consideration determined by the price of the feeding tube agreed upon by the parties within the agreement.

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EnVue Sales and Marketing

Until the suspension of marketing activities, which resumed in July 2024, ENvue worked to build awareness of its products among hospitals and the U.S. medical community in several ways, the main ones being detailed below:

●	Conducting Demonstrations for Potential Customers: As part of ENvue’s marketing activities, ENvue’s sales agents periodically meet with hospital procurement officials, demonstrate (Demo) the system, and allow the medical staff to experience the system through several procedures of feeding tube insertion in patients.

●	Engagements with Group Purchasing Organizations (GPOs): A GPO is an entity that helps healthcare providers, such as hospitals, nursing homes, and home health agencies, achieve savings and efficiency by aggregating purchasing volume and leveraging that to negotiate discounts with manufacturers, distributors, and suppliers. ENvue believes that if it enters into agreements with such organizations, it will allow for broader market penetration in relatively short timeframes.

●	Website and Social Media: ENvue’s website provides information about ENvue and ways to contact it. Additionally, ENvue operates several social media accounts, which include details about ENvue and its products, regular updates related to ENvue’s field of activity, and the medical device market.

●	Press Releases and Public Relations: ENvue publishes press releases related to agreements it has signed, new system deployments, regulatory approvals received, and relevant milestones, such as significant capital and debt raisings. The announcements published so far have generated media interest and have been covered in commercial media, national media, and technology publications.

●	Participation in Events and Conferences: ENvue participates in selected events in the healthcare and technology industries to meet with influencers and decision-makers in the field.

ENvue believes it is not dependent on any of its marketing channels.

ENvue Market Opportunity and Trends

I.	Use of Enteral Nutrition Means

ENvue operates in the market for enteral feeding devices for hospitalized patients needing nutritional support. The importance and use of enteral nutrition means have been increasing over the last decade, partly due to their many advantages compared to traditional nutrition methods in the market, such as parenteral nutrition (intravenous nutrition). Currently, enteral nutrition methods are widely used in many countries worldwide. As of 2023, most enteral nutrition use was in North America (32.0%), Europe (29.0%), and Asia (24.0%) (“Enteral Feeding Formulas Markt Size, Share, and Trends 2025 to 2034”; available at: https://www.precedenceresearch.com/enteral-feeding-formulas-market).

Enteral Feeding Formulas Market Share, By Region, 2023 (%)
32%
29%
24%
9%
6%
North America
Europe
Asia Pacific
Latin America
Middle East & Africa

The global enteral feeding devices market size was valued at $4.3 billion in 2023 (Enteral Feeding Devices Market Trends; Grand View Research; available at: https://www.grandviewresearch.com/industry-analysis/enteral-feeding-devices-industry “Grand View Research”) (of which about $2.84 billion was in the USA) (U.S. Enteral Nutrition Products Market Size, Share & Industry Analysis; Fortune Business Insights; available at: https://www.fortunebusinessinsights.com/u-s-enteral-nutrition-products-market-110143). It is estimated that the market will grow at an annual rate (CAGR) (hereinafter: the “Growth Rate”) of approximately 5.0% (about 4.4% in the USA) from 2024 to 2030, with the total market value expected to reach approximately $5.9 billion by 2030 (Grand View Research).

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Several factors may drive the growth of the enteral nutrition market from 2024 to 2030, including rising healthcare costs, the increase in preterm births, aging populations, the growing prevalence of chronic diseases such as diabetes, cancer, gastrointestinal diseases, and neurological disorders, the increasing awareness of tube feeding, and improvements in healthcare systems in developing countries, among others.

However, various factors, such as health risks, an increase in the number of malfunctions during patient feeding, and complications related to tube feeding (such as faulty connections, tube disconnections, and infections), may limit the market’s growth. Additionally, incomplete or no insurance coverage for using these means in countries where it is required (mainly developing countries), as well as a lack of skilled medical personnel, are challenges to market growth.

Furthermore, the rapid spread of the COVID-19 virus worldwide, especially the increase in morbidity in the USA, heightened the need to improve patient nutrition, leading to increased demand for nasal enteral feeding means.

In 2023, hospitals were the primary users of enteral nutrition means (approximately 58.3% of global usage) (Grand View Research). The reasons for this include the technological advancements of existing tube feeding methods, alongside the shift from intravenous nutrition to tube feeding, which supports the growing use of these means in hospitals.

The adult age group segment dominated the market with a revenue share of 91.3% in 2023 (Grand View Research). Projections indicate that in the USA, this population is expected to remain the primary group using enteral nutrition means, with an expected growth rate of approximately 6.7% from 2020 to 2025 and a market value of approximately $3.9 billion by 2025.

II.	The Use of Enteral Feeding Tubes

Among all enteral feeding methods, the market value of feeding tubes is the most dominant (approximately 45% in 2020). The use of enteral feeding tubes includes, among other things, the insertion of an enteral feeding tube through the nose or mouth, as can be done using ENvue System. It should be noted that most feeding tubes inserted through the mouth are intended for children and preterm infants. The ENvue System is only cleared for use in adults, but ENvue believes that such clearance could potentially be expanded to include children and preterm infants if ENvue is able to initiate and complete appropriately designed clinical studies that meet the endpoints necessary to demonstrate that the system and its EFTs can be safely and effectively used in children and preterm infants and obtain the requisite FDA clearance for such use.

According to studies, approximately 43 million feeding tubes are inserted annually worldwide (Markets & Markets) through the nose, primarily in North America (approximately 35%), Europe (approximately 28%), and Asia (approximately 24%), with an expected annual growth rate of approximately 5.5%, 5.9%, and 9.1%, respectively, between 2020-2025.

Public Awareness

In recent years, there has been a growing trend in public awareness in Western countries, including the USA, regarding the importance of using aids to ensure the proper insertion of feeding tubes into patients. This is mainly due to the increased awareness of the risks associated with current insertion methods, such as patient lung injury, which can lead to lung collapse and even death. ENvue estimates that this trend may increase the demand for its product in these countries due to its importance in minimizing the risks associated with feeding tube insertion.

Awareness in the Medical Community

The medical community’s awareness of performing the feeding tube insertion procedure using ENvue’s product and the medical community’s adoption of the solution offered by ENvue, instead of other methods and products in the market for performing the procedure, is significant and crucial for ENvue’s success. Therefore, ENvue works with medical professionals in the USA to raise awareness among the medical community. Additionally, ENvue works to raise awareness in this market, including through appearances at medical conferences, exhibitions, participation, and conducting clinical studies for marketing purposes, as well as using various digital means.

Another development in the general environment in which ENvue operates is the increasing use of the internet by medical professionals to obtain information on new technologies and alternatives to existing methods for performing various medical procedures. Accordingly, ENvue works to deepen public awareness and awareness among the medical community of the use of ENvue’s product as an alternative to existing methods.

Medical studies published in recent years regarding the risks associated with the use of existing methods for feeding tube insertion (mainly the “blind” insertion method), as well as future studies on the subject, if published, may increase or decrease the demand for ENvue’s product in the field in which it operates.

In this context, it should be noted that the Patient Safety Movement organization6 published an article regarding the complications and risks associated with the insertion of feeding tubes into patients, including ways to cope, guidelines, and recommendations for implementation by hospital staff. The article emphasized the importance of proper feeding tube insertion in patients and identifying incorrect tube insertion to ensure patient safety and the quality of medical care provided in the hospital, while reducing risks and preventing preventable damage. The article outlines, among other things, guidelines, and actions to be taken by hospital medical staff to ensure proper placement of feeding tubes in the patient’s body, including the limitations and risks associated with existing methods and technologies.

[6]	The Patient Safety Movement Organization is an American organization consisting of medical professionals from around the world, with the goal of preventing deaths caused by errors during hospital treatments. See the link:

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III.	Entry Barries to the Target Market

ENvue estimates that there are significant entry barriers to the target market in which it operates. The main barriers to entry in ENvue’s field of activity are as follows:

●	Scientifically and Clinically Proven Technological Development - Pre-clinical and clinical work, which are usually essential conditions for marketing a medical product, as well as the ability to ensure that a product that appears promising from a technological perspective proves successful in the medical community, involve uncertainty, and create an entry barrier for competitors.

●	Regulatory Constraints - The development, production, and sale of medical devices in the field typically require obtaining regulatory approvals and meeting various standards depending on the country where the relevant activity is conducted, including approvals required for conducting clinical trials in humans. A company that seeks to sell its products in a country where it does not have approval for sale will often be required to invest significant resources, both time and money, to obtain the approval and the preliminary processes. A company that is seeking to obtain similar regulatory approval or clearance to ENvue’s products or product candidates, will need to meet the same or similar requirements and conditions that ENvue was required to meet, which may include conducting a clinical trial, as ENvue was required to do to obtain FDA clearance under the 510(k) pathway for the commercial marketing of the ENvue System in the U.S.

●	Intellectual Property Protection - Products in the field are based on original technologies protected by patents or other intellectual property rights in various countries. Intellectual property protections may prevent similar products from being marketed in relevant countries for an extended period, potentially even decades.

●	Initial Capital and Knowledge - The development of products or processes in the field requires significant initial capital, appropriate knowledge, and expertise. A product development project like ENvue’s products takes several years and requires extensive clinical, biological, physiological, and chemical knowledge. A lack of funding or the required knowledge and expertise to conduct the research and development could lead to the failure of the product’s development.

●	Skilled Workforce - Developing, licensing, and producing products in the field requires professional and skilled personnel. A company entering the field must recruit suitable personnel, and it may struggle to do so due to a lack of sufficient skilled and professional workers.

●	Technological Risk - Entering the field involves the risk that after significant investment of money and time, the developing company may fail in developing the products, producing them, or obtaining the necessary approvals. Additionally, there is a risk that during or after the completion of the development and licensing processes, it may become apparent that a competitor of the developing company has developed a superior technology, giving them a competitive advantage.

●	Marketing, Distribution, and Sales Capabilities - Companies operating in ENvue’s field of activity are required to establish, finance, and maintain a sales and marketing infrastructure, whether through an internal team or by engaging with external distributors. Each of the above options requires special and individual resources and connections in the field of activity, which constitutes a barrier to entry for competitors. Additionally, there is a need for suitable marketing and distribution channels to handle institutional bodies such as hospitals, which can compete against large companies operating in the field of ENvue’s products.

●	Rate of Market Penetration - Penetrating the target market in the field of activity requires a long time, partly due to the entry barriers described above.

https://patientsafetymovement.org/clinical/enteral-tube-safety/enteral-tube-safety-nasogastric-tube-ngt-placement-and-verification And also: https://patientsafetyj.com/index.php/patientsaf/article/view/misplaced-nasogastric-tubes/219

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Competition for ENvue System

ENvue industry is competitive and has been evolving rapidly with the introduction of new products and technologies as well as the market activities of industry participants. The ENvue System is indicated for use in adults 22 and over years of age to aid qualified operators in the placement of the ENvizion Medical Enteral Feeding Tube of 8 Fr, 10 Fr, and 12 Fr into the stomach or small intestine of adult patients requiring enteral feeding. ENvue competes against other companies that have developed similar devices in the market for enteral feeding devices for hospitalized patients needing nutritional support.

In order to address the potential risks and complications associated with the “blind” insertion method of feeding tubes and the drawbacks of standard methods for verifying the placement of the feeding tube, several products have been developed over the years using technological tools to enable real-time monitoring of the feeding tube’s placement within the patient’s body. Based on ENvue’s knowledge of the current landscape, there are two technological products on the market intended for use(s) similar to that of the ENvue System: “IRIS Kangaroo Feeding Tube” (“IRIS Kangaroo”) and “Cortrak 2 Enteral Access System” device (“Cortrak”). In addition, there are companies at various stages of developing feeding tubes with different insertion methods that do not rely on intrabody navigation, and as of the date of this filing, ENvue does not consider them part of its main competitors in the field of activity.

	ENvue System	IRIS Kangaroo Feeding Tube	Cortrak 2 Enteral Access System
	ENvue	Cardinal Health	Avanos Medical[7]
Product Features and Usage	A navigation system based on electromagnetic technology used to assist in the efficient, safe, and quick insertion of a dedicated feeding tube into patients, with real-time tracking of the tube’s insertion path and immediate alerts for incorrect insertion paths.	A feeding tube with an optical fiber and a 3mm camera at the end, designed to assist the medical team in navigating the insertion path of the feeding tube into the patient’s stomach and then to the small intestine. The product has been in use since 2014.	A feeding tube with an electromagnetic component installed at the end, which emits electromagnetic waves to a device placed on the patient, located in the Xiphoid Process area. This device receives the waves and displays the tube’s position on a monitor. The product has been in use for 15 years.
Market Share, to the best of ENvue’s knowledge	Unknown	Unknown	Unknown

IRIS Kangaroo is a product that uses a camera attached to the feeding tube. To the best of ENvue’s knowledge, inserting a feeding tube using this method has several limitations related to the image quality inside the patient’s body, which makes it difficult to identify the tube’s location, and the need for it to be operated by a specialist doctor in the field of gastroenterology.

The second product, Cortrak, is based on electromagnetic technology. This device displays the feeding tube insertion path in real-time and allows the operator to navigate the tube into the digestive system. Preliminary studies have shown that inserting a feeding tube in this way may reduce the need for X-rays (Hemington-Gorse, S. J., et al. “The use of the Cortrak Enteral Access System™ for post-pyloric (PP) feeding tube placement in a Burns Intensive Care Unit.” Burns 37.2 (2011): 277-280; Koopmann 2011). To the best of ENvue’s knowledge, the ENvue System is technologically distinct from the Cortrak device in several respects, including: (1) performing a registration to the patient’s body that allows for the display of the patient-specific chest contour according to individual dimensions on the system screen; (2) providing a graphical and textual alert for feeding tube entry into the patient’s airway; (3) using the patient’s anatomical landmarks for the navigation process; (4) additional sensors that enable accurate insertion of the feeding tube even if the patient moves (without the need to place a device on the patient’s body); (5) a sensor embedded within the feeding tube; (6) three simultaneous vies; and (7) responsive real time display of the tube tip pathway (40 image per second refresh rate) and more.

Further, in recent years, reports have been received of incorrect insertion of feeding tubes using Cortrak device, and in January 2018, the FDA issued a Safety Alert8 following reports of cases where feeding tubes inserted using the Cortrak device were inserted into the lungs, despite the device indicating placement in the stomach. Among these, dozens of cases of pneumothorax and deaths were reported, which may be associated with the use of the device.9 As part of the aforementioned Safety Alert, the FDA published recommendations regarding the use of the Cortrak device, including that the feeding tube placement shown by the device should not be relied upon exclusively. This Safety Alert highlights the need for improved technology to ensure the safety and effectiveness of the feeding tube insertion procedure.

[7]	To the best of ENvue’s knowledge, Avanos Medical acquired the product in 2016.
[8]	U.S. Food and Drugs Administration: https://www.fda.gov/medical-devices/letters-health-care-providers/feeding-tube-placement-systems-letter-health-care-providers
[9]	It should be noted that, to the best of ENvue’s knowledge, based on public sources, from 2017 to December 2020, there were reports of 122 cases of feeding tubes being inserted into the lungs using the Cortrak device, of which 12 cases resulted in death, which may be associated with its use (see: https://www.accessdata.fda.gov/scripts/cdrh/cfdocs/cfMAUDE/search.CFM).

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It should be noted that the safety alert published by the FDA does not prohibit the sale and use of the Cortrak device. However, according to the FDA’s recommendations, the device’s marketers were required, among other things, to adapt the user training model for the device, which is under active FDA supervision, and this may affect the demand for the device and its adoption by hospitals.

Additionally, on April 7, 2022, the FDA announced that Avanos Medical issued a recall for the Cortrak device. According to the FDA’s announcement, the recall was due to Avanos Medical reporting dozens of injury cases and 23 deaths resulting from misplaced feeding tubes in patients when the Cortrak device was used to help with placement. The FDA classified the recall as Class I, the most serious type in this context, and noted that incorrect placement of nasogastric or nasoenteric tubes could lead to serious injury or death. ENvue believes that the recall may have a positive impact on ENvue’s operations since its products serve as a direct substitute for the Cortrak device.

The prices of feeding tubes inserted by the “blind” method are lower than ENvue’s feeding tubes. However, as mentioned above, their use involves additional medical risks and complications for the patient, which may impose significant costs on the hospital. Additionally, in general, the prices of the Cortrak device and the feeding tubes used with the Cortrak device are in the same range as ENvue’s ENvue System and its feeding tubes. The prices of the IRIS Kangaroo Feeding Tube are higher than ENvue’s feeding tubes.

ENvue’s Main Strategies for Dealing with Competition

EnVue has historically dealt with competition in its market by differentiating and developing the technology of its products, developing a training model for customers, investing in the deployment of a service sales network, and an effective marketing strategy. Additionally, EnVue worked to protect its intellectual property by registering its intellectual property rights in countries where it identifies potential activities, in order to maintain the competitive advantage of its products in the field of activity.

EnVue estimates that the ENvue System it developed provides it with a competitive advantage over other products available in the market, as well as the quality of the products and services it provides, and its intellectual property protected by patents. The factors strengthening ENvue’s competitive position are described in further detail below:

(1)	Technological Capability and Unique Operating Method of ENvue’s Product: The ENvue System has an advantage over competing products by providing a stable real-time image of the patient’s body, regardless of patient and/or device movements. It also does not require special expertise and can be operated by a trained care provider. These advantages pose a challenge for competitors who struggle to achieve the same level of reliability and stability in products and services in the field of activity, including the unique and effective electromagnetic navigation method, which is partly patented.

(2)	Significant Technological Improvement Compared to Existing Methods: To the best of ENvue’s knowledge, its product offers a technological improvement compared to other widely used methods in the field of activity, which is reflected in reducing the risks associated with inserting a feeding tube using alternative methods and devices. The product was tested, among other things, in a clinical trial conducted by ENvue and is regularly used by ENvue’s customers.

(3)	Skilled and Experienced Workforce: Prior to the opening of insolvency proceedings, ENvue employed workers and managers with technological, managerial, commercial, and operational expertise, supporting the creation of technological solutions in the field of enteral feeding, sales processes, and commercialization of ENvue’s products, managing production, and planning a supply chain that allows for rapid and reliable growth.

(4)	Intellectual Property: Some of ENvue’s developments and their operation are patented in a wide range of countries, including Israel, the U.S., Europe, China, and Japan. ENvue also owns registered trademarks in the U.S., Europe, and China.

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Intellectual Property

Intellectual Property Related to Nano OpCo’s Business

Stemming from a combination of patent, copyright, trademark and trade secret laws, as well as non-disclosure agreements and other contracts, our intellectual property rights represent a vital resource to the management of our company. Therefore, we are continuing our practice of investing in obtaining appropriate legal protection for our innovations whenever possible and have adopted a more fully integrative approach to the management of our intellectual property that mutually aligns with our ongoing R&D strategies, commercial opportunities based on market analyses, and longer-term business objectives.

From our patented technologies to our trademarked brands, we believe our intellectual property has substantial value and has significantly contributed to our success to date.

From our patented technologies to our trademarked brands, we believe our intellectual property has substantial value and has significantly contributed to our success to date.

I.	Patents

We seek patent protection for our inventions not only to differentiate our products and technologies, but also to develop opportunities for licensing and securing our rights to profits therefrom. With the aim of optimizing commercial and regulatory success, our proprietary technology and innovative applications thereof are protected by a variety of patent claims. We believe that our granted patents and pending applications collectively protect our technology, both in terms of our existing products, as well as our anticipated pipeline of new offerings.

Our patent portfolio includes at least the following issued patents, as well as a number of corresponding foreign patents in relevant jurisdictions:

(1) U.S. Patent No. 7,829,029 to “Acoustic Add-On Device for Biofilm Prevention in Urinary Catheter” (expiring on August 28, 2029). Foreign counterparts include: European Patent No. 1998834 B1, and Chinese Patent No. CN 101616707 B.

(2) U.S. Patent No. 9,028,748 to “System and Method for Surface Acoustic Wave Treatment of Medical Devices” (expiring on July 11, 2030); and

(3) U.S. Patent No. 9,585,977 directed to “System and Method for Surface Acoustic Waves Treatment of Skin” (expiring on August 20, 2033). Foreign counterparts include: European Patent No. EP 1991129 B1, Chinese Patent No. CN 101431940 B, and Israeli Patent No. 193600.

These patents are directed to our proprietary surface acoustic wave (SAW) technology, including our commercialized PAINSHIELD, PAINSHIELD PLUS, WOUNDSHIELD and UROSHIELD devices. Specifically, the patents provide for methods of generating SAW on surfaces of indwelling medical devices and to topical and urological applications therefor, for alleviating pain and for wound healing, and for preventing formation of bacterial biofilms on catheters.

In addition to the above patents, our pending patent applications are representative of our ongoing efforts to broaden our portfolio as we continue to develop new applications for our ultrasound technology. Pending patent applications related to UROSHIELD devices are directed to Multiple Frequency Surface Acoustic Waves for Internal Medical Device and System, Device, and Method for Mitigating Bacterial Biofilms Associated with Indwelling Medical Devices, PCT application (PCT/US2024/018759). This patent application covers the next generation of UROSHIELD devices operating at multiple frequencies and devices which are compatible in portable and wireless systems.

Pending patent applications related to PAINSHIELD, PAINSHIELD PLUS, WOUNDSHIELD devices are directed to Transdermal Patch of a Portable Ultrasound-Generating System for Improved Delivery of Therapeutic Agents and Associated Methods of Treatment and Portable Ultrasound System and Methods of Treating Facial Skin by Application of Surface Acoustic Waves.

Although not yet granted, the aim of our growing number of patent applications is to secure our rights within additional industry sectors we foresee as most readily benefiting from our technology. Therefore, looking beyond just pain management and urology, our patent applications relate to, inter alia: novel transdermal patches uniquely configured to work with our ultrasound technology to additionally provide for improved absorption and transdermal delivery of therapeutic agents during treatment; cosmetic applications of our ultrasound technology to provide anti-aging benefits; and certain new or improved stand-alone therapeutic medical devices or so-called “indwelling medical devices” (e.g., catheters, intravenous (IV) needle assemblies, and percutaneous endoscopic gastronomy (PEG) tubes) that include our SAW-generating technology to provide the accompanying antimicrobial effect for preventing infections typically associated with available indwelling devices.

We intend to further grow our patent portfolio by continuing to patent new technology as it is developed, to defend intellectual property as we believe necessary by actively pursuing any infringements, to pursue commercial opportunities our patents provide for our innovations, and to continue to develop our brands and trademarks.

II.	Trademarks

In addition to patent protection, we own numerous registered trademarks for our commercialized WOUNDSHIELD (in the U.S. and Canada), NanoVibronix (in the U.S. and Canada), WOUNDSHIELD (in the U.S. and Canada), PAINSHIELD (in the U.S. and Canada), and UROSHIELD (in the U.S.). Generally, the protection afforded by trademarks is perpetual, subject to paying timely renewals and continuing proper use in commerce. In addition to the above, we expect to pursue additional trademark registrations to the extent we believe they would be beneficial and cost-effective.

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III.	Other Rights

We regularly enter into, and rely on, confidentiality and proprietary rights agreements with our employees, consultants, contractors and business partners to protect our trade secrets, proprietary technology and other confidential information. We control the use of our proprietary technology through relevant provisions, notifications, and disclaimers provided on our website, our customer terms of use, and our vendor terms and conditions.

Intellectual Property Related to ENvue Business

In connection with the insolvency proceedings, the court has approved the proposal by Alpha Capital Anstalt (a creditor of ENvue) to purchase all ENvue’s activities and the proposal by Xperto to acquire the public shell, subject to the fulfillment of conditions precedent. Accordingly, subject to the approval of the creditors’ settlement by the court, all ENvue’s intangible assets are expected to be transferred to the ownership of Alpha Capital Anstalt. It should be noted that as part of the loan agreement between the ENvue and Alpha Capital Anstalt from September 2023, ENvue pledged all its intellectual property assets to secure its obligations towards Alpha Capital Anstalt under the loan agreement.

Below is a brief overview of the status of ENvue’s main intellectual property assets as of February 6, 2025:

I.	Patents

ENvue regularly protects its intellectual property rights by filing patent applications in its main target market - the USA - as well as in the main potential target markets for its future activities. Generally, the lifespan of these patents, is 20 years from the earliest non-provisional patent filing date. These anticipated expiration dates are without taking into account any and all possible patent term adjustments, extensions, or abandonments, and assuming payment of all appropriate maintenance, renewal, annuity, and other governmental fees. ENvue continues to evaluate its intellectual property portfolio as patents reach end of life to determine the optimal course for continuing to protect its technology. ENvue owns all its patents. In 2022 and 2023, ENvue invested approximately $252,000 and $141,000, respectively, in patent-related matters.

Below are details about the significant registered patents and significant patent applications owned by ENvue:

1.	Nasogastric Tube - A tube for insertion through the patient’s nose, intended for connection to a source of substances or pressure.

Country	Status
Israel	Granted
Germany	Granted
United States	Granted (5 patents)
China	Granted (2 patents)

2.	Nasogastric Tube - A tube for insertion through the patient’s nose, intended for connection to a source of substances or pressure. The tube contains at least one main internal tube and one suction tube, which has at least one outlet used for suction with the purpose of preventing damage to the patient’s internal tissues.

Country	Status
Israel	Granted
United States	Granted

3.	Nasogastric Tube - A system that includes a tube for insertion through the patient’s nose, containing a feeding mechanism, a suction mechanism, and a gastric decompression mechanism.

Country	Status
Europe (Validated in AT, CH/LI, DE, ES, FR, GB, and IT)	Granted

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4.	Enteral Feeding Pump - A system of devices, including a pump for drawing fluids into the tube; a switching mechanism connected to at least four internal tubes installed in the feeding tube; and a controller designed to operate the mentioned pump and switching mechanism.

Country	Status
Israel	Granted
United States	Granted

5.	Insertion Device Positioning Guidance System and Method - A system and method for guiding the insertion and positioning of a device within a patient’s body. It includes an electromagnetic field generator that covers the treatment area, multiple sensors designed to provide indications of the tube’s position within the patient’s digestive system and the patient’s posture. Additionally, the system features a processor that collects and processes all data to create a three-dimensional anatomical map of the patient’s upper body, all of which functions independently of patient movement and various deviations.

Country	Status
China	Allowed
Japan	Granted
United States	Granted (4 patents and 1 allowed application)

6.	Feeding Tube with Electromagnetic Sensor - Feeding tubes that include an electromagnetic sensor and a wire that runs along the length of the tube.

Country	Status
Japan	Granted
United States	Granted (3 patents)

7.	Insertion Device Positioning Guidance System and Method - A system and method for guiding the insertion and positioning of a device within a patient’s body, including an electromagnetic field generator that covers the treatment area, multiple sensors designed to provide indications of the tube’s position within the patient’s digestive system, the patient’s posture, and other relevant factors. The system also includes a processor that collects and processes all the data to align a predefined anatomical map of a patient’s torso based on positions corresponding to locations on a patient’s upper body, all of which operates independently of patient movement and other deviations.

Country	Status
Europe (Validated in AT, CH/LI, DE, ES, FR, GB, and IT)	Granted
China	1 Granted, 1 pending
Japan	Granted
United States	Granted (2 patents)

8.	Insertion Device Positioning Guidance System and Method - A system and method for guiding the insertion and positioning of a device within a patient’s body, which includes an electromagnetic field generator that covers the treatment area, multiple sensors designed to provide indications of the tube’s position within the patient’s digestive system, the patient’s posture, and other relevant factors. The system also includes a processor responsible for collecting and processing all the data to create a three-dimensional anatomical map of the patient’s upper torso and to facilitate visualization on the anatomical map of a position, orientation and/or path of a tip sensor, all of which functions independently of patient movement and other deviations.

Country	Status
China	2 Pending Applications
Japan	Granted
United States	Granted (3 patents)

9.	Insertion Device Positioning Guidance System and Method - A device, system, and method for guiding the insertion and positioning of an insertion tube within the patient’s body based on sensing of changes in an electromagnetic field.

Country	Status
Israel	Pending
Japan	Pending

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10.	Guidance System with Claviculae Position Sensors - A device, system, and method for guiding the insertion and positioning of tube positioning within the patient’s body based on sensing of changes in an electromagnetic field using sensors positioned on a patient’s upper torso, where the calculation considers signals received from reference sensors located in the clavicle area of the patient.

Country	Status
Israel	Pending
Japan	Pending

II.	Trademarks

As of February 6, 2024, ENvue owns the following trademarks: Envizion Medical, ENsump, ENvue, ENgat, Envizion (wordmark and logo), and ENvue’s logo in key countries, including the U.S., Europe, and China.

On January 25, 2023, a request was submitted by Hologic, Inc.10 to narrow the list of goods described under the ENVIZION MEDICAL trademark in the U.S. ENvue filed a partial voluntary surrender of its U.S. registration as to the following goods: Nasogastric aspiration tube; Medical devices, namely, nasogastric tubes with integrated camera; Medical intubation equipment; nasogastric cameras for medical purposes; Medical integrated camera for Nasogastric Aspiration Tubes; and Camera for placing a nasogastric tube in a patient’s esophagus, which was accepted by the U.S. Patent and Trademark Office.

III.	Trade Secrets

ENvue also relies on trade secrets relating to its products and technology, including its data processing algorithms, and maintains the confidentiality of such proprietary information to protect aspects of its business that are not amenable to, or that ENvue does not consider appropriate for, patent protection. ENvue seeks to protect its trade secrets and know-how by entering into confidentiality and invention assignment agreements with employees, contractors, consultants, suppliers, customers, and other third parties, who have access to such information. These agreements generally provide that all confidential information concerning ENvue’s business or financial affairs developed or made known to the individual during the course of the individual’s relationship with ENvue are to be kept confidential and not disclosed to third parties except in specific circumstances. If any such person misappropriated ENvue’s trade secrets or other know-how or confidential information, there is no guarantee that ENvue would be able to prevail in obtaining damages or injunctive relief in a dispute regarding such misappropriation.

Despite these protections, ENvue also notes that its employees may have been previously employed at other companies in the industry, including its competitors or potential competitors. Although ENvue is not aware of any claims currently pending against it, ENvue may be subject to claims that these employees or ENvue has inadvertently or otherwise used or disclosed trade secrets or other proprietary information of the former employers of its employees. Litigation may be necessary to defend against these claims. Even if ENvue is successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If ENvue fails in defending such claims, in addition to paying money claims, ENvue may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent ENvue’s ability to commercialize product(s), which would materially adversely affect its commercial development efforts.

IV.	Designs

As of approximately February 6, 2025, ENvue holds design patents for Sump Tube in the U.S. and Tube Assembly for Feeding and Suction in the U.S., Europe, and China.

Government Regulation

U.S. Food and Drug Administration Regulation

Each of our products must be approved, cleared by, or registered with the U.S. Food and Drug Administration (“FDA”) before they can be marketed in the United States, and they can only be marketed consistently with their respective approved or cleared indication(s) of use. Before and after approval or clearance in the United States, our products, approved or cleared products and product candidates, are subject to extensive regulation by the FDA under the Federal Food, Drug, and Cosmetic Act and/or the Public Health Service Act, as well as by other regulatory bodies. The FDA regulations govern, among other things, the development, testing, manufacturing, labelling, safety, storage, record-keeping, market clearance or approval, advertising and promotion, import and export, marketing and sales, distribution and market withdrawal and recalls of medical devices and pharmaceutical products. PainShield MD and PainShield MD Plus have each already obtained 510(k) marketing clearance by the FDA. We are in the process of conducting clinical and non-clinical testing to support a submission for FDA clearance for PainShield Relief as an over-the-counter drug.

[10]	It should be noted that the application was submitted in response to the opposition filed by the subsidiary (Envizion Medical Inc.) in 2022 against the trademark registration application by Hologic, Inc. in the U.S. and Europe.

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In September 2020, the FDA exercised its Enforcement Discretion to allow distribution of the UroShield device in the United States. According to the FDA, “UroShield® device can use Intended Use Code (IUC) 081.006: Enforcement Discretion per final guidance, and FDA product code QMK (extracorporeal acoustic wave generating accessory to urological indwelling catheter for use during the COVID-19 pandemic)”.

Accordingly, the FDA’s Enforcement Discretion temporarily cleared the way for import of UroShield to the U.S. during the COVID-19 pandemic, immensely expanding the company’s addressable market for the device during this time period. As of the date of this report, we have not been notified of any change in our Enforcement Discretion status and we will continue to operate under Enforcement Discretion guidelines, or until we are notified of a change in status by a qualified regulatory body. The device is designed to aid in the prevention of CAUTI incidence in patients requiring long-term indwelling catheterization, defined as 14 days or greater.

FDA Approval or Clearance of Medical Devices

In the U.S., numerous laws and regulations govern the processes by which medical devices are developed, manufactured, brought to market and marketed. These include the Federal Food, Drug, and Cosmetic Act (“FD&C Act”) and its implementing regulations issued by FDA, among others. Unless an exemption applies, each medical device commercially distributed in the United States requires FDA clearance of a 510(k) premarket notification (“510(k) clearance”), granting of a de novo request, or approval of an application for premarket approval (“PMA”). In general, under the FD&C Act, medical devices are classified in one of three classes on the basis of the controls necessary to reasonably assure their safety and effectiveness. A medical device’s classification determines the level of FDA review and approval to which the device is subject before it can be marketed to consumers:

●	Class I devices, the lowest-risk FDA device classification, include devices with the lowest risk to the patient and are those for which safety and effectiveness can be assured by adherence to FDA’s medical device general controls, including labeling, establishment registration, device product listing, adverse event reporting, and, for some products, adherence to good manufacturing practices through FDA’s Quality System Regulations.

●	Class II devices, moderate-risk devices, also require compliance with general controls and in some cases, special controls as deemed necessary by FDA to ensure the safety and effectiveness of the device. These special controls may include performance standards, particular labeling requirements, or post-market surveillance obligations. While most Class I devices are exempt from the 510(k) premarket notification requirement, typically a Class II device also requires pre-market review and 510(k) clearance as well as adherence to the Quality System Regulations/good manufacturing practices for devices.

●	Class III devices, high-risk devices that are often implantable or life-sustaining or novel devices, also require compliance with the medical device general controls and Quality System Regulations, and generally must be approved by FDA before entering the market through a PMA application. Approved PMAs can include post-approval conditions and post-market surveillance requirements, analogous to some of the special controls that may be imposed on Class II devices.

WoundShield, PainShield and ENvue System are classified as Class II medical devices and require U.S. Food and Drug Administration authorization prior to marketing, by means of 510(k) clearance. Due to its nature and the lack of existing predicate devices on the market, UroShield is automatically classified as a Class III device for which a PMA is required, unless our request for De Novo reclassification is successful, in which case, it will be classified as a Class II device and subject to the same post market framework as 510(k)-cleared devices.

To request marketing authorization by means of a 510(k) clearance, we must submit a pre-market notification demonstrating that the proposed device is substantially equivalent to a legally marketed medical device (referred to as a “predicate device”). A finding of substantial equivalence requires that the proposed new device (i), has the same intended use as a predicate device; (ii) has the same or similar technological characteristics as the predicate device; (iii) is as safe and effective as the predicate device; and (iv) does not raise different questions of safety and effectiveness than the predicate device. 510(k) submissions generally include, among other things, a description of the device and its manufacturing, device labelling, medical devices to which the device is substantially equivalent, safety and biocompatibility information and the results of performance testing. In some cases, a 510(k) submission must include data from human clinical studies. Marketing may commence only when the FDA issues a clearance letter finding substantial equivalence. The typical duration to receive 510(k) approval is approximately nine months from the date of the initial 510(k) submission, although there is no guarantee that the timing will not be longer.

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The FDA may require us to perform clinical studies to show a product candidate’s safety and efficacy in addition to technological equivalence in support of our filed 510(k). No matter which regulatory pathway we may take in the future towards marketing products in the United States, we believe we will be required to provide clinical proof of device effectiveness and safety.

After a device receives 510(k) clearance, any product modification that could significantly affect the safety or effectiveness of the product, or that would constitute a significant change in intended use, requires a new 510(k) clearance or, if the device would no longer be substantially equivalent, would require a PMA. If the FDA determines that the product does not qualify for 510(k) clearance, then a company must submit and the FDA must approve a PMA before marketing can begin. An alternative to a new 510(k) submission is a “letter to File”, citing substantial equivalence to a product which has been granted 510(k) clearance.

A PMA application must provide a demonstration of safety and effectiveness, which generally requires extensive nonclinical and clinical trial data. Information about the device and its components, device design, manufacturing and labelling, among other information, must also be included in the PMA. As part of the PMA review, the FDA will inspect the manufacturer’s facilities for compliance with quality system regulation requirements, which govern testing, control, documentation and other aspects of quality assurance with respect to manufacturing. If the FDA determines the application or manufacturing facilities are not acceptable, the FDA may outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. During the review period, an FDA advisory committee, typically a panel of clinicians and statisticians, is likely to be convened to review the application and recommend to the FDA whether, or upon what conditions, the device should be approved. The FDA is not bound by the advisory panel decision. While the FDA often follows the panel’s recommendation, there have been instances where the FDA has not. If the FDA finds the information satisfactory, it will approve the PMA. The PMA approval can include post-approval conditions, including, among other things, restrictions on labelling, promotion, sale and distribution, or requirements to do additional clinical studies post-approval. Even after approval of a PMA, a new PMA or PMA supplement is required to authorize certain modifications to the device, its labelling or its manufacturing process. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to that information needed to support the proposed change from the product covered by the original PMA. The typical duration to receive PMA approval is approximately two years from the date of submission of the initial PMA application, although there is no guarantee that the timing will not be longer.

As stated above, we anticipate that we will seek FDA authorization to market our UroShield product via the De Novo reclassification process. Medical device types that the FDA has not previously classified as Class I, II, or III are automatically classified into Class III regardless of the level of risk they ultimately pose to patients and/or users. The Food and Drug Administration Modernization Act of 1997 established a new route to market for low to moderate risk medical devices that are automatically placed into Class III due to the absence of a predicate device, called the “Request for Evaluation of Automatic Class III Designation,” or the De Novo classification procedure. This procedure allows a manufacturer whose novel device is automatically classified into Class III to request down-classification of its medical device into Class I or Class II based on a benefit-risk analysis demonstrating the device actually presents low or moderate risk, rather than requiring the submission and approval of a PMA application. Prior to the enactment of the Food and Drug Administration Safety and Innovation Act of 2012, or FDASIA, a medical device could only be eligible for De Novo classification if the manufacturer first submitted a 510(k) premarket notification and received a determination from the FDA that the device was not substantially equivalent. FDASIA streamlined the De Novo classification pathway by permitting manufacturers to request De Novo classification directly without first submitting a 510(k) premarket notification to the FDA and receiving a not substantially equivalent determination. If the manufacturer seeks reclassification into Class II, the manufacturer must include a draft proposal for special controls that are necessary to provide a reasonable assurance of the safety and effectiveness of the medical device. In addition, the FDA may reject the reclassification petition if it identifies a legally marketed predicate device that would be appropriate for a 510(k) or determines that the device is not low-to-moderate risk or that general controls would be inadequate to control the risks and special controls cannot be developed. De Novo reclassification requests are also subject to user fees, unless a specific exemption applies. If the device is not approved through De Novo review, then it must go through the standard PMA process for Class III devices.

Clinical Trials of Medical Devices

Clinical trials are almost always required to support a PMA application and are sometimes required for a De Novo classification request or 510(k) pre-market notification. In order to conduct a clinical investigation involving human subjects for the purpose of demonstrating the safety and effectiveness of a medical device, an investigator acting on behalf of the company must, among other things, apply for and obtain IRB approval of the proposed investigation. In addition, if the clinical study involves a “significant risk” (as defined by the FDA) to human health, the company sponsoring the investigation must also submit and obtain FDA approval of an IDE. An IDE must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specified number of study participants, unless the product is deemed a non-significant risk device and eligible for abbreviated IDE requirements. Generally, clinical trials for a significant risk device may begin once the IDE is approved by the FDA and the study protocol and informed consent are approved by a duly-appointed IRB at each clinical trial site.

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FDA’s IDE regulations govern investigational device labelling, prohibit promotion, and specify an array of GCP requirements, which include, among other things, recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. Clinical trials must further comply with the FDA’s regulations for IRB approval and for informed consent and other human subject protections. Required records and reports are subject to inspection by the FDA. The results of clinical testing may be unfavourable or, even if the intended safety and efficacy success criteria are achieved, may not be considered sufficient for the FDA to grant approval or clearance of a product.

Post-Approval Regulation of Medical Devices

After a device is cleared or approved for marketing, numerous and pervasive regulatory requirements continue to apply. These include:

●	the FDA quality systems regulation, which governs, among other things, how manufacturers design, test, manufacture, exercise quality control over, and document manufacturing of their products;

●	labelling and claims regulations, which prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labelling;

●	if applicable, the Electronic Product Regulations found in 21 CFR parts 1000-1050, which provide additional requirements applicable to electronic products, including records and reporting requirements; and

●	the Medical Device Reporting regulation, which requires reporting to the FDA of certain adverse experiences associated with use of the product.

Under the FDA medical device reporting (“MDR”) regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or a similar device of such manufacturer were to recur. The decision to file an MDR involves a judgment by the manufacturer. If the FDA disagrees with the manufacturer’s determination, the FDA can take enforcement action.

Additionally, the FDA has the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. The authority to require a recall must be based on an FDA finding that there is reasonable probability that the device would cause serious adverse health consequences or death. Manufacturers may, under their own initiative, recall a product if any distributed devices fail to meet established specifications, are otherwise misbranded or adulterated, or if any other material deficiency is found. The FDA requires that certain classifications of recalls be reported to the FDA within ten working days after the recall is initiated.

The failure to comply with applicable device regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

● warning letters, fines, injunctions, or civil penalties;

● recalls, detentions or seizures of products;

● operating restrictions;

● delays in the introduction of products into the market;

● total or partial suspension of production;

● delay or refusal of the FDA or other regulators to grant 510(k) clearance or PMA approvals of new products;

● withdrawals of marketing authorization; or

● in the most serious cases, criminal prosecution.

To ensure compliance with regulatory requirements, medical device manufacturers are subject to market surveillance and periodic, pre-scheduled and unannounced inspections by the FDA, and these inspections may include the manufacturing facilities of subcontractors and third-party component suppliers.

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Good Manufacturing Practices Requirements

As noted above, manufacturers of medical devices are required to comply with the good manufacturing practices set forth in the quality system regulations promulgated under section 520 of the Food, Drug and Cosmetic Act as further set forth in the Code of Federal Regulations as 21 CFR Part 820. Current good manufacturing practices (“CGMP”) regulations require, among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation. The manufacturing facility for an approved product must meet current good manufacturing practices requirements to the satisfaction of the FDA pursuant to a pre-PMA approval inspection before the facility can be used. Manufacturers, including third party contract manufacturers, are also subject to periodic inspections by the FDA and other authorities to assess compliance with applicable regulations. Failure to comply with or to promptly comply with statutory and regulatory requirements subjects a manufacturer, and possibly us, to possible legal or regulatory action, including the seizure or recall of products, injunctions, consent decrees placing significant restrictions on or suspending manufacturing operations, and civil and criminal penalties. Adverse experiences with the product must be reported to the FDA and could result in the imposition of marketing restrictions through labelling changes or in product recall. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product occur following the approval.

International Regulation

We are subject to regulations and product registration requirements in many foreign countries in which we may sell our products, including in the areas of product standards, packaging requirements, labelling requirements, import and export restrictions and tariff regulations, duties and tax requirements. The time required to obtain clearance required by foreign countries may be longer or shorter than that required for FDA clearance, and requirements for licensing a product in a foreign country may differ significantly from UFDA requirements.

There is currently no premarket government review of medical devices in the European Economic Area (“EEA”). However, all medical devices placed on the market in the EEA must meet the relevant essential requirements laid down in Annex I of Directive 93/42/EEC concerning medical devices, or the Medical Devices Directive. The most fundamental essential requirement is that a medical device must be designed and manufactured in such a way that it will not compromise the clinical condition or safety of patients, or the safety and health of users and others. In addition, the device must achieve the performances intended by the manufacturer and be designed, manufactured, and packaged in a suitable manner. The European Commission has adopted various standards applicable to medical devices. These include standards governing common requirements, such as sterilization and safety of medical electrical equipment, and product standards for certain types of medical devices. There are also harmonized standards relating to design and manufacture. While not mandatory, compliance with these standards is viewed as the easiest way to satisfy the essential requirements as a practical matter. Compliance with a standard developed to implement an essential requirement also creates a rebuttable presumption that the device satisfies that essential requirement.

In the European Union, the European Medicines Agency and the European Union Commission determined that PainShield, UroShield, and WoundShield are to be regulated as medical device products. These products are classified as Class II devices. These devices are CE Marked and as such can be marketed and distributed within the European Economic Area. We are required to be recertified each year for CE by Intertek, which conducts an annual audit. The ENvue System received a European CE mark, indicating that ENvue affirms its product’s conformity with European health, safety and environmental protection standards, in 2021.The audit procedure, which includes on-site visits at our facility, requires us to provide Intertek with information and documentation concerning our management system and all applicable documents, policies, procedures, manuals, and other information.

On April 5, 2017, the European Parliament passed the Medical Devices Regulation (Regulation 2017/745), which repeals and replaces the EU Medical Device Directive and became effective on May 26, 2021. The Medical Devices Regulation, among other things, is intended to establish a uniform, transparent, predictable, and sustainable regulatory framework across the EEA for medical devices and ensure a high level of safety and health while supporting innovation. The new regulations, among other things:

●	strengthen the rules on placing devices on the market and reinforce surveillance once they are available;
●	improve the traceability of medical devices throughout the supply chain to the end-user or patient through a unique identification number;
●	set up a central database to provide patients, healthcare professionals, and the public with comprehensive information on products available in the E.U.; and
●	strengthen rules for the assessment of certain high-risk devices, such as implants, which may have to undergo an additional check by experts before they are placed on the market.

The primary regulatory bodies and paths in Asia, Australia, and Latin America are determined by the requisite country authority. In most cases, establishment registration and device licensing are applied for at the applicable Ministry of Health through a local intermediary. The requirements placed on the manufacturer are typically the same as those contained in ISO 9001 or ISO 13485, requirements for quality management systems published by the International Organization of Standardization. In some countries outside Europe, we are or will be able to sell on the basis of our CE Mark. We have the Health for PainShield, WoundShield and UroShield, a certificate by the Israel Ministry of Health allowing us to sell PainShield, WoundShield and UroShield in Israel, a certificate allowing us to sell PainShield in Australia, and we are able to sell PainShield, WoundShield and UroShield in India and Ecuador based on our CE Mark. In addition, our distributor in Korea has applied for approval to sell PainShield and UroShield. We generally apply, through our distributor, for approval in a particular country for a particular product only when we have a distributor in place with respect to such product.

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European Good Manufacturing Practices

In the European Union, the manufacture of medical devices is subject to good manufacturing practice, as set forth in the relevant laws and guidelines of the European Union and its member states. Compliance with good manufacturing practice is generally assessed by the competent regulatory authorities. Typically, quality system evaluation is performed by a notified body, which also recommends to the relevant competent authority for the European Community CE Marking of a device. The competent authority may conduct inspections of relevant facilities, and review manufacturing procedures, operating systems and personnel qualifications. In addition to obtaining approval for each product, in many cases each device manufacturing facility must be audited on a periodic basis by the notified body. Further inspections may occur over the life of the product.

U.S. Fraud and Abuse and Other Health Care Laws

In the United States, federal and state fraud and abuse laws prohibit the payment or receipt of kickbacks, bribes or other remuneration intended to induce the purchase or recommendation of health care products and services. Other provisions of federal and state laws prohibit presenting, or causing to be presented, to third party payers for reimbursement, claims that are false or fraudulent, or which are for items or services that were not provided as claimed. In addition, other health care laws and regulations may apply, such as transparency and reporting requirements, and privacy and security requirements. Violations of these laws can lead to civil and criminal penalties, including exclusion from participation in federal and state health care programs. These laws are potentially applicable to manufacturers of products regulated by the FDA as medical devices, such as us, and hospitals, physicians and other potential purchasers of such products. The health care laws that may be applicable to our business or operations include:

●	The federal Anti-Kickback Statute, which prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable by Medicare, Medicaid or any other federal health care program.

●	Federal false claims laws and civil monetary penalty laws, including the False Claims Act, that prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other government health care programs that are false or fraudulent, or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government.

●	The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which prohibits knowingly and wilfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretences, representations, or promises, any of the money or property owned by, or under the custody or control of, any health care benefit program, and for knowingly and wilfully falsifying, concealing or covering up a material fact or making any materially false statements in connection with the delivery of or payment for health care benefits, items or services.

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and its implementing regulations, which also impose obligations and requirements on health care providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform certain services for them that involve the use or disclosure of individually identifiable health information, with respect to safeguarding the privacy and security of certain individually identifiable health information.

●	The federal transparency requirements under the Affordable Care Act, including the provision commonly referred to as the Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid or Children’s Health Insurance Program to report annually to Centers for Medicare and Medicaid Services, or CMS, information related to payments and other transfers of value to physicians and teaching hospitals, and ownership and investment interests held by physicians and their immediate family members.

●	Analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, which may be broader in scope and apply to referrals and items or services reimbursed by both governmental and non-governmental third-party payers, including private insurers, many of which differ from each other in significant ways and often are not pre-empted by federal law, thus complicating compliance efforts.

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Health Information Privacy and Security Laws

There are numerous U.S. federal and state laws and regulations related to the privacy and security of Personally Identifiable Information (“PII”), including health information. Among others, the federal Health Insurance Portability and Accountability Act of 1996, as amended by HITECH, and their implementing regulations, which we collectively refer to as HIPAA, establish privacy and security standards that limit the use and disclosure of Protected Health Information (“PHI”) and require covered entities and business associates to implement administrative, physical, and technical safeguards to ensure the confidentiality, integrity, and availability of individually identifiable health information in electronic form, among other requirements.

Violations of HIPAA may result in civil and criminal penalties. Our hospital customers are typically covered entities under HIPAA, and we are therefore limited in the health information we may collect, receive, use, and disclose. To the extent we provide services that require the use of PHI, we may be business associates of such covered entities and directly subject to HIPAA.

State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states, and HIPAA standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. In addition, HIPAA mandates that HHS conduct periodic compliance audits of HIPAA covered entities and their business associates for compliance.

Many states also have laws that protect the privacy and security of sensitive and personal information, including health information. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California, are more restrictive than HIPAA. Where state laws are more protective than HIPAA, we must comply with the state laws we are subject to. California passed the California Consumer Privacy Act or CCPA on June 28, 2018, which went into effect January 1, 2020. On November 3, 2020, the California Privacy Rights Act of 2020 (“CPRA”), which amends the CCPA and adds new privacy protections that became effective on January 1, 2023, was enacted through a ballot initiative. Records and information we maintain on our patients may be subject to the CCPA if it is not covered by HIPAA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. In addition, state and federal privacy laws subject to frequent change.

In addition to HIPAA and state health information privacy laws, we may be subject to or restricted by other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security, laws that place specific requirements on certain types of activities, such as data security and texting, and laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach.

Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the U.S. The E.U., for example, traditionally has imposed stricter obligations under its laws and regulations relating to privacy, data protection and consumer protection than the U.S. In May 2018, the GDPR, governing data practices and privacy in the E.U., became effective and replaced the data protection laws of the individual member states. GDPR requires companies to meet stringent requirements regarding the handling of personal data of individuals in the E.U. These more stringent requirements include expanded disclosures to inform members about how we may use their personal data, increased controls on profiling members, and increased rights for members to access, control and delete their personal data. In addition, there are mandatory data breach notification requirements. The law also includes significant penalties for non-compliance, which may result in monetary penalties of up to 20 million Euros or 4% of a company’s worldwide turnover, whichever is higher. GDPR and other similar regulations require companies to give specific types of notice and informed consent is required for the placement of a cookie or similar technologies on a user’s device for online tracking for behavioral advertising and other purposes and for direct electronic marketing, and the GDPR also imposes additional conditions in order to satisfy such consent, such as a prohibition on pre-checked consents. It remains unclear how the U.K. data protection laws or regulations will develop in the medium to longer term and how data transfer to the U.K. from the E.U. will be regulated. Outside of the E.U., there are many other countries with data protection laws, and new countries are adopting data protection legislation with increasing frequency.

Many of these laws may require consent from individuals for the use of data for various purposes, including marketing, which may reduce our ability to market our products.

There is no harmonized approach to these laws and regulations globally. Consequently, we increase our risk of non-compliance with applicable foreign data protection laws and regulations when we expand internationally. We may need to change and limit the way we use personal information in operating our business and may have difficulty maintaining a single operating model that is compliant. Compliance with such laws and regulations will result in additional costs and may necessitate changes to our business practices and divergent operating models, limit the effectiveness of our marketing activities, adversely affect our business, results of operations, and financial condition, and subject us to additional liabilities.

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Manufacturing and Suppliers

Nano OpCo’s Products

In December 2018, we announced we appointed Quasar Engineering Ltd, as contract manufacturer for the PainShield, UroShield and WoundShield, as well as other devices. Following our agreement with Sanuwave, Quasar is no longer the manufacturer of the WoundShield. Quasar is a medical device manufacturer, located in China, with over 30 years of experience, serving major brands worldwide, with complex catheters, disposables, and FDA regulated assemblies. Starting in the fourth quarter of 2019, we started using Quasar to manufacture all of our newly redesigned products. Quasar temporarily shut down for sixty days in early 2020, due to the COVID-19 outbreak which led to a significant delay in the production of goods needed to fulfil our sales orders, and became fully operational in April 2020. Presently, we are not experiencing delays in the production of our products.

Quasar added a new manufacturing facility in Singapore late in the third quarter of 2022. Some of our product manufacturing moved to this plant for final production and packaging. For the year 2023, through the current date, however, all of our programming and disposable kit manufacturing are being performed in our facilities in Israel.

We order certain component parts on an as-needed basis, generally from the manufacturer that provides us with the most competitive pricing. Our most significant suppliers for these components are B Star, Inc and Plastic One. We do not have written agreements with any of these suppliers, but we believe anyone could be easily replaced if necessary.

ENvue Products

ENvue does not manufacture the products it sells. ENvue has contracted with suppliers for the supply of raw materials and various components that make up the system, as well as for the assembly of the system and the specialized feeding tubes.

We estimate that there may be a limitation on the potential annual production capacity at the supplier that assembles the ENvue System. It should be noted that the production volume during 2023 was significantly lower than this limitation, and the ENvue’s management previously estimated that it can contract with an additional manufacturer if necessary. It should also be noted that several companies with a global presence provide similar services to those of the current manufacturer, and ENvue previously estimated that, if necessary, it could replace or expand the existing assembly capabilities within 6-9 months without significant cost changes. Since the beginning of 2024, ENvue has only been purchasing spare parts and consumable feeding tubes for the systems held by its existing customers.

Additionally, there are only a few manufacturers worldwide that produce feeding tubes (made of polyurethane) used by ENvue to produce the specialized feeding tubes for the ENvue System. Accordingly, terminating the contract with the feeding tube supplier could affect the production capacity for our ENvue System for the time required to reorganize until we contract with an alternative supplier. However, we do not anticipate difficulty in replacing this supplier with another.

Customers

We currently sell our products both directly through our website and indirectly via distribution agreements, with approximately 98% of our sales coming through distributors and customers who are referred to us through sales agents, and the remaining 2% from consumers who contact us through our website, in 2023. We expect that percentage to decline as we enter into additional sales agent agreements. We have exclusive and non-exclusive distribution agreements for our products with medical product distributors based in the United States, in the United Kingdom and various countries throughout Europe, Australia, New Zealand, and Malta. For the year ended December 31, 2023, our largest customer was Ultra Pain Products Inc, to whom our sales of products to them comprised approximately 40% of our total revenues.

We are currently in discussions with several distribution companies with access to various markets in the United States, Europe, and Asia, as well as the Veterans Health Care network facilities. Our current agreements stipulate that distributors will be responsible for carrying out local marketing activities and sales. We are responsible for training, providing marketing guidance, marketing materials, and technical guidance. In addition, in most cases, all sales costs, including sales representatives, incentive programs, and marketing trials, will be borne by the distributor. We expect any future distribution agreements to contain substantially similar stipulations. Under our current agreements, distributors purchase our products from us at a fixed price. Our current agreements with distributors are generally for a term of approximately two to three years and automatically renew for additional annual terms unless modified by either party. We also service patients directly as a result of independent sales agents.

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Our People and Human Capital Resources

Employees

Following the completion of the Merger, NanoVibronix has 15 full-time employees and ENvue has 16 full-time employees. We also regularly work with several independent consultants and other contract organizations to support our business and we regularly evaluate additional talent to help support our product manufacturing, development, financial, and other capabilities.

Diversity and Inclusion

We believe that an inclusive culture is required to understand and develop products that benefit all patients. By embracing differences, we aim to foster an environment of respect and trust in an effort to facilitate creativity, spark passion, and help us achieve better outcomes for all those who work at the Company. We are committed to creating and maintaining a workplace free from discrimination or harassment, including on the basis of any class protected by applicable law, and our recruitment, hiring, development, training, compensation, and advancement practices are based on qualifications, performance, skills, and experience without regard to gender, race, or ethnicity. Our management team and employees are expected to exhibit and promote honest, ethical, and respectful conduct in the workplace, including adhering to the standards for appropriate behavior set forth in our code of conduct.

Compensation and Benefits

We operate in a highly competitive environment for human capital, particularly as we seek to attract and retain talent with relevant experience in the medical device sector. Therefore, we strive to provide a total rewards package to our employees that is competitive with our peer companies, including competitive healthcare benefits and in certain cases, stock options. We also offer paid leave as mandated by government regulations, flexible work schedules, and other benefits as mandated by government regulations.

We also offer key employees the benefit of equity ownership in NanoVibronix through stock option grants. We believe these grants both help promote alignment between our employees and our stockholders and provide retention benefits, as the awards generally vest over a three-year period.

We do not have any employees that are represented by a labor union or that have entered into a collective bargaining agreement with the Company.

Safety and Wellness

At NanoVibronix, we believe that health matters to everyone, and the safety health, and wellness of our employees is one of our top priorities. We are committed to developing and fostering a work environment that is safe, professional, and promotes teamwork, diversity, and trust in order to afford all of our employees the opportunity to contribute to the best of their abilities.

Seasonality

The Company’s field of activity is not characterized by seasonality. It should be noted that hospitals, which are the current and potential customers of the ENvue System, tend to concentrate their purchases of medical equipment in the last quarter of the year (end of the fiscal year).

Facilities

We lease an office and manufacturing facility in Nesher, Israel and maintain an office in Tyler, Texas. Our lease, for a space of approximately 284 square meters, for the facility in Nesher expired on December 31, 2023, and we decided not to renew the lease. In March 2024, we entered into a new three year lease for an office and manufacturing facility in Nesher for approximately $2,500 per month, with the option to terminate the lease anytime with four months notice after the first twelve months. The space is approximately 180 square meters. We paid approximately $4,200 per month under our former lease. We pay $1,200 per month for our Tyler, Texas office, although we do not have a lease. We believe that our facilities are adequate to meet our current and proposed needs.

ENvue has previously entered into a lease agreement for its headquarters office in Israel (Tel Aviv). Additionally, ENvue has entered into an agreement for storage, inventory management, order processing, and shipping services in the U.S. (Arlington Heights, Illinois).

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Legal Proceedings

From time to time, we may become party to legal proceedings in the ordinary course of business. Such legal proceedings may negatively impact our business and financial position, result in brand or reputational harm, and divert the attention of our management from core operations of our business.

Protrade Proceeding

On February 26, 2021, Protrade Systems, Inc. (“Protrade”) filed a Request for Arbitration (the “Request”) with the International Court of Arbitration (the “ICA”) of the International Chamber of Commerce alleging the Company is in breach of an Exclusive Distribution Agreement dated March 7, 2019 (the “Agreement”) between Protrade and the Company. Protrade alleges, in part, that the Company has breached the Agreement by discontinuing the manufacture of the DV0057 Painshield MD device in favor of an updated 10-100-001 Painshield MD device. Protrade claims damages estimated at $3 million. The Company vigorously defended the claims asserted by Protrade.

On March 15, 2022, the arbitrator issued a final award, which, determined that (i) the Company had the right to terminate the Exclusive Distribution Agreement; (ii) the Company did not breach the duty of good faith and fair dealing with regard to the Exclusive Distribution Agreement; and (iii) the Company did not breach any confidentiality obligations to Protrade. Nevertheless, the arbitrator determined that the Company did not comply with the obligation to supply Protrade with a year’s supply of patches, and awarded Protrade $1,500,250, which consists of $1,432,000 for “lost profits” and $68,250 as reimbursement of arbitration costs, on the grounds that the Company allegedly failed to supply Protrade with certain patches utilized by users of DV0057 Painshield MD device. The arbitrator based the decision on the testimony of Protrade’s president who asserted that a user would use in excess of 33 patches per each device. The Company believes that the number of patches per device alleged by Protrade is grossly inflated, and that these claims were not properly raised before the arbitrator. Accordingly, on April 13, 2022, the Company submitted an application for the correction of the award which the arbitrator denied on June 22, 2022.

On April 5, 2022, Protrade filed a Petition with the Supreme Court of New York Nassau County seeking to confirm the Award. On April 13, 2022, the Company submitted an application to the ICA seeking to correct an error in the award based on the evidence that the Company only sold 2-3 reusable patches per device contrary to the 33 reusable patches claimed by Protrade. The same arbitrator who issued the award, denied the application.

On July 22, 2022, the Company filed a cross-motion seeking to vacate arbitration award on the grounds that the arbitrator exceeded her authority, that the award was procured by fraud, and that the arbitrator failed to follow procedures established by New York law. In particular, the Company averred in its motion that Protrade’s witness made false statements in arbitration, and that the arbitrator resolved a claim that was never raised by Protrade and that has no factual basis.

On October 3, 2022, the court issued a decision granting Protrade its petition to confirm the award and denying the cross-motion.

On November 9, 2022, the Company filed a motion to re-argue and renew its cross-motion to vacate the arbitration decision based on newer information that was not available during the initial hearing. On the same day, the Company also filed a notice of appeal with the Appellate Division, Second Department. On March 21, 2023, the court denied the motion to re-argue and renew.

On July 10, 2023, the Company filed its appeal with the Appellate Division, Second Department. That appeal is now fully briefed and is awaiting the scheduling of oral argument.

As of December 31, 2023 and 2022, the Company accrued the amount of the arbitration award to Protrade of approximately $2.0 million and $1.9 million, respectively, including interest which is classified in “Other accounts payable and accrued expenses”.

Initiation of Insolvency Proceedings Against Predecessor ENvue

On January 31, 2024, Predecessor ENvue submitted a request to the Tel Aviv-Yafo District Court (the “Court”) for the issuance of an order to open insolvency proceedings under the Insolvency and Economic Rehabilitation Law, 5778-2018 (the “Insolvency Law”). On March 27, 2024, the Court issued an order to open proceedings for Predecessor ENvue and its temporary operation in accordance with the provisions of Section 24 of the Insolvency Law. On May 15, 2024, the Court decided to approve the proposal of Alpha Capital Anstalt (a creditor of Predecessor ENvue) as the winning bid for the acquisition of Predecessor ENvue’s activities and assets and to approve the proposal of Experto IFS Financial Solutions Ltd. as the winning bid for the acquisition of Predecessor ENvue’s public shell, as well as to convene creditors’ meetings to approve an economic rehabilitation plan for Predecessor ENvue.

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From March 27, 2024, the powers of the Board of Directors and officers of Predecessor ENvue were suspended by the Court, and their temporary operation was transferred to Attorney Guy Gissin as Trustee. From March 28, 2024, Predecessor ENvue’s shares have been suspended from trading on the Tel Aviv Stock Exchange Ltd.

On May 16, 2024, the Court decided to approve the proposal of Alpha Capital Anstalt as the winning bid for the acquisition of Predecessor ENvue’s activities and assets and on May 15, 2024 the court decided to approve the proposal of Experto IFS Financial Solutions Ltd. as the winning bid for the acquisition of Predecessor ENvue’s public shell, as well as to convene creditors’ meetings to approve an economic rehabilitation plan for Predecessor ENvue.

On May 27, 2024, Predecessor ENvue published a proposal for an economic rehabilitation plan, and on May 30, 2024, the aforementioned creditors’ meeting was held, where the economic rehabilitation plan was approved after removing provisions related to the assignment of creditors’ claims rights to the Trustee.

On July 23, 2024, the court approved the agreement with Envizion Holdings Corp, a Delaware company (the “Purchaser”), a subsidiary of Alpha Capital Anstalt, for the sale of Predecessor ENvue’s assets and operations

During 2023, Predecessor ENvue was involved in the development of components and products to improve and upgrade the system as part of its research and development activities, in order to optimize its use, expand its advantages and capabilities, and increase the potential target market. As part of efficiency processes and cost-cutting measures in Predecessor ENvue, as of July 2023, Predecessor ENvue ceased its research and development activities. The activities were resumed following the purchase of by Envizion Holdings Corp.

In light of the insolvency proceedings concerning Predecessor ENvue, from the beginning of 2024 until the purchase by Envizion Holdings Corp., Predecessor ENvue has temporary paused its marketing activities and entering into agreements with new customers, and instead focused on maintaining its existing operations by providing support for the systems held by its existing customers, updating system versions as necessary, and supplying spare parts and consumable feeding tubes for these systems. Predecessor ENvue has since resumed all activities.

Available Information

The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments thereto, are filed with the SEC. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and files or furnishes reports, proxy statements and other information with the SEC. Such reports and other information filed by the Company with the SEC are available free of charge on the Company’s website at www.nanovibronix.com, as soon as reasonably practicable after we have electronically filed with, or furnished to, the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The contents of these websites are not incorporated into this filing. Further, the Company’s references to website URLs are intended to be inactive textual references only.

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Board of Directors

The following table sets forth the name, age and positions of each director as of February 14, 2025.

Name	Age	Position with the Company
Brian Murphy	67	Chief Executive Officer and Director
Christopher Fashek(3)	74	Chairman of the Board
Martin Goldstein, M.D.(3)	56	Director
Thomas R. Mika(1)(2)	72	Director
Aurora Cassirer(1)(2)(3)	72	Director
Doron Besser, M.D.	56	Director
Zeev Rotstein, M.D.(2)	74	Director

(1)	Current member of Compensation Committee.
(2)	Current member of Audit Committee.
(3)	Current member of Nominating and Corporate Governance Committee.

The following sets forth biographical information and the qualifications and skills for each director:

Brian Murphy, Chief Executive Officer and Director. Mr. Murphy has served as our chief executive officer and director since October 2016. Mr. Murphy has over 25 years of senior sales, operations and general management experience in medical device and medical technology companies, including ATI Medical Equipment Corporation, Mountain Medical Equipment Inc. and Healthdyne Technologies Inc. From 2012 to 2016, Mr. Murphy served in various roles at MiMedx Group, Inc., where he initiated and managed the commercial sales and national accounts efforts within the advanced wound care segment. From 2010 to 2012, Mr. Murphy was the chief executive officer of O2 Insights, Inc., a start-up wound care diagnostics company, and led the sale of the company to Systagenix Ltd. in June 2012. From 2008 to 2010, Mr. Murphy served as vice president of sales for ConvaTec and led the negative pressure wound therapy business. From 1992 to 2008, Mr. Murphy served a total of 17 years at Kinetic Concepts, Inc. (KCI) in various positions overseeing sales, operations and general management. Mr. Murphy holds a bachelor of arts degree in communications from Southern Illinois University. Mr. Murphy’s qualifications to serve on our Board include his significant sales, operations and general management experience in medical device and medical technology companies.

Christopher Fashek, Chairman of the Board. Mr. Fashek has served as our director and chairman of the Board since November 2016. Mr. Fashek is an accomplished healthcare executive with a record of leading global medical-device and pharmaceutical businesses. Mr. Fashek led the team that introduced V.A.C.® therapy, a negative pressure wound therapy, to both the clinical community, and patients with serious or complex wounds. From June 2018, to 2020, Mr. Fashek has served as Chief Executive Officer and Director of Brain Sentinel, Inc. Mr. Fashek currently serves as a Director of the Wound Healing Foundation (WHF), and Bravida Medical. From 1995 to 2007, Mr. Fashek served as the Vice Chairman, Chief Executive Officer, and President of KCI USA. From 2008 to 2011, Mr. Fashek was the Chairman of the Board of Directors at Systagenix, Ltd. From 2014 to 2015, Mr. Fashek was the Chairman of the Board of Directors and Chief Executive Officer of Spiracur, Inc. Mr. Fashek currently serves as Chairman of MedTech Solutions Group, LLC, a global commercial Medsurge business in San Antonio, Texas. Mr. Fashek has a Bachelor of Arts degree from Upsala College and Master of Business Administration from Fairleigh Dickinson University. Mr. Fashek is recognized as developing highly productive and profitable leadership teams and corporate cultures, while taking multiple healthcare products from idealization to commercialization, as well as turning around under-performing corporations to profitability. Mr. Fashek’s extensive experience as an executive and leadership positions in the global medical device and pharmaceutical businesses, as well as his network of industry partners, provide him the appropriate experience to serve on our Board.

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Martin Goldstein, M.D., Director. Dr. Goldstein has served as our director since March 25, 2015 and is on our Corporate Governance Committee. He has been a practicing urologist for more than 20 years and is also an accomplished healthcare entrepreneur. For more than ten years Dr Goldstein presided over New Jersey Urology, one the largest urology group practices in the country. As President, he successfully navigated New Jersey Urology through two private equity transactions and the subsequent acquisition by Village MD. He now serves as the National Urology Service Line Chief for Village MD/Summit Health, a Walgreens & Cigna backed healthcare company. Previously, he served as Senior Vice President of Corporate Development and Acquisitions of Urology Management Associates, a private equity backed entity providing administrative practice management services to independent urology groups. Dr. Goldstein is a co-founder and executive board member of Metropolitan Surgery Center, a large multispecialty ambulatory surgery center. Dr. Goldstein brings to our Board his medical practice and healthcare business expertise. He is expected to make a valuable contribution in connection with marketing and facilitating the acceptance of our product offerings within the medical community. He has provided assistance with the U.S. Food and Drug Administration regulatory approval process of our products, particularly our urology offerings, and will continue to advise on new product development and innovations.

Thomas R. Mika, Director. Mr. Mika has served as our director since April 27, 2015. Mr. Mika has over 30 years of senior management, finance and consulting experience. Mr. Mika is currently executive vice president and chief financial officer of POET Technologies, Inc. (TSX Venture: PTK, NASDAQ:POET) and previously served as chief executive officer of CollabRx, Inc. (NASDAQ: CLRX) and its predecessor, Tegal Corporation (NASDAQ: TGAL). CollabRx was a pioneer in clinical decision-support and precision oncology based on genomic testing. Mr. Mika was the chairman and chief executive officer of Tegal since March 2005, which became CollabRx in 2012, and served as its Chief Financial Officer since 2002. From 1992 to 2002, Mr. Mika served on the Company’s Board, which included periods of service as the chairman of the compensation committee and a member of the audit committee. Previously, Mr. Mika co-founded IMTEC, a boutique investment and consulting firm whose areas of focus included health care, pharmaceuticals, media and information technology. As a partner of IMTEC, Mr. Mika served clients in the United States, Europe and Japan over a period of 20 years, taking on the role of chief executive officer in several ventures. Earlier in his career, Mr. Mika was a managing consultant with Cresap, McCormick & Paget and a policy analyst for the National Science Foundation. Mr. Mika holds a bachelor of science degree in Microbiology from the University of Illinois at Urbana-Champaign and a master of business administration degree from the Harvard Graduate School of Business. Mr. Mika’s qualifications to serve on our Board include his significant strategic and business insight from his prior service on the Board of other publicly held companies, as well as his substantial senior management, finance and consulting experience.

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Aurora Cassirer, Director. Ms. Cassirer has served on the Board since January 2022 and serves as the chair of the corporate governance committee. Ms. Cassirer is also a member of our compensation committee. Ms. Cassirer is a highly experienced attorney, currently practicing at Pierson Ferdinand LLP in the Business Litigation Section. She has previously served as a partner in other prominent law firms for more than 30 years, including at Troutman Pepper Hamilton Sanders LLP, where she served on the Executive and Compensation Committee and was the Managing Partner of its New York office for many years. Ms. Cassirer has a sophisticated practice focusing on business litigation and corporate governance issues, as well as securities fraud and derivative litigation. Ms. Cassirer has developed a particular niche in dealing with publicly and privately held biotech/healthtech and biopharma companies. Ms. Cassirer has been listed as AV Preeminent by Martindale-Hubbell consistently for the last 20 years as well as being listed in Law & Politics’ New York Super Lawyers for excellence in Business Litigation every year since 2008. Previously, Ms. Cassirer served as Chair of the Advisory Board of ReferWell, f/k/a Urgent Consult, LLC, a start-up in the health tech business, and served on the Board of Advisors of Live Care LLC, a start-up engaged in the remote monitoring of patients. Ms. Cassirer also served on the Board of Directors of Kids in Need of Defense (KIND), a not-for-profit organization where she served on its Compensation Committee. Ms. Cassirer is also a member of the Board of Friends of Jerusalem College of Technology and serves on its Development Committee. Ms. Cassirer currently serves as co-chair of the New York State Bar Association International Corporate Compliance Committee. Ms. Cassirer received her JD from New York University. Ms. Cassirer’s extensive legal experience and deep knowledge of corporate governance make her well-qualified to serve on our Board.

Zeev Rotstein, M.D. Professor Rotstein is an internationally recognized cardiologist and expert in health management systems, with decades of experience across consultancy and academia. Professor Rotstein worked for 36 years at Sheba Medical Center (“Sheba”) in Tel Hashomer, Israel. He started as a senior cardiologist in 1977, served as Deputy Director during 1988 to 1999, served as Director of Sheba’s Acute Care Hospital during 1999-2004, and served as Director General, during 2004-2016, at which time Sheba was considered one of the top hospitals in the world. During 2016-2021, Prof. Rotstein was the CEO and Director General of the Hadassah Medical Center in Jerusalem. Professor Rotstein graduated from the Sackler School of Medicine at Tel Aviv University. He received his Master of Health Administration (MHA) from the Leon Recanti Graduate School of Business Administration at Tel Aviv University and was certified by the Israel Ministry of Health as a specialist in Health Systems Management. Additionally, he has held fellowships at the New York Department of Health, Tufts University, and the School of Hygiene and Public Health of Johns Hopkins Bloomberg School of Public Health. Professor Rotstein’s experience and knowledge of the health management industry provide him the appropriate experience to serve on our Board.

Doron Besser, M.D. Doron Besser is the CEO and President of ENvue Medical. Prior to ENvue, Dr. Besser served as CEO of Angioslide Ltd., a company specializing in innovative, cost effective angioplasty products. Dr. Besser guided the company through its infancy stages, which included complicated animal and human trials, to FDA clearance, CE approval and initial market penetration in Europe and the US. Dr. Besser also served as VP of Clinical and Marketing and VP of Business Development at superDimension, a leader in minimally-invasive pulmonology devices. Dr. Besser helped lead superDimension from its inception, serving on the core team that identified opportunities within the pulmonology market. In 2012, Covidien acquired superDimension for approximately $300 million. As a seasoned entrepreneur, Dr. Besser specializes in identifying breakthrough technologies and developing them throughout all product development phases, including international sales and marketing activities. Dr. Besser holds a Doctor of Medicine degree from Munich’s Ludwig-Maximilians University. Dr. Besser’s experience in the healthcare industry provides him the appropriate experience to serve on our Board.

Executive Officers

The following table sets forth the names, ages and positions of our executive officers and certain significant employees as of February 14, 2025.

Name	Age	Position
Brian Murphy	67	Chief Executive Officer and Director
Stephen Brown	67	Chief Financial Officer
Harold Jacob, M.D.	69	Chief Medical Officer

Please see the biography of Mr. Murphy above in the section “Board of Directors.”

Stephen Brown, Chief Financial Officer. Mr. Brown has served as our chief financial officer since October 5, 2020. Previously, Mr. Brown served as the Company’s Chief Financial Officer from February 3, 2015 through April 30, 2019 and continued to serve as a financial consultant for the Company until his appointment as Chief Financial Officer on October 5, 2020. Mr. Brown previously served as Chief Financial Officer for IDT Corporation (NYSE: IDT) from April 1995 to January 2009, during which time he oversaw the initial public offering of a start-up telecommunications company and guided it through the spin-offs of two subsidiaries, various public offerings and bank facilities. During his tenure at IDT, Mr. Brown also served on IDT’s board of directors for six years and on the board of directors of Net2Phone Inc. for five years. Mr. Brown was also the founder and chairman of IDT Entertainment Inc., a movie studio and media subsidiary of IDT. From 2009 to the present, Mr. Brown has served as a managing partner of The Mcguffin Group Financial, a financial and business consulting firm concentrating on advising early stage and micro-cap companies. He is also a partner in an accounting and tax practice, Brown, Brown and Associates. Mr. Brown was formerly a certified public accountant, is a member of the Academy of Television Arts and Sciences and serves on the board of directors for several educational institutions, including on the Board of Governors for Touro College.

Harold Jacob, M.D., Chief Medical Officer. Dr. Jacob has served as our chief medical officer since March 1, 2014, and as our director since September 2003 through February 14, 2025. From September 2003 to February 4, 2014, Dr. Jacob served as chairman of the board of directors of the Company (the “Board”), and from September 2003 to March 1, 2014, Dr. Jacob served as our chief executive officer. Dr. Jacob also performed the functions of a principal financial officer until April 1, 2014. Dr. Jacob is our co-founder and has worked extensively in medical device development. Dr. Jacob also served part-time as an attending gastroenterologist at Shaare Zedek Medical Center in Jerusalem, Israel from 2004 to March 2011. Since April 2011, he has been an attending physician in Gastroenterology at Hadassah University Hospital in Jerusalem, Israel. From 1999 to the present, Dr. Jacob has served as the president of Medical Instrument Development Inc., which provides consulting services to start-up and early stage companies and patents its own proprietary medical devices. From 1997 to 2003, Dr. Jacob served as director of medical affairs at Given Imaging Ltd., a company that developed the first swallowable wireless pill camera for inspection of the intestines. Dr. Jacob also formerly served as a director for Oramed Pharmaceuticals Inc., a pharmaceutical company focused on the development of innovative orally ingestible capsule medication.

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CORPORATE GOVERNANCE

NanoVibronix, Inc., with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our officers, directors and employees. The code of business conduct and ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, our funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of business conduct and ethics, employee misconduct, improper conflicts of interest or other violations. A copy of the code of ethics was attached as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and filed with the Securities and Exchange Commission on March 31, 2017. If we amend or grant a waiver of one or more of the provisions of our code of business conduct and ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to, or waivers from, provisions of our code of business conduct and ethics that apply to our principal executive, financial and accounting officers by posting the required information on our website at www.nanovibronix.com within four business days following the date of such amendment or waiver.

Board Composition

Our Certificate of Incorporation and Bylaws provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by our Board. The size of our Board is currently fixed at eight directors. Subject to any rights applicable to any then outstanding preferred stock, any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office. Each member of our Board is elected for a one-year term and is elected at each annual meeting of stockholders.

We have no formal policy regarding Board diversity. Our Board believes that each director should have a basic understanding of our principal operational and financial objectives and plans and strategies, our results of operations and financial condition and relative standing in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Director Independence and Committee Qualifications

We are currently listed on The Nasdaq Capital Market and therefore rely on the definition of independence set forth in the Nasdaq Listing Rules (“Nasdaq Rules”). Under the Nasdaq Rules, a director only qualifies as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Christopher Fashek, Michael Ferguson, Martin Goldstein, M.D., Thomas R. Mika, Aurora Cassirer, and Maria Schroeder or six of our eight directors, do not have a relationship (other than being a director and/or a stockholder) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Rules.

Our Board also determined that (i) Messrs. Thomas Mika and Aurora Cassirer and Professor Rotstein, who compose our audit committee, (ii) Ms. Aurora Cassirer and Messrs. Thomas Mika and Professor Rotstein, who compose our compensation committee, and (iii) Messrs. Martin Goldstein and Christopher Fashek and Ms. Aurora Cassirer, who compose our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and the Nasdaq Rules. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. We intend to comply with all size and independence requirements for committees within the applicable time periods.

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Board Committees, Meetings and Attendance

During the year ended December 31, 2023, the Board held four meetings. We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve and each annual meeting of stockholders, either in person or by teleconference. During the year ended December 31, 2023, each director attended at least 75% of the total number of meetings held by the Board and Board committees of which such director was a member. Last year’s annual meeting was not attended by any directors.

Our Board currently has three standing committees which consist of an audit committee, a nominating and corporate governance committee and a compensation committee, each of which has the composition and responsibilities described below.

Each of these committees operates under a charter that has been approved by our Board. The current charter of each of these committees is available on our website at www.nanovibronix.com in the “Governance” section under “Investors.” The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement.

Audit Committee. The audit committee consists of Messrs. Thomas Mika (chair), Aurora Cassirer and Professor Rotstein, each of whom our Board has determined to be financially literate and qualify as an independent director under Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Mr. Thomas Mika qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our Board also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The function of the audit committee is to assist the Board in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of our independent auditors and (4) audit and non-audit fees and services.

The audit committee met five times during the year ended December 31, 2023.

Prior to each of Mr. Ferguson and Ms. Schroeder’s resignation from the Board and all committees thereto on February 14, 2025, each of Mr. Ferguson and Ms. Schroeder were financially literate and qualified as independent directors under Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Rules and Rule 10A-3(b)(1) of the Exchange Act.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee consist of Ms. Aurora Cassirer (chair) and Martin Goldstein and Christopher Fashek, each of whom our Board has determined qualifies as an independent director under Section 5605(a)(2) of the Nasdaq Rules.

The primary function of the nominating and corporate governance committee is to identify individuals qualified to become board members, consistent with criteria approved by the Board, and select the director nominees for election at each annual meeting of stockholders as well as reviewing the Company’s corporate governance policies and any related matters.

The nominating and corporate governance committee met three times during the year ended December 31, 2023.

Prior to Ms. Schroeder’s resignation from the Board and all committees thereto on February 14, 2025, Ms. Schroeder qualified as an independent director under Section 5604(a)(2) of the Nasdaq Rules.

Compensation Committee. The compensation committee consists of Thomas Mika and Ms. Aurora Cassirer, each of whom our Board has determined qualifies as an independent director under Sections 5605(a)(2) and 5605(d)(2) of the Nasdaq Rules, as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act. The function of the compensation committee will be to discharge the Board’s responsibilities relating to compensation of our directors and executives and our overall compensation programs.

The primary objective of the compensation committee will be to develop and implement compensation policies and plans that are appropriate for us in light of all relevant circumstances and which provide incentives that further our long-term strategic plan and are consistent with our culture and the overall goal of enhancing enduring stockholder value.

The compensation committee met four times during the year ended December 31, 2023.

Prior to Mr. Ferguson’s resignation from the Board and all committees thereto, Mr. Ferguson qualified as an independent director under Sections 5605(a)(2) and 5605(d)(2) of the Nasdaq Rules, as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act.

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Board Leadership Structure

The Board is committed to promoting our effective, independent governance. Our Board believes it is in our best interests and the best interests of our stockholders for the Board to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the Board and chief executive officer should be separate or combined. This decision is made by our Board, based on our best interests considering the circumstances at the time.

Currently, the offices of the chairman of the Board and the chief executive officer are held by two different people. Christopher Fashek is our independent, non-executive chairman of the Board, and Brian Murphy is our chief executive officer. The chief executive officer will be responsible for our day-to-day leadership and performance, while the chairman of the Board will provide guidance to the chief executive officer and set the agenda for board meetings and preside over meetings of the Board. We believe that separation of the positions will reinforce the independence of the Board in its oversight of our business and affairs, and create an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders.

Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our Board in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the company. The participation of our Board in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks, including cybersecurity.

The Board continually reviews the Company’s controls and procedures that involve cybersecurity matters to determine the potential material impact to our financial results, operations, and/or reputation to insure such incidents are immediately reported by management to the Board, or individual members or committees thereof, as appropriate, in accordance with our escalation framework.

While our Board has the ultimate responsibility for the risk management process, senior management and various committees of our Board will also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

The audit committee will focus on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As appropriate, the audit committee will provide reports to and receive direction from the full Board regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, the compensation committee will assess our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee will review and discuss the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, report on the findings from the discussions to our Board. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Communications with Directors

The Board welcomes communication from our stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board or a committee thereof may do so by addressing correspondence to the Board member, members or committee, c/o NanoVibronix, Inc., 969 Pruitt Place, Tyler TX 75703, ATTN: Brian Murphy, Chief Executive Officer. Our Chief Executive Officer will review and forward correspondence to the appropriate person or persons.

All communications received as set forth in the preceding paragraph will be opened by the Chief Executive Officer for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). In the case of communications to the Board or any group or committee of directors, the Chief Executive Officer will make sufficient copies of the contents to send to each director who is a member of the group or committee to whom the communication is addressed. If the amount of correspondence received through the foregoing process becomes excessive, our Board may consider approving a process for review, organization and screening of the correspondence by the corporate secretary or another appropriate person.

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Family Relationships

There are no family relationships among our directors and executive officers, or person nominated or chosen by the Company to become a director or executive officer.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that each of our directors and executive officers, and any other person who owns more than ten percent (10%) of our common stock, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on information furnished to us and written representations by such persons that no such other reports were required to be filed, we believe that all such SEC filing requirements were met in a timely manner during 2023 other than with respect to the following:

On December 4, 2023, a Form 4 for each of Aurora Cassirer, Martin Goldstein, Stephen Brown, Michael Ferguson, Thomas Mika, Harold Jacob and Maria Schroeder was filed late due to an administrative error, to report the grant of stock options granted under NanoVibronix, Inc. 2014 Long-Term Incentive Plan, which was granted on November 15, 2023, and the cancellation of certain outstanding stock options that occurred on November 29, 2023.

On December 6, 2023, a Form 4 for each of Christopher Fashek and Brian M. Murphy was filed late due to an administrative error, to report the grant of stock options granted under NanoVibronix, Inc. 2014 Long-Term Incentive Plan, which was granted on November 15, 2023, and the cancellation of certain outstanding stock options that occurred on November 29, 2023.

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EXECUTIVE COMPENSATION

The following table sets forth the names and positions of: (i) each person who served as our principal executive officer during the year ended December 31, 2024, (ii) the two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of December 31, 2024, (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the person was not serving as our executive officer at December 31, 2024 (collectively our “Named Executive Officers”):

Name	Position
Brian Murphy	Chief Executive Officer
Stephen Brown	Chief Financial Officer

Summary Compensation Table

The following table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2024 and 2023 by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)(2)
Brian Murphy	2024	308,750	73,000	42,285	-	424,035
	2023	300,000	82,500	159,631	-	541,861

Stephen Brown	2024	257,292	22,500	26,428	-	306,220
	2023	250,000	42,500	69,167	-	361,667

(1)	Represents incentive compensation payments earned.
(2)	In accordance with SEC rules, the amounts in this column reflect the dollar amounts to be recognized for financial statement reporting purposes with respect to the twelve-month period ended December 31, 2023 in accordance with ASC Topic 718. Fair value is based on the Black-Scholes option pricing model using the market price of the underlying shares at the grant date. For additional discussion of the valuation assumptions used in determining stock-based compensation and the grant date fair value for stock options, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies - Stock-based compensation” and Note 3- “Significant Accounting Policies” and Note 7- “Stockholders’ Equity (Deficiency)” to our audited consolidated financial statements for the fiscal year ended December 31, 2023, included herein.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have entered into agreements with each of our Named Executive Officers. A description of each of these agreements follows.

Brian Murphy, Chief Executive Officer

2022 Murphy Employment Agreement

On January 1, 2022, we entered into an employment agreement with Mr. Murphy (the “2022 Murphy Employment Agreement”), with an annual base salary of $300,000 less applicable payroll deductions and tax withholdings for all services rendered by him under the 2022 Murphy Employment Agreement and a target bonus in an amount of up to $100,000, less applicable payroll deductions and tax withholdings, based on the extent to which Mr. Murphy has met performance criteria for the year, as determined in good faith by the Board.

In addition, pursuant to the 2022 Murphy Employment Agreement, Mr. Murphy is eligible to receive certain stock options, restricted stock, stock appreciation rights or similar stock-based rights granted to Mr. Murphy as set forth separately in applicable award agreements.

The 2022 Murphy Employment Agreement had a term of two years and also contained certain noncompetition, non-solicitation, non-disparagement, confidentiality and assignment of work product requirements for Mr. Murphy. Prior to the 2022 Murphy Employment Agreement, we previously entered into an employment agreement with Mr. Murphy, effective as of October 13, 2016, and which expired on October 13, 2019, after which Mr. Murphy became an employee at will until the 2022 Murphy Employment Agreement.

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2024 Murphy Employment Agreement

On September 20, 2024, we entered into a new employment with Mr. Murphy (the “2024 Murphy Employment Agreement”), pursuant to which the parties agreed to have Mr. Murphy continue to serve as our Chief Executive Officer, effective September 20, 2024, through August 31, 2025, unless earlier terminated by either party pursuant to the 2024 Murphy Employment Agreement. The 2022 Murphy Employment Agreement terminated upon effectiveness of the 2024 Murphy Agreement.

As consideration for his services as Chief Executive Officer, Mr. Murphy will be entitled to receive (i) an annual base salary of $321,000, less applicable payroll deductions and tax withholdings; (ii) reimbursement of any reasonable and customary, documented out-of-pocket expenses actually incurred by Mr. Murphy in connection with the performance of his services under the 2024 Murphy Employment Agreement; and (iii) an annual bonus of up to $100,000, less applicable payroll deductions and tax withholdings, based on the extent to which Mr. Murphy met performance criteria for the calendar year, as determined by us in good faith. Mr. Murphy may also be eligible to receive certain grants of incentive stock options to purchase shares of common stock.

Either party may terminate the 2024 Murphy Employment Agreement at any time upon ninety (90) days written notice. Upon termination of Mr. Murphy’s employment, we shall pay Mr. Murphy (i) any unpaid salary accrued through the date of termination, (ii) any accrued and unpaid vacation or similar pay to which Mr. Murphy is entitled as a matter of law or Company policy, and (iii) any unreimbursed expenses properly incurred prior to the date of termination (the “Murphy Accrued Obligations”).

In the event we terminate Mr. Murphy’s employment for cause, we shall have no further liability or obligation to Mr. Murphy under the 2024 Murphy Employment Agreement or in connection with Mr. Murphy’s employment, except for the Murphy Accrued Obligations.

The 2024 Murphy Employment Agreement also contains certain standard non-competition, non-solicitation, confidentiality, and assignment of inventions requirements for Mr. Murphy.

For the years ended December 31, 2024, and December 31, 2023, the compensation committee approved performance bonuses of $73,000 and $82,500, respectively.

Stephen Brown, Chief Financial Officer

2022 Brown Employment Agreement

On January 1, 2022, we entered into a new employment agreement with Mr. Brown (the “2022 Brown Employment Agreement”), with an annual base salary of $250,000 less applicable payroll deductions and tax withholdings for all services rendered by him under the employment agreement and a target bonus in an amount of up to $50,000, less applicable payroll deductions and tax withholdings, based on the extent to which Mr. Brown has met performance criteria for the year, as determined in good faith by the Board.

The 2022 Brown Employment Agreement had an initial term of two years and thereafter automatically renewed on an annual basis unless written notification is provided by Mr. Brown or the Company of the desire to not renew for the subsequent year. The 2022 Brown Employment Agreement also contained certain noncompetition, non-solicitation, non-disparagement, confidentiality and assignment of work product requirements for Mr. Brown. Prior to the 2022 Brown Employment Agreement, we previously entered into an employment agreement with Mr. Brown on October 5, 2020.

2024 Brown Employment Agreement

On September 20, 2024, the Company entered into a new employment agreement with Mr. Brown (the “2024 Brown Employment Agreement”), pursuant to which the parties agreed to have Mr. Brown continue to serve as Chief Financial Officer of the Company, effective September 20, 2024, through August 31, 2025, unless earlier terminated by either party pursuant to the 2024 Brown Agreement. The 2022 Brown Employment Agreement terminated upon effectiveness of the 2024 Brown Employment Agreement.

As consideration for his services as Chief Financial Officer, Mr. Brown will be entitled to receive (i) an annual base salary of $267,500, less applicable payroll deductions and tax withholdings; (ii) reimbursement of any reasonable and customary, documented out-of-pocket expenses actually incurred by Mr. Brown in connection with the performance of his services under the 2024 Brown Employment Agreement; and (iii) an annual bonus of up to $50,000, less applicable payroll deductions and tax withholdings, based on the extent to which Mr. Brown has met performance criteria for the calendar year, as determined by us in good faith. Mr. Brown may also be eligible to receive certain grants of incentive stock options to purchase shares of common stock.

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Either party may terminate the 2024 Brown Agreement at any time upon ninety (90) days written notice. Upon termination of Mr. Brown’s employment, we shall pay Mr. Brown (i) any unpaid salary accrued through the date of termination, (ii) any accrued and unpaid vacation or similar pay to which Mr. Brown is entitled as a matter of law or Company policy, and (iii) any unreimbursed expenses properly incurred prior to the date of termination (the “Brown Accrued Obligations”).

In the event we terminate Mr. Brown’s employment for cause, we shall have no further liability or obligation to Mr. Brown under the 2024 Brown Employment Agreement or in connection with Mr. Brown’s employment, except for the Brown Accrued Obligations.

The 2024 Brown Agreement also contains certain standard non-competition, non-solicitation, confidentiality, and assignment of inventions requirements for Mr. Brown.

For the years ended December 31, 2024 and December 31, 2023, the compensation committee approved performance bonuses of $22,500 and $42,500, respectively.

On November 15, 2023, Mr. Brown was granted options to purchase 14,000 shares of common stock at an exercise price of $1.24 per share, which were fully vested on the grant date.

Retirement, Health, Welfare and Additional Benefits

All of our Named Executive Officers are eligible to participate in our employee benefit plans and programs, including medical benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

2004 Global Share Option Plan

In November 2004, our Board adopted the 2004 Global Share Option Plan, pursuant to which 400,000 shares of our common stock were reserved for issuance as awards to employees, directors, consultants and other service providers. The purpose of the 2004 Global Share Option Plan was to provide an incentive to attract and retain directors, officers, consultants, advisors and employees, to encourage a sense of proprietorship and stimulate an active interest of such persons in our development and financial success. The 2004 Global Share Option Plan which was administered by our Board expired on February 28, 2014.

2014 Long-Term Incentive Plan

On February 28, 2014, our stockholders approved the NanoVibronix, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”), which was adopted by our Board on February 19, 2014.

Under the 2014 Plan, we originally reserved a total of five million (5,000,000) shares of our common stock for issuance pursuant to awards to key employees, key contractors, and non-employee directors, of which, the maximum number of shares of common stock covering awards of stock options or stock appreciation rights that could be granted to certain of our executive officers during any calendar year was one million (1,000,000) shares. On May 7, 2014, we effected a one-for-seven reverse stock split of our common stock. Consequently, the number of shares of our common stock reserved for issuance pursuant to awards under the 2014 Plan was reduced to seven hundred fourteen thousand two hundred eighty-six (714,286) shares, and the maximum number of shares of our common stock covered by awards of stock options or stock appreciation rights that could be granted to certain of our executive officers during any calendar year was reduced to one hundred forty-two thousand eight hundred fifty-seven (142,857) shares.

On June 13, 2018, the stockholders approved an amendment to the 2014 Plan to increase the number of shares of our common stock reserved for issuance pursuant to awards under the 2014 Plan by an additional seven hundred and fifty thousand (750,000) shares of our common stock to one million four hundred sixty-four thousand two hundred eighty-six (1,464,286) shares.

On June 13, 2019, the stockholders approved a second amendment to the 2014 Plan to increase (i) the number of shares of our common stock available for issuance pursuant to awards under the 2014 Plan by four hundred thousand (400,000) shares of our common stock, to a total of one million eight hundred and sixty-four thousand two hundred eighty-six (1,864,286) shares of our common stock and (ii) the maximum number of shares of our common stock covering awards of stock options or stock appreciation rights that could be granted to certain of our executive officers during any calendar year was increased to three hundred fifty-four thousand two hundred fourteen (354,214) shares.

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On December 29, 2021, the stockholders approved a third amendment to the 2014 Plan that (i) intended to increase the number of shares of our common stock available for issuance pursuant to awards under the 2014 Plan by one million five hundred thousand (1,500,000) shares of our common stock to a total of three million three hundred sixty-four thousand two-hundred eighty-six (3,364,286) shares of our common stock, but a scrivener’s error in this amendment only increased the number of shares of our common stock available for issuance pursuant to awards under the 2014 Plan to a total of three million three hundred forty-six thousand two-hundred eighty-six (3,346,286) shares of our common stock, and (ii) increased the maximum number of shares of our common stock covering awards of stock options or stock appreciation rights that could be granted to certain of our executive officers during any calendar year to six hundred sixty-nine thousand two-hundred fifty-seven (669,257) shares of our common stock.

On December 15, 2022, the stockholders approved a fourth amendment to the 2014 Plan to increase (i) the number of shares of our common stock available for issuance pursuant to awards under the 2014 Plan by one million five hundred and eighteen thousand (1,518,000) shares of our common stock, to a total of four million eight hundred and sixty-four thousand two hundred eighty-six (4,864,286) shares of our common stock. On February 9, 2023, we effected a one-for-twenty reverse stock split of our common stock. Consequently, the number of shares of our common stock reserved for issuance pursuant to awards under the 2014 Plan was reduced to two hundred forty-three thousand two hundred fourteen (243,214) shares.

On February 19, 2024, expired in accordance with its terms. Any awards granted on or before such date will continue to be effective in accordance with their terms and conditions.

Description of the 2014 Plan

Purpose. The purpose of the 2014 Plan was to enable us to remain competitive and innovative in our ability to attract and retain the services of key employees, key contractors, and non-employee directors. The 2014 Plan provided for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of our common stock. The 2014 Plan provided flexibility to our compensation methods in order to adapt the compensation of key employees, key contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of applicable tax laws.

Effective Date and Expiration. The 2014 Plan was originally approved by our Board on February 19, 2014, and became effective upon stockholder approval on February 28, 2014. The 2014 Plan terminated on February 19, 2024. No award may be made under the 2014 Plan after its termination date, but awards made prior to the termination date may extend beyond that date.

Share Authorization. Subject to certain adjustments, the number of shares of our common stock that were reserved for issuance pursuant to awards under the 2014 Plan was one million eight hundred and sixty-four thousand two hundred eighty- six (1,864,286) shares, of which 100% were able to be delivered pursuant to incentive stock options. Subject to certain adjustments, with respect to any participant who is an officer of our company and subject to Section 16 of the Exchange Act, or a “covered employee” as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a maximum of three hundred fifty four thousand two hundred fourteen (354,214) shares may be granted in any one year in the form of stock options or stock appreciation rights to such participant.

Shares to be issued may be made available from authorized but unissued shares of our common stock, shares held by us in our treasury, or shares purchased by us on the open market or otherwise. During the term of the 2014 Plan, we at all times reserved and kept enough shares available to satisfy the requirements of the 2014 Plan. In the event that previously acquired shares were delivered to us in full or partial payment of the option price for the exercise of a stock option granted under the 2014 Plan, the number of shares available for future awards under the 2014 Plan would have been reduced only by the net number of shares issued upon the exercise of the stock option or settlement of an award. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration would have been counted against the maximum number of shares that could have been issued under the 2014 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares.

Administration. The 2014 Plan was administered by the compensation committee of our Board (the “Committee”). At any time there was no Committee to administer the 2014 Plan, any reference to the Committee is a reference to the Board. The Committee would determine the persons to whom awards are to be made; determine the type, size, and terms of awards; interpret the 2014 Plan; establish and revise rules and regulations relating to the 2014 Plan and any sub-plans, including, without limitation, any sub-plans for awards made to participants who are not residents of the United States; establish performance goals for awards and certify the extent of their achievement; and make any other determinations that it believes necessary for the administration of the 2014 Plan. The Committee had the ability to delegate certain duties to one or more of our officers as provided in the 2014 Plan.

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Eligibility. Employees (including any employee who is also a director or an officer), contractors, and non-employee directors of us or our subsidiaries whose judgment, initiative, and efforts contributed to or may be expected to contribute to our successful performance were eligible to participate in the 2014 Plan.

Stock Options. The Committee had the ability to grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Code or nonqualified stock options, provided that only employees of us and our subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. Stock options could not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an ISO was granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or any parent or subsidiary), the option price was to be at least 110% of the fair market value of a share of common stock on the date of grant. The Committee had the ability to determine the terms of each stock option at the time of grant, including, without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally were fixed by the Committee, except that the Committee could not grant stock options with a term exceeding 10 years or, in the case of an ISO granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or any parent or subsidiary), a term exceeding five years.

Recipients of stock options may pay the option price (i) in cash, check, bank draft, or money order payable to the order of the Company; (ii) by delivering to us shares of Common Stock (included restricted stock) already owned by the participant having a fair market value equal to the aggregate option price and that the participant has not acquired from us within six months prior to the exercise date; (iii) by delivering to us or our designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to us, to sell certain of the shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to us the amount of sale or loan proceeds necessary to pay the purchase price; and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

2024 Long-Term Incentive Plan

Description of the 2024 Plan

Purpose. The purpose of the 2024 Plan is to enable us to remain competitive and innovative in our ability to attract and retain the services of key employees, key contractors, and outside directors. The 2024 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of our common stock. The 2024 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of key employees, key contractors, and outside directors to a changing business environment, after giving due consideration to competitive conditions and the impact of applicable tax laws.

Effective Date and Expiration. The 2024 Plan was originally approved by our Board on November 6, 2023, subject to stockholder approval. The 2024 Plan will be effective upon approval by our stockholders (such date being, the “Effective Date”), and the 2024 Plan will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by our Board. No award may be made under the 2024 Plan after its termination date, but awards made prior to the termination date may extend beyond that date.

Share Authorization. Subject to certain adjustments and to increase by any shares subject to Prior Plan Awards (defined below) that are eligible for reuse, the number of shares of our common stock that are reserved for issuance pursuant to awards under the 2024 Plan is six hundred thousand (600,000) shares, of which 100% may be delivered pursuant to incentive stock options. “Prior Plan Awards” means (i) any awards under the Prior Plan (defined below) that are outstanding on the Effective Date and that, on or after the Effective Date, are forfeited, expire, or are canceled; and (ii) any shares subject to awards relating to common stock under the Prior Plan that, on or after the Effective Date, are settled in cash. “Prior Plan” means the 2014 Plan. Any awards outstanding under the Prior Plan as of the Effective Date will continue to be governed by the terms and conditions of the Prior Plan and the applicable award agreement.

Shares to be issued may be made available from authorized but unissued shares of our common stock, shares held by us in our treasury, or shares purchased by us on the open market or otherwise. During the term of the 2024 Plan, we will at all times reserve and keep enough shares available to satisfy the requirements of the 2024 Plan. If an award under the 2024 Plan or any Prior Plan Award is cancelled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or cancelled award may again be awarded under the 2024 Plan. In the event that previously acquired shares are delivered to us in full or partial payment of the option price for the exercise of a stock option granted under the 2024 Plan, the number of shares available for future awards under the 2024 Plan shall be reduced only by the net number of shares issued upon the exercise of the stock option or settlement of an award. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the 2024 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. An award will not reduce the number of shares that may be issued pursuant to the 2024 Plan if the settlement of the award will not require the issuance of shares, as, for example, a stock appreciation right that can be satisfied only by the payment of cash. Only shares forfeited back to us; shares cancelled on account of termination, expiration, or lapse of an award; shares surrendered in payment of the option price of an option; or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of a stock option shall again be available for grant as incentive stock options under the 2024 Plan, but shall not increase the maximum number of shares described above as the maximum number of shares that may be delivered pursuant to incentive stock options.

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Limitation on Outside Director Awards. Outside directors may not be granted awards under the 2024 Plan in any calendar year that exceed seven hundred thousand dollars ($700,000) in the aggregate (with the fair market value of any equity awards determined as of the date of grant), other than a one-time award granted to a newly appointed or elected outside director not to exceed an additional seven hundred thousand dollars ($700,000) in the aggregate; provided, however, that these limits shall not apply to any awards made pursuant to a deferred compensation arrangement in lieu of all or a portion of cash retainers otherwise payable to an outside director.

Administration. The 2024 Plan is administered by the compensation committee of our Board (the “Committee”). At any time there is no Committee to administer the 2024 Plan, any reference to the Committee is a reference to the Board. The Committee will determine the persons to whom awards are to be made; determine the type, size, and terms of awards; interpret the 2024 Plan; establish and revise rules and regulations relating to the 2024 Plan and any sub-plans, including, without limitation, any sub-plans for awards made to participants who are not residents of the United States; establish performance goals for awards and certify the extent of their achievement; and make any other determinations that it believes necessary for the administration of the 2024 Plan. The Committee may delegate certain duties to one or more of our officers as provided in the 2024 Plan.

Eligibility. Employees (including any employee who is also a director or an officer), contractors, and outside directors of us or our subsidiaries whose judgment, initiative, and efforts contributed to or may be expected to contribute to our successful performance are eligible to participate in the 2024 Plan. As of the Record Date, we had 7 employees, 7 contractors, and 7 non-employee directors who would be eligible for awards under the 2024 Plan.

Stock Options. The Committee may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonqualified stock options, provided that only employees of us and our subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including, without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years or, in the case of an ISO granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or any parent or subsidiary), a term exceeding five years.

Recipients of stock options may pay the option price (i) in cash, check, bank draft, or money order payable to the order of the Company; (ii) by delivering to us shares of common stock (included restricted stock) already owned by the participant having a fair market value equal to the aggregate option price and that the participant has not acquired from us within six months prior to the exercise date; (iii) by delivering to us or our designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to us, to sell certain of the shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to us the amount of sale or loan proceeds necessary to pay the purchase price; and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand-alone award, or freestanding SARs, or in conjunction with options granted under the 2024 Plan, or tandem SARs. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of our common stock on the date of grant. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. The Committee will determine the terms of each SAR at the time of the grant, including, without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR. Distributions to the recipient may be made in common stock, cash, or a combination of both as determined by the Committee.

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Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares of our common stock that may not be sold, assigned, transferred, pledged, hypothecated, encumbered, or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period as specified by the Committee. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include a substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made; the number of shares or units to be granted; the price to be paid, if any; the time or times within which the shares covered by such grants will be subject to forfeiture; the time or times at which the restrictions will terminate; and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time, or other restrictions or conditions. Except as otherwise provided in the 2024 Plan or the applicable award agreement, a participant shall have, with respect to shares of restricted stock, all of the rights of a stockholder of the Company holding the class of common stock that is the subject of the restricted stock, including, if applicable, the right to vote the common stock and the right to receive any dividends thereon.

Dividend Equivalent Rights. The Committee is authorized to grant a dividend equivalent right to any participant, either as a component of another award or as a separate award, conferring on the participant the right to receive credits based on the cash dividends that would have been paid on the shares of common stock specified in the award as if such shares were held by the participant. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares. Any such reinvestment shall be at the fair market value at the time thereof. A dividend equivalent right may be settled in cash, shares, or a combination thereof.

Performance Awards. The Committee may grant performance awards payable in cash, shares of common stock, other consideration, or a combination thereof at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2024 Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance issued thereunder. In certain circumstances, the Committee may, in its discretion, determine that the amount payable with respect to certain performance awards will be reduced from the amount of any potential awards, if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in our business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, in which case, the Committee may modify the performance measures or objectives and/or the performance period as the Committee deems appropriate in its sole discretion.

Performance Goals. Awards under the 2024 Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall consist of one or more or any combination of the following criteria (the “Performance Criteria”): cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality, or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational, or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; sales growth; price of the shares; return on assets, equity, or stockholders’ equity; market share; inventory levels, inventory turn, or shrinkage; or total return to stockholders. Any Performance Criteria may be used to measure our performance as a whole or any of our business units and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; (iv) the effect of a merger or acquisition, as identified in our quarterly and annual earnings releases; or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with our financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award, which is consistently applied and identified in the Company’s audited financial statements, including in footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.

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Israeli Awards

For persons subject to the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”), the Committee is authorized to grant stock options pursuant to the terms of the Israeli Appendix. The Committee may grant to participants who are employees and office holders options under Section 102 of the Ordinance (“Section 102 Options”) and to Controlling Shareholders (as defined in the Israeli Appendix) and outside participants options under Section 3(i) of the Ordinance (“Section 3(i) Options”). The Committee may designate Section 102 Options as “Approved 102 Options,” for which the options and shares upon exercise must be held in trust and granted through a trustee, or as “Unapproved 102 Options,” for which the options and shares upon exercise do not have to be held in trust. As described further below, the determination of the Committee as to the taxation route of the stock options, the type of option, and duration of time the option and shares upon exercise are held in trust will determine the tax consequences to the participant. Of the Approved 102 Options, the Committee may grant options as “Ordinary Income Options,” for which the options and shares upon exercise must be held in trust for twelve (12) months from the date of grant, or as “Capital Gain Options,” for which the options and shares upon exercise must be held in trust for twenty-four (24) months from the date of grant. If the requirements of the Approved 102 Options are not met, the options are regarded as Unapproved 102 Options. Section 3(i) Options and the shares upon exercise may, but need not, be held in trust as well, depending upon the agreement between the Committee, the participant, and the trustee of the trust. Israeli participants can be granted other types of options under the 2024 Plan, but some of them will require a pre-ruling from the Israeli Tax Authorities in order to be deemed Approved 102 Options.

Other Awards. The Committee may grant other forms of awards, based upon, payable in, or that otherwise relate to, in whole or in part, shares of common stock, if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2024 Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Vesting, Forfeiture, Recoupment and Assignment. The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2024 Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided below, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.

The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period. In addition, we may recoup all or any portion of any shares or cash paid to a participant in connection with any award in the event of a restatement of our financial statements as set forth in our clawback policy, as such policy may be approved or modified by our Board from time to time.

Awards granted under the 2024 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of certain award of nonqualified stock options or SARs to (i) the spouse (or former spouse), children, or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (x) such Immediate Family Members, and/or (y) entities which are controlled by Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred awards shall be prohibited except those by will or the laws of descent and distribution.

Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of common stock (or other securities or property) specified as the annual per-participant limitation under the 2024 Plan; (iv) the option price of each outstanding award; (v) the amount, if any, we pay for forfeited shares in accordance with the terms of the 2024 Plan; and (vi) the number of or exercise price of shares then subject to outstanding SARs previously granted and unexercised under the 2024 Plan to the end that the same proportion of our issued and outstanding shares of common stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2024 Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.

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Amendment or Discontinuance of the 2024 Plan. The Board may, at any time and from time to time, without the consent of participants, alter, amend, revise, suspend, or discontinue the 2024 Plan in whole or in part; provided, however, that (i) no amendment that requires stockholder approval in order for the 2024 Plan and any awards under the 2024 Plan to continue to comply with Sections 421 and 422 of the Code (including any successors to such sections, or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which our stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of our stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board regarding amendment or discontinuance of the 2024 Plan may adversely affect any rights of any participants or obligations of us to any participants with respect to any outstanding awards under the 2024 Plan without the consent of the affected participant.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences relating to the transactions described under the 2024 Plan as set forth below. This summary does not purport to address all aspects of U.S. federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the Treasury Regulations issued thereunder, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for U.S. federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the U.S. federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any shares acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to the later of: (i) two years after the date the ISO was granted or (ii) one year after the shares were transferred to the participant upon exercise of the ISO (referred to as the “Holding Period”). If a participant disposes of shares acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as a short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares. If the participant disposes of shares acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired by exercise of an ISO is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the shares.

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Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the shares acquired under a nonqualified stock option will be equal to the option price paid for such shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Shares. If a participant pays the option price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. However, upon the exercise of a SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding. Any ordinary income realized by a participant upon the exercise of an award under the 2024 Plan is subject to withholding of U.S. federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we will have the right to require that, as a condition to delivery of any certificate for shares of common stock or the registration of the shares in the participant’s name, the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of shares (that the participant has not acquired from us within six months prior to the date of exercise) with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

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Tax Consequences to Us. To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. While deductibility of executive compensation for federal income tax purposes is among the factors the Board and Committee consider when structuring executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

Million Dollar Deduction Limit and Other Tax Matters. We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2018. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2018, so long as the contract is not materially modified after that date.

If an individual’s rights under the 2024 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by us of a compensation deduction.

Israeli Income Tax Consequences

The following description of the Israel income tax consequences of awards under Israeli Appendix of the 2024 Plan is general and does not purport to be complete.

Pursuant to Section 102 of the Ordinance, which came into effect on January 1, 2003, options, shares, and other securities (including Restricted Shares) (together “Options”) may be granted through a trustee (i.e., Approved 102 Options) or not through a trustee (i.e., Unapproved 102 Options). The following is a brief discussion of the tax consequences applicable to both types of Section 102 Options.

Grant Through a Trustee

Options granted through a trustee and held in trust are made either through the capital gains tax track (i.e., Capital Gains Options) or the compensation income tax track (i.e., Ordinary Income Options). Capital Gains Options and Ordinary Income Options can be granted only through a trustee. Under the capital gains tax track, the Capital Gains Options and the underlying shares have to be held in trust for at least twenty-four (24) months from their date of grant. Any gain made on the sale of shares following the twenty-four (24) month period is subject to a capital gains tax at a current rate of 25%; the amount of gain is the difference between the sales proceeds from the sale of shares and the exercise price paid for such shares. Generally, Capital Gains Options are not taxed on their date of grant. However, in the event that the exercise price of the options is less than the fair market value of the Company’s common stock on the date of grant, a portion of the gain will be deemed compensation income, taxable at the personal marginal tax rate of the participant. The payment of such tax is made at the time of exercise of the Capital Gains Options. The portion of the gain that is deemed compensation income is the difference between the average value of the shares as listed on the stock exchange during the thirty (30) day period prior to the date of grant and the exercise price of the option. If the Capital Gains Options or the underlying shares of such options are sold by the trustee or transferred from the trustee to the beneficiary before the end of the twenty-four (24) month period, any resulting income (cash or equivalent) is taxed as compensation income. If the options have not been exercised and transferred from the trustee to the beneficiary, the taxable amount of income is the value of the option. If the options have been exercised, the taxable amount of income is the difference between the aggregate fair market value of the shares at the time of such sale or transfer and the aggregate exercise price paid for such shares.

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Under the compensation income tax track, the Ordinary Income Options and the underlying shares have to be held in trust for at least twelve (12) months from their date of grant. Any gain made on the sale of shares is subject to compensation income tax at the personal marginal tax rate of the respective participant; the amount of gain is the difference between the sales proceeds from the sale of shares and the exercise price paid for such shares. Ordinary Income Options are not taxed on their date of grant, but rather when the options or the underlying shares of such options are sold by the trustee or transferred from the trustee to the beneficiary. At such time, if the options have not been exercised, the taxable amount of income is value of the Option. If the Options have been exercised, the taxable amount of income is the difference between the aggregate fair market value of the shares at the time of such sale or transfer and the aggregate exercise price paid for such shares.

A corporate tax deduction is available for the employer in the tax year in which tax is withheld. The deductible amount is equal to any amount included by a participant as compensation income, except when a participant is granted Capital Gains Options, including in the event that such Capital Gains Options or the underlying shares of such options are sold by the trustee or transferred from the trustee to the beneficiary before the end of the applicable twenty-four (24) month period. In such event, any resulting income to the participant is deemed to be compensation income for tax purposes, but there would be no corresponding corporate tax deduction available to the employer.

Grant Not Through a Trustee

In the case of Options not made through a trustee, if the shares are non-marketable securities, the Option will not be subject to tax at the date of grant of the option or the exercise of the Option. However, ordinary income tax will be payable upon the sale of the shares acquired upon exercise of the Option. The taxable amount will be the sales proceeds less the aggregate exercise price paid by the participant. If the shares covered by the option have a market value, then the value of the Option is treated as compensation income, and subject to tax at the date of grant. There is no tax upon the exercise of the Option. However, capital gains tax will be payable on the sale of the shares upon exercise of the Option. The taxable amount will be the sales proceeds, less the value that was taxed at the date of grant and the aggregate exercise price paid by the participant.

Grant of Section 3(i) Options

Options under Section 3(i) of the Ordinance may be granted to Controlling Shareholders, consultants, and controlling stockholders (which are excluded from the term employees under Section 102 of the Ordinance). Grants of Options for shares which are non-marketable are not taxed under the income tax rules on the date of grant, but such event creates VAT liability. However, they are subject to tax at the time of exercise at the ordinary income tax rate, and at the day such shares are sold at the capital gains tax rate. The difference between the fair market value of the shares at the time of exercise and the exercise price is taxed at the ordinary income tax rate. Any gain above such value at the time of sale of the shares is taxed at the capital gains rate. Grants of Options for shares which have a market value are subject to tax on the date of grant, exercise of the Option, and the sale of the shares. The value of the Option is taxed on the date of grant at the ordinary income tax rate. The difference between the fair market value of the shares at the time of exercise and the sum of the exercise price and the amounts previously taxed at grant, is taxed at the ordinary income tax rate. Any gain above such value at the time of sale of the shares is taxed at the capital gains rate.

Other Stock Incentives

All other awards under the Israeli Appendix need tax ruling from the Israeli Tax Authority for the postponement of the tax event arising from the issuance thereof. Otherwise, there is an immediate tax event.

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Outstanding Equity Awards at December 31, 2024

The following table provides certain information as of December 31, 2024, with respect to our equity compensation plans under which our equity securities were authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	495,650	$0.86	-
Equity compensation plans not approved by security holders	-	-	-
Total	495,650	$0.86	-

(1)	Represents shares available for issuance under the 2014 Plan and the 2024 Plan as of December 31, 2024, pursuant to outstanding awards. The 2014 Plan expired on February 19, 2024, and no further equity awards may be granted under the 2014 Plan.

DIRECTOR COMPENSATION

The following table shows the compensation earned by persons who served on our Board during the fiscal year ended December 31, 2024, who are not one of our Named Executive Officers. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our Board for their services rendered in such period.

Name	Fees earned or paid in cash ($)	Option Awards ($) (1)	Total ($)

Christopher Fashek (2)	158,750	26,428	185,178

Thomas Mika (3)	20,000	23,712	43,712

Michael Ferguson (4)	20,000	23,712	43,712

Martin Goldstein (5)	10,000	25,299	35,299

Harold Jacob, M. D. (6)	10,000	10,543	20,543

Aurora Cassirer (7)	20,000	23,712	43,712

Maria Schroeder (8)	10,000	23,712	33,712

(1) In accordance with SEC rules, the amounts in this column reflect the dollar amounts to be recognized for financial statement reporting purposes with respect to the 2023 fiscal year in accordance with ASC Topic 718. Fair value is based on the Black-Scholes option pricing model using the market price of the underlying shares at the grant date. For additional discussion of the valuation assumptions used in determining stock-based compensation and the grant date fair value for stock options, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies - Stock-based compensation” and Note 3- “Significant Accounting Policies” and Note 6- “Stockholders’ Equity” to our audited consolidated financial statements for the fiscal year ended December 31, 2023, included as part of this prospectus.

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(2) As of December 31, 2024, Mr. Fashek had outstanding options representing the right to purchase 67,750 shares of our common stock and no outstanding stock awards of shares of common stock.

(3) As of December 31, 2024, Mr. Mika had outstanding options representing the right to purchase 40,000 shares of our common stock and no outstanding stock awards of shares of common stock.

(4) As of December 31, 2024, Mr. Ferguson had outstanding options representing the right to purchase 40,000 shares of our common stock and no outstanding stock awards of shares of common stock.

(5) As of December 31, 2024, Mr. Goldstein had outstanding options representing the right to purchase 43,000 shares of our common stock and no outstanding stock awards of shares of common stock.

(6) As of December 31, 2024, Dr. Jacob had outstanding options representing the right to purchase 20,000 shares of our common stock and no outstanding stock awards of shares of common stock.

(7) As of December 31, 2024, Ms. Cassirer had outstanding options representing the right to purchase 40,000 shares of our common stock and no outstanding stock awards of shares of common stock.

(8) As of December 31, 2024, Ms. Schroeder had outstanding options representing the right to purchase 40,000 shares of our common stock and no outstanding stock awards of shares of common stock.

On October 13, 2016, we entered into an agreement with Christopher Fashek to serve as the chairman of our Board. Under this agreement Mr. Fashek was paid $100,000 per year payable in semi-monthly installments. On November 1, 2018, the Compensation committee voted to increase Mr. Fashek’s consulting fee to $150,000 per year.

On November 29, 2023, we entered into an option cancellation and release agreement with each of Brian Murphy, Christopher Fashek, Martin Goldstein, Michael Ferguson, Stephen Brown, Aurora Cassirer, Dr. Harold Jacob, Maria Schroeder and Thomas Mika (collectively, the “Option Holders”), pursuant to which the parties agreed to cancel options to purchase an aggregate of 102,038 shares of common stock at exercise prices ranging from $8.94 to $51.40 (the “Options”) previously granted to each of the Option Holders. In exchange for the cancellation of the Options, we paid $1.00 to each Option Holder.

No other compensation was paid to our non-employee directors other than as noted in the table above for the one-year period ended December 31, 2024.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Parties Transactions Approval Policy

Generally, we do not enter into related party transactions unless the members of the Board who do not have an interest in the potential transaction have reviewed the transaction and determined that (i) we would not be able to obtain better terms by engaging in a transaction with a non-related party and (ii) the transaction is in our best interest. In approving or rejecting any such proposal, our Board considers all of the relevant facts and circumstances of the related party transaction and the related party’s relationship and interest in the transaction. This policy applies generally to any transaction in which we are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the previous two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. This policy is not currently in writing.

The Audit Committee is charged with reviewing, approving and overseeing any transaction between us and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations in accordance with Company policies and procedures. All of the transactions described below were entered into prior to the establishment of our audit committee and were evaluated in accordance with the policy described in the paragraph above. Prior to approving such transactions, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all of our stockholders.

Transactions with Related Parties

In March 2022 we engaged the law firm FisherBroyles LLP to handle our litigation matter with Protrade Systems, Inc. For the year ended December 31, 2023, we have accrued and paid legal fees of FisherBroyles LLP equal to $360,000, which fees were recorded as part of “General and administrative expenses” in our condensed consolidated statements of operations. As has been previously disclosed, one of our board members, Aurora Cassirer, was a partner at FisherBroyles LLP. Ms. Cassirer did not provide any legal services or legal advice to the Company.

On January 1, 2024, Ms. Cassirer left FisherBroyles to become a partner at Pierson Ferdinand. Pierson Ferdinand was paid $37,670 during nine months ended September 30, 2024. Ms. Cassirer does not provide any legal services or legal advice to the Company.

On November 29, 2023, we entered into an option cancellation and release agreement with each of Brian Murphy, Christopher Fashek, Martin Goldstein, Michael Ferguson, Stephen Brown, Aurora Cassirer, Dr. Harold Jacob, Maria Schroeder and Thomas Mika, our directors and officers, pursuant to which the parties agreed to cancel the Options previously granted to each of the option holders. In exchange for the cancellation of the Options, we paid $1.00 to each option holder. See “Director Compensation.”

Other than compensation agreements and other arrangements which are described as required under “Director Compensation” and “Executive Compensation” and the transactions described above, since January 1, 2023, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or the average of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of their immediate family had or will have a direct or indirect material interest.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of February 14, 2025, by:

●	each person known by us to beneficially own more than 5.0% of our common stock;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security.

Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o NanoVibronix, Inc., 969 Pruitt Place, Tyler TX 75703. As of February 14, 2025, we had 8,716,327 shares of common stock, 0 shares of Series C Preferred Stock, 0 shares of Series D Preferred Stock, 0 shares of Series E Preferred Stock, 0 shares of Series F Preferred Stock and 57,720 shares of Series X Preferred Stock outstanding (each as defined in the section “Description of Capital Stock.”

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Shares Outstanding (1)
5% Owners
Armistice Capital, LLC	427,100	(2)	4.9	%(2)

Directors and Executive Officers
Stephen Brown	64,200	(3)	*
Martin Goldstein, M.D.	43,000	(4)	*
Thomas R. Mika	40,000	(5)	*
Christopher Fashek	67,750	(6)	*	%
Brian Murphy	100,000	(7)	1.1%
Aurora Cassirer	40,100	(8)	*
Doron Besser, M.D.	75,000	(9)	*
Zeev Rotstein, M.D.	0		*
All directors and executive officers as a group (9 persons)	430,050		4.7%

*	Represents ownership of less than 1%

(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of February 14, 2025. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

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(2)	The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Comprised of 427,100 shares of common stock issuable upon the exercise of the Warrants and excludes 1,317,086 shares of common stock issuable upon the exercise of the January 2025 Warrant. The January 2025 Warrant is subject to a beneficial ownership limitation of 4.99% and may not be exercised until issuance of the shares of common stock upon exercise of the January 2025 Warrant has been approved by the stockholders. The address of Armistice Capital, LLC is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Comprised of 200 shares of common stock held by Mr. Brown and 64,000 shares of common stock that may be purchased by Mr. Brown upon exercise of stock options that are currently exercisable or exercisable within 60 days following February 14, 2025.

(4)	Comprised of 43,000 shares of common stock that may be purchased by Dr. Goldstein upon exercise of stock options that are currently exercisable or exercisable within 60 days following February 14, 2025.

(5)	Comprised of 40,000 shares of common stock that may be purchased by Mr. Mika upon exercise of stock options that are currently exercisable or exercisable within 60 days following February 14, 2025.

(6)	Comprised of 3,750 shares of common stock held by Mr. Fashek and 64,000 shares of common stock that may be purchased by Mr. Fashek upon exercise of stock options that are currently exercisable or exercisable within 60 days following February 14, 2025.

(7)	Comprised of 100,000 shares of common stock that may be purchased by Mr. Murphy upon exercise of stock options that are currently exercisable or exercisable within 60 days following February 14, 2025.

(8)	Comprised of 100 shares of common stock held by Ms. Cassirer and 40,000 shares of common stock that may be purchased by Ms. Cassirer upon exercise of stock options that are currently exercisable or exercisable within 60 days following February 14, 2025.

(9)	Comprised of 75,000 shares of common stock held by Dr. Besser as of February 14, 2025.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and Amended and Restated Bylaws (as amended, the “Bylaws”) are summaries and are qualified by reference to the Certificate of Incorporation and the Bylaws filed hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Authorized Capital Stock

As of February 14, 2025, our authorized capital stock consists of shares, of which 40,000,000 shares are common stock, par value $0.001 per share, and 5,040,000 shares are preferred stock, par value $0.001 per share, 3,000,000 of which have been designated as Series C Convertible Preferred Stock (“Series C Preferred Stock”), 506 of which have been designated as Series D Convertible Preferred Stock (“Series D Preferred Stock”), 1,994,494 of which have been designated as Series E Convertible Preferred Stock (“Series E Preferred Stock”), 40,000 of which have been designated as Series F Convertible Preferred Stock (“Series F Preferred Stock”), 57,720 of which have been designated as Series X Preferred Stock.

As of February 14, 2025, there were 8,716,327 shares of common stock issued and outstanding, 0 shares of Series C Preferred Stock issued and outstanding, 0 shares of Series D Preferred Stock issued and outstanding, 0 shares of Series E Preferred Stock issued and outstanding, 0 shares of Series F Preferred Stock issued and outstanding and 57,720 shares of Series X Preferred Stock issued and outstanding.

Common Stock

Voting Rights

Each stockholder has one vote for each share of common stock held on all matters submitted to a vote of stockholders. A stockholder may vote in person or by proxy. Elections of directors are determined by a plurality of the votes cast and all other matters are decided by a majority of the votes cast by those stockholders entitled to vote and present in person or by proxy.

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our Amended & Restated Certificate of Incorporation and By-laws provide that stockholder actions may be effected at a duly called meeting of stockholders or pursuant to written consent of the majority of stockholders.

Dividend Rights

The holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board may determine, provided that required dividends, if any, on preferred stock have been paid or provided for. However, the current policy of our Board is to retain earnings, if any, for operations and growth.

No Preemptive or Similar Rights

The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board and issued in the future.

Right to Receive Liquidation Distributions

Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbol “NAOV.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

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Options and Warrants

As of February 14, 2025, we had 495,650 shares of common stock issuable upon exercise of outstanding options and 2,028,461 shares of common stock issuable upon the exercise of warrants. There are no other outstanding warrants or options at this time.

Preferred Stock

We may issue any class of preferred stock in any series. The Board has the authority, subject to limitations prescribed under Delaware law and the rights of the holders of any series of preferred stock, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations and restrictions. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of common stock and the voting and other rights of the holders of common stock.

Series C Convertible Preferred Stock

Conversion Rights

Each share of the Series C Preferred Stock is convertible into one (1) share of common stock, provided that the holder will be prohibited from converting Series C Preferred Stock into shares of common stock if, as a result of such conversion, the holder would own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock issuable upon conversion of the Series C Preferred Stock, or, at the election of a holder, together with its affiliates, would own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock issuable upon conversion of the Series C Preferred Stock. The conversion rate of the Series C Preferred Stock is subject to proportionate adjustments for stock splits, reverse stock splits and similar events.

Dividend Rights

Shares of Series C Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the Board. However, holders of Series C Preferred Stock are entitled to receive dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by the Board. The Company is not obligated to redeem or repurchase any shares of Series C Preferred Stock. Shares of Series C Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Voting Rights

Except as provided in the Designation, Preferences, Rights and Limitations of Series C Preferred Stock or as otherwise required by law, each holder of Series C Preferred Stock will be entitled to the number of votes equal to the number of shares of common stock into which such share of Series C Preferred Stock could be converted, provided that the holder would be prohibited from converting Series C Preferred Stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding, for purposes of determining the shares entitled to vote at any regular, annual or special meeting of stockholders of the Company, and shall have voting rights and powers equal to the voting rights and powers of the common stock (except as otherwise expressly provided herein or as required by law, voting together with the common stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with the By-laws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights shall be rounded to the nearest whole number (with one-half being rounded upward). We may not, without the written consent of holders of a majority of the then issued and outstanding shares of Series C Preferred Stock, increase the number of authorized shares of Series C Preferred Stock.

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Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock are entitled to receive, pari passu with the holders of common stock, out of the assets available for distribution to stockholders an amount equal to such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into common stock immediately before such liquidation, dissolution or winding up, without giving effect to any limitation on conversion as a result of the Beneficial Ownership Limitation, as described above.

Series D Convertible Preferred Stock

Conversion Rights

Each share of the Series D Preferred Stock is convertible into fifty (50) shares of common stock, provided that the holder will be prohibited from converting Series D Preferred Stock into shares of common stock if, as a result of such conversion, the holder would own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock issuable upon conversion of the Series D Preferred Stock, or, at the election of a holder, together with its affiliates, would own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock issuable upon conversion of the Series D Preferred Stock. The conversion rate of the Series D Preferred Stock is subject to proportionate adjustments for stock splits, reverse stock splits and similar events.

Dividend Rights

Shares of Series C Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the Board. Series D Preferred Stockholders (“Series D Holders”) are entitled to receive, and the Company shall pay, dividends on shares of Series D Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series D Preferred Stock.

Voting Rights

Except as provided in the Series D Preferred Stock Certificate of Designation or as otherwise required by law, Series D Holders shall have no voting rights. However, as long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Series D Holders of a majority of the then outstanding shares of the Series D Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Series D Preferred Stock Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Series D Holders, (c) increase the number of authorized shares of Series D Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the Series D Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series D Preferred Stock were fully converted (disregarding for such purpose any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. The Company shall mail written notice of any such liquidation, not less than 30 days prior to the payment date stated therein, to each Series D Holder.

Series E Convertible Preferred Stock

Conversion Rights

Each share of Series E Preferred Stock is convertible at any time and from time to time at the option of a holder of Series E Preferred Stock (a “Series E Holder”) into one twentieth (1/20) of a share of our common stock, provided that each holder is prohibited from converting Series E Preferred Stock into shares of our common stock if, as a result of such conversion, any such holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding. This limitation may be waived with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to the Company. The conversion rate of the Series E Preferred Stock is subject to proportionate adjustments for stock splits, reverse stock splits and similar events.

Dividend Rights

Shares of Series E Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the Board. However, Series E Holders are entitled to receive dividends on shares of Series E Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by the Board. The Company is not obligated to redeem or repurchase any shares of Series E Preferred Stock. Shares of Series E Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

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Voting Rights

Each Series E Holder shall be entitled to the number of votes equal to the number of shares of our common stock equal to the voting ratio, which, for each share of Series E Preferred Stock, is equal to $2.00 divided by $3.53. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series E Preferred Stock held by each Series E Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

Liquidation Rights

Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each Series E Holder shall be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series E Preferred Stock if such shares had been converted to our common stock immediately prior to such liquidation.

Series F Convertible Preferred Stock

Conversion Rights

Each share of Series F Preferred Stock is convertible at any time and from time to time at the option of a holder of Series E Preferred Stock (a “Series E Holder”) into one twentieth (1/20) of a share of our common stock, provided that each holder is prohibited from converting Series E Preferred Stock into shares of our common stock if, as a result of such conversion, any such holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding. This limitation may be waived with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to the Company. The conversion rate of the Series F Preferred Stock is subject to proportionate adjustments for stock splits, reverse stock splits and similar events.

Dividend Rights

Shares of Series F Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the Board. However, Series E Holders are entitled to receive dividends on shares of Series F Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by the Board. The Company is not obligated to redeem or repurchase any shares of Series F Preferred Stock. Shares of Series F Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Voting Rights

Each Series F Holder shall be entitled to the number of votes equal to the number of shares of our common stock equal to the voting ratio, which, for each share of Series F Preferred Stock, is equal to $2.00 divided by $3.53. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series F Preferred Stock held by each Series F Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

Liquidation Rights

Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each Series F Holder shall be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series F Preferred Stock if such shares had been converted to our common stock immediately prior to such liquidation.

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Series X Non-Voting Convertible Preferred Stock

Conversion Rights

The conversion price for each share of Series X Preferred Stock shall be $0.6063. The conversion ratio (the “Conversion Ratio”) for each share of Series X Preferred Stock is determined by dividing the Stated Value (as defined in the Series X Certificate of Designations) of each share of Series X Preferred Stock, initially valued at $606.3756, divided by the conversion price which provides an implied Conversion Ratio of be 1,000 shares of common stock issuable upon the conversion of each share of Series X Preferred Stock (the “Conversion Shares”), subject to adjustment as provided in the Certificate of Designations of the Series X Non-Voting Convertible Preferred Stock (the “Series X Certificate of Designations”).

Effective as of 5:00 p.m. Eastern Time on the fourth (4th) business day after the Series X Stockholder Approval (as defined below), each share of Series X Preferred Stock then outstanding shall automatically convert into a number of shares of common stock equal to the Conversion Ratio, subject to applicable beneficial ownership limitations. Subject the terms of the Series X Certificate of Designations, the Series X Preferred Stock is also convertible, at the option of the holder, at any time and from time to time following 5:00 p.m. Eastern Time on the third (3rd) business day after the date that the Series X Stockholder Approval, into a number of shares of Common Stock equal to the Conversion Ratio, subject to the applicable beneficial ownership limitations.

Series X Stockholder Approval

Pursuant to the terms of the Merger Agreement, the issuance of shares of common stock to the stockholders upon conversion of any and all shares of the Series X Preferred Stock in accordance with the terms of the Series X Certificate of Designations is subject to and contingent upon the affirmative vote of a majority of the common stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of such shares of common stock (the “Series X Stockholder Approval”).

Dividend Rights

Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series X Preferred Stock, based on the Stated Value, at a rate of eight percent (8%) per annum, commencing on the three (3) month anniversary of the Original Issue Date (as defined in the Series X Certificate of Designations) until the date the Company obtains the Series X Stockholder Approval. Such dividends can be paid in the form of cash or additional issuances of shares of Series X Preferred Stock based on the Stated Value, with such type of payment determined in the sole discretion of the Company, and accrue and be compounded daily on the basis of a 360-day year and twelve (12) 30-day months and shall be paid the earlier of: (i) promptly after conversion of the Series X Preferred Stock or (ii) quarterly starting on the six (6) month anniversary of the Original Issue Date. No other dividends shall be paid on shares of Series X Preferred Stock.

Voting Rights

Except as otherwise provided in the Series X Certificate of Designations, or as required by the DGCL, the Series X Preferred Stock shall have no voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written approval, agreement or waiver of the holders of seventy percent (70%) of the then outstanding shares of the Series X Preferred Stock, among other things, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Series X Certificate of Designations, (ii) issue further shares of Series X Preferred Stock in excess of 57,720 or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, (iii) prior to the Stockholder Approval, consummate either: (A) any Fundamental Transaction (as defined therein) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company or such other entity immediately after such transaction, (iv) enter into any agreement with respect to any of the foregoing that is not expressly conditioned upon Stockholder Approval, (v) prior to the Stockholder Approval: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon the issuance of the Conversion Shares), (B) subdivide outstanding shares of common stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares of capital stock of the Company, (vi) grant, issue or sell any capital stock or rights to purchase stock, warrants, securities or other securities of the Company or (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets.

Rank; Liquidation.

Except to the extent that the requisite number of Series X Preferred Stock holders expressly consent to the creation of parity stock or senior preferred stock (as defined below), all shares of common stock and all shares of capital stock of the Company authorized or designated after the date of the designation of the Series X Preferred Stock shall be junior in rank to the Series X Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company Prior to the Stockholder Approval, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the greater of the following amounts: (a) twice the aggregate stated value of the Series X Preferred Stock; or (b) the amount the holder would be entitled to receive if the Series X Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. In addition, in the case of either (a) or (b) above, the holders will be entitled to the payment of all accrued and unpaid dividends on the Series X Preferred Stock and, in the event any of such dividends are payable in shares of common stock, the cash value of such shares of common stock upon Liquidation.

Cash Settlement

Prior to the Stockholder Approval, if the Company breaches any of its obligations or covenants as set forth in the Series X Certificate of Designation (including but not limited to failure to obtain the requisite approval of the Series X Preferred Stock holders prior to taking any of the actions described under “˗Voting Rights” above, then the Company shall, at the request of the requisite holders Series X Preferred Stock (the “Settlement Request”), pay, out of funds legally available therefor, and prior to any payment in satisfaction of any redemption rights of any other class or series of capital stock of the Company, an amount in cash equal to the stated value of the shares of Series X Preferred Stock held by each holder, with such payment to be made within two (2) Business Days from the date of Settlement Request, and upon payment in full of the stated value for such shares of Series X Preferred Stock, such shares shall be redeemed, retired and no longer be outstanding.

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Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●	permit our Board to issue up to 11,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by resolution of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”);

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by a resolution adopted by a majority of the Whole Board; and

●	set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a summary of the material terms of the Preferred Stock and the Warrants. For additional information about our authorized capital stock, we refer you to the section “Description of Capital Stock,” as well as our Certificate of Incorporation and Bylaws that are currently in effect and which are included herein as Exhibit 3.1 and Exhibit 3.2, respectively. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information.”

Series G Convertible Preferred Stock

The following summary of certain terms and provisions of the Preferred Stock that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions, terms and conditions of the Preferred Stock contained in the Certificate of Designations of the Series G Preferred Stock, the form of such Certificate of Designations will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form Certificate of Designations for a complete description of the terms and conditions of the Preferred Stock.

Conversion, Conversion Price. The Preferred Stock is convertible into shares of our common stock (subject to the beneficial ownership limitations as provided in the Certificate of Designations), on or after the Stockholder Approval Date, at an initial conversion price equal to $[●] per share of common stock, subject to adjustment as provided in the Certificate of Designations, at any time at the option of the holder prior to the [●] anniversary of the Stockholder Approval Date, at which time all shares of outstanding Preferred Stock shall automatically and without any further action by the holder be converted into shares of our common stock at the then effective conversion price, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Dividends. The holders of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of [●]% per annum of the stated value per share, until the [●] anniversary of the date of issuance of the Preferred Stock. The dividends become payable, at our option, in either cash, out of any funds legally available for such purpose, or in shares of common stock, (i) upon any conversion of the Preferred Stock, (ii) on each such other date as our board of directors may determine, subject to written consent of the holders of Preferred Stock holding a majority of the then issued and outstanding Preferred Stock, (iii) upon our liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our common stock by tender offer, exchange offer or reclassification; provided, however, that if Preferred Stock is converted into shares of common stock at any time prior to the [●] anniversary of the date of issuance of the Preferred Stock, the holder will receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Preferred Stock being converted for the period commencing on the conversion date and ending on the [●] anniversary of the date of issuance, less the amount of all prior dividends paid on such converted Preferred Stock before the date of conversion. Make-whole payments are payable at our option in either cash, out of any funds legally available for such purpose, or in shares of common stock.

With respect to any dividend payments and make-whole payments paid in shares of common stock, the number of shares of common stock to be issued to a holder of Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect.

Anti-Dilution. The Preferred Stock, to the extent that it has not been converted previously, is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than the conversion price then in effect, subject to adjustment as provided in the Certificate of Designations.

Liquidation. In the event of our liquidation, dissolution, or winding up, holders of our Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

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Voting Rights. The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or the Certificate of Designations that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

Trading Market. There is no established trading market for the Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing of the Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Preferred Stock will be limited. The common stock issuable upon conversion of the Preferred Stock is currently listed on Nasdaq.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration, Exercise Price and Form. Each Warrant offered hereby will have an exercise price equal to $[●] per share. The Warrants will be exercisable on or after the Stockholder Approval Date and may be exercised until the [●] anniversary of the Stockholder Approval Date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Warrants will be issued separately from Preferred Stock, and may be transferred separately immediately thereafter. The Warrants will be issued in certificated form only.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited. The common stock issuable upon exercise of the Warrants is currently listed on Nasdaq.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Warrant holders exercise their Warrants.

Waivers and Amendments. No term of the Warrants may be amended or waived without the written consent of the majority of the holders of the Warrants purchased in this offering.

Anti-Dilution. The Warrants, to the extent that it has not been exercised previously, are subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than the exercise price then in effect, subject to adjustment as provided in the Warrants.

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PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated as of [●], 2025, we have engaged Dawson James to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a best efforts basis. The engagement letter does not give rise to any commitment by Dawson James to purchase any of our securities, and Dawson James will have no authority to bind us by virtue of the engagement letter. Dawson James is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all, or any, of the securities being offered. The terms of this offering were subject to market conditions and negotiations between us, Dawson James and prospective investors. This is a best efforts offering and there is no minimum number of securities or minimum aggregate amount of proceeds that is a condition to the closing of this offering. Dawson James may retain sub-agents and selected dealers in connection with this offering. This offering will terminate on [●], 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price of the securities will be fixed for the duration of this offering.

Delivery of the securities offered hereby is expected to occur on or about [●], 2025, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We will pay the placement agent a fee equal to 8.0% of the gross proceeds of the offering. We have also agreed to reimburse the placement agent for its reasonable “blue sky” fees and expenses, of $[●].

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $[●]. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent fees and proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth in this prospectus.

We have also agreed to issue to the placement agent or its designees, assuming the sale of all shares covered by this prospectus, the Placement Agent Warrants to purchase that number of shares of common stock equal to 8.0% of the securities sold in this offering. The Placement Agent Warrants will be exercisable on or after the Stockholder Approval Date and may be exercised until the [●] anniversary of the Stockholder Approval Date at an initial exercise price per share of common stock equal to [●]% of the combined public offering price of the securities set forth on the cover of this prospectus. The shares of common stock issuable upon exercise of the Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The Placement Agent Warrants will provide for cashless exercise at such time or times that there is not an effective registration statement registering the shares underlying the Placement Agent Warrants or the prospectus contained therein is not available for the issuance of the shares to the holder. The Placement Agent Warrants have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the placement agent unit purchase option nor any securities underlying such unit purchase option may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the placement agent unit purchase option is being issued, except the transfer of any security:

●	by operation of law or by reason of reorganization of our company;

●	to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period; or

●	if the aggregate amount of our securities held by either a placement agent or a related person do not exceed 1% of the securities being offered.

Restriction on Sales of Capital Stock

The placement agency agreement will contain a restriction on sales of our capital stock by us, pursuant to which we will agree to not, for a period of 180 days after the date of the placement agency agreement, subject to certain exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock; (ii) file or cause to be filed any registration statement with the Securities and Exchange Commission relating to the offering of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock other than the filing of a Registration Statement on Form S-8; (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of our capital stock or such other securities, in cash or otherwise; or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above.

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Determination of Public Offering Price and Warrant Exercise Price

Our common stock is currently traded on Nasdaq under the symbol “NAOV.” On February 13, 2025, the closing price of our common stock was $0.466 per share.

The final public combined offering price of the securities, the conversion price of the Preferred Stock and the exercise price of the Warrants that we are offering, will be negotiated between us, Dawson James and the investors in this offering. The principal factors considered by us and Dawson James in determining the final combined public offering price of the securities we are offering, as well as the exercise price of the Warrants that we are offering, included:

●	the recent trading history of our common stock on Nasdaq, including market prices and trading volume of our common stock;
●	the current market price of our common stock on Nasdaq;
●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies;
●	the information set forth in this prospectus and otherwise available to Dawson James;
●	our past and present financial performance and an assessment of our management;
●	our prospects for future earnings and the present state of our products;
●	the current status of competitive products and product developments by our competitors;
●	our history and prospects, and the history and prospects of the industry in which we compete;
●	the general condition of the securities markets at the time of this offering; and
●	other factors deemed relevant by Dawson James and us, including a to be negotiated discount to the trading price.

Other Matters

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including civil liabilities under the Securities Act and the Exchange Act to advance costs of defense incurred in respect of those liabilities, and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

From time to time, Dawson James may provide various investment banking and other financial services for us for which services they may in the future receive customary fees. Except for services provided in connection with this offering, Dawson James has not provided any investment banking or other financial services preceding the date of this prospectus and we do not expect to retain any placement agent to perform any investment banking or other financial services for at least [●] days after the date of this prospectus.

Regulation M Compliance

Dawson James may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Dawson James will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by Dawson James. Under these rules and regulations, Dawson James may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by Dawson James, or by its affiliates. Other than this prospectus in electronic format, the information on Dawson James’ website and any information contained in any other website maintained by Dawson James is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or Dawson James in its capacity as placement agent, and should not be relied upon by investors.

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MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following is a general summary of material U.S. federal income tax consequences of the acquisition of shares of Preferred Stock (the “Shares”) in the offering, the acquisition, exercise, disposition, and lapse of warrants (the “Warrants”) in the offering, and the acquisition, ownership, and disposition of shares of our common stock issuable as a distribution with respect to the Shares, upon exercise of the Warrants or upon conversion of the Shares ( such as common stock, the “Common Stock”).

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis of all potential U.S. federal income tax consequences of the acquisition, ownership and disposition of Shares, Common Stock and Warrants. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences of the acquisition, ownership and disposition of Shares, Common Stock and Warrants.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of Shares, Common Stock and Warrants. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of Shares and Warrants acquired pursuant to this prospectus and a beneficial owner of Common Stock acquired upon conversion of the Shares, exercise of the Warrants or acquired as a distribution with respect to the Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S;
●	a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Colombia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term “Non-U.S. Holder” means any beneficial owner of Shares and Warrants acquired pursuant to this prospectus and a beneficial owner of Common Stock acquired upon conversion of the Shares, exercise of the Warrants or acquired as a distribution with respect to the Shares that is not a U.S. Holder.

Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who acquire Shares and Warrants in the offering and who hold Shares, Common Stock or Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation): banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies; U.S. expatriates or former long-term residents of the U.S.; persons holding Shares, Warrants or Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding Shares, Warrants or Common Stock as a result of a constructive sale; entities that acquire Shares, Warrants or Common Stock that are treated as partnerships for U.S. federal income tax purposes and partners in such partnerships; real estate investment trusts; U.S. Holders that have a “functional currency” other than the U.S. dollar; holders that acquired Shares, Warrants or Common Stock in connection with the exercise of employee stock options or otherwise as consideration for services; or holders that are “controlled foreign corporations” or “passive foreign investment companies.” Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of Shares, Warrants and Common Stock.

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If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Shares, Warrants or Common Stock, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner or entity. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Shares, Warrants or Common Stock.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, or non-U.S. tax consequences to holders of the acquisition, ownership, and disposition of Shares, Warrants and Common Stock. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Shares, Warrants and Common Stock.

Certain Material U.S. Federal Income Tax Consequences of the Purchase of Shares and Warrants to U.S. Holders and Non-U.S. Holders

For U.S. federal income tax purposes, the purchase of Shares and Warrants in this offering by U.S. Holders and Non-U.S. Holders will be treated as the purchase of two components: a component consisting of Shares and a component consisting of Warrants, with each Warrant enabling its holder to purchase 100 shares of common stock. The purchase price for the Shares and Warrants will be allocated between these two components in proportion to their relative fair market values at the time the Shares and Warrants are purchased by the holder. This allocation of the purchase price will establish a holder’s initial tax basis for U.S. federal income tax purposes for each share of Shares and Warrant.

U.S. Federal Income Tax Consequences to U.S. Holders of the Exercise and Disposition of Warrants

Exercise of Warrants

A U.S. Holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of our common shares (unless cash is received in lieu of the issuance of a fractional share of Common Stock). A U.S. Holder’s initial tax basis in Common Stock received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. A U.S. Holder’s holding period for Common Stock received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such U.S. Holder.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant (including upon lapse or expiration) in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the Warrant is held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a preferential rate of U.S. federal income tax. Deductions for capital losses are subject to limitations.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Common Stock that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. (See the more detailed discussion of the rules applicable to distributions made by us at “U.S. Federal Income Tax Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Common Stock - Distributions” below).

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U.S. Federal Income Tax Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Common Stock

Distributions

Cash distributions made on Shares and Common Stock generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a U.S. Holder’s basis in Shares or Common Stock, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Disposition of Shares and Common Stock” below Cash dividends received by non-corporate U.S. Holders are generally taxed at a maximum tax rate of 20%, provided certain holding period and other requirements are satisfied. Cash distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Shares or Common Stock and thereafter as capital gain from the sale or exchange of such Shares or Common Stock, which will be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Dispositions of Shares and Common Stock,” below. Cash dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

Although it is not entirely free from doubt, U.S. holders of Shares should not be subject to U.S. federal income tax upon the receipt of Common Stock issued as a dividend upon the conversion of Shares. U.S. Holders should consult their tax advisors concerning the tax treatment of distributions of Common Stock made on the Shares.

Sale, Certain Redemptions or Other Taxable Dispositions of Shares and Common Stock

Upon the sale, redemption, or other taxable disposition of Shares or Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the Shares or Common Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Shares or Common Stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by non-corporate U.S. Holders will generally be subject to a maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to limitations.

Conversion of Shares in Exchange for Common Stock

A U.S. Holder will not recognize any gain or loss by reason of receiving Common Stock in exchange for our Shares upon conversion of the Shares. A U.S. Holder’s initial tax basis in Common Stock received upon the conversion of its Shares (including Common Stock received as a dividend upon conversion) should be equal to such U.S. Holder’s tax basis in such Shares. A U.S. Holder’s holding period for Common Stock received upon the conversion of its Shares should carry over from the converted Shares.

Constructive Dividends

The conversion rate of the Shares is subject to adjustment in certain circumstances. Adjustments that have the effect of increasing the proportionate interest of holders of our Shares in our assets or earnings can give rise to deemed dividend income to such holders. Similarly, a failure to adjust the conversion price to reflect a stock dividend or other events increasing the proportionate interest of the holders of Common Stock can, in some circumstances, give rise to deemed dividend income to such common stock holders. Such deemed dividend income is taxable to such holders in the taxable year of the adjustment (or failure to adjust).

Other U.S. Federal Income Tax Consequences Applicable to U.S. Holders

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends on and net gain from the disposition of Shares or Common Stock. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Shares and Common Stock.

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Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on Shares and Common Stock and to the proceeds of a sale of Shares or Common Stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Exercise and Disposition of Warrants

Exercise of Warrants

A Non-U.S. Holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of Common Stock (unless cash is received in lieu of the issuance of a fractional share of Common Stock and certain other conditions are present, as discussed below under “Sale or Other Taxable Disposition of Shares and Common Stock”). A Non-U.S. Holder’s initial tax basis in Common Stock received on the exercise of a Warrant should be equal to the sum of (a) such Non-U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such Non-U.S. Holder on the exercise of such Warrant. A Non-U.S. Holder’s holding period for Common Stock received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such Non-U.S. Holder.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Common Stock that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). See the more detailed discussion of the rules applicable to distributions made by us under the heading “Dividends” below.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Common Stock

Conversion of Shares in Exchange for Common Shares

A Non-U.S. holder will not recognize any gain or loss by reason of receiving Common Stock, in exchange for our Shares upon conversion of the Shares. A Non-U.S. Holder’s initial tax basis in Common Stock received upon the conversion of its Shares (including Common Stock received as a dividend upon conversion) should be equal to such Non-U.S. Holder’s tax basis in its converted Shares. A Non-U.S. Holder’s holding period for Common Stock received upon the conversion of its Shares should carry over from the Shares.

Constructive Dividends

The conversion rate of our Shares is subject to adjustment in certain circumstances. Adjustments that have the effect of increasing the proportionate interest of holders of our Shares in our assets or earnings can give rise to deemed dividend income to such holders. Similarly, a failure to adjust the conversion price to reflect a stock dividend or other events increasing the proportionate interest of the holders of Common Stock can, in some circumstances, give rise to deemed dividend income to such common stock holders. Such deemed dividend income is taxable to such holders in the taxable year of the adjustment (or failure to adjust). Any such deemed dividend with respect to Common Stock or Shares would be subject to U.S. federal withholding tax on dividend income to the same extent as an actual cash distribution, as described below under “U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Common Stock — Distributions.” Because deemed distributions would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on such dividend from any cash, shares of common stock or Shares, or sales proceeds otherwise payable to a non-U.S. holder.

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Distributions

Cash distributions on Shares or Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in Shares or Common Stock, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Sale or Other Taxable Disposition of Shares and Common Stock,” below. Any cash dividends paid to a Non-U.S. Holder with respect to Shares or Common Stock generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN-E or W-8BEN. A Non-U.S. Holder that provides us with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the U.S. will not be subject to the 30% withholding tax.

Although it is not entirely free from doubt, non-U.S. holders of Shares should not be subject to U.S. federal income tax upon the receipt of Common Stock issued as a dividend upon the conversion of Shares. Non-U.S. Holders should consult their tax advisors concerning the tax treatment of distributions of Common Stock made on the Shares.

Cash dividends that are effectively connected with the conduct of a trade or business within the U.S. are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, subject to an applicable treaty that provides otherwise. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax on its effectively connected earnings and profits at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Shares or Common Stock who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Shares, Common Stock and Warrant

In general, a Non-U.S. Holder of Shares, Common Stock or Warrants will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Shares, Common Stock or Warrants, unless:

●	the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the sale at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

●	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses; or

●	we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of disposition of Shares, Common Stock or Warrants; provided, with respect to the Shares, Common Stock or Warrants, that as long as Common Stock is regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a Non-U.S. Holder would not be subject to taxation on the gain on the sale of Shares, Common Stock or Warrants under this rule unless the Non-U.S. Holder has owned more than 5% of Common Stock at any time during such 5-year or shorter period (a “5% Shareholder”). In determining whether a Non-U.S. Holder is a 5% Shareholder, such holder’s Warrants may be included in such determination. In addition, certain attribution rules apply in determining ownership for this purpose. While the Shares and Common Stock will be listed on the NYSE MKT and therefore may satisfy the Regularly Traded Exception, since the Warrants are not expected to be listed on a securities market, the Warrants are unlikely to qualify for the Regularly Traded Exception. Non-U.S. Holders should be aware that we have made no determination as to whether we are or have been a USRPHC, and we can provide no assurances that we are not and will not become a USRPHC in the future. In addition, in the event that we are or become a USRPHC, we can provide no assurances that the Shares, Common Stock or Warrants will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. As a USRPHC, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Dividends” in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period

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Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to Non-U.S. Holders the amount of cash dividends paid on the Shares and Common Stock to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends that we make, provided we receive a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. The requirements for the statement will be met if (1) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN or W-8BEN-E, as applicable) or (2) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Shares, Common Stock and Warrants within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Rules Relating to Foreign Accounts

Generally, we will be required to withhold tax at a rate of 30% on dividends in respect of Shares and Common Stock held by or through certain foreign entities unless such entity is in compliance with its obligations under the Foreign Account Tax Compliance Act, or “FATCA.”

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EXPERTS

The consolidated financial statements of NanoVibronix, Inc. and subsidiaries, as of and for the year ended December 31, 2023, have been audited by Zwick CPA, PLLC and have been included herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing (which such report contains an explanatory paragraph relating to the Company’s ability to continue as a going concern).

The consolidated financial statements of NanoVibronix, Inc. and subsidiaries, as of December 31, 2022, and for the year then ended, included in the Annual Report on Form 10-K for the year ended December 31, 2022, and included herein, have been audited by Marcum LLP and included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements).

The consolidated financial statements for ENvue Medical Holdings Corp. (formerly Envizion medical holding corp.) at December 31, 2023, and 2022, and for each of the two years in the period ended December 31, 2023, appearing in this Registration Statement have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered hereby and certain other legal matters will be passed upon for us by Haynes and Boone, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for Dawson James by Pryor Cashman LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

We maintain a website at www.nanovibronix.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

You should read the unaudited pro forma condensed combined financial statements presented below in conjunction with NanoVibronix’s consolidated financial statements and related notes beginning on page F-1 of this prospectus and ENvue’s consolidated financial statements and related notes beginning on page F-34 of this prospectus. In addition, please see the section entitled “Risk Factors - The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this joint proxy and consent solicitation statement/prospectus” for discussion of risks associated with the unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X under the Securities Act. The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations would have been if the proposed merger had been completed as of the dates indicated in the unaudited pro forma condensed combined financial statements or that will be realized upon the consummation of the proposed transaction.

You should read the unaudited pro forma condensed combined financial statements presented below in conjunction with NanoVibronix’s consolidated financial statements and related notes beginning on page F-1 of this prospectus and ENvue’s consolidated financial statements and related notes beginning on page F-34 of this prospectus.

On February 14, 2025, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 14, 2025 (the “Merger Agreement”), by and among the Company, NVEH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NVEH Merger Sub I, Inc. (“First Merger Sub”), NVEH Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Second Merger Sub”), and ENvue Medical Holdings, Corp. (“Predecessor ENvue”), the Company and Predecessor ENvue effected (i) a merger of First Merger Sub with and into Predecessor ENvue, with the First Merger Sub ceasing to exist and Predecessor ENvue becoming a wholly-owned subsidiary the Company and (ii) the merger of Predecessor ENvue with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the effective time of the Second Merger, the certificate of formation of the Surviving Entity was amended and restated to, among other things, to change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, we issued (i) 1,734,995 shares of common stock (the “Merger Shares”), which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) 57,720 shares of Series X Preferred Stock in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue. Each share of Series X Preferred Stock will be convertible into 1,000 shares of our common stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of our common stock to the stockholders of Predecessor ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designation for the Series X Preferred Stock.

The Merger was consummated and completed on February 14, 2025.

After giving effect to the Merger, pursuant to the terms and conditions of the Merger Agreement: (i) the holders of the outstanding equity of Predecessor ENvue immediately prior to the effective time of the First Merger (“First Effective Time”) own 19.9% of the common stock of the Company and 85.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval will allow the Series X Preferred Stock to convert to common stock of the Company which may result in the holders of Predecessor ENvue to own 85% of the common stock of the Company, and (ii) the holders of our outstanding equity immediately prior to the First Effective Time own 80.1% of the common stock of the Company and 15.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval which will allow the Series X Preferred Stock to convert to common stock of the Company which may result in our holders owning 15% of common stock of the Company.

Series X Non-Voting Convertible Preferred Stock

Conversion Rights

The conversion price for each share of Series X Preferred Stock shall be $0.6063. The conversion ratio (the “Conversion Ratio”) for each share of Series X Preferred Stock is determined by dividing the Stated Value of each share of Series X Preferred Stock, initially valued at $606.3756, divided by the conversion price which provides an implied Conversion Ratio of 1,000 shares of common stock issuable upon the conversion of each share of Series X Preferred Stock (the “Conversion Shares”), subject to adjustment as provided in the Certificate of Designations of the Series X Non-Voting Convertible Preferred Stock (the “Series X Certificate of Designations”).

Effective as of 5:00 p.m. Eastern Time on the fourth (4th) business day after the Series X Stockholder Approval (as defined below), each share of Series X Preferred Stock then outstanding shall automatically convert into a number of shares of common stock equal to the Conversion Ratio, subject to applicable beneficial ownership limitations. Subject the terms of the Series X Certificate of Designations, the Series X Preferred Stock is also convertible, at the option of the holder, at any time and from time to time following 5:00 p.m. Eastern Time on the third (3rd) business day after the date that the Series X Stockholder Approval, into a number of shares of Common Stock equal to the Conversion Ratio, subject to the applicable beneficial ownership limitations.

Series X Stockholder Approval

Pursuant to the terms of the Merger Agreement, the issuance of shares of common stock to the stockholders upon conversion of any and all shares of the Series X Preferred Stock in accordance with the terms of the Series X Certificate of Designations is subject to and contingent upon the affirmative vote of a majority of the common stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of such shares of common stock (the “Stockholder Approval” and such date the stockholder approval is effective, the “Stockholder Approval Date”).

Dividend Rights

Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series X Preferred Stock, based on the Stated Value, at a rate of eight percent (8%) per annum, commencing on the three (3) month anniversary of the Original Issue Date (as defined in the Series X Certificate of Designations) until the date the Company obtains the Stockholder Approval. Such dividends can be paid in the form of cash or additional issuances of shares of Series X Preferred Stock based on the Stated Value, with such type of payment determined in the sole discretion of the Company, and accrue and be compounded daily on the basis of a 360-day year and twelve (12) 30-day months and shall be paid the earlier of: (i) promptly after conversion of the Series X Preferred Stock or (ii) quarterly starting on the six (6) month anniversary of the Original Issue Date. No other dividends shall be paid on shares of Series X Preferred Stock.

Voting Rights

Except as otherwise provided in the Series X Certificate of Designations, or as required by the DGCL, the Series X Preferred Stock shall have no voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written approval, agreement or waiver of the holders of seventy percent (70%) of the then outstanding shares of the Series X Preferred Stock, among other things, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Series X Certificate of Designations, (ii) issue further shares of Series X Preferred Stock in excess of 57,720 or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, (iii) prior to the Stockholder Approval, consummate either: (A) any Fundamental Transaction (as defined therein) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company or such other entity immediately after such transaction, (iv) enter into any agreement with respect to any of the foregoing that is not expressly conditioned upon Stockholder Approval, (v) prior to the Stockholder Approval: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon the issuance of the Conversion Shares), (B) subdivide outstanding shares of common stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares of capital stock of the Company, (vi) grant, issue or sell any capital stock or rights to purchase stock, warrants, securities or other securities of the Company or (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets.

Rank; Liquidation.

Except to the extent that the requisite number of Series X Preferred Stock holders expressly consent to the creation of parity stock or senior preferred stock (as defined below), all shares of common stock and all shares of capital stock of the Company authorized or designated after the date of the designation of the Series X Preferred Stock shall be junior in rank to the Series X Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company Prior to the Stockholder Approval, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the greater of the following amounts: (a) twice the aggregate stated value of the Series X Preferred Stock; or (b) the amount the holder would be entitled to receive if the Series X Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. In addition, in the case of either (a) or (b) above, the holders will be entitled to the payment of all accrued and unpaid dividends on the Series X Preferred Stock and, in the event any of such dividends are payable in shares of common stock, the cash value of such shares of common stock upon Liquidation.

Cash Settlement

Prior to the Stockholder Approval, if the Company breaches any of its obligations or covenants as set forth in the Series X Certificate of Designation (including but not limited to failure to obtain the requisite approval of the Series X Preferred Stock holders prior to taking any of the actions described under “˗Voting Rights” above, then the Company shall, at the request of the requisite holders Series X Preferred Stock (the “Settlement Request”), pay, out of funds legally available therefor, and prior to any payment in satisfaction of any redemption rights of any other class or series of capital stock of the Company, an amount in cash equal to the stated value of the shares of Series X Preferred Stock held by each holder, with such payment to be made within two (2) Business Days from the date of Settlement Request, and upon payment in full of the stated value for such shares of Series X Preferred Stock, such shares shall be redeemed, retired and no longer be outstanding.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had NanoVibronix and Predecessor ENvue been a combined company during the specified period.

The unaudited pro forma adjustments represent the Company’s best estimates and are based upon available information and upon certain assumptions that the Company believes are reasonable, as described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements include: (1) the elimination of Predecessor ENvue’s ordinary shares (2) the issuance of the Debenture in the aggregate principal amount of $500,000 to Alpha Capital Anstalt, and (3) the issuance of (i) 1,734,995 shares of common stock and (ii) 57,720 shares of Series Preferred Stock for 100% of ENvue.

155

NanoVibronix, Inc. & ENvue Medical Holdings, Corp. (formerly ENvizion Holdings Corp., as Successor to ENvizion Medical LTD.) Pro Forma 2024 Financial Information

Consolidated Balance Sheets

As of September 30, 2024

(Amounts in thousands except share and per share data)

	NanoVibronix Inc.	ENvue Medical Holdings, Corp. Predecessor	Pro Forma Adjustments ENvue Medical Holdings, Corp. Predecessor	Pro Forma Adjustments NanoVibronix Inc.		Pro Forma Combined 2024

ASSETS:
Current assets:
Cash and cash equivalents	$1,305	$-	$133	$500	(A)	$1,938
Restricted cash	-	-	30	-		30
Trade receivables, net	580	-	30	-		610
Other accounts receivable and prepaid expenses	242	-	332	-		574
Inventory	2,250	-	326	-		2,576
Total current assets	4,377	-	851	500		5,728

Non-current assets:
Fixed assets, net	9	-	131	-		140
Right of use assets	-	-	46	-		46
Goodwill	-	-	279	39,440	(B)	39,719
Intangible assets, net	-	-	1,145	-		1,145
Severance pay fund	170	-	-	-		170
Operating lease right-of-use assets, net	126	-	-	-		126
Total non-current assets	305	-	1,601	39,440		41,346
Total assets	4,682	-	2,452	39,940		47,074

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Trade payables	25	-	140			165
Other accounts payable and accrued expenses	2,420	-	685	2,065	(C)(D)	5,170
Deferred licensing income - current	27	-	-	-		27
Operating lease liabilities - current	49	-	43	-		92
Short-term loans	-	-	1,017	-		1,017
Convertible loan	-	-	-	500	(A)	500
Total current liabilities	2,521	-	1,885	2,565		6,971

Non-current liabilities:
Accrued severance pay	212	-	-	-		212
Operating lease liabilities, non-current	77	-	7	-		84
Total liabilities	2,810	-	1,892	2,565		7,267

Commitments and contingencies (Note 9)

Stockholders’ equity:
Series C Preferred stock of $0.001 par value - Authorized: 5,500,000 shares at September 30, 2024; Issued and outstanding: None at December 31, 2023 September 30, 2024	-	-	-	-		-

Series D Preferred stock of $0.001 par value - Authorized: 506 shares at September 30, 2024; Issued and outstanding: None at September 30, 2024	-	-	-	-		-

Series E Preferred stock of $0.001 par value - Authorized: 1,999,494 shares at September 30, 2024; Issued and outstanding: None at September 30, 2024	-	-	-	-		-

Series F Preferred stock of $0.01 par value - Authorized: 40,000 shares at September 30, 2024; Issued and outstanding: None at September 30, 2024	-	-	-	-		-

Series X Preferred stock of $0.001 par value - Authorized: 57,720 shares at September 30, 2024; Issued and outstanding: None at September 30, 2024	-	-	-	5	(B)	5

Common stock of $0.001 par value - Authorized: 40,000,000 shares at September 30, 2024, respectively; Issued and outstanding: 2,784,353 at September 30, 2024, respectively	3	-	-	2	(B)	5

Successor Common shares, $0.0001 value - Authorized: 1,500,000 shares at September 30, 2024; Issued and outstanding 1,500,000 shares at September 30, 2024; Predecessor Ordinary shares of NIS 0.01 par value - Authorized: 10,000,000 shares at December 31, 2023; Issued and outstanding: None at September 30, 2024	-	-	-	-		-

Additional paid in capital	70,314	-	1,490	38,298	(B)(D)	110,102
Accumulated other comprehensive income	(75)	-	-	-		(75)
Accumulated deficit	(68,370)	-	(930)	(930)	(C)	(70,230)

Total stockholders’ equity	1,872	-	560	37,375		39,807
Total liabilities and stockholders’ equity	$4,682	$-	$2,452	$39,940		$47,074

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

156

NanoVibronix, Inc. & ENvue Medical Holdings, Corp. (formerly ENvizion Holdings Corp., as Successor to ENvizion Medical LTD.) Pro Forma 2024 Financial Information

Condensed Consolidated Statements of Operations (Unaudited)

For the Nine Months Ended September 30, 2024

(Amounts in thousands except share and per share data)

NanoVibronix Inc.	ENvue Medical Holdings, Corp. Predecessor	ENvue Medical Holdings, Corp. Successor	Pro Forma Adjustments ENvue Medical Holdings, Corp.	Pro Forma Adjustments NanoVibronix Inc.	Pro Forma Combined

Revenues	$2,114	$244	$170	$-	$-	$2,528
Cost of revenues	889	153	166	-	-	1,208
Gross profit (loss)	1,225	91	4	-	-	1,320

Operating expenses:
Research and development	557	280	216	-	-	1,053
Selling and marketing	545	314	320	-	-	1,179
General and administrative	2,335	890	326	650	280	(D)	4,481

Total operating expenses	3,437	1,484	862	650	280	6,713

Loss from operations	(2,212)	(1,393)	(858)	(650)	(280)	(5,393)

Interest expense	(101)	-	-	-	-	(101)

Financial income (expense), net	53	337	(67)	-	-	323
Reorganization items, net	-	(4,358)	-	-	-	(4,358)

Loss before taxes on income	(2,260)	(5,414)	(925)	(650)	(280)	(9,529)

Income tax benefit / (expense)	(14)	(1)	(5)	-	-	(20)

Net loss	(2,274)	(5,415)	(930)	(650)	(280)	(9,549)
Accrued dividends on Series X Convertible Preferred Stock	-	-	-	-	(1,351)	(1,351)
Net loss attributable to common shareholders	$(2,274)	$(5,415)	$(930)	$(650)	$(1,631)	$(10,900)
Basic and diluted net loss available for holders of common stock	$(0.83)	$(1.99)	$(0.34)	$-	$-	$(4.05)

Weighted average common shares outstanding:
Basic and diluted	2,712,836	2,712,836	2,712,836	-	-	2,712,836

Comprehensive loss:
Net loss available to common stockholders	$(2,274)	$(5,415)	$(930)	$(650)	$(1,631)	(10,900)
Change in foreign currency translation adjustments	(12)	-	-	-	-	(12)
Less income tax effect	4	-	-	-	-	4
Comprehensive loss available to common stockholders	$(2,282)	$(5,415)	$(930)	$(650)	$(1,631)	$(10,908)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

157

NanoVibronix, Inc. & ENvue Medical Holdings, Corp. (formerly ENvizion Holdings Corp., as Successor to ENvizion Medical LTD., formerly ENvizion Holdings Corp.) Pro Forma 2024 Financial Information

Condensed Consolidated Statements of Operations (Unaudited)

For the Year Ended December 31, 2023

(Amounts in thousands except share and per share data)

	NanoVibronix Inc.	ENvue Medical Holdings, Corp. Predecessor	Pro Forma Adjustments ENvue Medical Holdings, Corp. Predecessor	Pro Forma Adjustments NanoVibronix Inc.	Consolidated

Revenues	$2,283	$1,137	$-	$-	$3,420
Cost of revenues	746	1,692	-	-	2,438
Gross profit (loss)	1,537	(555)	-	-	982

Operating expenses:
Research and development	185	1,704	-	-	1,889
Selling and marketing	864	1,922	-	-	2,786
General and administrative	3,924	1,961	-	-	5,885

Total operating expenses	4,973	5,587	-	-	10,560

Loss from operations	(3,436)	(6,142)	-	-	(9,578)

Interest expense	(135)	-	-	-	(135)
Financial income (expense), net	(111)	1,121	-	-	1,010
Reorganization items, net	-	-	-	-	-

Loss before taxes on income	(3,682)	(5,021)	-	-	(8,703)

Income tax expense	(29)	(13)	-	-	(42)

Net loss	$(3,711)	$(5,034)	$-	$-	$(8,745)

Basic and diluted net loss available for holders of common stock	$(1.37)	$(1.86)	$-	$-	$(3.23)

Weighted average common shares outstanding:
Basic and diluted	2,712,836	2,712,836	-	-	2,712,836

Comprehensive loss:
Net loss available to common stockholders	$(3,711)	$(5,034)	$-	$-	$(8,745)
Change in foreign currency translation adjustments	(12)	-	-	-	(12)
Less income tax effect	4	-	-	-	4
Comprehensive loss available to common stockholders	$(3,719)	$(5,034)	$-	$-	$(8,753)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

158

Note 1 – Basis of presentation

The NanoVibronix Merger is accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. Based on an evaluation of the facts and circumstances, the Company was identified as the accounting acquirer at the time of close due to change of control not being given along nor majority voting rights. As the acquirer for accounting purposes, the Company has estimated the fair value of Predecessor ENvue’s assets acquired and liabilities assumed and conformed the accounting policies of Predecessor ENvue to its own policies. The unaudited pro forma condensed combined balance sheet as of September 30, 2024, is presented as if the Merger had been completed on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2023, and the nine months ended September 30, 2024, assumes that the Merger occurred on January 1, 2023, and combines the historical results of NanoVibronix and ENvue Medical Holdings, Corp.

Note 2 – Calculation of purchase consideration and preliminary purchase price allocation

The following table summarizes the fair value of purchase consideration that was transferred on the closing date of the Merger:

Value of the issuance of 1,735,155 shares of Common Stock and 57,720 shares of Series X Preferred Stock	$40,000,000
Total purchase consideration	$40,000,000

The Company has performed a preliminary valuation analysis of the fair market value of ENvue’s assets and liabilities. The following table summarizes the preliminary allocation of the purchase price as of September 30, 2024:

Cash	163
Receivables, inventory, prepaid expenses and other current assets	$688
Long-term assets	456
Intangible assets	1,145
Goodwill	39,440
Accounts payable and accrued expenses	(868)
Notes payable	(1,017)
Long term liabilities	(7)
Total consideration	$40,000

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed consolidated financial statements. The final purchase price allocation will be determined when NanoVibronix has completed all detailed valuations and necessary calculations, which are expected to be finalized within the next twelve months. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (i) changes in identifiable net assets, (ii) changes in fair values of property, plant and equipment, and (iii) other changes to assets and liabilities. Intangible assets include the value on ENvue’s customer list and technology.

Note 3 – Pro forma adjustments

The pro forma adjustments are based on the NanoVibronix’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(A)	The issuance of the Debenture (as defined below) in the aggregate principal amount of $500,000.
(B)	The issuance of an aggregate of (i) 1,734,995 shares of common stock and (ii) shares of 57,720 Series X Preferred Stock for 100% ownership of ENvue.
(C)	Accruing transaction costs of the merger as of January 1, 2024 until September 30, 2024 of $650,000.
(D)	Accruing deemed dividends on the Series X convertible preferred as if issued on January 1, 2024.

Note 4 – Senior Convertible Debenture

On February 13, 2025, we entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with an institutional investor, pursuant to which we sold in a private placement senior convertible debenture (the “Debenture”) due the earlier of (i) the date that is the 30-day anniversary of the effective date of stockholder approval of the issuance of the shares of common stock upon the conversion of the debentures and (ii) November 13, 2025 (the date that is nine months following the date of issuance of the Debenture) (“Maturity Date”), having an aggregate principal amount of $500,000 (the “Debenture Transaction”). On the Maturity Date, we shall pay the holder in cash or, at the option of the holder, in the form of conversion shares, or a combination thereof, the entire outstanding principal amount of the Debenture, together with accrued and unpaid interest thereon, the applicable exit fee and any other amounts due thereunder. Following the receipt of stockholder approval, the Debenture is convertible, in whole or in part, into shares of our common stock, at the option of the holder, at the initial conversion price of $0.4446, which is subject to customary anti-dilution adjustments, and which such conversion price shall not be lower than the floor price of $0.08892. The Debenture bears interest at the rate of 8.0% per annum, payable on the Maturity Date. The closing of the Debenture Transaction occurred on February 14, 2025.

Note 5 – Series X Non-Voting Convertible Preferred Stock

In connection with the Merger Agreement, we issued (i) 1,734,995 shares of common stock (the “Merger Shares”), which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”) in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue. Each share of Series X Preferred Stock will be convertible into 1,000 shares of our common stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of our common stock to the stockholders of Predecessor ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designation for the Series X Non-Voting Convertible Preferred Stock. The terms of the Series X Preferred Stock are described below.

159

Conversion Rights

The conversion price for each share of Series X Preferred Stock shall be $0.6063. The conversion ratio (the “Conversion Ratio”) for each share of Series X Preferred Stock is determined by dividing the Stated Value (as defined in the Series X Certificate of Designations) of each share of Series X Preferred Stock, initially valued at $606.3756, divided by the conversion price which provides an implied Conversion Ratio of be 1,000 shares of common stock issuable upon the conversion of each share of Series X Preferred Stock (the “Conversion Shares”), subject to adjustment as provided in the Certificate of Designations of the Series X Non-Voting Convertible Preferred Stock (the “Series X Certificate of Designations”).

Effective as of 5:00 p.m. Eastern Time on the fourth (4th) business day after the Series X Stockholder Approval (as defined below), each share of Series X Preferred Stock then outstanding shall automatically convert into a number of shares of common stock equal to the Conversion Ratio, subject to applicable beneficial ownership limitations. Subject the terms of the Series X Certificate of Designations, the Series X Preferred Stock is also convertible, at the option of the holder, at any time and from time to time following 5:00 p.m. Eastern Time on the third (3rd) business day after the date that the Series X Stockholder Approval, into a number of shares of Common Stock equal to the Conversion Ratio, subject to the applicable beneficial ownership limitations.

Series X Stockholder Approval

Pursuant to the terms of the Merger Agreement, the issuance of shares of common stock to the stockholders upon conversion of any and all shares of the Series X Preferred Stock in accordance with the terms of the Series X Certificate of Designations is subject to and contingent upon the affirmative vote of a majority of the common stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of such shares of common stock (the “Series X Stockholder Approval”).

Dividend Rights

Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series X Preferred Stock, based on the Stated Value, at a rate of eight percent (8%) per annum, commencing on the three (3) month anniversary of the Original Issue Date (as defined in the Series X Certificate of Designations) until the date the Company obtains the Stockholder Approval. Such dividends can be paid in the form of cash or additional issuances of shares of Series X Preferred Stock based on the Stated Value, with such type of payment determined in the sole discretion of the Company, and accrue and be compounded daily on the basis of a 360-day year and twelve (12) 30-day months and shall be paid the earlier of: (i) promptly after conversion of the Series X Preferred Stock or (ii) quarterly starting on the six (6) month anniversary of the Original Issue Date. No other dividends shall be paid on shares of Series X Preferred Stock.

Voting Rights

Except as otherwise provided in the Series X Certificate of Designations, or as required by the DGCL, the Series X Preferred Stock shall have no voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written approval, agreement or waiver of the holders of seventy percent (70%) of the then outstanding shares of the Series X Preferred Stock, among other things, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Series X Certificate of Designations, (ii) issue further shares of Series X Preferred Stock in excess of 57,720 or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, (iii) prior to the Stockholder Approval, consummate either: (A) any Fundamental Transaction (as defined therein) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company or such other entity immediately after such transaction, (iv) enter into any agreement with respect to any of the foregoing that is not expressly conditioned upon Stockholder Approval, (v) prior to the Stockholder Approval: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon the issuance of the Conversion Shares), (B) subdivide outstanding shares of common stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares of capital stock of the Company, (vi) grant, issue or sell any capital stock or rights to purchase stock, warrants, securities or other securities of the Company or (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets.

Rank; Liquidation.

Except to the extent that the requisite number of Series X Preferred Stock holders expressly consent to the creation of parity stock or senior preferred stock (as defined below), all shares of common stock and all shares of capital stock of the Company authorized or designated after the date of the designation of the Series X Preferred Stock shall be junior in rank to the Series X Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company Prior to the Stockholder Approval, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the greater of the following amounts: (a) twice the aggregate stated value of the Series X Preferred Stock; or (b) the amount the holder would be entitled to receive if the Series X Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. In addition, in the case of either (a) or (b) above, the holders will be entitled to the payment of all accrued and unpaid dividends on the Series X Preferred Stock and, in the event any of such dividends are payable in shares of common stock, the cash value of such shares of common stock upon Liquidation.

Cash Settlement

Prior to the Stockholder Approval, if the Company breaches any of its obligations or covenants as set forth in the Series X Certificate of Designation (including but not limited to failure to obtain the requisite approval of the Series X Preferred Stock holders prior to taking any of the actions described under “˗Voting Rights” above, then the Company shall, at the request of the requisite holders Series X Preferred Stock (the “Settlement Request”), pay, out of funds legally available therefor, and prior to any payment in satisfaction of any redemption rights of any other class or series of capital stock of the Company, an amount in cash equal to the stated value of the shares of Series X Preferred Stock held by each holder, with such payment to be made within two (2) Business Days from the date of Settlement Request, and upon payment in full of the stated value for such shares of Series X Preferred Stock, such shares shall be redeemed, retired and no longer be outstanding.

Note 6 - Loss Per Share

Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted earnings per share are computed similarly to basic earnings per share except that the denominator is increased to include potentially dilutive securities. The Company’s diluted loss per share is the same as the basic loss per share for the pro forma periods ending September 30, 2024 and December 31, 2023 as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

160

NANOVIBRONIX, INC.

Unaudited Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2024 and 2023 (Unaudited) and December 31, 2023 (Audited)	F-22

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three and Nine Months Ended September 30, 2024 and 2023	F-23

Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the Three and Nine Months Ended September 30, 2024 and 2023	F-24

Unaudited Condensed Consolidated Statements of Cash Flows for the Three and Nine Months Ended September 30, 2024 and 2023	F-25

Notes to Condensed Consolidated Financial Statements for the Nine Months Ended September 30, 2024 and 2023	F-26

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of NanoVibronix, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of NanoVibronix, Inc. (the “Company”) as of December 31, 2023, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Zwick CPA, PLLC

Zwick CPA, PLLC

We have served as the Company’s auditor since 2023.

Southfield, Michigan

April 8, 2024

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of NanoVibronix, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of NanoVibronix, Inc. and Subsidiaries (the “Company”) as of December 31, 2022, the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor from 2018 to 2023.

New York, NY

April 17, 2023

F-3

NanoVibronix, Inc.

Consolidated Balance Sheets

(Amounts in thousands except share and per share data)

	December 31, 2023	December 31, 2022
ASSETS:
Current assets:
Cash	$3,283	$2,713
Trade receivables	318	9
Prepaid expenses and other accounts receivable	154	712
Inventory	2,732	2,175
Total current assets	6,487	5,609

Noncurrent assets:
Fixed assets, net	7	7
Other assets	1	3
Severance pay fund	174	179
Operating lease right-of-use assets, net	5	81
Total non-current assets	187	270
Total assets	$6,674	$5,879

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Trade payables	$138	$66
Other accounts payable and accrued expenses	2,265	2,148
Deferred revenue	46	21
Operating lease liabilities, current	5	81
Total current liabilities	2,454	2,316

Non-current liabilities:
Accrued severance pay	217	223
Deferred revenue – long term	15	107
Total liabilities	2,686	2,646

Commitments and contingencies

Stockholders’ equity:
Series C Preferred stock of $0.001 par value - Authorized: 3,000,000 shares at both December 31, 2023 and 2022; Issued and outstanding: 0 shares at both December 31, 2023 and 2022, respectively	-	-

Series D Preferred stock of $0.001 par value - Authorized: 506 shares at both December 31, 2023 and 2022; Issued and outstanding: 0 shares at both December 31, 2023 and 2022, respectively	-	-

Series E Preferred stock of $0.001 par value - Authorized: 1,999,494 shares at both December 31, 2023 and 2022, respectively; Issued and outstanding: 0 shares at both December 31, 2023 and 2022, respectively	-	-

Series F Preferred stock of $0.01 par value - Authorized: 40,000 and 0 shares at December 31, 2023 and 2022, respectively; Issued and outstanding: 0 shares at both December 31, 2023 and 2022, respectively	-	-

Common stock of $0.001 par value - Authorized: 40,000,000 shares at December 31, 2023 and December 31, 2022, respectively; Issued and outstanding: 2,046,307 and 1,641,146 shares at December 31, 2023 and December 31, 2022, respectively	2	2
Additional paid in capital	70,149	65,634
Accumulated other comprehensive income	(67)	(18)
Accumulated deficit	(66,096)	(62,385)
Total stockholders’ equity	3,988	3,233
Total liabilities and stockholders’ equity	$6,674	$5,879

The accompanying notes are an integral part of these consolidated financial statements

F-4

NanoVibronix, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands except share and per share data)

	Year Ended December 31,
	2023	2022

Revenues	$2,283	$752
Cost of revenues	746	585
Gross profit	1,537	167

Operating expenses:
Research and development	185	283
Selling and marketing	864	965
General and administrative	3,924	3,931

Total operating expenses	4,973	5,179

Loss from operations	(3,436)	(5,012)

Interest expense	(135)	(347)
Financial expense, net	(111)	(54)

Loss before taxes	(3,682)	(5,413)

Income tax expense	(29)	(35)

Net loss	$(3,711)	$(5,448)

Basic and diluted net loss available for holders of common stock, Series C Preferred Stock and Series D Preferred Stock	$(2.12)	$(3.84)

Weighted average common stock outstanding:
Basic and diluted	1,750,109	1,419,670

Comprehensive loss:
Net loss available to common stockholders	(3,711)	(5,448)
Change in foreign currency translation adjustments	(49)	(78)
Comprehensive loss available to common stockholders	(3,760)	(5,526)

The accompanying notes are an integral part of these consolidated financial statements

F-5

NanoVibronix, Inc.

Consolidated Statement of Stockholders’ Equity

	Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Series F Preferred Stock		Common Stock		Additional Paid - in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balance, December 31, 2021	-	$-	-	$-	-	$-	-	$-	1,399,890	$1	$63,189	$60	$(56,937)	$6,313
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	354	-	-	190
Issuance of common stock, net of offering costs of $310,424	-	-	-	-	-	-	-	-	240,000	1	2,089	-	-	2,090
Issuance of redeemable Series F preferred stock	-	-	-	-	-	-	27,998	-	-	-	-	-	-	-
Redemption of redeemable Series F preferred stock	-	-	-	-	-	-	(27,998)	-	-	-	-	-	-	-
Exercise of options	-	-	-	-	-	-	-	-	1,256	-	2	-	-	2
Other comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	(78)	-	(78)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(5,448)	(5,448)
Balance, December 31, 2022	-	$-	-	$-	-	$-	-	$-	$1,641,146	$2	$65,634	$(18)	$(62,385)	$3,233
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	293	-	-	293
Issuance of common stock, net of offering costs of $785,084	-	-	-	-	-	-	-	-	180,000	-	4,215	-	-	4,215
Exercise of pre-funded warrants	-	-	-	-	-	-	-	-	203,977	-	-	-	-	-
Exercise of options	-	-	-	-	-	-	-	-	5,458	-	7	-	-	7
Rounding-up of fractional shares due to reverse stock split	-	-	-	-	-	-	-	-	15,726	-	-	-	-	-
Other comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	(49)	-	(49)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(3,711)	(3,711)
Balance, December 31, 2023	-	$-	-	$-	-	$-	-	$-	$2,046,307	$2	$70,149	$(67)	$(66,096)	$3,988

The accompanying notes are an integral part of these consolidated financial statements

F-6

NanoVibronix, Inc.

Consolidated Statements of Cash Flows

(Amounts in thousands except share and per share data)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(3,711)	$(5,448)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1	1
Stock-based compensation	293	354
Noncash interest expense	135	347
Change in fair value of equity investment	2	16
Changes in operating assets and liabilities:
Trade receivable	(309)	191
Other accounts receivable and prepaid expenses	558	(482)
Inventory	(557)	(2,000)
Trade payables	72	(21)
Other accounts payable and accrued expenses	(18)	78
Deferred revenue	(67)	(69)
Accrued severance pay, net	(1)	(2)
Net cash used in operating activities	(3,602)	(7,035)

Cash flows from investing activities:
Purchases of fixed assets	(1)	(3)
Net cash used in investing activities	(1)	(3)

Cash flows from financing activities:
Proceeds from sale of common stock, net	4,215	2,090
Proceeds from exercise of options	7	2
Net cash provided by financing activities	4,222	2,092

Effects of currency translation on cash	(49)	(78)

Net (decrease) increase in cash	570	(5,024)
Cash at beginning of period	2,713	7,737

Cash at end of period	$3,283	$2,713
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental non-cash financing and investing activities:
Exchange of common stock into preferred stock	$-	$-
Shares issued from exercise of warrants previously classified as derivative liability	$-	$-
Reclass derivative liability to equity due to increase in authorized shares	$-	$-
Reclass liability to equity after increase in authorized shares	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-7

NANOVIBRONIX, INC.

Notes to Consolidated Financial Statements

(Amounts in thousands except share and per share data)

NOTE 1 - DESCRIPTION OF BUSINESS

NanoVibronix, Inc. (the “Company”), a Delaware corporation, commenced operations on October 20, 2003, and is a medical device company focusing on non-invasive biological response-activating devices that target wound healing and pain therapy and can be administered at home, without the assistance of medical professionals.

The Company’s principal research and development activities are conducted in Israel through its wholly-owned subsidiary, NanoVibronix Ltd., a company registered in Israel, which commenced operations in October 2003.

NOTE 2 - LIQUIDITY AND PLAN OF OPERATIONS

The Company’s ability to continue to operate is dependent mainly on its ability to successfully market and sell its products and the receipt of additional financing until profitability is achieved. In 2023, the Company’s cash used in operations was $3,602,000 and received net proceeds of $4,215,000 (net of offering costs of $785,000) from the sale of our equity securities, leaving a cash balance of $3,283,000 as of December 31, 2023. Because the Company does not have sufficient resources to fund our operation for the next twelve months from the date of this filing, management has substantial doubt of the Company’s ability to continue as a going concern. The Company will need to raise additional capital to finance its losses and negative cash flows from operations and may continue to be dependent on additional capital raising as long as our products do not reach commercial profitability.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements include the accounts of NanoVibronix, Inc. and its wholly owned subsidiary. Intercompany accounts and transactions have been eliminated. The consolidated financial statements and accompanying notes have been prepared in conformity with U.S. generally accepted accounting principles (“US GAAP”).

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency translation

Non-U.S. dollar denominated transactions and balances have been re-measured to U.S. dollars. All gains and losses from re-measurement of monetary balance sheet items denominated in non-U.S. dollar currencies are reflected in the statements of operations as other comprehensive income, as appropriate. The cumulative translation losses and gains as of the years ended December 31, 2023 and 2022 were $49,000 and $85,000, respectively.

Earnings per share

Basic loss per share was computed using the weighted average number of common shares outstanding. Diluted loss per share includes the effect of diluted common stock equivalents. Potentially dilutive securities from the exercise of stock option, warrants and exercise of preferred stock as of December 31, 2023 and 2022, respectively, were excluded from the computation of diluted net loss per share because the effect of their inclusion would have been antidilutive.

F-8

Inventory

Inventories are stated at the lower of cost or net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Cost is determined using the “first-in, first-out” method.

Inventory write-offs are provided to cover risks arising from slow-moving items or technological obsolescence. The Company periodically evaluates the quantities on hand relative to current and historical selling prices and historical and projected sales volume. Based on this evaluation, provisions are made when required to write-down inventory to its net market value. As of December 31, 2023 and 2022, there was no allowance on inventory.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

Years

Computers and peripheral equipment	3
Office furniture and equipment	5-7

Impairment of Long-Lived Assets

Management reviews for impairment whenever events or changes in circumstances indicate that the carrying amount of property and equipment may not be recoverable under the provisions of accounting for the impairment of long-lived assets. If it is determined that an impairment loss has occurred based upon expected future cash flows, the loss is recognized in the Consolidated Statements of Operations.

Sequencing

The Company adopted a sequencing policy under ASC 815-40-35 whereby if reclassification of contracts from equity to liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares. This was due to the Company committing more shares than authorized. While temporary suspensions are in place to keep the potential exercises beneath the number authorized, certain instruments are classified as liabilities, after allocating available authorized shares on the basis of the most recent grant date of potentially dilutive instruments. Pursuant to ASC 815, issuances of securities granted as compensation in a share-based payment arrangement are not subject to the sequencing policy.

Severance pay

The Company’s liability for severance pay is for its Israeli employees and is calculated pursuant to Israeli Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date and is in large part covered by regular deposits with recognized pension funds, deposits with severance pay funds and purchases of insurance policies. The value of these deposits and policies is recorded as an asset in the Company’s balance sheet. Accrued severance pay liability at December 31, 2023 and 2022 was $217,000 and $223,000, respectively.

Leases

The Company accounts for its leases in accordance with ASU 2016-02, “Leases” (Topic 842). This topic requires that a lessee recognize the assets and liabilities that arise from operating leases. The Company recognizes right-of-use assets and lease liabilities on the consolidated balance sheet for all leases with a term longer than 12 months and classifies them as operating leases. For leases with a term of 12 months or less, the Company elects not to recognize lease assets and lease liabilities on those leases. The right-of-use assets and lease liabilities have been measured by the present value of the Company’s remaining lease payments over the lease term using our incremental borrowing rates or implicit rates, when readily determinable.

Revenue recognition

It is the Company’s policy that revenues from product sales is recognized in accordance with ASC 606 “Revenue Recognition.” Five basic steps must be followed before revenue can be recognized; (1) Identifying the contract(s) with a customer that create(s) enforceable rights and obligations; (2) Identifying the performance obligations in the contract, such as promising to transfer goods or services to a customer; (3) Determining the transaction price, meaning the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer; (4) Allocating the transaction price to the performance obligations in the contract, which requires the company to allocate the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or services promised in the contract; and (5) Recognizing revenue when (or as) the entity satisfies a performance obligation by transferring a promised good or service to a customer. The amount of revenue recognized is the amount allocated to the satisfied performance obligation. Adoption of ASC 606 has not changed the timing and nature of the Company’s revenue recognition and there has been no material effect on the Company’s financial statements.

F-9

Revenue from product sales is recorded at the net sales price, or “transaction price,” which includes estimates of variable consideration that result from coupons, discounts, chargebacks and distributor fees, processing fees, as well as allowances for returns and government rebates. The Company constrains revenue by giving consideration to factors that could otherwise lead to a probable reversal of revenue. Collectability of revenue is reasonably assured based on historical evidence of collectability between the Company and its customers.

Revenues from sales to distributors are recognized at the time the products are delivered to the distributors (sell-in”). The Company does not grant rights of return, credits, rebates, price protection, or other privileges on its products to distributors.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. This topic prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides full valuation allowance, to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Company implements a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% (cumulative basis) likely to be realized upon ultimate settlement.

The Company recognizes interest and penalties related to uncertain tax positions on the income tax expense line in the accompanying consolidated statement of operations. Accrued interest and penalties are included on the related tax liability line in the consolidated balance sheet.

Stock-based compensation

The Company selected the Black-Scholes-Merton option pricing model as the most appropriate fair value method for its stock-options awards. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon similar traded companies’ historical share price movements. The expected option term represents the period that the Company’s stock options are expected to be outstanding. The Company currently uses the simplified method and will continue to do so until sufficient historical exercise data supports using expected life assumptions. The risk-free interest rate is based on the yield from U.S. Treasury zero-coupon bonds with an equivalent term. The expected dividend yield assumption is based on the Company’s historical experience and expectation of no future dividend payouts. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future.

Recently adopted accounting standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and also issued subsequent amendments to the initial guidance: ASU 2018-19, ASU 2019-04, and ASU 2019-05 (collectively, “Topic 326”). Topic 326 requires measurement and recognition of expected credit losses for financial assets held. This ASU is effective for interim and annual reporting periods beginning after December 15, 2022. The adoption of Topic 326 did not have a material effect on the Company’s consolidated financial statements.

F-10

NOTE 4 - PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses and other receivables consist of the following:

	December 31,
	2023	2022

Prepaid expenses	$47,000	$612,000
Other receivables	107,000	100,000

	$154,000	$712,000

NOTE 5 – INVENTORY

Inventory consists of the following components:

	December 31,
	2023	2022

Raw materials	$210,000	$30,000
Finished goods	2,522,000	2,145,000

	$2,732,000	$2,175,000

NOTE 6 - STOCKHOLDERS’ EQUITY

Common Stock

The common stock confers upon the holders the right to receive notice to participate and vote in general meetings of the Company, and the right to receive dividends, if declared, and to participate in the distribution of the surplus assets and funds of the Company in the event of liquidation, dissolution or winding up of the Company.

Reverse stock split

On February 8, 2023, the Company effected a reverse stock split of its common stock at a ratio of 1 post-split share for every 20 pre-split shares. The Company’s common stock begin trading on a split-adjusted basis when the market opened on February 9, 2023 (the “Reverse Stock Split”).

At the effective time of the Reverse Stock Split, every 20 shares of the Company’s issued and outstanding common stock were converted automatically into one issued and outstanding share of common stock without any change in the par value per share. Stockholders holding shares through a brokerage account had their shares automatically adjusted to reflect the 1-for-20 Reverse Stock Split. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split resulted in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the Reverse Stock Split was rounded up to the nearest whole number of shares. Proportional adjustments were made to the number of shares of the Company’s common stock issuable upon exercise or conversion of the Company’s equity awards, warrants and other convertible securities, as well as the applicable exercise or conversion price thereof. On February 16, 2023, the Company rounded up fractional shares to its nearest whole number of 15,726 shares.

All references in this Report to number of shares, price per share and weighted average number of shares of common stock outstanding prior to the Reverse Stock Split have been adjusted to reflect the Reverse Stock Split on a retroactive basis, unless otherwise noted.

Issuance of common stock for cash

On November 29, 2022, the Company entered into a Securities Purchase Agreement with certain institutional investors pursuant to which the Company agreed to sell in a registered direct offering (the “Offering”), 240,000 shares of the Company’s common stock at an offering price of $10.00 per share. The Company received net proceeds from the sale of this offering, after deducting placement agent fees and expenses and offering expenses payable by the Company, of approximately $2.1 million. The Company intends to use the net proceeds for general working capital purposes.

On October 6, 2022, the Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the Offering. The Company will pay Wainwright an aggregate cash fee equal to 7.5% of the gross proceeds of the Offering, a management fee equal to 1.0% of the gross proceeds of the Offering, a non-accountable expense allowance of $50,000 and $15,950 for clearing fees. Additionally, the Company has agreed to issue Wainwright or its designees as compensation, warrants to purchase up to 18,000 shares of common stock. The warrants expire on November 29, 2027, and have an exercise price of $12.50 per share.

F-11

Issuance of common stock for cash through private placement

On August 30, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor for the issuance and sale in a private placement (the “Private Placement”) of 180,000 shares (the “Common Shares”) of common stock, par value $0.001 per share (the “Common Stock”), pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 2,726,977 shares of common stock, with an exercise price of $0.0001 per share, A-1 Warrants (the “A-1 Warrants”) to purchase up to 2,906,977 shares of Common Stock, with an exercise price of $1.47 per share, and A-2 Warrants (the “A-2 Warrants” and together with the A-1 Warrants, the “Warrants” ) to purchase up to 2,906,977 shares of Common Stock with an exercise price of $1.47 per share. The A-1 Warrants are exercisable immediately upon issuance and expire March 1, 2029. The A-2 Warrants are exercisable immediately upon issuance and expire October 1, 2024. The combined purchase price for one Common Share and the accompanying Warrants was $1.72, and the combined purchase price for one Pre-Funded Warrant and the accompanying Warrants was $1.7199.

The net proceeds to the Company from the Private Placement are approximately $4,215,000, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, potential strategic acquisitions, general and administrative expenses and working capital.

H.C. Wainwright & Co., LLC (“Wainwright”) served as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of July 5, 2023, as amended, between us and Wainwright (the “Engagement Letter”). As part of Wainwright’s compensation, we issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 218,023 shares of Common Stock at an exercise price equal to $2.15 per share. The Placement Agent Warrants are exercisable immediately upon issuance and expire March 1, 2029.

Series F Preferred Stock

On September 13, 2022, the Board declared a dividend of one one-thousandth of a share of Series F Preferred Stock, par value $0.001 per share (“Series F Preferred Stock”), for each one share of the Company’s common stock, par value $0.001 per share, to stockholders of record at 5:00 p.m. Eastern Time on October 14, 2022.

Each share of Series F Preferred Stock entitles the holder thereof to 1,000,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series F Preferred Stock has a ratable number of votes). Thus, each one-thousandth of a share of Series F Preferred Stock entitles the holder thereof to 1,000 votes. The outstanding shares of Series F Preferred Stock will vote together with the outstanding shares of common stock of the Company as a single class exclusively with respect to (1) any proposal to adopt an amendment to Certificate of Incorporation to reclassify the outstanding shares of common stock at a ratio specified in or determined in accordance with the terms of such amendment (the “Reverse Stock Split”) and (2) any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Stock Split (the “Adjournment Proposal”). The Series F Preferred Stock is not entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law.

F-12

Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Reverse Stock Split or the Adjournment Proposal, the vote of each share of Series F Preferred Stock (or fraction thereof) entitled to vote on the Reverse Stock Split, the Adjournment Proposal or any other matter brought before any meeting of stockholders held to vote on the Reverse Stock Split and the Adjournment Proposal will be cast in the same manner as the vote, if any, of the share of common stock (or fraction thereof) in respect of which such share of Series F Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Reverse Stock Split, the Adjournment Proposal or such other matter, as applicable, and the proxy or ballot with respect to shares of common stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series F Preferred Stock (or fraction thereof) held by such holder. Holders of Series F Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series F Preferred Stock on the Reverse Stock Split, the Adjournment Proposal or any other matter brought before any meeting of stockholders held to vote on the Reverse Stock Split. All shares of Series F Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the Reverse Stock Split and the Adjournment Proposal as of immediately prior to the opening of the polls at such meeting (the “Initial Redemption Time”) will automatically be redeemed in whole, but not in part, by the Company at the Initial Redemption Time without further action on the part of the Company or the holder of shares of Series F Preferred Stock (the “Initial Redemption”). Any outstanding shares of Series F Preferred Stock that have not been redeemed pursuant to an Initial Redemption will be redeemed in whole, but not in part, (i) if such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion or (ii) automatically upon the approval by the Company’s stockholders of the Reverse Stock Split at any meeting of the stockholders held for the purpose of voting on such proposal (the “Subsequent Redemption” and, together with the Initial Redemption, the “Redemption”). As of December 31, 2023, both the Initial Redemption and the Subsequent Redemption have occurred. As a result, no shares of Series F Preferred Stock remain outstanding.

Each share of Series F Preferred Stock redeemed in any redemption described above will be redeemed in consideration for the right to receive an amount equal to $0.10 in cash for each one hundred whole shares of Series F Preferred Stock that are “beneficially owned” by the “beneficial owner” (as such terms are defined in the Certificate of Designation) thereof as of the applicable redemption time and redeemed pursuant to such redemption, payable upon receipt by the Company of a written request submitted by the applicable holder to the corporate secretary of the Company (each a “Redemption Payment Request”) following the applicable redemption time. Such Redemption Payment Request shall (i) be in a form reasonably acceptable to the Company (ii) set forth in reasonable detail the number of shares of Series F Preferred Stock beneficially owned by the holder at the applicable redemption time and include evidence reasonably satisfactory to the Company regarding the same, and (iii) set forth a calculation specifying the amount in cash owed to such Holder by the Company with respect to the shares of Series F Preferred Stock that were redeemed at the applicable redemption time. However, the redemption consideration in respect of the shares of Series F Preferred Stock (or fractions thereof) redeemed in any redemption described above: (i) will entitle the former beneficial owners of less than one hundred whole shares of Series F Preferred Stock redeemed in any redemption to no cash payment in respect thereof and (y) will, in the case of a former beneficial owner of a number of shares of Series F Preferred Stock (or fractions thereof) redeemed pursuant to any redemption that is not equal to a whole number that is a multiple of one hundred, entitle such beneficial owner to the same cash payment, if any, in respect of such redemption as would have been payable in such redemption to such beneficial owner if the number of shares (or fractions thereof) beneficially owned by such beneficial owner and redeemed pursuant to such redemption were rounded down to the nearest whole number that is a multiple of one hundred (such, that for example, the former beneficial owner of 150 shares of Series F Preferred Stock redeemed pursuant to any redemption will be entitled to receive the same cash payment in respect of such redemption as would have been payable to the former beneficial owner of 100 shares of Series F Preferred Stock redeemed pursuant to such redemption).

No shares of Series F Preferred Stock may be transferred by the holder thereof except in connection with a transfer by such holder of any shares of common stock held by such holder, in which case a number of one one-thousandths (1/1,000ths) of a share of Series F Preferred Stock equal to the number of shares of common stock to be transferred by such holder will be automatically transferred to the transferee of such shares of common stock. The holders of Series F Preferred Stock, as such, are not entitled to receive dividends of any kind.

The Certificate of Designation was filed with the Delaware Secretary of State and became effective on September 14, 2022.

As described in the proxy statement filed on October 31, 2022, holders of The Company’s common stock and Series F Preferred Stock as of the close of business on October 17, 2022, are entitled to vote on the amendment to the Company’s Certificate of Incorporation to effect, at the discretion of the Company’s Board but prior to the six-month anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting, a reverse stock split of all of the outstanding shares of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-50, with such ratio to be determined by the Board in its discretion and included in a public announcement, and the proposal to adjourn the Annual Meeting to a later date at the Annual Meeting held on December 15, 2022.

F-13

Stock-based compensation and options

On February 28, 2014, stockholders approved the NanoVibronix, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”), which was adopted by the Board on February 19, 2014. As of December 31, 2022, under the 2014 Plan, 4,864,286 shares of our common stock were reserved for issuance. On February 9, 2023, the Company effected a one-for-twenty reverse stock split of common stock. Consequently, the number of shares of common stock of the Company reserved for issuance pursuant to awards under the 2014 Plan was reduced to 243,214 shares. As of December 31, 2023, there were 130,529 shares of common stock available to be issued under the plan.

During the years ended December 31, 2023 and 2022, 5,459 and 1,256 employee options were exercised, 80,000 and 21,875 options were granted, 105,425 and 0 options were forfeited and 4,050 and 0 options were expired, respectively. The options granted during 2023 and 2022 vest at different schedules ranging from date granted to 9 years and were recorded at fair values of approximately $87,000 and $201,000, respectively. The maximum contractual term for granted options is 10 years. During the years ended December 31, 2023 and 2022, stock-based compensation expense of approximately $292,000 and $148,000 was recorded for options that vested, respectively.

	Shares Under Options	Weighted Average Exercise Price per Share	Weighted Average Remaining Life (Years)
Outstanding – December 31, 2022	147,619	$24.42	7.24
Granted	80,000	1.24	9.89
Forfeited	(105,425)	19.76	7.24
Expired	(4,050)	34.01	1.31
Exercised	(5,459)	1.40	0.76
Outstanding – December 31, 2023	112,685	13.10	8.41
Exercisable – December 31, 2023	108,691	12.90	8.44

The outstanding options had no aggregate intrinsic value as of December 31, 2023 and 2022. The intrinsic value is calculated as the difference between the exercise price and the market value of the shares on the balance sheet date. The market values based on the closing bid price as of December 31, 2023 and 2022 was $1.15 and $5.04, respectively.

The fair value for options granted in 2023 and 2022 is estimated at the date of grant using a Black-Scholes-Merton options pricing model with the following underlying assumptions:

	2023	2022
Price at valuation	$1.20 – 1.24	$0.45 – 0.78
Exercise price	$1.20 – 1.24	$0.45 – 0.78
Risk free interest	3.83 – 4.42%	2.32 – 3.58%
Expected term (in years)	5	5
Volatility	133.1 – 133.6%	125.3 – 127.9%

The total stock-based expense recognized in the financial statements for services received from employees and non-employees is shown in the following table.

	Year Ended
	December 31,
	2023	2022

Research and development	$6,000	$6,000
Selling and marketing	28,000	25,000
General and administrative	258,000	323,000
Total	$292,000	$354,000

As of December 31, 2023, the total unrecognized estimated compensation cost related to non-vested stock options granted prior to that date was approximately $123,000, which is expected to be recognized over a weighted average period of approximately 0.97 years.

F-14

Warrants

On June 14, 2022, the Company issued warrants to two sales consultants to purchase 12,500 shares of common stock which will expire on June 14, 2029 and have an exercise price of $20.00 per share. Accordingly, expense related to these warrants in the amount of $135,000 was recorded with a corresponding increase in additional paid in capital.

On September 30, 2022, the Company and the two sales consultants mutually agreed to cancel the latter’s annual stock warrants to purchase 12,500 shares of common stock. Accordingly, expense related to these warrants were reversed in the amount of $135,000 with a corresponding decrease in additional paid in capital.

On November 29, 2022, the Company granted 18,000 warrants to purchase Company’s common stock in conjunction with the private placements.

On August 30, 2023, the Company granted (a) Pre-Funded Warrants to purchase up to 2,906,977 shares of Common Stock with an exercise price of $0.0001 per share, (b) A-1 Warrants to purchase up to 2,906,977 shares of Common Stock with an exercise price of $1.47 per share and (c) A-2 Warrants to purchase up to 2,906,977 shares of Common Stock with an exercise price of $1.47 per share, or a total of 8,540,931 warrants, in conjunction with the Private Placement disclosed above. The A-1 Warrants and A-2 Warrants are exercisable immediately upon issuance and expire on March 1, 2029 and October 1, 2024, respectively.

For the same Private Placement, the Company granted Placement Agent Warrants to Wainwright, or its designees, to purchase up to an aggregate of 218,023 shares of Common Stock at an exercise price equal to $2.15 per share. The Placement Agent Warrants are exercisable immediately upon issuance and expire March 1, 2029.

In estimating the warrants’ fair value, the Company used the following assumptions:

	2023	2022
Risk free interest	3.49%	0.34%
Dividend yield	0%	0%
Volatility	147.6%	60.7%
Contractual term (in years)	5	5

Warrants
Outstanding – December 31, 2021	115,467
Granted	30,500
Expired	(55,215)
Cancelled	(12,500)
Outstanding – December 31, 2022	78,252
Granted	8,758,954
Expired	-
Cancelled	(203,977)
Outstanding – December 31, 2023	8,633,229

F-15

NOTE 7 – LEASES

The Company has operating lease agreements with terms up to 1-3 years, including car and office space leases.

The Company’s weighted-average remaining lease term relating to its operating leases is 0.25 years, with a weighted-average discount rate of 10%.

The Company incurred $70,000 of lease expense for its operating leases for the year ended December 31, 2023.

The following table presents information about the amount and timing of liabilities arising from the Company’s operating leases as of December 31, 2023:

2024	$6,000
Total undiscounted operating lease payments	6,000
Less: Imputed interest	1,000
Present value of operating lease liabilities	$5,000

NOTE 8 - LOSS PER SHARE APPLICABLE TO COMMON SHAREHOLDER

Basic net loss per common share (“Basic EPS”) is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. All outstanding share options and warrants for the years ended December 31, 2023 and 2022 have been excluded from the calculation of the diluted net loss per share because all such securities are anti-dilutive for all periods presented.

The following table summarizes the Company’s securities, in common share equivalents, which have been excluded from the calculation of dilutive loss per share as their effect would be anti-dilutive:

	December 31, 2023	December 31, 2022
Stock options - employee and non-employee	112,685	147,619
Warrants	8,633,229	78,252
Total	8,745,915	225,871

The diluted loss per share equals basic loss per share in the year ended December 31, 2023 and 2022 because the Company had a net loss and the impact of the assumed exercise of stock options and the vesting of restricted stock would have been anti-dilutive.

F-16

NOTE 9 - GEOGRAPHIC INFORMATION AND MAJOR CUSTOMER DATA

Summary information about geographic areas:

The Company manages its business on the basis of one reportable segment and derives revenues from selling its products directly to patients as well as through distributor agreements. The following is a summary of revenues within geographic areas:

	Year Ended December 31,
	2023	2022
United States	$2,162,000	$710,000
Europe	101,000	25,000
Australia	19,000	9,000
Israel	1,000	-
India	-	3,000
Other	-	5,000
Total	$2,283,000	$752,000

The Company’s long-lived assets are all located in Israel.

During the year end December 31, 2023, the Company generated approximately $917,800 in revenue from its major distributor, UPPI. This represents approximately 40% of the company’s total revenue for the year.

NOTE 10 – OTHER ASSETS

On April 9, 2020, pursuant to a licensing agreement entered into in March 2020, the Company received 10-year warrants to purchase 127,000 shares of Sanuwave Health, Inc. at a price of $0.19 per share. The fair value for warrants received is estimated at the date of grant using a Black-Scholes-Merton pricing model with the following underlying assumptions:

	2023	2022
Price at valuation	$0.01	$0.02
Exercise price	$0.19	$0.19
Risk free interest	3.88%	3.96%
Expected term (in years)	7	8
Volatility	147.8%	155.6%

The Company considers this to be Level 3 inputs and is valued at each reporting period. The fair value of these warrants for the years ended December 31, 2023 and 2022 was $1,000 and $3,000, respectively. There was a net $2,000 and $16,000 change in fair value during the year ended December 31, 2023 and 2022, respectively.

Financial Liabilities Measured at Fair Value on a Recurring Basis

The fair value accounting standards define fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is determined based upon assumptions that market participants would use in pricing an asset or liability. Fair value measurements are rated on a three-tier hierarchy as follows:

●	Level 1 inputs: Quoted prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2 inputs: Inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly; and

●	Level 3 inputs: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions.

There were no transfers between Level 3 during the years ended December 31, 2023 and 2022.

F-17

The following table presents changes in Level 3 asset and liability measured at fair value for the years ended December 31, 2023 and 2022:

	As of December 31, 2023
	Asset	Liability
Balance – December 31, 2021	$19,000	$-
Fair value adjustments – Sanuwave warrants	(16,000)	-
Balance – December 31, 2022	$3,000	$-
Fair value adjustments – Sanuwave warrants	(2,000)	-
Balance – December 31, 2023	$1,000	$-

The following table sets forth the Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurements as of December 31, 2023
	Level I	Level II	Level III	Total
Asset:
Other assets	$-	$-	$1,000	$1,000

	Fair Value Measurements as of December 31, 2022
	Level I	Level II	Level III	Total
Asset:
Other assets	$-	$-	$3,000	$3,000

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Pending and settled litigation

On February 26, 2021, Protrade Systems, Inc. (“Protrade”) filed a Request for Arbitration (the “Request”) with the International Court of Arbitration (the “ICA”) of the International Chamber of Commerce alleging the Company is in breach of an Exclusive Distribution Agreement dated March 7, 2019 (the “Exclusive Distribution Agreement”) between Protrade and the Company. Protrade alleges, in part, that the Company has breached the Exclusive Distribution Agreement by discontinuing the manufacture of the DV0057 Painshield MD device in favor of an updated 10-100-001 Painshield MD device. Protrade claims damages estimated at $3 million.

On March 15, 2022, the arbitrator issued a final award, which, determined that (i) the Company had the right to terminate the Exclusive Distribution Agreement; (ii) the Company did not breach the duty of good faith and fair dealing with regard to the Exclusive Distribution Agreement; and (iii) the Company did not breach any confidentiality obligations to Protrade. Nevertheless, the arbitrator determined that the Company did not comply with the obligation to supply Protrade with a year’s supply of patches, and awarded Protrade $1,500,250, which consists of $1,432,000 for “lost profits” and $68,250 as reimbursement of arbitration costs, on the grounds that the Company allegedly failed to supply Protrade with certain patches utilized by users of DV0057 Painshield MD device. The arbitrator based the decision on the testimony of Protrade’s president who asserted that a user would use in excess of 33 patches per each device. The Company believes that the number of patches per device alleged by Protrade is grossly inflated, and that these claims were not properly raised before the arbitrator. Accordingly, on April 13, 2022, the Company submitted an application for the correction of the award which the arbitrator denied on June 22, 2022.

On July 22, 2022, the Company filed a cross-motion seeking to vacate arbitration award on the grounds that the arbitrator exceeded her authority, that the award was procured by fraud, and that the arbitrator failed to follow procedures established by New York law. In particular, the Company averred in its motion that Protrade’s witness made false statements in arbitration, and that the arbitrator resolved a claim that was never raised by Protrade and that has no factual basis.

F-18

On October 3, 2022, the court issued a decision granting Protrade its petition to confirm the award and denying the cross-motion.

On November 9, 2022, the Company filed a motion to re-argue and renew its cross-motion to vacate the arbitration decision based on newer information that was not available during the initial hearing. On the same day, the Company also filed a notice of appeal with the Appellate Division, Second Department. On March 21, 2023, the court denied the motion to re-argue and renew.

On July 10, 2023, the Company filed its appeal with the Appellate Division, Second Department. That appeal is now fully briefed and is awaiting the scheduling of oral argument.

As of December 31, 2023 and 2022, the Company accrued the amount of the arbitration award to Protrade of approximately $2.0 million and $1.9 million, respectively, including interest which is classified in “Other accounts payable and accrued expenses”.

Other Risks

On March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common shares.

NOTE 12 – RELATED PARTY TRANSACTION

The firm of FisherBroyles LLP is handled all our Protrade litigation and appeals through December 31, 2023. For the year ended December 31, 2023, we have been billed and paid legal fees from FisherBroyles amounting to $360,000 and recorded as part of “General and administrative expenses” in the condensed consolidated statements of operations. As has been previously disclosed, one of our board members, Aurora Cassirer, is a partner at FisherBroyles. Ms. Cassirer does not provide any legal services or legal advice to the Company.

On January 1, 2024 Ms. Cassirer and the lawyers responsible for handling our Protrade litigation left the firm of FisherBroyles to join the firm of Pierson Ferdinand LLP. As of January1, 2024, the firm Pierson Ferdinand is the sole firm handling all our Protrade litigation and appeals. As was the case in prior years, Ms. Cassirer does not provide any legal services or legal advice to the Company.

NOTE 13 – INCOME TAXES

As of December 31, 2023, the U.S. Company had federal and state net operating loss carry forward for tax purposes of approximately $39,000,000 and $5,900,000, respectively. $24,600,000 of the federal net operating loss can be carried forward indefinitely but can only offset up to 80% of taxable income in a given year, and $14,000,000 of the federal net operating loss can be used to fully offset taxable income in the period it is utilized but can only be carried forward for 20 years. Utilization of the U.S. net operating losses may be subject to substantial limitations in the event of a change of ownership under the provisions of the Internal Revenue Code of 1986. The Company has not performed an analysis, but the potential impact of any limitation would not be material to the financial statements due to the fact that the respective DTAs are fully offset by a valuation allowance.

Income tax expense is comprised of the following:

	Year ended December 31,
	2023		2022
Current Tax
Federal	$		$-
State			-
Foreign		(25,000)	37,000
Total		$(25,000)	$37,000

Deferred Tax
Federal		$(1,226,000)	$(1,545,000)
State		(43,000)	653,000
Foreign		$2,000	(1,000)
Total		$(1,267,000)	$(893,000)
Less: Valuation Allowance		1,267,000	893,000
Total Tax		$(25,000)	$37,000

F-19

The Company also recognized approximately $4,000 of state franchise fees during the year ended December 31, 2023. The difference between the statutory tax rate of the Company and the effective tax rate is primarily the result of tax benefits generated by the Company and its subsidiary which have not been recognized due to the uncertainty that such tax benefits will ultimately be realized. A reconciliation of the statutory U.S Federal rate to the Company’s effective tax rate is as follows:

	Year ended December 31,
	2023	2022
Federal income tax benefit at statutory rate	21.00%	21.00%
State income taxes, net of federal benefit	1.13%	-12.06%
Foreign rate differential	-0.10%	-0.03%
Permanent Items	-0.63%	-0.61%
Change in valuation allowance	-33.54%	-16.61%
Return to provision adjustments	12.20%	7.54%
Forfeited options	0.00%	0.00%
Other	-0.01%	0.09%
Effective tax rate	0.06%	-0.68%

Foreign tax

Tax rates applicable to the income of the Israeli subsidiary:

The Israeli corporate tax rate in 2023 and 2022 is 23%.

The subsidiary has final tax assessments through 2017.

Loss before taxes:

	Year ended December 31,
	2023	2022

Domestic	$3,785,000	$5,557,000
Foreign	(103,000)	(144,000)
	$3,682,000	$5,413,000

Deferred income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	Year ended December 31,
	2023	2022
Deferred tax assets:
Net operating loss carry forward	$8,486,000	$7,306,000
Arbitration accrual	414,000	414,000
Stock compensation and other	570,000	483,000
Deferred tax assets before valuation allowance	9,470,000	8,203,000
Valuation allowance	(9,470,000)	(8,203,000)
Net deferred tax asset	$-	$-

For the years ended December 31, 2023 and 2022, the net increase in valuation allowance of $1,267,000 and $894,000, respectively, was primarily driven by the increase in net operating loss carry forwards.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized.

F-20

The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are able to be utilized. Based on consideration of these factors, the Company concluded that all of its recorded deferred tax assets are not more likely than not realizable and recorded a full valuation allowance at December 31, 2023 and 2022.

The Company considers the earnings of its non-U.S. subsidiary to be indefinitely invested outside the United States on the basis of estimates that future domestic cash generation will be sufficient to meet future domestic cash needs and our specific plans for reinvestment of those subsidiary earnings. We have not recorded a deferred tax liability related to the U.S. federal and state income taxes as an estimate of undistributed earnings of foreign subsidiaries would not be practicable to estimate at this time. If the Company does decide to repatriate the foreign earnings, we would need to adjust our income tax provision in the period we determined that the earnings will no longer be indefinitely invested outside the United States.

Reconciliation of the theoretical tax expense to the actual tax expense

The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of tax benefits from accumulated net operating loss carry forward among the Company and its subsidiary due to the uncertainty of the realization of such tax benefits.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of December 31, 2023 and 2022, the Company does not have any liabilities recorded for uncertain tax positions and does not expect there to be any events which could potentially result in the need for a material liability to be recorded. There were no changes in the Company’s unrecognized tax benefits during the years ended December 31, 2023 and 2022. The Company did not recognize any interest or penalties during fiscal 2023 or 2022 related to unrecognized tax benefits.

U.S. federal and New York State income taxes are open for examination for years 2020-2023 and Israel tax returns are open for examination for years 2019-2023.

NOTE 14 - SUBSEQUENT EVENTS

On March 1, 2024, the Company signed a new lease agreement in Nesher, Israel for 36 months with payments of approximately $2,500 per month.

In March 2024, we entered into a contract with Veranex, Inc., to provide certain research and development services to assist with the development of the company’s next generation of UroShield and PainShield products. The Agreement has a term of approximately 50 weeks, subject to adjustments or earlier termination thereof in accordance with the terms of the Agreement, with estimated fees and expenses of up to approximately $1.1 million subject to certain adjustments, including among other things, revising the agreement in the event of changing assumptions or facts, unforeseen development deviations, or changes in scope.

F-21

NanoVibronix, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands except share and per share data)

	(Unaudited) September 30, 2024	December 31, 2023
ASSETS:
Current assets:
Cash	$1,305	$3,283
Trade receivables	580	318
Prepaid expenses and other accounts receivable	242	154
Inventory	2,250	2,732
Total current assets	4,377	6,487

Noncurrent assets:
Fixed assets, net	9	7
Other assets	-	1
Severance pay fund	170	174
Operating lease right-of-use assets, net	126	5
Total non-current assets	305	187
Total assets	$4,682	$6,674

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Trade payables	$25	$138
Other accounts payable and accrued expenses	2,420	2,265
Deferred licensing income, current	27	46
Operating lease liabilities, current	49	5
Total current liabilities	2,521	2,454

Non-current liabilities:
Accrued severance pay	212	217
Deferred licensing income, non-current	-	15
Operating lease liabilities, non-current	77	-
Total liabilities	2,810	2,686

Commitments and contingencies

Stockholders’ equity:
Series C Preferred Stock of $0.001 par value – Authorized: 3,000,000 shares at both September 30, 2024 and December 31, 2023; issued and outstanding: 0 shares at both September 30, 2024 and December 31, 2023, respectively	-	-

Series D Preferred Stock of $0.001 par value – Authorized: 506 shares at both September 30, 2024, and December 31, 2023; issued and outstanding: 0 shares at both September 30, 2024 and December 31, 2023, respectively	-	-

Series E Preferred Stock of $0.001 par value – Authorized: 1,999,494 shares at both September 30, 2024 and December 31, 2023, respectively; issued and outstanding: 0 shares at both September 30, 2024 and December 31, 2023, respectively	-	-

Series F Preferred Stock of $0.01 par value – Authorized: 40,000 and 40,000 shares at September 30, 2024 and December 31, 2023, respectively; issued and outstanding: 0 shares at both September 30, 2024 and December 31, 2023, respectively	-	-

Common Stock of $0.001 par value – Authorized: 40,000,000 shares at September 30, 2024 and December 31, 2023, respectively; issued and outstanding: 2,784,353 and 2,046,307 shares at September 30, 2024 and December 31, 2023, respectively	3	2
Additional paid in capital	70,314	70,149
Accumulated other comprehensive income	(75)	(67)
Accumulated deficit	(68,370)	(66,096)
Total stockholders’ equity	1,872	3,988
Total liabilities and stockholders’ equity	$4,682	$6,674

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-22

NanoVibronix, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(Amounts in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues	$376	$458	$2,114	$1,106
Cost of revenues	243	109	889	306
Gross profit	133	349	1,225	800

Operating expenses:
Research and development	249	33	557	123
Selling and marketing	181	190	545	631
General and administrative	673	796	2,335	2,780

Total operating expenses	1,103	1,019	3,437	3,534

Loss from operations	(970)	(670)	(2,212)	(2,734)

Interest expense	(33)	(35)	(101)	(102)
Financial expense, net	8	(19)	53	(44)

Loss before taxes on income	(995)	(724)	(2,260)	(2,880)

Income tax expense	(3)	(3)	(14)	(18)

Net loss	$(998)	$(727)	$(2,274)	$(2,898)

Basic and diluted net loss available for holders of Common Stock	$(0.36)	$(0.42)	$(0.84)	$(1.73)

Weighted average Common Stock outstanding:
Basic and diluted	2,803,181	1,721,026	2,712,836	1,678,684
Comprehensive loss:
Net loss available to common stockholders	(998)	(727)	(2,274)	(2,898)
Change in foreign currency translation adjustments	(3)	1	(8)	(36)
Comprehensive loss available to common stockholders	(1,001)	(726)	(2,282)	(2,934)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-23

NanoVibronix, Inc.

Condensed Consolidated Statement of Stockholders’ Equity (Unaudited)

(Amounts in thousands except share and per share data)

	Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Series F Preferred Stock		Common Stock		Additional Paid - in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balance, December 31, 2023	-	$-	-	$-	-	$-	-	$-	2,046,307	$2	$70,149	$(67)	$(66,096)	$3,988
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	165	-	-	165
Exercise of prefunded warrants	-	-	-	-	-	-	-	-	995,000	1	-	-	-	1
Currency translation adjustment	-	-		-	-	-	-	-	-	-	-	(8)	-	(8)
Issuance of Common stock	-	-		-	-	-	-	-	46	-	-	-	-	-
Other comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(2,274)	(2,274)
Balance, September 30, 2024	-	$-	-	$-	-	$-	-	$-	3,041,353	$3	70,314	$(75)	(68,370)	1,872

Balance, December 31, 2022	-	$-	-	$-	-	$-	-	$-	1,641,146	2	65,634	(18)	(62,385)	3,233

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	169	-	-	169
Issuance of Common stock	-	-	-	-	-	-	-	-	180,000	--	4,215			4,215
Currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	(36)	-	(36)
Exercise of pre-funded warrants	-	-	-	-	-	-	-	-	5,458	-	7	-	-	7
Exercise of options	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Rounding-up of fractional shares due to reverse stock split	-	-	-	-	-	-	-	-	15,726	-	-	-	-	-
Other comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(2,898)	(2,898)
Balance, September 30, 2023	-	$-	-	$-	-	$-	-	$-	1,842,330	$2	$70,025	$(54)	$(65,283)	$4,690

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-24

NanoVibronix, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Amounts in thousands except share and per share data)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(2,274)	$(2,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1	1
Stock-based compensation	165	169
Noncash interest expense	100	102
Change in fair value of equity investment	-	1
Gain/Loss on termination of investment	1	-
Changes in operating assets and liabilities:
Trade receivable	(261)	(23)
Other accounts receivable and prepaid expenses	(88)	542
Inventory	482	(1,004)
Trade payables	(113)	(4)
Other accounts payable and accrued expenses	54	61
Deferred revenue	(34)	(55)
Accrued severance pay, net	(1)	(3)
Net cash used in operating activities	(1,968)	(3,111)

Cash flows from investing activities:
Purchases of fixed assets	(3)	(1)
Net cash used in investing activities	(3)	(1)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	4,215
Proceeds from exercise of options	-	7
Proceeds from exercise of prefunded warrants	1	-
Net cash provided by financing activities	1	4,222

Effects of currency translation on cash	(8)	(36)

Net (decrease) increase in cash	(1,978)	1,074
Cash at beginning of period	3,283	2,713

Cash at end of period	$1,305	$3,787
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-25

NanoVibronix, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS

NanoVibronix, Inc. (the “Company”), a Delaware corporation, commenced operations on October 20, 2003 and is a medical device company focusing on noninvasive biological response-activating devices that target wound healing and pain therapy and can be administered at home without the assistance of medical professionals.

The Company’s principal research and development activities are conducted in Israel through its wholly owned subsidiary, NanoVibronix (Israel 2003) Ltd., a company registered in Israel, which commenced operations in October 2003.

NOTE 2 – GOING CONCERN, LIQUIDITY AND OTHER UNCERTAINTIES

Liquidity and Going Concern

The Company’s ability to continue to operate is dependent mainly on its ability to successfully market and sell its products and the receipt of additional financing until profitability is achieved. During the three and nine months ended September 30, 2024, the Company has incurred losses as well as negative cash outflows from operating activities and expects to incur losses and negative cash outflows from operating activities through at least fiscal year 2024. Because the Company does not have sufficient resources to fund its operations for the next twelve months from the date of this filing and there could be a significant arbitration payment due (see Note 10), substantial doubt exists as to the Company’s ability to continue as a going concern.

The Company will need to raise additional capital to finance its losses and negative cash flows from operations and may continue to be dependent on additional capital raising as long as the Company’s products do not reach commercial profitability. If the Company is unable to obtain additional financing, the development of its product candidates and the Company’s commercial strategy may be impacted and there could be a material adverse effect on the Company’s business and financial condition. These financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The unaudited consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The Company’s condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the financial position and results of operations of the Company. These condensed consolidated financial statements and notes thereto are unaudited and should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2023, as found in the Company’s Annual Report on Form 10-K, as amended, initially filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2024.

The balance sheet for December 31, 2023 was derived from the Company’s audited financial statements for the year ended December 31, 2023. The results of operations for the periods presented are not necessarily indicative of results that could be expected for the entire fiscal year due to seasonality and other factors. Certain information and footnote disclosures normally included in the consolidated financial statements in accordance with U.S. GAAP have been omitted in accordance with the rules and regulations of the SEC for interim reporting.

F-26

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency translation

Non-U.S. dollar denominated transactions and balances have been re-measured to U.S. dollars. All gains and losses from re-measurement of monetary balance sheet items denominated in non-U.S. dollar currencies are reflected in the statements of operations as other comprehensive income, as appropriate. The cumulative translation gains for the three and nine months ended September 30, 2024 and 2023 were $3,000 and $8,000, and $1,000 and $36,000, respectively.

Cash

The Company holds cash in various banking institutions. Such funds are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Cash balances could exceed insured amounts at any given time. As of September 30, 2024, the company had cash in excess of the FDIC insured amount totaling $709,601.

Trade receivables

The Company’s trade receivable balance consists of amounts due from its customers. The Current Expected Credit Losses (“CECL”) impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, which considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, the Company considers many factors, including the age of the balance, collection history, and current economic trends. Credit losses are written off after all collection efforts have ceased. Allowances for credit losses are recorded as a direct reduction from an asset’s amortized cost basis. Credit losses and recoveries are recorded in selling, general and administrative expenses in the consolidated statements of operations. Recoveries of financial assets previously written off are recorded when received. Trades receivables were $580,000 as of September 30, 2024 and are not anticipated to possess substantial credit risk or expected credit losses. The Company’s current policy is to not charge late fees or other penalties for late payments, but may consider to charge customers late fees in the future. Historically, the Company has not had significant write offs of trade receivables. All sales are non-refundable. As of September 30, 2024, the change in CECL is $0.

Advertising and Marketing Costs

Costs associated with advertising are charged to expenses as occurred. For the three and nine months ended September 30, 2024 and 2023, the advertising and marketing costs were $11,000 and $41,000, and $26,000 and $90,000, respectively.

Property and Equipment, net

Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the condensed consolidated statement of operations or the period in which the disposal occurred. The Company utilizes a useful life ranging from 1 to 3 years for its computers, phones, printers and office furniture. Total depreciation expenses as of September 30, 2024 is $1,000.

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of September 30, 2024 and December 31, 2023.

Revenue recognition

Revenues from product sales are recognized in accordance with ASC 606 “Revenue Recognition.” Five basic steps must be followed before revenue can be recognized; (1) identifying the contract(s) with a customer that creates enforceable rights and obligations; (2) identifying the performance obligations in the contract, such as promising to transfer goods or services to a customer; (3) determining the transaction price, meaning the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer; (4) allocating the transaction price to the performance obligations in the contract, which requires the company to allocate the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or services promised in the contract; and (5) recognizing revenue when (or as) the entity satisfies a performance obligation by transferring a promised good or service to a customer. The amount of revenue recognized is the amount allocated to the satisfied performance obligation.

Revenue from product sales is recorded at the net sales price, or “transaction price,” which includes estimates of variable consideration that result from coupons, discounts, distributor fees and processing fees, as well as allowances for returns and government rebates. The Company constrains revenue by considering factors that could otherwise lead to a probable reversal of revenue. Collectability of revenue is reasonably assured based on historical evidence of collectability between the Company and its customers.

Revenues from sales to distributors are recognized at the time the products are delivered to the distributors (“sell-in”). The Company does not grant rights of return, credits, rebates, price protection, or other privileges on its products to distributors.

Recently adopted accounting standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and subsequent amendments to the initial guidance: ASU 2018-19, ASU 2019-04, and ASU 2019-05 (collectively, “Topic 326”). Topic 326 requires measurement and recognition of expected credit losses for financial assets held. This ASU is effective for interim and annual reporting periods beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 as of January 1, 2023, and there was no material impact on its condensed consolidated financial statements upon adoption.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires an enhanced disclosure of significant segment expenses on an annual and interim basis. This guidance is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. Upon adoption, the guidance should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact that adoption of ASU 2023-09 will have on its financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 requires that an entity, on an annual basis, disclose additional income tax information, primarily related to the rate reconciliation and income taxes paid. The amendment in the ASU is intended to enhance the transparency and decision usefulness of income tax disclosures. The ASU’s amendments are effective for annual periods beginning after December 15, 2024. The Company is currently evaluating the impact that adoption of ASU 2023-09 will have on its financial statements.

F-27

NOTE 4 – INVENTORY

Inventory consists of the following components:

	September 30, 2024	December 31, 2023

Raw materials	$311,000	$210,000
Finished goods	1,939,000	2,522,000
	$2,250,000	$2,732,000

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock

The common stock, par value $0.001 per share (the “Common Stock”), confers upon the holders the right to receive notice to participate and vote in general meetings of the Company, the right to receive dividends, if declared, and to participate in the distribution of the surplus assets and funds of the Company in the event of liquidation, dissolution, or winding up of the Company.

Reverse stock split

On February 8, 2023, the Company effected a reverse stock split of its Common Stock at a ratio of 1 post-split share for every 20 pre-split shares. The Company’s Common Stock begin trading on a split-adjusted basis when the market opened on February 9, 2023 (the “Reverse Stock Split”).

At the effective time of the Reverse Stock Split, every 20 shares of the Company’s issued and outstanding Common Stock were converted automatically into one issued and outstanding share of Common Stock without any change in the par value per share. Stockholders holding shares through a brokerage account had their shares automatically adjusted to reflect the 1-for-20 Reverse Stock Split. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split resulted in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the Reverse Stock Split was rounded up to the nearest whole number of shares. Proportional adjustments were made to the number of shares of the Company’s Common Stock issuable upon exercise or conversion of the Company’s equity awards, warrants, and other convertible securities, as well as the applicable exercise or conversion price thereof. On February 16, 2023, the Company rounded up fractional shares to its nearest whole number of 15,726 shares. On March 31, 2024, the Company rounded up fractional shares to its nearest whole number of 46 shares.

All references in this Quarterly Report on Form 10-Q to number of shares, price per share, and weighted average number of shares of Common Stock outstanding prior to the Reverse Stock Split have been adjusted to reflect the Reverse Stock Split on a retroactive basis, unless otherwise noted.

Issuance of Common Stock for cash through private placement

On August 30, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor for the issuance and sale in a private placement (the “Private Placement”) of 180,000 shares (the “Common Stock”) of Common Stock, pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 2,726,977 shares of Common Stock, with an exercise price of $0.0001 per share, A-1 Warrants (the “A-1 Warrants”) to purchase up to 2,906,977 shares of Common Stock, with an exercise price of $1.47 per share, and A-2 Warrants (the “A-2 Warrants” and together with the A-1 Warrants, the “Warrants”) to purchase up to 2,906,977 shares of Common Stock with an exercise price of $1.47 per share. The A-1 Warrants are exercisable immediately upon issuance and expire March 1, 2029. The A-2 Warrants are exercisable immediately upon issuance and expire October 1, 2024. The combined purchase price for one Common Share and the accompanying Warrants was $1.72, and the combined purchase price for one Pre-Funded Warrant and the accompanying Warrants was $1.7199.

The net proceeds to the Company from the Private Placement were approximately $4,215,000, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes, including funding of the Company’s development programs, commercial planning, sales and marketing expenses, potential strategic acquisitions, general and administrative expenses, and working capital.

H.C. Wainwright & Co., LLC (“Wainwright”) served as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of July 5, 2023, between the Company and Wainwright (as amended, the “Engagement Letter”). As part of Wainwright’s compensation, we issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 218,023 shares of Common Stock at an exercise price equal to $2.15 per share. The Placement Agent Warrants are exercisable immediately upon issuance and expire March 1, 2029.

Stock-based compensation and Options

During the three-month and nine-month period ended September 30, 2024, 0 employee options were exercised. During the three and nine-month period ended September 30, 2023, 0 and 5,459 employee options were exercised, respectively.

During the three month and nine-month period ended September 30, 2024, 0 employee options were granted. During the three and nine-month period ended September 30, 2023, 0 employee options were granted.

F-28

The options granted to employees and board members were recorded at a fair value and vested over ten years. During the three and nine-month period ended September 30, 2024, stock-based compensation expense of $29 and $165 was recorded for options that vested, respectively. During the three and nine-month period ended September 30, 2023, stock-based compensation expense of $36 and $169 was recorded for options that vested, respectively.

	Shares Under Options	Weighted Average Exercise Price per Share	Weighted Average Remaining Life (Years)
Outstanding – December 31, 2022	147,619	$24.42	7.24
Granted	-	-	-
Expired	(3,000)	39.20	0.51
Exercised	(5,459)	1.40	0.24
Outstanding – March 31, 2023	139,160	$25.01	6.91
Granted	-	-	-
Exercised	-	-	-
Outstanding – June 30, 2023	139,160	$25.01	6.91
Granted	-	-	-
Exercised	-	-	-
Outstanding – September 30, 2023	139,160	$25.01	6.91

Outstanding – December 31, 2023	112,685	$13.10	8.41
Granted	90,000	0.90	9.82
Exercised	-	-	-
Expired	(36)	39.2	0.16
Outstanding – March 31, 2024	202,650	$7.67	8.90
Granted	-	-	-
Exercised	-	-	-
Outstanding – June 30, 2024	202,650	7.67	8.90
Granted	-	-	-
Exercised	-	-	-
Expired	-	-	-
Outstanding – September 30, 2024	202,650	7.67	8.90

Warrants

On August 30, 2023, the Company granted (a) Pre-Funded Warrants to purchase up to 2,726,977 shares of Common Stock with an exercise price of $0.0001 per share, (b) A-1 Warrants to purchase up to 2,906,977 shares of Common Stock with an exercise price of $1.47 per share, and (c) A-2 Warrants to purchase up to 2,906,977 shares of Common Stock with an exercise price of $1.47 per share, for a total of 8,540,931 warrants, in conjunction with the Private Placement disclosed above. The A-1 Warrants and A-2 Warrants are exercisable immediately upon issuance and expire on March 1, 2029 and October 1, 2024, respectively.

For the same Private Placement, the Company granted Placement Agent Warrants to Wainwright, or its designees, to purchase up to an aggregate of 218,023 shares of Common Stock at an exercise price equal to $2.15 per share. The Placement Agent Warrants are exercisable immediately upon issuance and expire March 1, 2029.

For the nine months ended September 30, 2024 and 2023, there were 995,000 and 8,758,954 warrants granted, respectively. For the three months ended September 30, 2024 and 2023, there were 257,000 and 0 warrants exercised and/or cancelled, respectively

Warrants
Outstanding – December 31, 2022	78,252
Granted	8,758,954
Exercised	-
Canceled	-
Expired	-
Outstanding – September 30, 2023	8,837,206

Outstanding – December 31, 2023	8,633,229
Granted	-
Exercised	(995,000)
Canceled	-
Expired	(12,000)
Outstanding – September 30, 2024	7,626,229

F-29

NOTE 6 – LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDER

Basic net loss per share of Common Stock is computed by dividing net loss available to common stockholders by the weighted average number of shares of Common Stock outstanding during the period. All outstanding stock options and warrants for the nine months ended September 30, 2024 and 2023 have been excluded from the calculation of the diluted net loss per share because all such securities are anti-dilutive for all periods presented.

The following table summarizes the Company’s securities, in Common Stock equivalents, which have been excluded from the calculation of dilutive loss per share as their effect would be anti-dilutive:

	September 30, 2024	September 30, 2023
Stock Options – employee and non-employee	202,650	139,160
Warrants	7,626,229	8,758,954
Total	7,828,879	8,898,114

NOTE 7 – GEOGRAPHIC INFORMATION AND MAJOR CUSTOMER DATA

The Company derives revenues from selling its products directly to patients as well as through distributor agreements. The following is a summary of revenues within geographic areas:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
United States	$349,000	$445,000	$2,047,000	$1,037,000
Europe	8,000	-	8,000	19,000
Australia/New Zealand	7,000	2,000	21,000	15,000
Asia	-	-	-	1,000
Other	12,000	11,000	38,000	34,000
Total	$376,000	$458,000	$2,114,000	$1,106,000

The vast majority of the Company’s long-lived assets are all located in Israel.

For both the three and nine months ended September 30, 2024, the Company’s largest customer comprised approximately 24% and 38% of total revenues in each of the respective periods. During the three and nine months ended September 30, 2023, the Company’s two largest customers comprised approximately 96% and 93% of total revenues in each of the respective periods. Customer one comprised 49% and 58% in each of the respective periods, while the other remaining customer comprised 46% and 35%, respectively.

F-30

NOTE 8 – LEASES

The Company has operating lease agreements with terms up to 2-3 years, including car and office space leases.

The Company’s weighted-average remaining lease term relating to its operating leases is 2.68 years, with a weighted-average discount rate of 10%. The discount rate was determined by referencing rates used by companies in the same industry.

The Company incurred $58,000 of lease expense for its operating leases for the nine months ended September 30, 2024 and 2023.

The following table presents information about the amount and timing of liabilities arising from the Company’s operating leases as of September 30, 2024:

2024	$14
2025	60
2026	58
Thereafter	10
Total undiscounted operating lease payments	142
Less: Imputed interest	16
Present value of operating lease liabilities	$126

NOTE 9 – OTHER ASSETS

On April 9, 2020, pursuant to a licensing agreement entered into in March 2020, the Company received 10-year warrants to purchase 127,000 shares of Sanuwave Health, Inc. (“Sanuwave”) at a price of $0.19 per share. On September 12, 2024, the licensing agreement was terminated, and the warrants were returned to Sanuwave upon the execution of the termination agreement.

The fair value for warrants received was estimated at the date of grant and at each reporting period using a Black-Scholes-Merton pricing model with the following underlying assumptions:

	September 30, 2024	September 30, 2023
Price at valuation	$0.03	$0.02
Exercise price	$0.19	$0.19
Risk free interest	3.67%	4.61%
Expected term (in years)	6	7
Volatility	128.6%	147.8%

The Company considered this to be Level 3 inputs which are valued at each reporting period. As of September 12, 2024, the company terminated the licensing agreement with Sanuwave and recognized $3,000 in gain/loss of termination of investment, offset by change in fair value through the date of termination of $1,000. For the three and nine months ended September 30, 2023, changes in the fair value of these warrants amounted to $(1,000) for both periods, leaving a balance of $2,000 as of September 30, 2023.

F-31

Financial Instruments Measured at Fair Value on a Recurring Basis

The fair value accounting standards define fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is determined based upon assumptions that market participants would use in pricing an asset or liability. Fair value measurements are rated on a three-tier hierarchy as follows:

●	Level 1 inputs: Quoted prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2 inputs: Inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly; and

●	Level 3 inputs: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions.

There were no transfers between Level 3 during the nine months ended September 30, 2024, and 2023.

The following table presents changes in Level 3 asset and liability measured at fair value for the quarters ended September 30, 2024 and 2023:

Asset
Balance – December 31, 2022	$3,000
Fair value adjustments – Sanuwave warrants	2,000
Balance – March 31, 2023	$5,000
Fair Value adjustments – Sanuwave warrants	(2,000)
Balance – September 30, 2023	3,000
Fair Value adjustments – Sanuwave warrants	(1,000)
Balance – September 30, 2023	2,000

Balance – December 31, 2023	1,000
Fair value adjustments – Sanuwave warrants	1,000
Balance – March 31, 2024	$2,000
Fair Value adjustments – Sanuwave warrants	-
Balance – June 30, 2024	2,000
Fair Value adjustments – Sanuwave warrants	(2,000)
Balance – September 30, 2024	-

The following table sets forth the Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

Fair Value Measurements as of September 30, 2024
	Level I	Level II	Level III	Total
Asset:
Other assets	$-	$-	$-	$-

	Fair Value Measurements as of September 30, 2023
	Level I	Level II	Level III	Total
Asset:
Other assets	$-	$-	$2,000	$2,000

F-32

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Pending litigation

On February 26, 2021, Protrade Systems, Inc. (“Protrade”) filed a Request for Arbitration (the “Request”) with the International Court of Arbitration (the “ICA”) of the International Chamber of Commerce alleging that the Company is in breach of an Exclusive Distribution Agreement dated March 7, 2019, between Protrade and the Company (the “Exclusive Distribution Agreement”). Protrade alleges, in part, that the Company has breached the Exclusive Distribution Agreement by discontinuing the manufacture of the DV0057 Painshield MD device in favor of an updated 10-100-001 Painshield MD device. Protrade claims damages estimated at $3 million.

On March 15, 2022, the arbitrator issued a final award which determined that (i) the Company had the right to terminate the Exclusive Distribution Agreement; (ii) the Company did not breach the duty of good faith and fair dealing with regard to the Exclusive Distribution Agreement; and (iii) the Company did not breach any confidentiality obligations to Protrade. Nevertheless, the arbitrator determined that the Company did not comply with the obligation to supply Protrade with a year’s supply of patches and awarded Protrade $1,500,250, which consists of $1,432,000 for “lost profits” and $68,250 as reimbursement of arbitration costs, on the grounds that the Company allegedly failed to supply Protrade with certain patches utilized by users of DV0057 Painshield MD device. The arbitrator based the decision on the testimony of Protrade’s president who asserted that a user would use in excess of 33 patches per device. The Company believes that the number of patches per device alleged by Protrade is grossly inflated and that these claims were not properly raised before the arbitrator. Accordingly, on April 13, 2022, the Company submitted an application for correction of the award which the arbitrator denied on June 22, 2022.

On April 5, 2022, Protrade filed a Petition with the Supreme Court of New York, Nassau County seeking to confirm the award. On April 13, 2022, the Company submitted an application to the ICA seeking to correct an error in the award based on the evidence that the Company only sold 2-3 reusable patches per device contrary to the 33 reusable patches claimed by Protrade. The same arbitrator who issued the award denied the application.

On July 22, 2022, the Company filed a cross-motion seeking to vacate the arbitration award on the grounds that the arbitrator exceeded her authority, that the award was procured by fraud, and that the arbitrator failed to follow procedures established by New York law. In particular, the Company averred in its motion that Protrade’s witness made false statements in arbitration and that the arbitrator resolved a claim that was never raised by Protrade and has no factual basis.

On October 3, 2022, the court issued a decision granting Protrade its petition to confirm the award and denying the cross-motion.

On November 9, 2022, the Company filed a motion to re-argue and renew its cross-motion to vacate the arbitration decision based on newer information that was not available during the initial hearing. On the same day, the Company also filed a notice of appeal with the Appellate Division, Second Department. On March 21, 2023, the court denied the motion to re-argue and renew.

On July 10, 2023, the Company filed an appeal with the Appellate Division, Second Department. The Company intends to continue to vigorously pursue its opposition to the award in all appropriate fora.

As of September 30, 2024 and December 31, 2023, the Company accrued the amount of the arbitration award to Protrade of approximately $2 million for both periods including interest which is classified in “Other accounts payable and accrued expenses.”

NOTE 11 – RELATED PARTY TRANSACTION

The firm FisherBroyles LLP is handling the Company’s Protrade litigation and appeals. For the three and nine months ended September 30, 2024, the Company has been billed and paid legal fees from FisherBroyles amounting to $0, respectively, which have been recorded as part of “General and administrative expenses” in the condensed consolidated statements of operations. As has been previously disclosed, one of the Company’s board members, Aurora Cassirer, was a partner at FisherBroyles. On January 1, 2024, Ms. Cassirer left FisherBroyles to become a partner at Pierson Ferdinand. Pierson Ferdinand was paid $9,922 and $37,670 during the three and nine months ended September 30, 2024. Ms. Cassirer does not provide any legal services or legal advice to the Company.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated for other subsequent events through November 14, 2024.

In October 2024, 711,000 of pre-funded warrants were exercised into 711,000 Common shares.

Based on this evaluation, the Company has determined that there are no other material subsequent events that require disclosure in these financial statements.

F-34

ENVUE MEDICAL HOLDINGS, CORP. (FORMERLY ENVIZION HOLDINGS CORP.)
INDEX TO FINANCIAL STATEMENTS

F-35

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and the Board of Directors of

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD)

Opinion

We have audited the consolidated financial statements of Envue Medical Holdings Corp. (Successor) (the Company), which comprise the consolidated balance sheets as of December 31, 2023 (Predecessor) and 2022 (Predecessor), and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 (Predecessor) and 2022 (Predecessor), and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s Predecessor has suffered recurring losses and negative cash flows from operations, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
February 14, 2025	A Member of Ernst & Young Global

F-36

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	Predecessor
	December 31,
	2023	2022

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	103	290
Restricted cash	30	95
Account receivables (net of allowance for credit losses of $9 and $0 at December 31, 2023 and 2022, respectively)	167	277
Other account receivables	59	250
Inventory	307	1,287
Total current assets	666	2,199

LONG-TERM ASSETS:
Right-of-use assets	197	600
Property, plant and equipment, net	459	679
Total long-term assets	656	1,279

Total assets	1,322	3,478

The accompanying notes are an integral part of the consolidated financial statements

F-37

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	Predecessor
	December 31,
	2023	2022

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Account payables	934	612
Other accounts payables	1,772	1,415
Current portion of lease liability	139	198
Short-term loans	2,260	-
Total current liabilities	5,105	2,225

LONG-TERM LIABILITIES:
Warrant liability	21	125
SAFE liability	92	-
Lease liability	22	372
Total long-term liabilities	135	497

COMMITMENTS AND CONTIGENCIES
SHAREHOLDERS’ EQUITY:
Predecessor Ordinary shares of NIS 0.01 par value - Authorized: 10,000,000 shares at December 31, 2023 and 2022; Issued and outstanding: 2,896,821 and 2,888,597 shares as of December 31, 2023 and December 31, 2022, respectively	8	8
Additional paid-in capital	27,334	26,974
Accumulated deficit	(31,260)	(26,226)
Total shareholders’ equity (deficit)	(3,918)	756

Total liabilities and shareholders’ equity	1,322	3,478

The accompanying notes are an integral part of the consolidated financial statements.

F-38

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except share and per share data)

	Predecessor
	Year ended December 31,
	2023	2022

Revenues	1,137	506

Cost of sales	(1,692)	(788)

Gross profit (loss)	(555)	(282)

Research and development	(1,704)	(2,340)

Selling and marketing	(1,922)	(2,892)

General and administrative	(1,961)	(2,824)

Operating income (loss)	(6,142)	(8,338)

Finance income (expense), net	1,121	963

Income (loss) before taxes on income	(5,021)	(7,375)

Taxes on income	(13)	(22)

Net loss	(5,034)	(7,397)

Basic and diluted loss per share	(1.74)	(2.82)

Weighted average number of ordinary share used in computing basic and diluted net loss per share	2,893,770	2,623,364

The accompanying notes are an integral part of the consolidated financial statements.

F-39

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

U.S. dollars in thousands

			Predecessor
	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Number	Amount	capital	deficit	equity (deficit)
Balance as of January 1, 2022	2,237,763	$6	$21,422	$(18,829)	$2,599

Issuance of ordinary shares	650,834	2	5,214	-	5,216
Share-based payment	-	-	338	-	338
Net loss	-	-	-	(7,397)	(7,397)

Balance as of December 31, 2022	2,888,597	$8	$26,974	$(26,226)	$756

Capital contributions from related parties	-	-	141	-	141
Exercise of warrants into ordinary shares	8,224	*)	207	-	207
Share-based payment	-	-	12	-	12
Net loss	-	-	-	(5,034)	(5,034)

Balance as of December 31, 2023	2,896,821	$8	$27,334	$(31,260)	$(3,918)

*) Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-40

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Predecessor Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	(5,034)	(7,397)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	263	149
Remeasurement of embedded derivatives	(152)	-
Finance expenses	764	235
Decrease in operating lease right-of-use assets	191	112
Decrease in operating lease liabilities	(197)	(134)
Share-based payment expense	12	338
Remeasurement of warrants liability	(953)	(1,157)
Remeasurement of SAFE liability	(792)	-
Decrease (increase) in other account receivables	191	(91)
Decrease (increase) in account receivables	110	(88)
Decrease (increase) in inventory	964	(64)
Increase in account payables	323	397
Increase in other account payables	357	493

Net cash used in operating activities	(3,953)	(7,207)

Cash flows from investing activities:

Purchase of Property, plant and equipment	(27)	(589)

Net cash used in investing activities	(27)	(589)

Cash flows from financing activities:
Exercise of warrants to ordinary shares	207	-
Capital contributions	141
Proceeds from short term loan	1,150	-
Proceeds from bifurcated embedded derivatives	516	-
Proceeds from issuance of SAFE liability	883
Proceeds from issuance of Warrants liability	849	665
Proceeds from issuance of ordinary shares	-	5,296
Net cash provided by financing activities	3,746	5,961

Exchange differences on balances of cash and cash equivalents	(18)	(235)

Increase in cash and cash equivalents and restricted cash	(252)	(2,070)
Cash and cash equivalents and restricted cash at the beginning of the year	385	2,455

Cash and cash equivalents and restricted cash at the end of the year	133	385

Supplemental disclosures of cash flows activities:

Non-cash activity:
Recognition (derecognition) of right-of-use asset and lease liability	(213)	704

Cash paid during the year for:
Income taxes	4	2

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	103	290
Restricted cash	30	95
	133	385

The accompanying notes are an integral part of the consolidated financial statements.

F-41

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:- GENERAL

a.	ENvizion Medical Ltd. (hereinafter: the “Predecessor”) was incorporated and registered in Israel on October 1, 2017, and commenced its operations on November 1, 2017. The Predecessor was engaged in the research, development, marketing, and sale of medical equipment in the field of enteral feeding.

The Predecessor was a publicly traded company traded on the Tel-Aviv stock exchange under the ticker ENVM.

On January 31, 2024, the Predecessor filed a petition to initiate insolvency proceedings under the Israeli law. In March 2024, the Israeli court appointed a trustee to manage the operations of the Predecessor (see note 17).

On June 20, 2024, Alpha Capital Anstalt, by means of the Envue Medical Holdings Corp. (previously: Envizion Medical Holding Corp.) (the “Company”), completed the acquisition of the Predecessor’s key assets, mainly its technology (IP), customer relationships, inventory and its 100% holding of the shares of Envue Medical (USA) Inc. (previously: Envizion Medical (USA) Inc.), a wholly owned subsidiary which acted as a distributor of the Predecessor (collectively: “the Predecessor operation”). The Company was incorporated on June 5, 2024, under the laws of the State of Delaware.

b.	The Predecessor operation incurred significant losses and negative cash flows from operating activities since its inception. The Company’s ability to successfully execute its business plan is primarily dependent on its ability to raise additional funds to support its operations. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the date of issuance of these consolidated financial statements. The financial statements do not include any adjustments regarding asset values and their classification that might be required if the Company is unable to continue operating as a going concern.

F-42

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation and Principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of the Predecessor and its subsidiary. Intercompany accounts and transactions have been eliminated upon consolidation.

b.	Use of estimates:

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c.	Segment Information

The Predecessor operates in one operating and reportable segment, and this segment is the only reporting unit. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker, who is the Predecessor’s CEO, in deciding how to allocate resources and assessing performance. The Predecessor’s chief operating decision maker allocates resources and assesses performance based upon financial information at the consolidated level.

d.	Financial statements in U.S. dollars:

A majority of the revenues of the Predecessor are generated in U.S. dollars (“dollars”). In addition, a significant portion of the Predecessor and its subsidiary costs are incurred in dollars. The Predecessor’s management has determined that the dollar is the primary currency of the economic environment in which the Predecessor and its subsidiary principally operate. Thus, the functional and reporting currency of the Predecessor and its subsidiary is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with ASC 830, “Foreign Currency Matters.” All transaction gains and losses from remeasurement of monetary balance sheet items are reflected in earnings as finance income or expense, as appropriate.

e.	Cash, Cash Equivalents and Restricted Cash:

Cash and cash equivalents consist of cash in banks and highly liquid investments with an original maturity of three months or less at the date of purchase. The Predecessor maintains certain cash amounts restricted as to its withdrawal or use. The Predecessor’s restricted cash primarily consists of bank deposits collateralizing the Predecessor’s operating leases and credit cards.

F-43

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.	Account receivables:

Account receivables are recorded net of credit losses allowance for any potential uncollectible amounts. The Predecessor makes estimates of expected credit and collectability trends for the allowance for credit losses based upon its assessment of various factors, including historical collectability experience, the age of the trade receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers.

g.	Inventory:

Inventory costs include costs incurred to bring inventory to its current condition, including materials, manufacturing costs, inbound freight and other costs. The Predecessor values its inventory at cost, using a first in, first out basis. Net realizable value is estimated based upon assumptions made about future demand and market conditions. If the Predecessor determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, a charge to cost of revenue is recorded to reflect the lower of cost or net realizable value.

h.	Leases:

In accordance with ASC Topic 842, Leases, the Predecessor determines if an arrangement is a lease and the classification of that lease at inception based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Predecessor obtains the right to substantially all the economic benefits from the use of the asset throughout the period, and (3) whether the Predecessor has a right to direct the use of the asset.

The Predecessor elected to not recognize a lease liability and a right-of-use (“ROU”) asset for leases with a term of twelve months or less.

ROU assets are initially measured at amounts, which represents the discounted present value of the lease payments over the lease term, plus any initial direct costs incurred. The lease liability is initially measured at lease commencement date based on the discounted present value of lease payments over the lease term. The implicit rate within the operating leases is generally not determinable, therefore the Predecessor uses its Incremental Borrowing Rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Predecessor’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located. Certain leases include options to extend or terminate the lease. An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain that the Predecessor will exercise that option. An option to terminate is considered unless it is reasonably certain that the Predecessor will not exercise the option. Operating lease expense is recognized on a straight-line basis over the lease term. The Company elected the practical expedient to not separate lease and non-lease components for its leases.

F-44

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

i.	Property, plant and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

	%	Mainly %

Laboratory equipment	10	10

Computers, office furniture and equipment	6 - 33	33

Leasehold improvements		The shorter of term of the lease or the useful life of the asset

j.	Impairment of long-lived assets and ROU assets:

The Predecessor’s long-lived assets are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the years 2023 and 2022, no impairment losses have been identified.

k.	Research and development costs:

Research and development costs are expensed as incurred. Research and development costs include payroll and personnel expenses, consulting costs, external contract research and development expenses.

l.	Revenue recognition:

The Predecessor recognizes revenue in accordance with ASC Topic 606, Revenue from contracts with customers (“ASC 606”) and determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer;

2.	Identification of the performance obligations in the contract;

3.	Determination of the transaction price;

4.	Allocation of the transaction price to the performance obligations in the contract; and

5.	Recognition of revenue when, or as, the performance obligations are satisfied.

F-45

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Predecessor generates revenue from sales of its products which consists of insertion systems (“Systems”), Nasogastric tubes and customer training services. Revenue from product sales is recognized at a point in time when control of the product is transferred, which is generally upon shipment to the customer. Revenue from training services is recognized over time, while the Predecessor provide the services, which are usually completed in under a week. Payments are typically due within 30 days.

The Predecessor regularly sells its Systems and Nasogastric tubes on a stand-alone basis and therefore concluded these products are separate performance obligations. The Predecessor also concluded that training services are capable of being distinct and separately identifiable and therefore should be accounted for as a separate performance obligation. When a contract includes one of these products or services, the entire transaction price is allocated to that product or service. When a contract includes combination of products and services, the transaction price is allocated to each performance obligation on a stand-alone selling price basis. The stand-alone selling prices are generally determined based on the prices at which the Company separately sells the products and services.

The Predecessor’s contracts with its customers generally do not include rights of return. The Predecessor applied the practical expedient in ASC 606 and did not evaluate payment terms of one year or less for the existence of a significant financing component.

Revenue is recognized net of any taxes collected from customers which are subsequently remitted to governmental entities (e.g., sales tax and other indirect taxes). The Company elected to not disclose information about remaining performance obligations that have original expected durations of one year or less.

As part of its contracts, the Predecessor provides assurance type warranty services to its customers, in accordance with legal provisions or industry standards to ensure the quality of the products. As such, the Predecessor recognizes a provision for warranties in its financial statements as applicable. As of December 31, 2023 and 2022, the Predecessor’s provision for warranty amounted to $60 and $63, respectively.

o. Short term loans:

The Predecessor applies ASC 470, “Debt”. In accordance with ASC 470, the Predecessor first allocates the proceeds to freestanding financial instrument that are measured at fair value at each reporting date, based on their fair value. The remaining proceeds are allocated between the debt and any bifurcated embedded derivatives. In accordance with ASC 815 “Derivatives and Hedging” (“ASC 815”), the Predecessor bifurcates embedded derivatives that require bifurcation and accounts for them separately from the debt host.

The Predecessor applies ASC 815, “Derivatives and Hedging” to all features related to the debt. When features meet the definition of a derivative, are not clearly and closely related to the characteristics of the debt host, and do not qualify for any scope exceptions within ASC 815, they are required to be accounted for separately from the debt instrument and recorded as derivative instrument liabilities. The fair value assigned to the embedded derivative instruments is marked to market in each reporting period. The Predecessor has recorded embedded derivative liabilities related to its debt instruments. For further information regarding the debt instruments and the embedded derivatives, see Note 8.

F-46

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

q.	Cost of revenues:

Cost of revenues comprise of costs paid to employees, production costs and inventory write-down, when applicable.

r.	Fair value measurement:

The Predecessor applies ASC No. 820, “Fair Value Measurements and Disclosures”, with respect to fair value measurements of all financial assets and liabilities.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that can be accessed at the measurement date.

Level 2-	Inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the assets or liabilities, either directly or indirectly through market corroboration, for substantially the full term of the financial instruments.

Level 3 -	Inputs are unobservable inputs based on the Predecessor’s own assumptions used to measure assets and liabilities at fair value. The inputs require significant management judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The estimated fair value of cash equivalents, restricted cash, accounts receivable, trade payables, other accounts payable and accrued expenses approximate their carrying value as presented, due to their short term maturities. Liabilities related to warrants, SAFEs and embedded derivatives were classified as Level 3 fair value measurements as they are not traded in active markets and their fair value is measured using Level 3 inputs.

s.	Concentration of Credit Risk:

Financial instruments that potentially subject the Predecessor to credit risk primarily consist of cash and cash equivalents and accounts receivables.

For cash and cash equivalents, the Predecessor is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the accompanying consolidated balance sheets exceed insured limits.

F-47

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Predecessor places its cash and cash equivalents deposits with financial institutions with high-quality credit ratings and has not experienced any losses in such accounts.

The Predecessor performs ongoing credit evaluations of its customers and, to date, has not experienced any significant losses.

As of December 31, 2023, and 2022 there were several customers that accounted for 10% or more of the Predecessor’s revenue.

	Year ended December 31,
	2023	2022

Customer A	9%	17%
Customer B	39%	-
Customer C	6%	13%
Customer D	18%	11%

The Predecessor has no off-balance-sheet concentration of credit risk.

t.	Legal and other contingencies

The Predecessor accounts for its contingent liabilities in accordance with ASC 450, Contingencies (“ASC 450”). A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, the Predecessor reviews the status of each matter and assesses its potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, the Predecessor accrues a liability for the estimated loss. As of December 31, 2023, and 2022, the Predecessor is a party to a certain litigation, see also Note 16(2).

u.	Severance pay:

The Israeli Severance Pay Law, 1963 (“Severance Pay Law”), specifies that employees are entitled to severance payment, following the termination of their employment. Under the Severance Pay Law, the severance payment is calculated as one month salary for each year of employment, or a portion thereof.

The Predecessor’s liability for severance pay is covered by the provisions of Section 14 of the Severance Pay Law (“Section 14”). Under Section 14, employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made on behalf of the employee with insurance companies. Payments in accordance with Section 14 release the Predecessor from any future severance payments in respect of those employees.

As a result, the Predecessor does not recognize any liability for severance pay due to these employees and the deposits under Section 14 are not recorded as an asset in the Predecessor’s balance sheet. Severance expenses for the years ended December 31, 2023, and 2022, amounted to $81 and $86, respectively.

F-48

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

v.	Share-based payment transactions:

The Predecessor accounts for share-based compensation in accordance with ASC 718, “Compensation - Stock Compensation” (“ASC 718”), which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model.

The value of the portion of the award is recognized as an expense over the requisite service periods in the Predecessor’s Consolidated Statements of Operations, based on the accelerated method. The Company recognizes forfeitures of awards as they occur.

The Predecessor has selected the Black-Scholes-Merton option-pricing model as the most appropriate fair value method for its share options granted.

The determination of the fair value of the Predecessor’s stock option awards is based on a variety of factors, mainly the Predecessor’s common stock price, expected volatility and the expected life of awards. The Company has limited option exercise history and has elected to estimate the expected life of the stock option awards using the “simplified method” with the continued use of this method extended until such time that the Company has sufficient exercise history. The expected volatility of the price of such stock is based on volatility of similar companies whose stock prices are publicly available over a historical period equivalent to the option’s expected term. There were no new grants during the years ended December 31 2023 and 2022.

w.	Taxes on income:

The Predecessor accounts for income taxes in accordance with ASC No. 740, “Income Taxes”, (“ASC 740”) which prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Predecessor provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

ASC 740 contains a two-step approach to recognizing and measuring a liability for uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of December 31, 2023, and 2022, no liability for unrecognized tax benefits was recorded.

x.	Warrants and Simple Agreements for Future Equity (SAFE) liability:

The Predecessor accounts for warrants and SAFEs as either equity-classified or liability-classified instruments based on an assessment of the instrument specific terms and applicable authoritative guidance.

F-49

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The assessment considers whether the warrants and SAFEs are freestanding financial instruments, meet the definition of a liability under ASC 480, are indexed to the Predecessor’s own stock and whether the instruments are eligible for equity classification under ASC 815-40. This assessment is conducted at the time of instrument issuance and as of each subsequent reporting period end date while the instrument is outstanding.

Warrants and SAFEs that meet all the criteria for equity classification, are required to be recorded as a component of additional paid-in capital. Warrants and SAFEs that do not meet all the criteria for equity classification, are required to be recorded as liabilities at their initial fair value on the date of issuance and remeasured to fair value through earnings at each balance sheet date thereafter.

All the Predecessor’s warrants were classified as liabilities for all periods presented as their exercise price is denominated in New Israeli Shekels and therefore do not meet the requirements to be classified as equity under ASC 815-40.

The Predecessor’s SAFEs were classified as liabilities under ASC 480 since the SAFEs embody an obligation that is indexed to an obligation to repurchase the Predecessor’s shares as the Predecessor may be obligated to repurchase the SAFEs in cash if a change in control occurs, which is not under the Predecessor’s control.

y.	Basic and diluted earnings (loss) per share:

Basic and diluted net loss per share is calculated based on the weighted average number of ordinary shares outstanding during each year.

Diluted net loss per share is calculated based on the weighted average number of ordinary shares outstanding during each year, plus dilutive potential in accordance with ASC 260, “Earnings per Share”.

All outstanding share options, SAFEs and warrants for the years ended December 31, 2023 and 2022 have been excluded from the calculation of the diluted net loss per share, because all such securities are anti-dilutive for all periods presented.

The total number of shares related to outstanding options to Ordinary Shares and warrants for the years ended December 31, 2023 and 2022 excluded from the calculations of diluted net loss per share were as follows:

	Year ended December 31,
	2023	2022

SAFE	1,073,107	-
Options	291,844	465,068
Warrants	1,060,851	930,750

Total	1,352,695	1,395,818

F-50

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

z.	Recently adopted and recently issued accounting pronouncements:

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. In addition, it provides new segment disclosure requirements for entities with a single reportable segment.

This standard is effective for the Predecessor for annual periods beginning after December 15, 2023 and interim periods beginning after December 15, 2024. The Company is currently evaluating the impact on its financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures, which requires disaggregated information about the effective tax rate reconciliation as well as information on income taxes paid.

For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted.

The Company is currently evaluating the impact on its financial statement disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Topic 220): Disaggregation of Income Statement Expenses, which requires disaggregated disclosure in the notes to the financial statements, of prescribed categories of expenses within relevant income statement captions.

The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027.

Early adoption is permitted. The Company is currently evaluating the impact on its financial statements disclosures.

NOTE 3:- INVENTORY

	Predecessor
	December 31,
	2023	2022

Raw materials	220	929
Finished goods	87	358

	307	1,287

(1)	Inventory write-down charged to the cost of sales amounted to $309 thousand and $43 thousand for the years 2023 and 2022, respectively, to reduce inventory to its net realizable value and for any excess or obsolete inventory.

F-51

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 4:- PROPERTY, PLANT AND EQUIPMENT

	Predecessor
	December 31,
	2023	2022
Cost:
Computer and software	166	155
Office equipment and furniture	60	55
Leasehold improvements	489	481
Equipment	416	397
	1,131	1,088

Accumulated depreciation:	(672)	(409)

Property, plant and equipment, net	459	679

Depreciation expense amounted to $263 and $149 for the years ended December 31, 2023, and 2022, respectively.

NOTE 5:- OTHER ACCOUNTS PAYABLES

	Predecessor
	December 31,
	2023	2022

Accrued expenses	1,435	1,180
Employees and related	337	235

	1,772	1,415

NOTE 6: - WARRANT LIABILITY

The Predecessor warrants are classified as liabilities, measured at fair value through earnings as they do not meet all the equity classification criteria pursuant to ASC 815-40. The change in fair value of warrant liabilities was recorded in finance income, net in the consolidated statements of operations.

a.	In 2021, the Predecessor issued 177,560 Series 1 warrants and 177,560 Series 2 Warrants. Series 1 Warrants had an exercise price of NIS 79.06 and Series 2 Warrant NIS 94.88. The Series 1 warrants expired unexercised in May 2022. On May 16, 2023, 8,224 Series 2 warrants were exercised and the remaining warrants expired unexercised.

For the years ended December 31, 2023, and 2022, the Predecessor recognized remeasurement income of nil and $585, respectively.

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the warrants. Below are the assumptions used for the fair value measurement:

F-52

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6: - WARRANT LIABILITY (Cont.)

December 31, 2022
Share price	NIS 18.21
Exercise price	NIS 94.88
Expected volatility in share prices (%)	59.77
Risk-free interest rate (%)	3.50
Contractual life of options for shares (years)	0.37

b.	On February 9, 2022, as part of share issuance (see also Note 11(b)(1)), the Predecessor issued 333,928 investor warrants exercisable over 30 months. The exercise price for each warrant was NIS 90.

As of December 31, 2023, no investor warrants were exercised.

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the warrants. Below are the assumptions used for the fair value measurement:

	December 31, 2023	December 31, 2022	February 9, 2022
Share price	NIS 3.13	NIS 18.21	NIS 33.13
Exercise price	NIS 90	NIS 90	NIS 90
Expected volatility in share prices (%)	82.08	57.42	55.03
Risk-free interest rate (%)	4.12	3.77	0.71
Contractual life of options for shares (years)	0.59	1.61	2.50

For the years ended December 31, 2023, and 2022, the Predecessor recorded $19 and $279 of remeasurement income, respectively.

c.	On August 4, 2022 the Predecessor issued 32,850 Series 3 warrants and 98,550 Series 4 warrants (see also Note 11(b)(2)). The exercise price for the Series 3 warrant was NIS 27 per share, and NIS 48 for the Series 4 warrant. On September 29, 2022, the Predecessor issued an additional 185,506 Series 3 warrants. The Series 3 warrants expired on February 1, 2023.

As of December 31, 2023, none of these warrants were exercised.

The fair value of both Series 3 and Series 4 warrants was estimated as of December 31, 2023 and 2022 using Black-Scholes option pricing model.

F-53

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6: - WARRANT LIABILITY (Cont.)

Below are the assumptions used for the fair value measurement:

	December 31, 2023	December 31, 2022	December 31, 2022
	Series 4	Series 4	Series 3
Share price	NIS 3.13	NIS 18.91	NIS 18.91
Exercise price	NIS 48	NIS 48	NIS 27
Expected volatility in share prices (%)	82.08	59.94	59.81
Risk-free interest rate (%)	4.12	3.58	3.46
Contractual life of options for shares (years)	0.50	1.50	0.08

	December 31, 2022	September 29, 2022
	Series 3 – additional warrants	Series 3 – additional warrants
Share price	NIS 18.91	NIS 23.31
Exercise price	NIS 34	NIS 34
Expected volatility in share prices (%)	69.56	69.61
Risk-free interest rate (%)	3.67	2.68
Contractual life of options for shares (years)	0.75	1

As of December 31, 2023, the fair value of the Series 4 warrants was approximately nil.

In the year ended December 31, 2023, and 2022, the Predecessor recognized remeasurement income of $106 and $272, respectively.

d.	In January, February and March 2023 the Predecessor issued SAFEs (Simple Agreements for Future Equity), and warrants as part of an investment agreement with 12 private investors, totaling approximately $1,732. The Predecessor issued 279,793 Series A warrants and 246,224 Series B warrants in these transactions(see Note 9).

The Predecessor concluded that the SAFEs and warrants were freestanding financial instruments and that the SAFEs and warrants should be classified as liabilities measured at fair value through earnings. As such, the Predecessor allocated the transaction consideration to the warrants and SAFEs at fair values of $849 and $883, respectively. As of December 31, 2023, none of these warrants and SAFEs were exercised or redeemed.

F-54

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6: - WARRANT LIABILITY (Cont.)

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the Series A warrants and the Series B warrants. Below are the assumptions used for the valuation of Series A and Series B warrants at the issuance date and as of the reporting date:

	December 31, 2023	March, 2023	February 2023	January 2023
Share price	NIS 3.13	NIS 19.1	NIS 19.84	NIS 20.85
Exercise price	NIS 22-25	NIS 22-25	NIS 22-25	NIS 22-25
Expected volatility in share prices (%)	69.79-74.93	59.51	60.89	61.79
Risk-free interest rate (%)	3.82-3.64	4.52	3.65	3.68
Contractual life of options for shares (years)	2-4	2.9-4.9	2.9-4.9	2.9-4.9

Changes in the warrant liability balance

Below is the change in the warrants liability balance for the years ending December 31, 2023 and 2022:

For the year ending December 31, 2023
Balance as of December 31, 2022	125
Issuance	849
Change in fair value	(953)
Balance as of December 31, 2023	21

For the year ending December 31, 2022
Balance as of December 31, 2021	617
Issuance	665
Change in fair value	(1,157)
Balance as of December 31, 2022	125

F-55

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 7:- LEASE

The Predecessor entered into operating leases primarily for offices, vehicles and storage spaces. The leases have remaining lease terms of up to 3 years, some of which may include options to extend the leases for up to an additional 2 years. In July 2023, the Predecessor reassessed its lease liability since an option to extend the lease term for the Tel-Aviv offices was no longer reasonably certain to be exercised. The reassessment resulted in a decrease of $213 in its lease liability.

The components of operating lease costs were as follows:

	Year ended December 31,
	2023	2022

Operating lease cost	$188	$116

Total lease costs	$188	$116

Supplemental balance sheet information related to operating leases is as follows:

	December 31,
	2023	2022

Weighted average remaining lease term (in years)	1.03	3.77
Weighted average discount rate	18.6%	8.7%

Maturities of the Company’s operating lease liabilities as of December 31, 2023 were as follows:

December 31, 2023

2024	$149
2025	22
Total undiscounted lease payments	171
Less: imputed interest	(10)

Present value of lease liabilities	$161

F-56

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:- SHORT-TERM LOANS

1.	On April 30, 2023, Predecessor signed a short-term loan agreement with Covenant Group, a related party (see also Note 15), in the amount of $750. The fair value of loan as of April 30, 2023, was estimated at $619. As such, the difference between the proceeds received and the fair value of the loan in the amount of $131 was recorded as a capital contribution.

The loan principal bears an annual interest rate of 9% and was due for repayment on December 31, 2023. The agreement includes the following key provisions:

a.	If the Predecessor defaults on payments payable under the loan agreement, the rate of the loan will be increase to 17%.
b.	In the event of a liquidation (as defined in the loan agreement), the loan will be repaid at a multiple of three to six times the original loan amount.

The Predecessor has evaluated the loan for embedded derivatives required to be bifurcated and concluded that the increase in payments in the event of liquidation should be bifurcated from the debt host under ASC 815. Thus, the embedded derivatives were bifurcated from the debt host and accounted for at fair value through earnings.

The Predecessor allocated $95 to the embedded derivatives and the remaining consideration was allocated to the debt host. The debt host was measured at its amortized cost using the effective interest method. As of December 31, 2023, the carrying amount of the debt host and the accrued interest was $910.

As of December 31, 2023, the loan was not repaid and therefore bears interest of 17% from that date until full repayment.

For the year ended December 31, 2023, the Predecessor recorded finance expenses of $270 related to the debt host.

Below are the assumptions used for the valuation of the embedded derivatives at the issuance date and as of December 31, 2023:

	December 31, 2023	April 30, 2023
Probability of survival	22%	50%
Recovery rate parameter	36%	36%

F-57

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:- SHORT-TERM LOANS (Cont.)

2.	On August 16, 2023, the Predecessor signed a loan agreement for $80 (the “loan”) with the Predecessor’s CEO, who also serves as a director and is one of the Predecessor’s controlling shareholders(see also Note 15). The loan did not bear any interest. The loan was to be repaid within seven days from the date certain customer payments are actually received by the Predecessor, and in any case no later than September 30, 2023.

The fair value of loan as of August 16, 2023 was estimated at $70. As such, the difference between the proceeds received and the fair value of the loan at the amount of $10 was recorded as a capital contribution.

As of December 31, 2023, the loan was not repaid. As of December 31, 2023, the loan’s carrying amount was $80.

3.	In September and October, 2023, the Predecessor entered into loan agreements with Alpha Capital Anstalt (the “lender”) for an amount of $1,000 (which was transferred to the Predecessor in two installments of $333 and $667 in September 2023 and October 2023, respectively). The agreement includes the following key terms:

a.	The loan will bear interest of 12%.
b.	The maturity date was December 31, 2023.
c.	If the Predecessor will not be involved in bankruptcy proceedings, the loan amount to be paid will increase by an “upside commission” in the amount of $1,000 by the maturity date.
d.	If there is a default event, liquidation event or an equity financing event (As defined in the agreement) the loan and the upside commission will accelerate and will be payable.

The Predecessor has evaluated the loan for embedded derivatives required to be bifurcated and concluded that the payment of the upside commission and the acceleration of loan payment should be bifurcated from the debt host under ASC 815. Thus, the embedded derivatives were bifurcated from the debt host and accounted for at fair value through earnings.

As such, in September 2023, the Predecessor allocated $139 to the embedded derivatives and the reaming consideration was allocated to the debt host. In October 2023, the Predecessor allocated $280 to the embedded derivatives and the reaming consideration was allocated to the debt host. The debt host was measured at its amortized cost using the effective interest method. As of December 31, 2023, the carrying amount of the debt host and the accrued interest was $1,020. For the year ended December 31, 2023, the Predecessor recorded finance expenses of $441 related to the debt host.

Below are the assumptions used for the valuation of the embedded derivatives at the issuance date and as of the reporting date:

	December 31, 2023	September 30, 2023 and October 31, 2023
Probability of survival	22%	40%
Recovery rate parameter	47%	47%

F-58

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:- SHORT-TERM LOANS (Cont.)

4.	Below are the changes in the short-term loans line item (including embedded derivatives) for the year ended December 31, 2023:

For the year ending December 31, 2023
Balance as of Dec. 31, 2022	-
Proceeds for short term loans	1,150
Proceeds for bifurcated embedded derivatives	516
Remeasurement of embedded derivatives	(152)
Finance expenses	746
December 31, 2023	2,260

NOTE 9:- SAFE LIABILITY

In January, February and March 2023, the Predecessor entered a Simple Agreement for Future Equity (SAFE) investment agreements with 12 private investors.

The SAFEs will automatically convert upon the earlier of the following events:

a.	A capital raise of at least $5 million in exchange for the issuance of Predecessor shares, where at least one investor contributes $500 (“Qualified Capital Raise”). At that time, the investment amount will be converted into Predecessor shares at a share price equal to 70% of the lowest share price in the Qualified Capital Raise (a 30% discount on the share price), or
b.	December 31, 2024, where the conversion amount will be calculated at 65% of the average Predecessor share price over the 22 trading days preceding December 31, 2024 (a 35% discount).

In the event of a capital raise by the Predecessor that does not qualify as a Qualified Capital Raise, SAFE investors may convert their investment at a share price equal to 70% of the lowest share price in that capital raise (a 30% discount).

According to the terms of the SAFE agreement, upon the occurrence of any of the following events, the investment agreement will terminate, and the following provisions, among others, will apply:

(1) In the event of liquidation (whether voluntary or involuntary) before the end of the SAFE agreement period, the Predecessor will pay investors a total amount equal to twice the investment amount before the liquidation event and according to the priority set in the investment agreement.

(2) In the event of a liquidity event (which include a change in control) before the end of the investment agreement period, the Predecessor will pay investors a total amount equal to five times the investment amount before the completion of such liquidity event.

At the time of the issuance, the fair value of the SAFEs was estimated at $883.

F-59

NOTE 9:- SAFE LIABILITY (Cont.)

A summary of significant unobservable inputs (Level 3 inputs) used in measuring the SAFEs outstanding are as follows:

	December 31, 2023	January, February and March 2023
Principal amount	$1,732	1,732
Implied discount rate	70.62%-79.35%	70.62%-79.35%
Term (years)	0.5	0.8
Fair value	92	883

As of December 31, 2023, the fair value of the SAFE liability was $92.

Below is the change in the SAFE Liability carrying amount for the Year Ended December 31, 2023:

For the year ending December 31, 2023
Balance as of December 31, 2022	-
Fair value of SAFE at issuance	883
Change in fair value	(791)

December 31, 2023	92

F-60

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 10:- FAIR VALUE MEASUREMENT

Financial liabilities

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities measured at fair value:
Embedded derivatives	-	-	364	364
SAFE Liability	-	-	92	92
Warrants	-	-	21	21
Total	-	-	477	477

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Liabilities measured at fair value:
Warrants	-	-	125	125
Total	-	-	125	125

NOTE 11:- SHAREHOLDERS EQUITY

a.	Ordinary shares grant their holders the right to receive notice of and participate in shareholders’ meetings of the Predecessor and to vote therein, the right to appoint members of the Board of Directors, and the right to participate in the distribution of dividends and the distribution of surplus assets and funds upon the liquidation of the Predecessor.

b.	Issuance of Ordinary Shares and Capital Raising:

1.	On February 9, 2022, the general meeting approved a capital raising framework, which was approved by the Predecessor’s Board of Directors on December 27, 2021. The capital raise involved a private placement of approximately $3,760 from four investors. As part of the capital raise, the Predecessor issued 333,928 ordinary shares and 333,928 warrants to the investors, exercisable for a period of 30 months. The exercise price for each warrant is NIS 90 per share (see Note 6b). The issuance costs incurred by the Predecessor were $45. An amount of $42 was allocated to additional paid-in capital and the reminder at the amount of $3 was recognized in earnings.

2.	On August 4, 2022, the Predecessor issued 131,400 ordinary shares and 32,850 Series 3 warrants and 98,550 Series 4 warrants in exchange for approximately $982 (see also Note 6(c)). The issuance costs incurred by the Predecessor were $27.

An amount of $21 was allocated to additional paid-in capital and the reminder at the amount of $6 was recognized in earnings.

F-61

NOTE 11:- SHAREHOLDERS EQUITY (Cont.)

c.	Share-Based Payment:

Under the Predecessor’s 2018 Share Incentive Plan, options can be granted to officers, directors, employees, and consultants of the Predecessor.

The option plan allows for the granting of options with a vesting period as determined by the Predecessor’s Board of Directors. The options have a lifespan of 10 years from the grant date unless otherwise specified by the Board.

In May 2021, the Predecessor granted 197,900 options to directors and officers, exercisable for 197,900 ordinary shares of the Predecessor. The options will vest in eight installments (every three months) over two years from the grant date.

The share-based compensation expense by line item in the accompanying Consolidated Statements of Operations is summarized as follows:

	Year ended December 31,
	2023	2022

Cost of sales	$-	$2
Research and development	2	53
Selling and marketing	2	55
General and administrative	8	228
	12	338

NOTE 11:- SHAREHOLDERS EQUITY (Cont.)

Summary of Predecessor’s Option Activity and Additional Information

		For the year ended December 31,
		2023				2022
	Amount of options	Weighted average exercise price	Weighted average Remaining contractual Term (in years)	Aggregate Intrinsic Value	Amount of options	Weighted average exercise price	Weighted average Remaining contractual Term (in years)	Aggregate intrinsic value
		$		$		$		$
Outstanding at beginning of period	465,068	7.03	7.64	-	467,751	8.15	8.64	-
Granted	-	-	-	-	-	-	-	-
Exercised	-	-	-	-	-	-	-	-
Forfeited	(173,224)	-	-	-	(2,683)	0.28	-	-
Outstanding at end of period	291,844	6.10	6.51		465,068	7.03	7.64	-
Vested at end of period	289,508	6.14	6.51		426,207	6.72	7.59

F-62

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 12: - BASIC AND DILUTED LOSS PER SHARE

	Year ended December 31,
	2023	2022

Numerator:
Net loss applicable to shareholders of ordinary shares	$(5,034)	$(7,397)

Denominator:
Number of ordinary shares used in computing basic and diluted net loss per share	2,893,770	2,623,364
Net loss per ordinary share, basic and diluted	$(1.74)	$(2.82)

NOTE 13:- INCOME TAXES

a.	Corporate tax in Israel and United States:

In Israel, ordinary taxable income is subject to a corporate tax rate of 23% for the years ended December 31, 2023 and 2022.

In the United States Federal tax rate was 21% for the years 2023 and 2022.

b.	Deferred income taxes -

Deferred taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts recorded for tax purposes. Significant components of the Predecessor’s deferred tax assets are as follows:

	Predecessor
	December 31,
	2023	2022
Deferred tax assets:
Operating loss carryforward	6,424	4,738
Reserves and allowance	156	82
Research and development	147	396
Operating lease liability	37	131
Gross deferred tax assets:	6,764	5,347

Less: Valuation allowance	(6,719)	(5,209)
Total deferred tax assets	$45	$138

Deferred tax liabilities: Operating lease right-of-use assets	(45)	(138)
Gross deferred tax liabilities:	(45)	(138)

Net deferred tax asset	$-	$-

As of December 31, 2023 and December 31, 2022, the Predecessor has provided a valuation allowance with respect to the deferred tax assets. Management believes that because the Predecessor has a history of losses, it is not more likely than not that the deferred tax assets will be realized.

F-63

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 13:- INCOME TAXES (Cont.)

c.	Net operating loss carry-forwards:

The Predecessor has net operating loss carryforwards in Israel of approximately $27,900. The net operating losses in Israel are carried forward indefinitely.

d.	Tax assessments:

The Predecessor’s income tax return is subject to examination by federal, state and non-U.S. tax authorities. The Predecessor’s and its subsidiary in the United States were not subject to inspections from the inception date. As of December 31, 2023 the Predecessor’s tax years until 2019 are subject to statutes of limitation effective in Israel. For the U.S. subsidiary’s tax years until 2020, are subject to statutes of limitation.

e.	Effective income tax rate reconciliations:

In 2023 and 2022 the main reconciling item for the Predecessor’s tax rate is tax loss carryforwards and temporary differences, for which a valuation allowance was provided.

f.	Income taxes are comprised as follows:

	Year ended December 31,
	2023	2022

Current	$13	$22
Deferred	-	-
	13	22

Domestic	-	-
Foreign	13	22
	13	22

F-64

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 14:- GEOGRAPHIC INFORMATION AND SELECTED STATEMENTS OF INCOME DATA

a.	Summary information about geographic areas:

The Predecessor operates in one reportable segment (see Note 1 for a brief description of the Predecessor’s business). The total revenues are attributed to geographic areas based on the location of the Predecessor’s direct customers.

The following table presents total revenues and property and equipment, net, by geographic area:

1. Revenues based on location:

	For the year ending December 31
	2023	2022
Israel	-	54
US	1,137	452
Total revenues	1,137	506

2. Property and equipment, net and ROU assets:

	December 31,
	2023	2022

Israel	616	1,209
US	40	70
	656	1,279

b. Summary information about products:

The following table presents total revenues for the years ended December 31, 2023 and 2022 by products:

	Year ended December 31,
	2023	2022

Revenue from the sale of Nasogastric tubes	738	387
Revenue from the sale of Systems and related services	399	119
Total revenues	1,137	506

F-65

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 15: - RELATED PARTIES TRANSACTIONS

a. Balances with related parties

	Predecessor
	December 31
	2023	2022
	USD thousands
Other accounts payables	408	379
Short term loans	990	-
	1,398	379

b. Additional information

1. In February 2021, the Predecessor entered into new management agreements (the “New Management Agreements”) with companies controlled by the CEO and Chairman of the Board (“the Management Companies”). Under these agreements, effective from March 1, 2021, the management company controlled by the Predecessor’s CEO would be entitled to a monthly management fee of NIS 84,500 for its services, and the management company controlled by the Chairman of the Board would be entitled to a monthly management fee of NIS 76,000, representing 90% of a full-time position.

2. During 2023, Covenant Group (a company wholly owned by the Predecessor’s chairman of the Board of directors provided the Predecessor with a short-term loan (see also Note 8(1)).

3. During 2023, the Predecessor’s CEO provided the Predecessor with short-term loan (see also Note 8(2)).

NOTE 16: - CONTINGENT LIABILITIES, GUARANTEES AND COMMITMENT

1. Alpha Capital Anstalt has a first-degree lien on all current and future intellectual property rights of the Predecessor, without limitation on the amount, related to the loan provided in 2023 (see Note 8(3)). The Predecessor also has a second-degree lien up to the amount of the loan from the Predecessor’s CEO (see also Note 8(2)).

2. On September 28, 2023, the Predecessor received a lawsuit in the amount of approximately NIS 867 thousand, filed with the Tel Aviv-Jaffa District Labor Court by (1) Mr. Shay Tsuker, one of the controlling shareholders of the Predecessor who served as Chairman of the Board until March 2023, and (2) Shilutan Management and Holdings Ltd., owned by Mr. Tsuker (the “Management Company” and the “Plaintiffs”, respectively). The Plaintiffs claim that Mr. Tsuker was not paid in accordance with the management agreement between the Management Company and the Company, including payment for a notice period of approximately two and a half months (out of a 6-month notice period), a retirement bonus equivalent to 6 months’ management fees, and accrued vacation pay, plus linkage differentials and interest or compensation according to the Wage Protection Law, as applicable.

The Plaintiffs also allege that there was an employer-employee relationship between Mr. Tsuker and the Predecessor and that the management agreement between the Company and the Management Company was established to facilitate the payments. Adequate provision was included in the Predecessor consolidated financial statements.

F-66

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 17: - SUBSEQUENT EVENTS

The Company evaluated events occurring subsequent to December 31, 2023, through February 14, 2025, which is the date the consolidated financial statements were available to be issued.

1. On January 31, 2024, the Predecessor filed a petition for bankruptcy under the Israeli law to the Tel Aviv-Yafo District Court (in this section: the “Court”), the Predecessor also requested temporary relief, including permission for the Predecessor to make urgent payments, an order prohibiting the repayment of past debts of the Predecessor, a stay of all legal proceedings against it, and an order for the continuation of IT services for the Predecessor. The Court has granted the order to prohibit the repayment of past debts on February 1, 2024, and granted the request on February 5, 2024.

2. On March 27, 2024, the Court formally accepted the Predecessor’s petition and appointed a trustee for the Predecessor (hereinafter: the “Trustee”). The Court also granted a stay of all proceedings against the Predecessor in accordance with the provisions of Sections 25(3) and 29 of the Insolvency Law, a stay of all collection proceedings related to the Predecessor, and the suspension of the powers of the Board of Directors and officers of the Predecessor, including the CEO. The Court also granted the Trustee investigative powers in accordance with Sections 281(a) and (d) of the Insolvency Law.

3. On April 11, 2024, the Predecessor entered a “stalking horse” asset purchase agreement with Alpha Capital Anstalt (“Alpha”) to sell the Predecessor operation for the forgiveness of the short term loan provided to the Predecessor by Alpha and by providing additional financing to the Predecessor in the amount of $350 that would be forgiven if Alpha will be declared as the winning bidder. On April 17, 2024, the Court approved the “stalking horse” asset purchase agreement.

4. On May 15, 2024, the Court approved the proposal of Alpha as the winning bid for the purchase of the Predecessor operations and on June 20, 2024, the asset purchase agreement was closed and Alpha, by means of the Company, became the owner of the Predecessor operation.

5. During the period from its inception date and until December 31, 2024, the Company received loans from Alpha Capital Anstalt at the total amount of $2,217. During January and February 2025 an additional amount of $250 was received from Alpha Capital Anstalt. Based on the loan agreement, the loan bears no interest and is due and payable by demand of the lender.

6. On November 17, 2024, the Company submitted to the Israeli Tax Authorities a request to approve its new Equity Incentive Plan.

7. In November 2024 the Company filed a request to change its name from Envizion Holdings Corp. to ENvue Medical Holdings Corp., Change the name of Envizion Medical Inc to ENvue Medical (USA) Inc. and the name of Envizion Medical Israel Ltd. to ENvue Medical Israel Ltd. The names change was approved during January 2025.

F-67

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

8. Merger with Nanovibronix, Inc.:

Agreement and Plan of Merger –

On February 14, 2025, ENvue Medical Holdings, Corp. (“the Company״ and ENvue”), NVEH Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), and NVEH Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Nanovibronix, Inc., a Delaware corporation (the “Nano”).

NOTE 17: - SUBSEQUENT EVENTS (Cont.)

Pursuant to the terms of the Merger Agreement, Nano and the Company effected (i) a merger of First Merger Sub with and into the Company, with the First Merger Sub ceasing to exist and the Company becoming a wholly-owned subsidiary Nano (the “First Effective Time”) and (ii) the merger of the Company with and into Second Merger Sub (the “Second Merger” and such effective time, the “Second Effective Time” and, the Second Merger together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the Second Effective Time, the certificate of formation of the Surviving Entity was amended and restated to, among other things, change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, Nano issued (i) 1,734,995 shares (the “Merger Shares”) of common stock, par value $0.001 per share (the “Common Stock”) to the holders of ENvue, which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of Common Stock immediately prior to the First Effective Time and (ii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”), as further described below, in excess of the Exchange Cap to the holders of ENvue in consideration for 100% of the Company. The Merger was consummated and completed on February 14, 2025.

Support Agreements –

In connection with the execution of the Merger Agreement, the Company and Nano entered into that certain Parent Stockholder Support Agreement (the “Support Agreements”), dated as of February 14, 2025, with certain of the Company’s officers and directors. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Stockholder Proposals at the Company meeting of stockholders to be held in connection therewith.

———————————————

F-68

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	Successor	Predecessor
	September 30, 2024	December 31, 2023
	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	133	103
Restricted cash	30	30
Account receivables (net of allowance for credit losses of $12 and $9 at September 30, 2024 and December 31, 2023, respectively)	30	167
Other account receivables	332	59
Inventory	326	307
Total current assets	851	666

LONG-TERM ASSETS:
Right-of-use assets	46	197
Property, plant and equipment, net	131	459
Intangible assets, net	1,145	-
Goodwill	279	-
Total long-term assets	1,601	656

Total assets	2,452	1,322

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

F-69

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	Successor	Predecessor
	September 30, 2024	December 31, 2023
	Unaudited

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Account payables	140	934
Other account payables	685	1,772
Current portion of lease liability	43	139
Short-term loans	1,017	2,260
Total current liabilities	1,885	5,105

LONG-TERM LIABILITIES:
Warrant liability	-	21
SAFE liability	-	92
Lease liabilities	7	22
Total long-term liabilities	7	135

COMMITMENTS AND CONTIGENCIES
SHAREHOLDERS’ EQUITY (*):
Successor Common shares, $0.0001 value - Authorized: 1,500,000 shares at September 30, 2024; Issued and outstanding 1,500,000 shares at September 30, 2024; Predecessor Ordinary shares of NIS 0.01 par value - Authorized: 10,000,000 shares at December 31, 2023; Issued and outstanding: 2,896,821 shares as of December 31, 2023	-	8
Additional paid-in capital	1,490	27,334
Accumulated deficit	(930)	(31,260)
Total shareholders’ equity (deficit)	560	(3,918)

Total liabilities and shareholders’ equity	2,452	1,322

(*) After giving effect to the Successor’s share split, see also note 13.

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

F-70

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except share data)

	Successor	Predecessor
	Period commencing June 20, through September 30,	Period commencing January 1, through June 19,	Nine months ended September 30,
	2024	2024	2023
	Unaudited	Unaudited

Revenues	170	244	628

Cost of sales	(152)	(167)	(923)

Gross profit (loss)	18	77	(295)

Research and development	(216)	(280)	(1,492)

Selling and marketing	(320)	(300)	(1,482)

General and administrative	(334)	(890)	(1,564)

Operating loss	(858)	(1,393)	(4,833)

Reorganization items, net	-	(4,358)	-

Finance income (expense), net	(67)	337	1,169

Loss before taxes on income	(925)	(5,414)	(3,664)

Taxes on income	(5)	(1)	(5)

Net loss	(930)	(5,415)	(3,669)

Basic and diluted loss per share (*)	(0.62)	(1.87)	(1.26)

Weighted average number of common share (Successor) or ordinary share (Predecessor) used in computing basic and diluted net loss per share (*)	1,500,000	2,896,821	2,892,738

(*) After giving effect to the Successor’s share split, see also Note 13.

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

F-71

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

U.S. dollars in thousands

	Predecessor (unaudited)
	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’ equity
	Number	Amount	capital	deficit	(deficit)

Balance as of December 31, 2022	2,888,597	$8	$26,974	$(26,226)	$756

Capital contribution from related parties	-	-	141	-	141
Exercise of warrants into ordinary shares	8,224	*)	207	-	207
Share-based payment	-	-	12	-	12
Net loss	-	-	-	(3,669)	(3,669)

Balance as of September 30, 2023	2,896,821	$8	$27,334	$(29,895)	$(2,553)

	Predecessor (unaudited)
	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’ equity
	Number	Amount	capital	deficit	(deficit)

Balance as of December 31, 2023	2,896,821	$8	$27,334	$(31,260)	$(3,918)

Net loss	-	-	-	(5,415)	(5,415)

Balance as of June 19, 2024	2,896,821	$8	$27,334	$(36,675)	$(9,333)

	Successor (unaudited)
	Common Shares		Additional paid-in	Accumulated	Total shareholders’
	Number (**)	Amount	capital	deficit	equity

Balance as of June 20, 2024	1,500,000	$-	$-	$-	$-

Capital contributions	-	-	1,490	-	1,490
Net loss	-	-	-	(930)	(930)

Balance as of September 30, 2024	1,500,000	-	$1,490	$(930)	$560

*) Represents an amount lower than $1.

(**) After giving effect to the Successor’s share split, see also Note 13.

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

F-72

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

U.S. dollars in thousands

	Successor	Predecessor
	Period commencing June 20, through September 30,	Period commencing January 1, through June 19,	Nine months ended September 30,
	2024	2024	2023
Cash flows from operating activities:
Net loss	(930)	(5,415)	(3,669)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities
Reorganization items, net	-	4,324	-
Depreciation and amortization	45	318	195
Remeasurement of embedded derivatives	-	(333)	6
Finance expense	61	87	165
Share-based payment expense	-	-	12
Remeasurement of warrants liability	-	(15)	(1,263)
Remeasurement of SAFE liability	-	(46)	113
Decrease in operating lease right-of-use assets	7	80	122
Decrease in operating lease liabilities	(3)	(45)	(116)
Decrease (increase) in other account receivables	(289)	(42)	141
Decrease (increase) in account receivables	(20)	158	66
Decrease (increase) in inventory	(22)	123	415
Increase in account payables	27	264	136
Increase in other account payables	275	229	401

Net cash used in operating activities	(849)	(313)	(3,276)

Cash flows from investing activities:
Cash received from business combination	32	-	-
Purchase of property and equipment	-	-	(39)

Net cash used in investing activities	32	-	(39)

Cash flows from financing activities:
Exercise of warrants into ordinary shares	-	-	207
Capital contributions	-	-	141
Proceeds from short term loan	980	387	926
Proceeds from bifurcated embedded derivatives	-	-	96
Proceeds from issuance of SAFE liability	-	-	883
Proceeds from issuance of Warrants liability	-	-	849

Net cash provided by financing activities	980	387	3,102

Exchange differences on balances of cash and cash equivalents	-	5	(13)

Increase in cash and cash equivalents and restricted cash	163	79	(226)
Cash and cash equivalents and restricted cash at the beginning of the period	-	133	385

Cash and cash equivalents and restricted cash at the end of the period	163	212	159

Supplemental disclosures of cash flows activities:

Non-cash activity:
Capital contribution from related party	61	-	-

Recognition (derecognition) of right-of-use asset and lease liability	53	(116)	(213)

Cash paid during the period for:
Income taxes	-	1	4

Reorganization items:
Legal fees paid	-	34	-

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	133	182	121
Restricted cash	30	30	38

	163	212	159

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

F-73

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 1:- GENERAL

a.	ENvue Medical Holdings Corp. (previously: Envizion Medical Holding Corp.) (hereinafter: the “Company” or the “ Successor”) is a Delaware corporation incorporated June 5, 2024. The Company is 100% owned by Alpha Capital Anstalt (“Alpha”). The Company has two wholly owned subsidiaries: ENvue Medical (USA) Inc. (previously: Envizion Medical (USA) Inc.)and ENvue Medical Israel Ltd. (previously: Envizion Medical Israel Ltd.).

Envizion Medical Ltd. (hereinafter: the “Predecessor”) was incorporated and registered in Israel on October 1, 2017, and commenced its operations on November 1, 2017. The Predecessor was engaged in the research, development, marketing, and sale of medical equipment in the field of enteral feeding.

The Predecessor was a publicly traded company traded on the Tel-Aviv stock exchange under the ticker ENVM.

On January 31, 2024, the Predecessor filed a petition for insolvency under the Israeli law to the Tel Aviv-Yafo District Court (in this section: the “Court”), the Predecessor also requested temporary relief, including permission for the Predecessor to make urgent payments, an order prohibiting the repayment of past debts of the Predecessor, a stay of all legal proceedings against it, and an order for the continuation of IT services for the Predecessor. The Court has granted the order to prohibit the repayment of past debts on February 1, 2024 and granted the request on February 5, 2024.

On March 27, 2024, the Court formally accepted the Predecessor’s petition and appointed a trustee for the Predecessor (hereinafter: the “Trustee”). The Court also granted a stay of all proceedings against the Predecessor in accordance with the provisions of Sections 25(3) and 29 of the Insolvency Law, a stay of all collection proceedings related to the Predecessor, and the suspension of the powers of the Board of Directors and officers of the Predecessor, including the CEO. The Court also granted the Trustee investigative powers in accordance with Sections 281(a) and (d) of the Insolvency Law.

On April 11, 2024, the Predecessor entered a “stalking horse” asset purchase agreement with Alpha to sell the Predecessor operation for the forgiveness of the short term loan provided to the Predecessor by Alpha and by providing additional financing to the Predecessor in the amount of $350 that would be forgiven if Alpha will be declared as the winning bidder. On April 17, 2024, the Court approved the “stalking horse” asset purchase agreement.

On May 15, 2024, the Court decided to approve the proposal of Alpha as the winning bid for the purchase of the Predecessor’s operations and assets.

F-74

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 1:- GENERAL (Cont.)

On June 20, 2024, Alpha Capital Anstalt, by means of the Company, completed the acquisition of the Predecessor’s key assets, mainly consisting of its technology (IP), customer relationships, inventory and its 100% holding of the shares of ENvue Medical (USA) Inc, a wholly owned subsidiary that acted as a distributor of the Predecessor (collectively: “the Predecessor operation”). See also Note 3.

b.	The Predecessor operation incurred significant losses and negative cash flows from operating activities since its inception. The Company’s ability to successfully execute its business plan is primarily dependent on its ability to raise additional funds to support its operations. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the date of issuance of these interim condensed consolidated financial statements. The financial statements do not include any adjustments regarding asset values and their classification that might be required if the Company is unable to continue operating as a going concern.

c.	The Predecessor concluded that filing for insolvency under the Israeli law is similar in all substantive respects to a Chapter 11 bankruptcy filing. As such, as a result of insolvency petition, during the Predecessor period, the Predecessor has applied ASC 852 “Reorganizations”. The petition date for ASC 852 purposes was determined to be January 31, 2024. ASC 852 requires that financial statements distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the business shall be reported separately as reorganization items in the Company’s interim condensed consolidated statement of operations. In addition, ASC 852 require that prepetition obligations that could be impacted by the judicial reorganization proceedings to be classified on the balance sheet as liabilities subject to compromise. These liabilities are required to be reported as the amounts expected to be allowed by the Court, even if they could be settled for lesser amounts.

After filing for insolvency protection, the fair value measurement provisions of ASC 820 no longer are applicable to prepetition liabilities subject to compromise. As such, liabilities that were previously measured at fair value are measured as of the petition date at the expected amount of the allowed claim.

Reorganization items, net

ASC 852 requires that transactions and events directly associated with the reorganization be separately disclosed and distinguished from those of the ongoing operations of the business. The Company used the classification “Reorganization items, net” on the condensed consolidated statements of operations to reflect expenses, gains and losses that were the direct result of the reorganization of its business.

Below are the items related to the reorganization items for the applicable periods:

	Successor	Predecessor
	Period commencing June 20, through September 30,	Period commencing January 1, through June 19,	Nine months ended September 30,
	2024	2024	2023

Remeasurement of expected amounts of SAFE liability	-	2,769	-
Remeasurement of expected amounts of short term loans	-	1,555	-
Legal fees	-	34	-
Total reorganization items	-	4,358	-

F-75

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The interim condensed consolidated balance sheets as of December 31, 2023, was derived from the audited consolidated financial statements as of that date, but does not include all of the disclosures, including certain notes required by GAAP on an annual reporting basis. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Therefore, these unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2023.

In management’s opinion, the unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company’s financial position as of September 30, 2024 (Successor), the Company’s condensed consolidated statements of operations, shareholders’ equity and cash flows for period from June 20, 2024 to September 30, 2024 (Successor),for the period from January 1, 2024 to June 19, 2024 (Predecessor) and the nine months ended September 30, 2023 (Predecessor). The results for the interim periods are not necessarily indicative of the results to be expected for the full year ending December 31, 2024 or any other future interim or annual period.

a.	Use of estimates:

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

b.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries and the Predecessor and its subsidiary. Intercompany accounts and transactions have been eliminated upon consolidation.

c.	Significant Accounting Policies:

For a summary of the Company’s significant accounting policies refer to “Note 2. Significant Accounting Policies” of its Annual Report for the fiscal year ended December 31, 2023. There have been no material changes in the significant accounting policies from those that were disclosed in the audited consolidated financial statements for the fiscal year ended December 31, 2023, included in the Annual Report other than those noted below. The Predecessor and the Company adopted the same accounting policies.

F-76

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

d.	Business combination:

The Company applies the provisions of ASC 805, “Business Combination” and allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

When determining the fair values of assets acquired and liabilities assumed, management makes significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include but are not limited to future expected cash flows from acquired technology and acquired customer relationships from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred (see also Note 3).

e.	Goodwill:

Goodwill has been recorded as a result of the acquisition. Goodwill represents the excess of the purchase price in a business combination over the fair value of identifiable net tangible and intangible assets acquired. Goodwill is not amortized, but rather is subject to an impairment test.

ASC No. 350, “Intangibles - Goodwill and other” (“ASC No. 350”) requires goodwill to be tested for impairment at the reporting unit level at least annually or between annual tests in certain circumstances and written down when impaired.

ASC No. 350 allows an entity to first assess qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If the qualitative assessment does not result in a more likely than not indication of impairment, no further impairment testing is required. If it does result in a more likely than not indication of impairment, the quantitative goodwill impairment test is performed. Alternatively, ASC No. 350 permits an entity to bypass the qualitative assessment for any reporting unit and proceed directly to performing the quantitative goodwill impairment test.

If the carrying value of a reporting unit exceeds its fair value, the Company recognizes an impairment of goodwill for the amount of this excess.

The Company performs the quantitative goodwill impairment test during the fourth quarter of each fiscal year, or more frequently if impairment indicators are present and compares the fair value of the reporting unit with its carrying value. As of September 30, 2024, no impairment losses have been identified.

f.	Intangible assets, net:

Intangible assets that are not considered to have an indefinite useful life are amortized over their estimated useful lives, which is 8.5 years. These intangible assets consist of technology and customer relationship which are amortized over their estimated useful lives.

g.	Impairment of long-lived assets including intangible assets subject to amortization and ROU assets:

The Company’s long-lived assets are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of September 30, 2024 and December 31, 2023, no impairment losses have been identified.

F-77

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

h.	Trade receivables:

Trade receivables are recorded net of credit losses allowance for any potential uncollectible amounts. The Company makes estimates of expected credit and collectability trends for the allowance for credit losses based upon its assessment of various factors, including historical collectability experience, the age of the trade receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers.

As of September 30, 2024, the allowance for credit losses of trade receivables was $12.

i.	Fair value measurement:

The Company applies ASC No. 820, “Fair Value Measurements and Disclosures”, with respect to fair value measurements of all financial assets and liabilities.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that can be accessed at the measurement date.

Level 2 -	Inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the assets or liabilities, either directly or indirectly through market corroboration, for substantially the full term of the financial instruments.

Level 3 -	Inputs are unobservable inputs based on the Predecessor’s own assumptions used to measure assets and liabilities at fair value. The inputs require significant management judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The estimated fair value of cash equivalents, restricted cash, accounts receivable, trade payables, other accounts payable and accrued expenses approximate their carrying value as presented, due to their short term maturities. Liabilities related to warrants, SAFEs and embedded derivatives were classified as Level 3 fair value measurements as they are not traded in active markets and their fair value is measured using Level 3 inputs.

j.	Concentration of Credit Risk:

Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents, and accounts receivables.

For cash and cash equivalents, the Company is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the accompanying consolidated balance sheets exceed federally insured limits.

The Company places its cash and cash equivalents and short-term deposits with financial institutions with high-quality credit ratings and has not experienced any losses in such accounts.

The Company performs ongoing credit evaluations of its customers and, to date, has not experienced any significant losses.

For the period commencing June 20, 2024 through September 30, 2024 and for the period commencing January 1, 2024 through June 19, 2024 and for the nine months ended September 30, 2023, there were several customers that accounted for 10% or more of revenue.

F-78

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

	Successor	Predecessor
	Period commencing June 20, through September 30, 2024	Period commencing January 1, through June 19, 2024	For the nine months ended September 30, 2023

Customer A	39%	19%	25%
Customer B	-	33%	-
Customer C	-	22%	23%

The Company has no off-balance-sheet concentration of credit risk.

k.	Warrants and SAFE liability:

The Company accounts for warrants and SAFEs as either equity-classified or liability-classified instruments based on an assessment of the instrument’s specific terms and applicable authoritative guidance. The assessment considers whether the warrants and SAFEs are freestanding financial instruments, meet the definition of a liability under ASC 480, are indexed to the Predecessor’s own stock and whether the warrants and SAFEs are eligible for equity classification under ASC 815-40. This assessment is conducted at the time of instrument issuance and as of each subsequent reporting period end date while the instrument is outstanding.

Instruments that meet all the criteria for equity classification, are required to be recorded as a component of additional paid-in capital. Instruments that do not meet all the criteria for equity classification, are required to be recorded as liabilities at their initial fair value on the date of issuance and remeasured to fair value through earnings at each balance sheet date thereafter.

All the Predecessor’s warrants were classified as liabilities for all periods presented as their exercise price is denominated in New Israeli Shekels and therefore do not meet the requirements to be classified as equity under ASC 815-40.

The Predecessor’s SAFEs were also classified as liabilities under ASC 480 since the SAFEs embody an obligation that is indexed to an obligation to repurchase the Predecessor’s shares as the Predecessor may be obligated to repurchase the SAFEs in cash if a change in control occurs, which is not under the Predecessor’s control.

l.	Basic and diluted earnings (loss) per share:

Basic and diluted net loss per share is calculated based on the weighted average number of ordinary shares outstanding during each year.

Diluted net loss per share is calculated based on the weighted average number of ordinary shares outstanding during each year, plus dilutive potential in accordance with ASC 260, “Earnings per Share”.

F-79

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

All outstanding share options, SAFEs and warrants for the nine-month period ended September 30, 2023 and the period from January 1, 2024 to June 19, 2024 have been excluded from the calculation of the diluted net loss per share, because all such securities are anti-dilutive for all periods presented. For the period from June 20, 2024 to September 30, 2024, the Company had no outstanding potential dilutive securities.

The number of shares excluded from the calculations of diluted net loss per share were as follows (unaudited):

	Successor	Predecessor
	Period commencing June 20, 2024 through September 30, 2024	Period commencing January 1, 2024 through June 19, 2024	Nine months ended September 30, 2023

Options	-	291,844	291,844
Warrants	-	1,060,851	1,060,851
SAFEs	-	845,024	1,073,107

Total	-	2,197,719	2,425,802

m.	Recently adopted and recently issued accounting pronouncements:

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. In addition, it provides new segment disclosure requirements for entities with a single reportable segment.

This standard is effective for annual periods beginning after December 15, 2023 and interim periods beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact on its financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures, which requires disaggregated information about the effective tax rate reconciliation as well as information on income taxes paid. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact on its financial statement disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Topic 220): Disaggregation of Income Statement Expenses, which requires disaggregated disclosure in the notes to the financial statements, of prescribed categories of expenses within relevant income statement captions. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact on its financial statements’ disclosures.

F-80

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 3:- ACQUISITIONS

On June 20, 2024, Alpha Capital Anstalt’s, by means of the Company, completed the acquisition of the Predecessor key assets and operation, mainly its technology (IP), customer relationships, inventory and its 100% holding of the shares of ENvue Medical (USA) Inc., a wholly owned subsidiary which acted as a distributor of the Predecessor (collectively: the “Predecessor operation”). The purchase consideration included the forgiveness of the loan Alpha Capital Anstalt had previously provided to the Predecessor with a fair value of $1,079, the forgiveness of $350 additional financing and liability classified contingent consideration incurred by the Company to pay up to $75, which was resolved in October 2024, resulting in a total transaction price of $1,504.

The Company accounted for the transaction as a business combination and allocated the purchase consideration to assets acquired and liabilities assumed based on their estimated fair values.

The Company allocated the purchase price to tangible and identified intangible assets acquired and liabilities assumed based on the preliminary estimates of their fair values, which were determined using generally accepted valuation techniques based on estimates and assumptions made by management.

During the measurement period, the fair values are subject to adjustment for up to one year after the close of the transaction as additional information is obtained.

Goodwill generated from this business combination is primarily attributable to synergies.

The preliminary purchase consideration consisted of the following:

Consideration:

Forgiveness of a loan and additional financing	$1,429
Contingent consideration	75
$1,504
Less: Cash and Restricted Cash acquired	(32)

Total consideration, net of cash and restricted cash acquired	$1,472

Identifiable assets acquired and liabilities assumed:
Accounts receivable	$9
Inventory	303
Other current assets	44
Property and equipment	141
Intangible assets	1,180
Goodwill	279
Liabilities assumed	(484)
Total identifiable assets acquired and liabilities assumed	$1,472

The following table presents components of the identified intangible assets acquired and their estimated useful lives as of the date of acquisition:

	Fair value (in thousands)	Useful Life (in years)
Developed technology	713	8.5
Customer relationships	467	8.5
Total intangible assets acquired	1,180

F-81

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 4:- INVENTORY

	Successor	Predecessor
	September 30, 2024	December 31, 2023

Raw materials	251	220
Finished goods	75	87

	326	307

(1)	Inventory write-down charged to the cost of sales amounted to nil, nil and $68 for the period commencing June 20, 2024 through September 30, 2024 and for the period commencing January 1, 2024 through June 19, 2024 and nine month period ended September 30, 2023, respectively to reduce inventory to its net realizable value and for any excess or obsolete inventory.

NOTE 5:- PROPERTY, PLANT AND EQUIPMENT

	Successor	Predecessor
	September 30, 2024	December 31, 2023

Cost:
Computer and software	30	166
Office equipment and furniture	52	60
Leasehold improvements	-	489
Equipment	59	416
	141	1,131

Accumulated depreciation:	(10)	(672)

Property, plant and equipment, net	131	459

Depreciation expense amounted to $195, $318 and $10 for the nine months ended September, 2023, for the period from January 1, 2024 to June 19, 2024 and for the period from June 20, 2024 to September 30, 2024, respectively.

F-82

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 6:- GOODWILL AND INTANGIBLE ASSETS, NET

a.	Goodwill:

Successor
September 30, 2024

Balance as of June 20, 2024	-
Acquisition	279

279

b.	Intangible assets, net:

		Successor
	Useful Life	September 30, 2024

Technology	8.5 years	692
Customer relationship	8.5 years	453

		1,145

Estimated amortization of intangible assets for the years ended:

December 31,

2024 (remaining)	35
2025	139
2026	139
2027	139
2028 and thereafter	693

1,145

NOTE 7:- OTHER ACCOUNTS PAYABLES

	Successor	Predecessor
	September 30, 2024	December 31, 2023

Accrued expenses	658	1,435
Employees and related	27	337

	685	1,772

F-83

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 8: - WARRANT LIABILITY

The Predecessor’s outstanding warrants were not assumed as part as the business combination and therefore there are no outstanding warrants as of September 30, 2024.

The Predecessor has concluded that the warrants are freestanding financial instruments that do not meet all the equity classification criteria pursuant to ASC 815-40 as their exercise price is denominated in New Israeli Shekel and therefore should be classified as liabilities measured at fair value through earnings. The change in fair value of warrant liabilities was recorded in finance income, net in the interim condensed consolidated statements of operations. After the petition date, the liability was measured at the expected amount of the allowed claim, which was immaterial.

a.	In 2021, the Predecessor issued 177,560 Series 1 Warrant and 177,560 Series 2 Warrants. Series 1 Warrants had an exercise price of NIS 79.06 and Series 2 Warrant NIS 94.88. The Series 1 warrants expired unexercised in May 2022. On May 16, 2023, 8,224 Series 2 warrants were exercised and the remaining warrants expired unexercised. For the nine month period ended September 30, 2023, the remeasurement was immaterial.

b.	On February 9, 2022, as part of share issuance, the Predecessor issued 333,928 investor warrants exercisable over 30 months. The exercise price for each warrant was NIS 90 per warrant.

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the warrants. Below are the assumptions used for the fair value measurement:

	September 30, 2023	December 31, 2023
Share price	NIS 4.55	NIS 3.13
Exercise price	NIS 90	NIS 90
Expected volatility in share prices (%)	87.64	82.08
Risk-free interest rate (%)	4.15	4.12
Contractual life of options for shares (years)	0.84	0.59

For the period from January 1, 2024 to January 31, 2024, and for the nine month period ended September 30, 2023 the Company recognized remeasurement income of nil and $19, respectively.

c.	On August 4, 2022, the Predecessor issued 32,850 Series 3 warrants (which expired in January 2023) and 98,550 Series 4 warrants (which expired in June 2024). The exercise price for the Series 3 warrant was NIS 27 per share, and NIS 48 for the Series 4 warrant. On September 29, 2022, the Predecessor issued an additional 185,506 Series 3 warrants (which expired in September 2023). As of June 19, 2024, none of these warrants were exercised.

The Predecessor used the Black-Scholes option pricing model to determine the fair value of the Series 4 warrants. Below are the assumptions used for the fair value measurement:

	September 30, 2023	December 31, 2023
Share price	NIS 4.55	NIS 3.13
Exercise price	NIS 48	NIS 48
Expected volatility in share prices (%)	91.58	82.08
Risk-free interest rate (%)	4.15	4.12
Contractual life of options for shares (years)	0.75	0.50

For the period between January 1, 2024 and January 31, 2024, and for the nine months period ended September 30, 2023, the Company recognized remeasurement income of nil and $105, respectively.

F-84

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 8: - WARRANT LIABILITY (Cont.)

d.	In January, February and March 2023 the Predecessor issued SAFEs (Simple Agreements for Future Equity) and warrants as part of an investment agreement with 12 private investors, totaling approximately $1,732. The Predecessor issued 279,793 Series A warrants and 246,224 Series B warrants in these transactions, (see Note 11).

The Predecessor concluded that the SAFEs and warrants were freestanding financial instruments and that the SAFEs and warrants should be classified as liabilities measured at fair value through earnings. As such, the Predecessor allocated the transaction consideration to the warrants and SAFEs at fair value in the amount of $849 and $883, respectively.

For the period between January 1, 2024 and January 31, 2024, and for the nine month period ended September 30, 2023 the Company recognized remeasurement income of $15 and $786, respectively.

The Company used the Black-Scholes option pricing model to determine the fair value of the warrants. Below are the assumptions used for the valuation of Series A and Series B warrants at the issuance date and as of the reporting date:

	September 30, 2023	March, 2023	February 2023	January 2023
Share price	NIS 4.55	NIS 19.1	NIS 19.84	NIS 20.85
Exercise price	NIS 22-25	NIS 22-25	NIS 22-25	NIS 22-25
Expected volatility in share prices (%)	71.98-72.79	59.51	60.89	61.79
Risk-free interest rate (%)	4.32-4.54	4.52	3.65	3.68
Contractual life of options for shares (years)	2.25-4.25	2.9-4.9	2.9-4.9	2.9-4.9

	January 31, 2024	December 31, 2023
Share price	NIS 1.17	NIS 3.13
Exercise price	NIS 22-25	NIS 22-25
Expected volatility in share prices (%)	85.82-97.19	69.79-74.93
Risk-free interest rate (%)	3.69-3.70	3.82-3.64
Contractual life of options for shares (years)	1.92-3.92	2-4

Changes in the warrant liability balance

Below is the change in the warrant liability balance for the nine month period ending September 30, 2023 and for the period from:

For the nine month ending September 30, 2023
Balance as of December 31, 2022	125
Issuance	849
Change in fair value	(910)
Balance as of September 30, 2023	64

Period commencing January 1, through January 31, 2024
Balance as of December 31, 2023	21
Change in fair value	(15)
Balance as of January 1, 2024	6

F-85

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 9:- LEASE

The Predecessor entered into operating leases primarily for offices, vehicles and storage spaces. The leases have remaining lease terms of up to 3 years, some of which may include options to extend the leases for up to an additional 2 years. In July 2023, the Predecessor reassessed its lease liability since an option to extend the lease term for the Tel-Aviv offices was no longer reasonably certain to be exercised. The remeasurement resulted in a decrease of $213 in its lease liability. As of the petition date, the Predecessor did not terminate its Tel-Aviv offices lease.

In August 2024, the Company entered into a new lease arrangement for offices in Tel-Aviv for 1.5 years, which resulted in the recognition of a ROU asset and a corresponding lease liability of $53.

The components of operating lease costs were as follows:

	Successor	Predecessor
	Period commencing June 20, through September 30, 2024	Period commencing January 1, through June 19, 2024	For the nine months ended September 30, 2023

Operating lease cost	$7	$50	$141

Total lease cost	7	50	141

Supplemental balance sheet information related to operating leases is as follows:

	Successor	Predecessor
	September 30, 2024	December 31, 2023

Weighted average remaining lease term (in years)	1.25	1.03
Weighted average discount rate	20.8%	18.6%

Maturities of the Company’s operating lease liabilities as of September 30, 2024 were as follows:,

September 30, 2024

Remainder of 2024	$7
2025	49
Total undiscounted lease payments	56
Less: imputed interest	(6)

Present value of lease liabilities	$50

F-86

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 10:- SHORT-TERM LOANS

The Predecessor outstanding short-term loans were not assumed as part as the business combination.

1.	On April 30, 2023, Predecessor signed a short-term loan agreement with Covenant Group, a related party, in the amount of $750. The fair value of loan as of April 30, 2023, was estimated at $619. As such, the difference between the proceeds received and the fair value of the loan at the amount of $131 was recorded as a capital contribution. The loan principal bears an annual interest rate of 9% and was due for repayment on December 31, 2023. The agreement includes the following key provisions:

a.	If the Predecessor fails to repay the loan at maturity, the rate of the loan will be increase to 17% until full repayment.
b.	In the event of a liquidation (as defined in the loan agreement), the loan will be repaid at a multiple of three to six times the original loan amount.

The Predecessor has evaluated the loan for embedded derivatives required to be bifurcated and concluded that the increase in payments in the event of liquidation should be bifurcated from the debt host under ASC 815. Thus, the embedded derivatives were bifurcated from the debt host and accounted for at fair value through earnings.

As such, the Predecessor allocated $95 to the embedded derivatives and the remaining consideration was allocated to the debt host. The debt host is measured at its amortized cost using the effective interest method. As of December 31, 2023, the carrying amount of the debt host and the accrued interest was $910. For the period from January 1, 2024 to January 31, 2024, and for the nine month period ended September 30, 2023 the Predecessor recorded finance expenses of $11 and $155 related to the debt host, respectively.

As of December 31, 2023, the loan was not repaid and therefore bears interest of 17% from that date until full repayment. As of January 31, 2024 the loan remained outstanding and was measured at the expected amount of the allowed claim, which was three times the original principal amount and accrued interest.

Below are the assumptions used for the valuation of the embedded derivative at the issuance date and as of the reporting date:

	January 31, 2024	December 31, 2023	April 30, 2023
Probability of survival	0%	22%	50%
Recovery rate parameter	36%	36%	36%

F-87

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 10:- SHORT-TERM LOANS (Cont.)

2.	On August 16, 2023, the Predecessor signed a loan agreement for $80 (the “loan”) with the Predecessor’s CEO, who also serves as a director and is one of the Predecessor’s controlling shareholders. The loan did not bear any interest. The loan was to be repaid within seven days from the date certain customer payments are actually received by the Predecessor, and in any case no later than September 30, 2023.

The fair value of loan as of August 16, 2023 was estimated at $70. As such, the difference between the proceeds received and the fair value of the loan at the amount of $10 was recorded as a capital contribution.

As of December 31, 2023, the loan was not repaid. As of December 31, 2023, the loan’s carrying amount was $80. As of June 19, 2024, the loan remained outstanding.

3.	In September and October, 2023, the Predecessor entered into loan agreements with Alpha Capital Anstalt (the “lender”) for an amount of $1,000 (which was transferred to the Predecessor in two installments of $333 and $667 in September 2023 and October 2023, respectively). The agreement includes the following key terms:

a.	The loan will bear interest of 12%.
b.	The maturity date was December 31, 2023.
c.	If the Predecessor will not be involved in bankruptcy proceedings, the loan amount to be paid will increase by an “upside commission” in the amount of $1,000 by the maturity date.
d.	If there is a default event, liquidation event or an equity financing event (As defined in the agreement) the loan and the upside commission will accelerate and will be payable.

The Predecessor has evaluated the loan for embedded derivatives required to be bifurcated and concluded that the payment of the upside commission and the acceleration of loan payment should be bifurcated from the debt host since they are not clearly and closely related to debt host, they meet the definition of derivative instruments and no scope exception under ASC 815 is applicable for these features. Thus, the embedded features were bifurcated from the debt host and are accounted for at fair value through earnings.

As such, in September 2023, the Predecessor allocated $139 to the embedded derivatives and the reaming consideration was allocated to the debt host. In October 2023, the Predecessor allocated $280 to the embedded derivatives and the reaming consideration was allocated to the debt host. The debt host is measured at its amortized cost using the effective interest method. As of December 31, 2023, the carrying amount of the debt host was $1,020. Interest expenses for period commencing January 1, 2024 through January 31, 2024, were $10.

As of January 31, 2024 the loan remained outstanding and was measured at the expected amount of the allowed claim, which was $1,079.

The loan was extinguished as part of the purchase of the Predecessor operation (see Note 3).

Below are the assumptions used for the valuation of the embedded derivatives at the issuance date and as of the reporting date:

	December 31, 2023	September 30, 2023 and October 31, 2023
Probability of survival	22%	40%
Recovery rate parameter	47%	47%

F-88

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 10:- SHORT-TERM LOANS (Cont.)

4.	During nine months ended September 30, 2024, the Company received a loan from Alpha Capital Anstalt (“the lender”) at the amount of $1,017, from which $37 was provided to the Predecessor prior to the acquisition and was assumed by the Company. The loan bears no interest and will be repaid upon demand by the lender. Since the loan was provided by the controlling entity and bears no interest, the Company recorded interest expenses based on its market interest rate with a corresponding amount recorded as capital contribution. For the period commencing June 20, 2024 through September 30, 2024, the Successor recorded a capital contribution at the amount of $61 in respect with the deemed interest.

Below are the changes in short-term loans line item for the nine-month ended September 30, 2023 the year ended December 31, 2023 and the period from January 1, 2024 to January 31, 2024:

Predecessor
For the nine month ending September 30, 2023

Balance as of December 31, 2022	-
Proceeds for short term loans	788
Proceeds from bifurcated embedded derivatives	234
Remeasurement of embedded derivatives	6
Finance expenses	166

September 30, 2023	1,194

For the year ending December 31, 2023
Balance as of December 31, 2022	-
Proceeds for short term loans	1,150
Proceeds from bifurcated embedded derivatives	516
Remeasurement of embedded derivatives	(152)
Finance expenses	746
December 31, 2023	2,260

Predecessor
Period commencing January 1, through January 31, 2024
Balance as of December 31, 2023	2,260
Embedded derivatives remeasurement	(333)
Finance expenses	21
January 31, 2024	1,948

F-89

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 11:- SAFE LIABILITY

In January, February and March 2023, the Predecessor entered a Simple Agreement for Future Equity (SAFE) investment agreements with 12 private investors. The SAFEs were classified as liabilities pursuant to ASC 480, initially and subsequently measured at fair value through earnings. After the petition date, the liability was measured at the expected amount of the allowed claim.

The SAFEs will automatically convert upon the earlier of the following events:

a.	A capital raise of at least $5,000 in exchange for the issuance of Predecessor shares, where at least one investor contributes $500 (“Qualified Capital Raise”). At that time, the investment amount will be converted into Predecessor shares at a share price equal to 70% of the lowest share price in the Qualified Capital Raise (a 30% discount on the share price), or
b.	December 31, 2024, where the conversion amount will be calculated at 65% of the average Predecessor share price over the 22 trading days preceding December 31, 2024 (a 35% discount).

In the event of a capital raise by the Predecessor that does not qualify as a Qualified Capital Raise, SAFE investors may convert their investment at a share price equal to 70% of the lowest share price in that capital raise (a 30% discount).

According to the terms of the SAFE agreement, upon the occurrence of any of the following events, the investment agreement will terminate, and the following provisions, among others, will apply:

(1) In the event of liquidation (whether voluntary or involuntary) before the end of the SAFE agreement period, the Predecessor will pay investors a total amount equal to twice the investment amount before the liquidation event and according to the priority set in the investment agreement.

(2) In the event of a liquidity event (which include a change in control) before the end of the investment agreement period, the Predecessor will pay investors a total amount equal to five times the investment amount before the completion of such liquidity event.

A summary of significant unobservable inputs (Level 3 inputs) used in measuring the SAFEs are as follows:

	January 31, 2024	December 31, 2023	January, February and March 2023
Principal amount	$1,732	1,732	1,732
Implied discount rate	70.62%-79.35%	70.62%-79.35%	70.62%-79.35%
Term (years)	0.5	0.5	0.8
Fair value	46	92	883

For the nine month period ended September 30, 2023 and for the period between January 1, 2024 and January 31, 2024, the Company recognized remeasurement income of $240 and $45, respectively.

As of January 31, 2024 the SAFEs were measured at the expected amount of the allowed claim, which was twice the investment amount.

F-90

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 11:- SAFE LIABILITY (Cont.)

Below is the change in the SAFE Liability carrying amount for relevant periods:

Predecessor
For the nine months ended September 30, 2023

Balance as of December 31, 2022	-
Fair value of SAFE at issuance	883
Change in fair value	(240)

September 30, 2023	643

Predecessor
For the year ending December 31, 2023

Balance as of December 31, 2022	-
Fair value of SAFE at issuance	883
Change in fair value	(791)

December 31, 2023	92

Predecessor
Period commencing January 1, through January 31, 2024
Balance as of December 31, 2023	92
Change in fair value	(46)
January 31, 2024	46

NOTE 12:- FAIR VALUE MEASUREMENT

Financial Liabilities

	Predecessor
	December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities measured at fair value:
Embedded derivatives	-	-	364	364
SAFE Liability	-	-	92	92
Warrants	-	-	21	21
Total	-	-	477	477

F-91

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 13:- SHAREHOLDER EQUITY

Predecessor

Ordinary shares grant their holders the right to receive notice of and participate in shareholders’ meetings of the Predecessor and to vote therein, the right to appoint members of the Board of Directors, and the right to participate in the distribution of dividends and the distribution of surplus assets and funds upon the liquidation of the Predecessor.

Successor

At inception, the Successor issued 1,500 common shares with no par value.

The common shares confer upon their holders the right to participate and vote in general shareholder meetings of the Company and to share in the distribution of dividends, if any, declared by the Company from legally available funds for the payment thereof, and rights to receive a distribution of assets upon liquidation.

On October 29, 2024 (after the reporting date), the Successor’s shareholders effected a share split of the issued and outstanding common shares at a ratio of one-for-1,000, pursuant to which holders of Successor’s shares received 1,000 share for every 1 share held.

For accounting purposes, all share and per share amounts for common shares and loss per share amounts have been adjusted to give retroactive effect to the share split for the relevant period presented in these financial statements.

NOTE 14: - BASIC AND DILUTED LOSS PER SHARE

	Successor	Predecessor
	Period commencing June 20, through September 30, 2024	Period commencing January 1, through June 19, 2024	Nine months ended September 30, 2023
		U.S. dollars in thousands, except share and per share date	U.S. dollars in thousands, except share and per share date

Numerator:
Net loss applicable to shareholders of ordinary shares	$(930)	$(5,415)	$(3,669)

Denominator:
Number of ordinary shares used in computing basic and diluted net loss per share	1,500,000	2,896,821	2,892,738
Net loss per share of ordinary share, basic and diluted	(0.62)	(1.87)	$(1.26)

F-92

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 15:- GEOGRAPHIC INFORMATION AND SELECTED STATEMENTS OF INCOME DATA

a.	Summary information about geographic areas:

The Predecessor operates in one reportable segment (see Note 1 for a brief description of the Predecessor’s business). The total revenues are attributed to geographic areas based on the location of the Predecessor’s direct customers.

The following table presents total revenues and property and equipment, net, by geographic area:

1.	Revenues based on location:

	Successor	Predecessor
	Period commencing June 20, through September 30,	Period commencing January 1, through June 19,	Nine months ended September 30,
	2024	2024	2023

US	170	244	628

Total revenues	170	244	628

2.	Property and equipment, net and ROU assets:

	Successor	Predecessor
	September 30, 2024	December 31, 2023

Israel	158	616
US	19	40
	177	656

b.	Summary information about product line:

The Predecessor’s products can be classified by two main product lines. The following table presents total revenues for the years ended December 31, 2023 and 2022 by product lines:

	Successor	Predecessor
	Period commencing June 20, through September 30,	Period commencing January 1, through June 19,	Nine months ended September 30,
	2024	2024	2023

Revenue from the sale of accompanying products and Nasogastric tubes	170	241	273
Revenue from the sale of systems and related services	-	5	355
Total revenues	170	244	628

F-93

ENVUE MEDICAL HOLDINGS CORP. (AS SUCCESSOR TO ENVIZION MEDICAL LTD.)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 16: - RELATED PARTIES TRANSACTIONS

a.	Balances with related parties

	Successor	Predecessor
	September 30, 2024	December 31, 2023

Short term loans	1,017	990
Other accounts payables	-	408
	1,017	1,398

b.	Additional information

1.	During 2023, Covenant Group (a company wholly owned by the Predecessor’s Chairman of the Board of Directors, provided the Predecessor with a short-term loan (see also Note 10(1)). The Predecessor outstanding short-term loans were not assumed as part as the business combination.

2.	During 2023, the Predecessor’s CEO provided the Predecessor with short-term loan (see also Note 10(2)). The Predecessor outstanding short-term loans were not assumed as part as the business combination.

3.	The Company and its subsidiary signed a loan agreement with Alpha Capital Anstalt, the Company’s shareholder in a total amount of $1,017. The loans bear no interest and is due and payable by demand of the lender, (see also Note 10(4)).

NOTE 17: - CONTINGENT LIABILITIES, GUARANTEES AND COMMITMENT

1.	Alpha Capital Anstalt had a first-degree lien on all current and future intellectual property rights of the Predecessor, without limitation on the amount, related to the loan from October 2023 (see Note 10(3)). Following the acquisition, there is no longer lien on the Company’s assets.

2.	On September 28, 2023, the Predecessor received a lawsuit in the amount of approximately NIS 867 thousand, filed with the Tel Aviv-Jaffa District Labor Court by (1) Mr. Shay Tsuker, one of the controlling shareholders of the Predecessor who served as Chairman of the Board until March 2023, and (2) Shilutan Management and Holdings Ltd., owned by Mr. Tsuker (the “Management Company” and the “Plaintiffs”, respectively). The Plaintiffs claim that Mr. Tsuker was not paid in accordance with the management agreement between the Management Company and the Company, including payment for a notice period of approximately two and a half months (out of a 6-month notice period), a retirement bonus equivalent to 6 months’ management fees, and accrued vacation pay, plus linkage differentials and interest or compensation according to the Wage Protection Law, as applicable.

The Plaintiffs also allege that there was an employer-employee relationship between Mr. Tsuker and the Predecessor and that the management agreement between the Company and the Management Company was established to facilitate the payments.

Due to the insolvency proceedings, Mr. Shay Tsuker’s claim was dismissed in the Labor Court. His claim will be addressed as part of the debt claim he submitted under the creditors’ arrangement. Adequate provision was included in the Predecessor financial statements.

The Company did not assume any liability with respect to this lawsuit.

NOTE 18: - SUBSEQUENT EVENTS

The Company evaluated events occurring subsequent to September 30, 2024, through February 14, 2025, which is the date the condensed interim consolidated financial statements were available to be issued.

1.	During the period from October 1, 2024 and until December 31, 2024, the Company received additional loan from Alpha Capital Anstalt at the total amount of $1,200. During January and February 2025 an additional amount of $250 was revived from Alpha Capital Anstalt. Based on the loan agreement, the loan bears no interest and is due and payable by demand of the lender.

2.	On November 17, 2024, the Company submitted to the Israeli Tax Authorities a request to approve its new Equity Incentive Plan.

3.

In November 2024 the Company filed a request to change its name from Envizion Holdings Corp. to ENvue Medical Holdings Corp., Change the name of Envizion Medical Inc to ENvue Medical (USA) Inc. and the name of Envizion Medical Israel Ltd. to ENvue Medical Israel Ltd. The names change was approved during January 2025.

4.	Merger with Nanovibronix, Inc.:

Agreement and Plan of Merger –

On February 13, 2025, ENvue Medical Holdings, Corp. (“the Company״ and ENvue”), NVEH Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), and NVEH Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Nanovibronix, Inc., a Delaware corporation (the “Nano”). Pursuant to the terms of the Merger Agreement, Nano and the Company effected (i) a merger of First Merger Sub with and into the Company, with the First Merger Sub ceasing to exist and the Company becoming a wholly-owned subsidiary Nano (the “First Effective Time”) and (ii) the merger of the Company with and into Second Merger Sub (the “Second Merger” and such effective time, the “Second Effective Time” and, the Second Merger together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the Second Effective Time, the certificate of formation of the Surviving Entity was amended and restated to, among other things, change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, Nano issued (i) 1,734,995 shares (the “Merger Shares”) of common stock, par value $0.001 per share (the “Common Stock”) to the holders of ENvue, which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of Common Stock immediately prior to the First Effective Time and (ii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”), as further described below, in excess of the Exchange Cap to the holders of ENvue in consideration for 100% of the Company. The Merger was consummated and completed on February 13, 2025.

Support Agreements –

In connection with the execution of the Merger Agreement, the Company and Nano entered into that certain Parent Stockholder Support Agreement (the “Support Agreements”), dated as of February 13, 2025, with certain of the Company’s officers and directors. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Stockholder Proposals at the Company meeting of stockholders to be held in connection therewith.

F-94

NANOVIBRONIX, INC.

[●] Shares of Series G Convertible Preferred Stock

[●] Shares of Common Stock Underlying the Series G Convertible Preferred Stock

Warrants to Purchase [●] Shares of Common Stock

[●] Shares of Common Stock Underlying the Warrants

Placement Agent Warrants to Purchase [●] Shares of Common Stock

 [●] Shares of Common Stock Underlying the Placement Agent Warrants

Preliminary Prospectus

Dawson James Securities, Inc.

[●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the sale and distribution of the securities being registered hereby (other than placement agent fees). All of such costs and expenses are estimates, except for the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Amount to be Paid
SEC registration fee		$2,572.08
FINRA filing fee	$	*
Printing fees and expenses	$	*
Legal fees and expenses	$	*
Transfer agent and registrar fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total	$	*

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

II-1

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued by us since January 1, 2022, that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), including information relating to the section of the Securities Act or SEC rule under which exemption from registration was claimed.

November 2022 Placement Agent Warrants

On December 1, 2022, we closed a registered direct offering of our shares of common stock. As compensation in connection with the offering, we issued to H.C. Wainwright & Co., LLC (“Wainwright”) or its designees, warrants to purchase up to 18,000 shares of common stock, equal to 7.5% of the aggregate number securities in the offering (the “November 2022 Placement Agent Warrants”). The November 2022 Placement Agent Warrants expire on November 29, 2027, and have an exercise price of $12.50 per share of common stock (equal to 125% of the offering price per share of common stock).

The November 2022 Placement Agent Warrants were issued in reliance on the exemptions from registration requirements of the Securities Act provided by Section 4(a)(2) under the Securities Act.

August 2023 Private Placement

On August 30, 2023, we entered into a securities purchase agreement (the “August 2023 Purchase Agreement”) with an institutional investor for the issuance and sale in a private placement (the “August 2023 Private Placement”) of 180,000 shares of common stock, pre-funded warrants to purchase up to 2,726,977 shares of common stock, with an exercise price of $0.0001 per share (the “August 2023 Pre-Funded Warrants”), A-1 Warrants (the “A-1 Warrants”) to purchase up to 2,906,977 shares of Common Stock, with an exercise price of $1.47 per share, and A-2 Warrants (the “A-2 Warrants”) to purchase up to 2,906,977 shares of Common Stock with an exercise price of $1.47 per share. The A-1 Warrants are exercisable immediately upon issuance and have a term of exercise equal to five and one-half years from the date of issuance. The A-2 Warrants are exercisable immediately upon issuance and have a term of exercise equal to thirteen months from the date of issuance. The combined purchase price for one share of common stock and accompanying A-1 Warrants and A-2 Warrants was $1.72, and the combined purchase price for one August 2023 Pre-Funded Warrant and the accompanying A-1 Warrants and A-2 Warrants was $1.7199.

In addition, as compensation in connection with the August 2023 Private Placement, we issued to Wainwright or its designees warrants (the “August 2023 Placement Agent Warrants”) to purchase up to an aggregate of 218,023 shares of common stock at an exercise price equal to $2.15 per share. The August 2023 Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to five and one-half years from the date of issuance.

The issuance of the shares of common stock, the August 2023 Pre-Funded Warrants, the A-1 Warrants, the A-2 Warrants and the August 2023 Placement Agent Warrants were and the shares of common stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

January 2025 3(a)(9) Exchange

On January 7, 2025, we entered into a securities exchange agreement (the “Exchange Agreement”) with a certain institutional investor (the “Holder”) pursuant to which we agreed to issue an aggregate of (i) 456,478 shares of common stock (the “3(a)(9) Shares”), (ii) a warrant to purchase up to 1,744,186 shares of common stock (the “January 2025 Warrant”), and (iii) a pre-funded warrant to purchase up to 1,959,447 shares of common stock (the “January 2025 Pre-Funded Warrant”), in exchange for the A-1 Warrant held by the Holder to purchase up to 2,906,977 shares of common stock at an exercise price of $1.47 per share (the “Exchange”). We cancelled the A-1 Warrant reacquired in the Exchange and the A-1 Warrant will not be reissued. The January 2025 Warrant has substantially the same terms as the A-1 Warrant, except that the shares of common stock issuable upon exercise of the January 2025 Warrant are subject to stockholder approval pursuant to the applicable rules and regulations of the Nasdaq Capital Market, is exercisable for a term of five and one half years from the date the Stockholder Approval is received and deemed effective under Delaware law, and has an exercise price of $0.62088 per share.

II-2

The issuance in the Exchange of the 3(a)(9) Shares, the January 2025 Warrant, the January 2025 Pre-Funded Warrant and the shares of common stock issuable upon the exercise thereof pursuant to the Exchange Agreement was made in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act.

February 2025 Private Placement

On February 13, 2025, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we sold in a private placement senior convertible debenture (the “Debenture”) due the earlier of (i) the date that is the 30-day anniversary of the effective date of stockholder approval of the issuance of the shares of common stock upon the conversion of the debentures and (ii) November 13, 2025 (the date that is nine months following the date of issuance of the Debenture) (“Maturity Date”), having an aggregate principal amount of $500,000 (the “Debenture Transaction”). On the Maturity Date, we shall pay the holder in cash or, at the option of the holder, in the form of conversion shares, or a combination thereof, the entire outstanding principal amount of the Debenture, together with accrued and unpaid interest thereon, the applicable exit fee and any other amounts due thereunder. Following the receipt of stockholder approval, the Debenture is convertible, in whole or in part, into shares of our common stock, at the option of the holder, at the initial conversion price of $0.4446, which is subject to customary anti-dilution adjustments and which such conversion price shall not be lower than the floor price of $0.08892. The Debenture bears interest at the rate of 8.0% per annum, payable on the Maturity Date. The closing of the Debenture Transaction occurred on February 14, 2025.

The issuance of the Debenture was made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder for transactions not involving a public offering.

Merger Agreement and Series X Preferred Stock

In connection with the Merger Agreement, we issued (i) 1,734,995 shares of common stock (the “Merger Shares”), which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”) in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue.

The issuance of the Merger Shares and the shares of Series X Preferred Stock was made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement.

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

II-3

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

Index to Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 14, 2025, by and among NanoVibronix, Inc., NVEH Merger Sub I, Inc., NVEH Merger Sub II, LLC and ENvue Medical Holdings, Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).

3.1	Amended and Restated Certificate of Incorporation (as presently in effect) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2015)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014)

3.3	Certificate of Amendment of Certificate of Incorporation (creating the Series C Preferred Stock) (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 7, 2017)

3.5	Certificate of Designation, Preferences, Rights and Limitations of Series E Preferred Stock (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2019)

3.6	Certificate of Amendment of the Amended and Restated Certificate of Designation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2019)

3.7	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.7 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2021)

3.8	Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 3, 2021)

3.9	Certificate of Designation, Preferences, Rights and Limitations of Series F Preferred Stock (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022)

3.10	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report filed with the Securities and Exchange Commission on February 8, 2023)

3.11	Certificate of Designation of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).

3.12**	Form of Certificate of Designations of Series G Convertible Preferred Stock

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

II-5

4.2	Form of May 10 and May 15, 2019 Warrants (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2019)

4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2019)

4.4	Form of Preferred Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

4.6	Form of Warrant Amendment (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 20, 2020)

4.7	Form of Underwriter Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2020).

4.8	Form of Underwriter Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2020).

4.9	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

4.10	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2020).

4.12	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023).

4.13	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023).

4.14	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023).

4.15	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2025).

4.16	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2025).

4.17	Form of Debenture (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).

4.18**	Form of Warrant.

4.19**	Form of Placement Agent Warrant.

5.1**	Opinion of Haynes and Boone, LLP.

10.1	Fourteenth Amended and Restated Securities Purchase Agreement, dated June 16, 2014, by and between NanoVibronix, Inc. and Globis Overseas Fund, Ltd. (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 9, 2015)

10.2	Fourteenth Amended and Restated Securities Purchase Agreement, dated December 11, 2014, by and between NanoVibronix, Inc. and Globis Capital Partners, L.P. (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 9, 2015)

10.3	Fifteenth Amended and Restated Secured Convertible Promissory Note, dated December 11, 2014, by NanoVibronix, Inc. in favor of and Globis Overseas Fund, Ltd. (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 9, 2015)

10.4	Fifteenth Amended and Restated Secured Convertible Promissory Note, dated December 11, 2014, by NanoVibronix, Inc. in favor of and Globis Capital Partners, L.P. (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 9, 2015)

II-6

10.5	Form of Amended and Restated 2013 and 2014 Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 25, 2014)

10.6+	NanoVibronix, Inc. 2004 Global Share Option Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.7+	Personal Employment Agreement, dated March 1, 2008, by and between NanoVibronix (Israel 2003) Ltd and Jona Zumeris (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.8+	Form of Indemnification Agreement between NanoVibronix, Inc. and certain of its officers and directors (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.9	Amendment to Subscription Agreement Convertible Promissory Notes, dated February 28, 2014, by and between NanoVibronix, Inc. and the note holders signatory thereto (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.10	Second Amendment to Subscription Agreement Series B Convertible Preferred Stock and Warrants), dated February 28, 2014, by and between NanoVibronix, Inc. and the holders signatory thereto (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.11	Third Amendment to Subscription Agreement Series B Convertible Preferred Stock and Warrants), dated February 28, 2014, by and between NanoVibronix, Inc. and the holders signatory thereto (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.12+	NanoVibronix, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014)

10.13+	First Amendment to Personal Employment Agreement, dated June 16, 2014, by and between NanoVibronix, Inc. and Dr. Jona Zumeris (incorporated by reference to Exhibit 10.29 to Amendment No. 8 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 23, 2014)

10.14	Services Agreement, dated March 25, 2015, by and between Multigon Industries, Inc. and NanoVibronix, Inc. (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.15+	Employment Agreement, dated March 25, 2015, by and between William Stern and NanoVibronix, Inc. (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.16+	Warrant to Purchase Common Stock, dated March 25, 2015 (incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.17+	Letter Agreement, dated March 25, 2015, by and between NanoVibronix, Inc. and Martin Goldstein (incorporated by reference to Exhibit 10.39 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

II-7

10.18+	Form of Incentive Stock Option Award Agreement under the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.40 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.19+	Form of Nonqualified Stock Option Award Agreement under the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.41 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.20+	Form of Restricted Stock Award Agreement under the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.21+	Form of 3(i) Award Agreement under the Israeli Appendix to the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.43 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.22+	Form of 102 Award Agreement under the Israeli Appendix to the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.44 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.23+	Employment Agreement, dated October 13, 2016, by and between NanoVibronix, Inc. and Brian Murphy (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016)

10.24	Form of Amendment to Warrant to Purchase Common Stock, effective as of January 27, 2017 (incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2017)

10.25	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2017)

10.26	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2017)

10.27	Convertible Promissory Note, dated March 23, 2017, by and between NanoVibronix, Inc. and an individual investor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2017)

10.28	Warrant to Purchase Common Stock, dated March 23, 2017, by and between NanoVibronix, Inc. and an individual investor (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2017)

10.29+	First Amendment to Nonqualified Stock Option Agreement, dated March 30, 2017, between NanoVibronix, Inc. and Ira A. Greenstein (incorporated by reference to Exhibit 10.51 to the Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2017)

10.30+	First Amendment to Nonqualified Stock Option Agreement, dated March 30, 2017, between NanoVibronix, Inc. and Ira A. Greenstein (incorporated by reference to Exhibit 10.52 to the Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2017)

10.31+	Offer Letter, dated October 14, 2016, between NanoVibronix, Inc. and Christopher M. Fashek (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016)

II-8

10.32+	Nonqualified Stock Option Agreement, dated October 14, 2016, between NanoVibronix, Inc. and Christopher M. Fashek (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016)

10.33	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2017)

10.34	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2017)

10.35	Form of Letter Agreement, dated September 7, 2017, between NanoVibronix, Inc. and holders of the 2017 Notes (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 14, 2017)

10.36	Consulting Agreement dated as of February 21, 2019, between NanoVibronix, Inc and Bespoke Growth Partners, Inc. (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 13, 2019)

10.37	Convertible Promissory Note (incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 13, 2019)

10.38	Convertible Promissory Note (incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 13, 2019)

10.39	Form of Warrant (incorporated by reference to Exhibit 10.39 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 13, 2019)

10.40	Convertible Promissory Note (Globis), May 10, 2019 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2019)

10.41	Convertible Promissory Note (AiGH), May 15, 2019 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2019)

10.42+	CFO Consulting Agreement, dated as of June 1, 2019, between NanoVibronix Inc. and James S. Cardwell (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2019)

10.43	Securities Purchase Agreement, dated as of June 21, 2019, by and among the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2019)

10.44	Securities Purchase Agreement, dated as of July 31, 2019, by and among the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

10.45	Securities Purchase Agreement, dated as of July 31, 2019, by and among the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

10.46	Form of Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2020).

10.47	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2020).

II-9

10.48	Note with Cross River Bank (SBA-Payroll Protection Program loan) dated May 14, 2020 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2020).

10.49+	Employment Agreement, dated as of October 5, 2020, between NanoVibronix, Inc. and Stephen Brown (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2020).

10.50+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Brian Murphy (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.51+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Christopher Fashek (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.52+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Martin Goldstein (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.53+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Michael Ferguson (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.54+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Stephen Brown (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.55+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Thomas Mika (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.56	Form of Securities Purchase Agreement, dated December 2, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

10.57	Form of Registration Rights Agreement, dated December 2, 2020 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

10.58#	Amended and Restated Distribution Agreement for “Private Labeled” Products dated December 10, 2020 by and between NanoVibronix, Inc. and Ultra Pain Products Inc (incorporated by reference to Exhibit 10.58 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2021).

10.59+	Second Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan. (incorporated by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2019).

10.60+	Third Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2021).

II-10

10.61	Fourth Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2022)

10.62	Form of Securities Purchase Agreement, dated November 29, 2022 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2022)

10.63	Form of Securities Purchase Agreement, dated August 30, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023)

10.64	Form of Registration Rights Agreement, dated August 30, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2023).

10.65+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Aurora Cassirer (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.66+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Brian Murphy (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.67+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Christopher Fashek (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.68+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Harold Jacob (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.69+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Maria Schroeder (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.70+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Martin Goldstein (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.71+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Michael Ferguson (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.72+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Stephen Brown (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.73+	Option Cancellation and Release Agreement, dated November 29, 2023, by and between NanoVibronix, Inc. and Thomas Mika (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities Exchange Commission on December 4, 2023).

10.74	Second Amendment to the Amended and Restated Distribution Agreement for “Private-Labled” Products dated December 10, 2020 by and between NanoVibronix, Inc. and Ultra Pain Products Inc. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2023).

II-11

10.75#	Standalone Services Agreement, dated March 22, 2024, by and between NanoVibronix, Inc. and Veranex, Inc. (incorporated by reference to Exhibit 10.75 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 8, 2024).

10.76	Research Agreement, dated October 1, 2023, by and between NanoVibronix Inc. and the Regents of the University of Michigan (incorporated by reference to Exhibit 10.76 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 8, 2024).

10.77+

Employment Agreement, dated as of September 20, 2024, by and between Brian Murphy and NanoVibronix, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 25, 2024).

10.78+	Employment Agreement, dated as of September 20, 2024, by and between Stephen Brown and NanoVibronix, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 25, 2024).

10.79	Form of Exchange Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2025).

10.80*	Consolidated Secured Note issued on January 17, 2025, by ENvue Medical Holdings, Corp. to Alpha Capital Anstalt

10.82*	Amendment to Consolidated Secured Note issued on January 17, 2025 by ENvue Medical Holdings, Corp., dated February 13, 2025.

10.83	Form of Securities Purchase Agreement, dated as of February 13, 2025, by and between the Company and the purchaser named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).

10.84	Form of Registration Rights Agreement, dated as of February 13, 2025, by and between the Company and the purchaser named therein (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025).

10.85**	Form of Securities Purchase Agreement.

16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated December 11, 2023 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2023).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

23.1*	Consent of Zwick, CPA, PLLC, Independent Registered Public Accounting Firm of NanoVibronix, Inc.

23.2*	Consent of Marcum LLP, Independent Registered Public Accounting Firm of NanoVibronix, Inc.

23.3*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global – Independent Registered Public Accounting Firm for ENvue Medical Holdings, Corp.

23.4**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained in the signature page to this registration statement).

101.INS*	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

107*	Filing Fee Table.

*	Filed herewith.
**	To be filed by amendment.
+	Management contract or compensatory plan or arrangement
#

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because they are both (i) not material and (ii) the type that the registrant treats as private or confidential. A copy of the omitted portions will be furnished to the Securities and Exchange Commission upon its request.

II-12

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in City of Tyler, State of Texas, on February 14, 2025.

NANOVIBRONIX, INC.

By:	/s/ Brian Murphy
Name:	Brian Murphy
Title:	Chief Executive Officer and Director

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Murphy and Stephen Brown as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Murphy	Chief Executive Officer and Director
Brian Murphy	(Principal Executive Officer)	February 14, 2025

/s/ Stephen Brown	Chief Financial Officer
Stephen Brown	(Principal Financial and Accounting Officer)	February 14, 2025

/s/ Christopher Fashek	Chairman of the Board of Directors
Christopher Fashek		February 14, 2025

/s/ Martin Goldstein
Martin Goldstein	Director	February 14, 2025

/s/ Thomas R. Mika
Thomas R. Mika	Director	February 14, 2025

/s/ Aurora Cassirer	Director	February 14, 2025
Aurora Cassirer

/s/ Doron Besser, M.D.	Director	February 14, 2025
Doron Besser

/s/ Zeev Rotstein, M.D.	Director	February 14, 2025
Zeev Rotstein, M.D.

II-13